Exhibit 10.42

SENIOR TERM LOAN CREDIT AGREEMENT

by and among

BUMBLE BEE FOODS, LLC,

as Borrower,

3231021 NOVA SCOTIA COMPANY,

as Canadian Opco,

THE LENDERS THAT ARE SIGNATORIES HERETO

as the Lenders,

and

WELLS FARGO FOOTHILL, LLC

as the Arranger and Administrative Agent

Dated as of November 18, 2008

TABLE OF CONTENTS

1.	DEFINITIONS AND CONSTRUCTION.		1
	1.1.	Definitions.	1
	1.2.	Accounting Terms.	1
	1.3.	Code	1
	1.4.	Construction.	2
	1.5.	Schedules and Exhibits.	2
	1.6.	Exchange Rates.	2

2.	LOAN AND TERMS OF PAYMENT.		2

	2.1.	[Intentionally Omitted]	2
	2.2.	Term Loan.	2
	2.3.	Borrowing Procedures	4
	2.4.	Payments; Reductions of Commitments; Prepayments.	4
	2.5.	[Intentionally omitted].	10
	2.6.	Interest Rates: Rates, Payments, and Calculations.	10
	2.7.	Crediting Payments	11
	2.8.	Designated Account.	11
	2.9.	Maintenance of Loan Account; Statements of Obligations.	11
	2.10.	Fees.	11
	2.11.	[Intentionally omitted].	12
	2.12.	LIBOR Option.	12
	2.13.	Capital Requirements.	14

3.	CONDITIONS; TERM OF AGREEMENT.		15

	3.1.	Conditions Precedent to the Initial Extension of Credit.	15
	3.2.	[Intentionally Omitted.]	15
	3.3.	Term.	15
	3.4.	Effect of Termination.	15
	3.5.	Early Termination by Borrower.	15

4.	REPRESENTATIONS AND WARRANTIES.		16

	4.1.	Due Organization and Qualification; Subsidiaries.	16
	4.2.	Due Authorization; No Conflict.	17
	4.3.	Governmental Consents.	17

i

4.4.	Binding Obligations; Perfected Liens.	17
4.5.	Title to Assets; No Encumbrances.	18
4.6.	Jurisdiction of Organization; Location of Chief Executive Office; Organizational Identification Number; Commercial Tort Claims.	18
4.7.	Litigation.	18
4.8.	Compliance with Laws.	19
4.9.	No Material Adverse Change.	19
4.10.	Fraudulent Transfer.	19
4.11.	Employee Benefits.	19
4.12.	Environmental Condition.	23
4.13.	Intellectual Property.	23
4.14.	Leases.	23
4.15.	Deposit Accounts and Securities Accounts.	24
4.16.	Complete Disclosure.	24
4.17.	Material Contracts.	24
4.18.	Patriot Act.	24
4.19.	Indebtedness.	24
4.20.	Payment of Taxes.	25
4.21.	Margin Stock.	25
4.22.	Governmental Regulation.	25
4.23.	OFAC.	25
4.24.	Holding Companies.	26
4.25.	Required Equity Documents.	26
4.26.	Other Documents.	27
4.27.	[Intentionally omitted].	28
4.28.	[Intentionally omitted].	28
4.29.	Location of Inventory and Equipment.	28
4.30.	Inventory Records.	28
4.31.	Withholdings and Remittances.	28
4.32.	Packers and Stockyards Act.	28
4.33.	Senior Debt, Etc.	28
4.34.	Equipment.	29

5.	AFFIRMATIVE COVENANTS.		29
	5.1.	Financial Statements, Reports, Certificates.	29
	5.2.	Collateral Reporting.	29
	5.3.	Existence.	29
	5.4.	Maintenance of Properties.	29
	5.5.	Taxes.	30
	5.6.	Insurance.	30
	5.7.	Inspection.	31
	5.8.	Compliance with Laws	31
	5.9.	Environmental.	31
	5.10.	Disclosure Updates.	32
	5.11.	Formation of Subsidiaries.	32
	5.12.	Further Assurances.	32
	5.13.	Lender Meetings.	33
	5.14.	Material Contracts.	33
	5.15.	Location of Inventory and Equipment.	33
	5.16.	Compliance with ERISA and the IRC.	34
	5.18.	Post-Closing Covenants.	35

6.	NEGATIVE COVENANTS.		35

	6.1.	Indebtedness.	35
	6.2.	Liens.	36
	6.3.	Restrictions on Fundamental Changes.	36
	6.4.	Disposal of Assets.	36
	6.5.	Change Name.	36
	6.6.	Nature of Business.	37
	6.7.	Prepayments and Amendments.	37
	6.8.	Change of Control.	37
	6.9.	Distributions.	38
	6.10.	Accounting Methods.	39
	6.11.	Investments.	39
	6.12.	Transactions with Affiliates.	40
	6.13.	Use of Proceeds.	41
	6.14.	Holding Companies.	41
	6.15.	Consignments.	42

	6.16.	Inventory and Equipment with Bailees.	42
	6.17.	PSA.	42

7.	FINANCIAL COVENANTS.		43

8.	EVENTS OF DEFAULT.		45

9.	RIGHTS AND REMEDIES.		48

	9.1.	Rights and Remedies.	48
	9.2.	Remedies Cumulative.	48

10.	WAIVERS; INDEMNIFICATION.		49

	10.1.	Demand; Protest; etc.	49
	10.2.	The Lender Group’s Liability for Collateral.	49
	10.3.	Indemnification.	49
	10.4.	Waiver of Consequential Damages, Etc.	50

11.	NOTICES.		50

12.	CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.		51

13.	ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.		52

	13.1.	Assignments and Participations.	52
	13.2.	Successors.	56

14.	AMENDMENTS; WAIVERS.		56

	14.1.	Amendments and Waivers.	56
	14.2.	Replacement of Holdout Lender.	57
	14.3.	No Waivers; Cumulative Remedies.	58

15.	AGENT; THE LENDER GROUP.		58

	15.1.	Appointment and Authorization of Agent.	58
	15.2.	Delegation of Duties.	59
	15.3.	Liability of Agent.	59
	15.4.	Reliance by Agent.	59
	15.5.	Notice of Default or Event of Default.	60
	15.6.	Credit Decision.	60
	15.7.	Costs and Expenses; Indemnification.	61
	15.8.	Agent in Individual Capacity	61
	15.9.	Successor Agent.	62
	15.10.	Lender in Individual Capacity.	62
	15.11.	Collateral Matters.	62

	15.12.	Restrictions on Actions by Lenders; Sharing of Payments.	63
	15.13.	Agency for Perfection.	64
	15.14.	Payments by Agent to the Lenders.	64
	15.15.	Concerning the Collateral and Related Loan Documents.	64
	15.16.	Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information.	64
	15.17.	Several Obligations; No Liability.	65

16.	WITHHOLDING TAXES.		66

17.	GENERAL PROVISIONS.		70

	17.1.	Effectiveness.	70
	17.2.	Section Headings.	70
	17.3.	Interpretation.	70
	17.4.	Severability of Provisions.	70
	17.5.	[Intentionally omitted].	70
	17.6.	Debtor-Creditor Relationship.	70
	17.7.	Counterparts; Electronic Execution.	70
	17.8.	Revival and Reinstatement of Obligations.	70
	17.9.	Confidentiality.	71
	17.10.	Lender Group Expenses.	72
	17.11.	USA PATRIOT Act.	72
	17.12.	Applicable Currency.	72
	17.13.	Integration.	72
	17.14.	Canadian Fishing Licenses.	72
	17.15.	Clam Quotas.	73
	17.16.	Mexican Subsidiaries.	73

v

EXHIBITS AND SCHEDULES

Exhibit A-1	Form of Assignment and Acceptance
Exhibit C-1	Form of Compliance Certificate
Exhibit I-1	Form of Intercreditor Agreement
Exhibit L-1	Form of LIBOR Notice
Exhibit S-1	Form of Subordination Agreement

Schedule A-1	Agent’s Account
Schedule A-2	Authorized Persons
Schedule C-1	Commitments
Schedule D-1	Designated Account
Schedule P-1	Permitted Holders
Schedule P-2	Permitted Investments
Schedule P-3	Permitted Liens
Schedule P-4	Permitted Dispositions
Schedule P-5	Permitted Joint Ventures
Schedule R-1	Real Property Collateral
Schedule U-1	Agent’s Account
Schedule 1.1	Definitions
Schedule 3.1	Conditions Precedent
Schedule 4.1(b)	Capitalization of Borrower
Schedule 4.1(c)	Capitalization of Loan Parties’ Subsidiaries
Schedule 4.1(d)	Subscriptions, Options, Warrants and Calls
Schedule 4.6(a)	Jurisdictions of Organization
Schedule 4.6(b)	Chief Executive Offices
Schedule 4.6(c)	Organizational Identification Numbers
Schedule 4.6(d)	Commercial Tort Claims
Schedule 4.7	Litigation
Schedule 4.11(a)	U.S. Employee Benefits
Schedule 4.11(b)	Canadian Employee Benefits
Schedule 4.12	Environmental Matters
Schedule 4.13	Intellectual Property
Schedule 4.15	Deposit Accounts and Securities Accounts
Schedule 4.17	Material Contracts
Schedule 4.19	Permitted Indebtedness
Schedule 4.20	Existing Tax Liabilities
Schedule 4.24	BB Holdings
Schedule 4.29	Locations of Inventory and Equipment
Schedule 5.1	Financial Statements, Reports, Certificates
Schedule 5.2	Collateral Reporting
Schedule 5.5	Taxes
Schedule 5.15	Immaterial Locations of Inventory and Equipment
Schedule 6.6	Nature of Business

SENIOR TERM LOAN CREDIT AGREEMENT

THIS SENIOR TERM LOAN CREDIT AGREEMENT (this “Agreement”), is entered into as of November 18, 2008, by and among the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WELLS FARGO FOOTHILL, LLC, a Delaware limited liability company, as the arranger and administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), BUMBLE BEE FOODS, LLC, a Delaware limited liability company (“Borrower”) and 3231021 NOVA SCOTIA COMPANY, a Nova Scotia unlimited company (“3231021”).

The parties agree as follows:

1. DEFINITIONS AND CONSTRUCTION.

1.1. Definitions. Capitalized terms used in this Agreement shall have the meanings specified therefor on Schedule 1.1.

1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term “financial statements” shall include the notes and schedules thereto. Whenever the term “Company” is used in respect of a financial covenant or a related definition, it shall be understood to mean Stinson and its Subsidiaries (on a consolidated basis) and Canadian Holdco and its Subsidiaries (on a consolidated basis), on a combined basis, unless the context clearly requires otherwise.

1.3. Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein; provided, however, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern. Notwithstanding the foregoing, and where the context so requires, (i) any term defined in this Agreement by reference to the “Code”, the “UCC” or the “Uniform Commercial Code” shall also have any extended, alternative or analogous meaning given to such term in applicable Canadian personal property security and other laws (including, without limitation, the Personal Property Security Act of each applicable province of Canada, the Civil Code of Quebec, the Bills of Exchange Act (Canada) and the Depository Bills and Notes Act (Canada)), in all cases for the extension, preservation or betterment of the security and rights of Agent, (ii) all references in this Agreement to “Article 8” shall be deemed to refer also to applicable Canadian securities transfer laws (including, without limitation, the Securities Transfer Act, 2006 (Ontario)), (iii) all references in this Agreement to a financing statement, continuation statement, amendment or termination statement shall be deemed to refer also to the analogous documents used under applicable Canadian personal property security laws, (v) all references to the United States of America, or to any subdivision, department, agency or instrumentality thereof shall be deemed to refer also to Canada, or to any subdivision, department, agency or instrumentality thereof, and (vi) all references to federal or state securities law of the United States shall be deemed to refer also to analogous federal and provincial securities laws in Canada.

1.4. Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights. Any reference herein or in any other Loan Document to the satisfaction or repayment in full of the Obligations shall mean the repayment in full in cash of all Obligations other than unasserted contingent indemnification Obligations that are not required by the provisions of this Agreement to be repaid. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record. With respect to real or tangible personal property located in the Province of Quebec, (a) the terms “real property”, “personal property” and “real and personal property” and words of similar import shall be deemed to also refer to “immovable property”, “movable property” and “immovable and movable property”, and (b) the terms “tangible” and “intangible” and words of similar import shall be deemed to also refer to “corporeal” and “incorporeal”.

1.5. Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

1.6. Exchange Rates. For purposes of determining compliance at any time under Sections 6.4, 6.9, 6.11 (other than, in each case, with respect to determining the amount of any Indebtedness) and 7 with respect to any amount in a Foreign Currency, such amount shall be deemed to equal the Dollar Equivalent thereof based on the Exchange Rate for such Foreign Currency at such time. For purposes of determining compliance with Sections 6.1, 6.2 and 6.11 (but only, in each case, with respect to any amount of Indebtedness in a Foreign Currency), compliance will be determined at the time of incurrence or advancing thereof using the Dollar Equivalent thereof at the Exchange Rate in effect at the time of such incurrence or advancement.

2. LOAN AND TERMS OF PAYMENT.

2.1. [Intentionally Omitted]

2.2. Term Loan. Subject to the terms and conditions of this Agreement, on the Closing Date, each Lender with a Term Loan Commitment agrees (severally, not jointly or jointly and severally) to make term loans (collectively, the “Term Loan”) to Borrower in an amount equal to such Lender’s Pro Rata Share of the Term Loan Amount. Subject to the terms and conditions of this Agreement, the principal of the Term Loan shall be repaid on the following dates and in the following amounts:

Date	Installment Amount
March 31, 2009	$3,325,000
June 30, 2009	$3,325,000
September 30, 2009	$3,325,000
December 31, 2009	$3,325,000
March 31, 2010	$6,650,000
June 30, 2010	$6,650,000
September 30, 2010	$6,650,000
December 31, 2010	$6,650,000
March 31, 2011	$6,650,000
June 30, 2011	$6,650,000
September 30, 2011	$6,650,000
December 31, 2011	$6,650,000
March 31, 2012	$8,312,500
June 30, 2012	$8,312,500
September 30, 2012	$8,312,500
December 31, 2012	$8,312,500
March 31, 2013	$8,312,500
June 30, 2013	$8,312,500
September 30, 2013	$8,312,500

The outstanding unpaid principal balance and all accrued and unpaid interest on the Term Loan shall be due and payable on the earlier of (i) the Maturity Date, and (ii) the date of the acceleration of the Term Loan in accordance with the terms hereof. All principal of, interest on, and other amounts payable in respect of the Term Loan shall constitute Obligations. Any principal amount of the Term Loan that is repaid or prepaid may not be reborrowed.

2.3. Borrowing Procedures

(a) Procedure for Borrowing. The Term Loan shall be made by an irrevocable written request by an Authorized Person delivered to Agent not later than 9:00 a.m. (California time) on the Closing Date. Each Lender shall make the amount of such Lender’s Pro Rata Share of the Term Loan Amount available to Agent in immediately available funds, to Agent’s Account, not later than 10:00 a.m. (California time) on the Closing Date. After Agent’s receipt of the proceeds of the Term Loan, Agent shall make the proceeds thereof available to Borrower on the Closing Date by transferring immediately available funds equal to such proceeds received by Agent in accordance with the terms of the Funds Flow Agreement; provided, however, that Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Term Loan if Agent shall have actual knowledge that (1) one or more of the applicable conditions precedent set forth in Section 3.1 will not be satisfied on the Closing Date unless such condition has been waived. Agent shall record on its books the principal amount of the portion of the Term Loan owing to each Lender from time to time and such records shall, absent manifest error, conclusively be presumed to be correct and accurate.

(b) Protective Advances.

(i) Agent hereby is authorized by Borrower and the Lenders, from time to time in Agent’s sole discretion, after the occurrence and during the continuance of a Default or an Event of Default, to make advances to Borrower on behalf of the Lenders that Agent, in its Permitted Discretion deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, or (2) to enhance the likelihood of repayment of the Obligations (any of the advances described in this Section 2.3(b)(i) shall be referred to as “Protective Advances”).

(ii) Each Protective Advance by Agent shall be deemed to be Obligations hereunder, except that no Protective Advance shall be eligible to be a LIBOR Rate Loan and all Protective Advances shall be payable to Agent solely for its own account. The Protective Advances shall be repayable on demand, secured by the Agent’s Liens, constitute Obligations hereunder, and in the case of Protective Advances by Agent, bear interest at the rate applicable to Base Rate Loans. The provisions of this Section 2.3(b) are for the exclusive benefit of Agent and the Lenders and are not intended to benefit Borrower in any way.

2.4. Payments; Reductions of Commitments; Prepayments.

(a) Payments by Borrower.

(i) Except as otherwise expressly provided herein, all payments by Borrower shall be made to Agent’s Account for the account of the Lender Group and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Agent later than 11:00 a.m. (California time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

(ii) Unless Agent receives notice from Borrower prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, Agent may assume that Borrower has made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower does not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

(b) Apportionment and Application.

(i) So long as no Application Event has occurred and is continuing and except as otherwise provided (A) with respect to Defaulting Lenders and (B) in any agreements among Agent and the Lenders, all principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and all payments of fees and expenses (other than fees or expenses that are for Agent’s separate account (after giving effect to any agreements among Agent and the Lenders) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee or expense relates. All payments to be made hereunder by Borrower shall be remitted to Agent and all (subject to Section 2.4(b)(iv)) such payments, and all proceeds of Collateral received by Agent, shall be applied, so long as no Application Event has occurred and is continuing, to reduce the balance of the Term Loan and the Protective Advances, thereafter, to Borrower (to be wired to the applicable Designated Account) or such other Person entitled thereto under applicable law.

(ii) At any time that an Application Event has occurred and is continuing and except as otherwise provided (x) with respect to Defaulting Lenders or (y) in any agreements among Agent and the Lenders, all payments remitted to Agent and all proceeds of Collateral received by Agent shall be applied as follows (and, in each case, without duplication under this clause (ii)):

(A) first, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to Agent under the Loan Documents until paid in full,

(B) second, to pay any fees or premiums then due to Agent under the Loan Documents until paid in full,

(C) third, ratably to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Lenders under the Loan Documents until paid in full,

(D) fourth, ratably to pay any fees or premiums then due to any of the Lenders under the Loan Documents until paid in full,

(E) fifth, to pay interest due in respect of all Protective Advances made by Agent until paid in full,

(F) sixth, to pay the principal of all Protective Advances made by Agent until paid in full,

(G) seventh, ratably to pay interest due in respect of the Term Loan until paid in full,

(H) eighth, ratably to pay the outstanding principal of the Term Loan (in inverse order of maturity of the installments due thereunder) until the Term Loan is paid in full,

(I) ninth, to pay any other Obligations, and

(J) tenth, to Borrower (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

(iii) Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive.

(iv) In each instance, so long as no Application Event has occurred and is continuing, Section 2.4(b)(i) or (ii) shall not apply to any payment made by Borrower to Agent and specified by Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement or any other Loan Document.

(v) For purposes of (A) Section 2.4(b)(ii) (other than clause (I)), “paid in full” means payment in cash of all Obligations owing under the Loan Documents according to the terms thereof (other than unasserted contingent indemnification Obligations that are not required by the provisions of this Agreement to be repaid), including loan fees, service fees, reasonable and documented, out of pocket professional fees (excluding allocation costs of internal counsel), interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, except to the extent that default interest (but not any other interest) and loan fees, each arising from or related to a default, are disallowed in any Insolvency Proceeding and (B) Section 2.4(b)(ii)(I), “paid in full” means payment in cash of all Obligations owing under the Loan Documents according to the terms thereof (other than unasserted contingent indemnification Obligations that are not required by the provisions of this Agreement to be repaid), including loan fees, service fees, reasonable and documented, out of pocket professional fees (excluding allocation costs of internal counsel), interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

(vi) In the event of a direct conflict between the priority provisions of this Section 2.4 and any other provision contained in any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.4 shall control and govern.

(c) Reduction of Commitments.

(i) [Intentionally omitted].

(ii) Term Loan Commitment. The Term Loan Commitment shall terminate upon the making of the Term Loan.

(d) Optional Prepayments.

(i) [Intentionally Omitted]

(ii) Term Loan. Borrower may, upon at least 10 Business Days prior written notice to Agent, prepay the principal of the Term Loan, in whole or in part. Each prepayment made pursuant to this Section 2.4(d)(ii) shall be accompanied by the payment of accrued interest to the date of such payment on the amount prepaid. Each such prepayment shall be applied against the remaining installments of principal due on the Term Loan on a pro rata basis (for the avoidance of doubt, any amount that is due and payable on the Maturity Date shall constitute an installment).

(e) Mandatory Prepayments.

(i) [Intentionally omitted].

(ii) Dispositions. Within 3 Business Days of the date of receipt by any Loan Party or any of its Subsidiaries of the Net Cash Proceeds of any (x) voluntary or involuntary sale or disposition by any Loan Party or any of its Subsidiaries of assets (including casualty losses (including proceeds of insurance in respect thereof) or condemnations but excluding sales or dispositions which qualify as Permitted Dispositions under clauses (a), (b), (c), (d), (e), (f), (i), (j) or (k) of the definition of Permitted Dispositions) and (y) business interruption insurance, Borrower shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(f)(ii) in an amount equal to 100% of such Net Cash Proceeds (including condemnation awards and payments in lieu thereof) received by such Person in connection with such sales or dispositions; provided, however, that, with respect to proceeds described in subsection (ii)(x) above, so long as (A) no Default or Event of Default shall have occurred and is continuing, (B) Borrower shall have given Agent prior written notice of Borrower’s intention to apply such monies to the costs of replacement of the properties or assets that are the subject of such sale or disposition or the cost of purchase or construction of other assets useful in the business of Borrower or its Subsidiaries, (C) the monies are held in a Deposit Account in which Agent has a perfected first-priority security interest (subject to Permitted Liens), and (D) such Loan Party or any its Subsidiaries, as applicable, commits to such replacement, purchase or construction within 6 months after the date of initial receipt of such monies and completes such replacement, purchase, or construction within 1 year after the initial receipt of such monies, such Loan Party or any of its Subsidiaries shall have the option to apply such monies, in an aggregate amount not to exceed (X) with respect to sales or dispositions

(other than casualty losses or condemnations), (1) $1,000,000 for all such sales or dispositions in any fiscal year, and (2) $5,000,000 for all such sales or dispositions since the Closing Date, or (Y) with respect to casualty losses and condemnations, $10,000,000 for all such casualty losses (including proceeds of insurance in respect thereof) and condemnations in any fiscal year, to the costs of replacement of the assets that are the subject of such sale or disposition or for the purchase or construction of assets useful to the business of any of the Loan Parties unless and to the extent that (aa) such applicable period shall have expired without such replacement, purchase or construction being made or completed or (bb) an Event of Default shall have occurred and be continuing, in which case, any amounts remaining in the cash collateral account shall be paid to Agent and applied in accordance with Section 2.4(f)(ii). Nothing contained in this Section 2.4(e)(ii) shall permit any Loan Party or any of its Subsidiaries to sell or otherwise dispose of any assets other than in accordance with Section 6.4.

(iii) Extraordinary Receipts. Within 3 Business Days of the date of receipt by any Loan Party or any of its Subsidiaries of any Extraordinary Receipts, Borrower shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(f)(ii) in an amount equal to 100% of such Extraordinary Receipts, net of any reasonable fees, commissions and expenses incurred in connection with such Extraordinary Receipts.

(iv) Indebtedness. Within 3 Business Days of the date of incurrence by any Loan Party or any of its Subsidiaries of any Indebtedness (other than Permitted Indebtedness), Borrower shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(f)(ii) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such incurrence. The provisions of this Section 2.4(e)(iv) shall not be deemed to be implied consent to any such incurrence otherwise prohibited by the terms and conditions of this Agreement.

(v) Equity. Within 3 Business Days of the date of any Public Equity Issuance (other than, so long as, in each case, such Public Equity Issuance does not constitute a bona fide fully underwritten public offering of capital Stock of Connors or any of its Subsidiaries after the Closing Date pursuant to an effective registration statement under the Securities Act, (A) in the event that any Loan Party or any of their respective Subsidiaries forms any Subsidiary in accordance with the terms hereof, the issuance by such Subsidiary of Stock to a Loan Party or such Subsidiary, as applicable, (B) the issuance of Stock of Connors to directors, officers and employees of Connors or any of its Subsidiaries pursuant to employee stock option plans (or other employee incentive plans or other compensation arrangements approved by the Board of Directors of Connors), and (C) to the extent the proceeds thereof are used either (1) to finance particular capital expenditure project(s) or specific fees or expenses incurred by the Company (in each case to the extent approved by Agent), or (2) to finance the purchase consideration (or a portion thereof), and fees and expenses in connection with a Permitted Acquisition), Borrower shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(f)(ii) in an amount equal to 50% of the Net Cash Proceeds received by the Loan Parties or their Subsidiaries in connection with such issuance. The provisions of this Section 2.4(e)(v) shall not be deemed to be implied consent to any such issuance otherwise prohibited by the terms and conditions of this Agreement.

(vi) Excess Cash Flow. Within 10 days of delivery to Agent and the Lenders of audited annual financial statements pursuant to Section 5.1, commencing with the delivery to Agent and the Lenders of the financial statements for the Company’s fiscal year ended December 31, 2009 or, if such financial statements are not delivered to Agent and the Lenders on the date such statements are required to be delivered pursuant to Section 5.1, 10 days after the date such statements are required to be delivered to Agent and the Lenders pursuant to Section 5.1, Borrower shall (A) if such financial statements demonstrate that the Senior Leverage Ratio of the Company as of the end of such fiscal year was greater than 2.25:1.0, prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(f)(ii) in an amount equal to 50% of the Excess Cash Flow of the Company for such fiscal year, (B) if such financial statements demonstrate that the Senior Leverage Ratio of the Company as of the end of such fiscal year was less than or equal to 2.25:1.0 but greater than or equal to 1.75:1.0, prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(f)(ii) in an amount equal to 25% of the Excess Cash Flow of Borrower and its Subsidiaries for such fiscal year, and (C) if such financial statements demonstrate that the Senior Leverage Ratio of the Company as of the end of such fiscal year was less than 1.75:1.0, then no prepayment shall be required.

(f) Application of Payments.

(i) [Intentionally omitted].

(ii) Each prepayment pursuant to Section 2.4(e) above shall (A) so long as no Application Event shall have occurred and be continuing, be applied, to the outstanding principal amount of the Term Loan until paid in full, and (B) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(ii); provided, however, that, anything contained in Section 2.4(e) or this Section 2.4(f) to the contrary notwithstanding, the Borrower shall be relieved from its obligation to prepay the Term Loan under the provisions of Section 2.4(e)(ii) with the proceeds of Revolver Priority Collateral and 50% of the proceeds of any business interruption insurance, if, pursuant to the provisions of Section 2.4(e) or Section 2.5 of the Senior Revolving Credit Agreement (as in effect on the date hereof), Borrower is required to make a prepayment of the principal balance of the Senior Revolving Indebtedness or to cash collateralize letters of credit thereunder in accordance with the terms thereof (as in effect on the date hereof) as a result of a disposition, casualty event or condemnation of Revolver Priority Collateral or receipt of proceeds of business interruption insurance, and Borrower makes a prepayment of the Senior Revolving Indebtedness with such proceeds which would otherwise be required to be applied to prepay the Term Loan. Each such prepayment of the Term Loan shall be applied against the remaining installments of principal of the Term Loan on a pro rata basis (for the avoidance of doubt, any amount that is due and payable on the Maturity Date shall constitute an installment).

2.5. [Intentionally omitted].

2.6. Interest Rates: Rates, Payments, and Calculations.

(a) Interest Rates. Except as provided in Section 2.6(c), all Obligations that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows:

(i) if the relevant Obligation is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin, and

(ii) otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Margin.

(b) [Intentionally omitted].

(c) Default Rate. Upon the occurrence and during the continuation of an Event of Default and at the election of the Required Lenders, all Obligations that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof (and, at the election of the Required Lenders, as of the date of such Event of Default), at a per annum rate equal to 2 percentage points above the per annum rate otherwise applicable hereunder.

(d) Payment. Except as provided to the contrary in Section 2.10 or Section 2.12(a) or the Fee Letter, interest, and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations or Commitments are outstanding. Borrower hereby authorizes Agent, from time to time without prior notice to Borrower, to charge, and Agent shall charge, all interest and fees (when due and payable), all Lender Group Expenses (as and when incurred), all fees and costs provided for in Section 2.10 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document, to the Loan Account, which amounts thereafter shall constitute Obligations hereunder and shall accrue interest at the rate then applicable to Base Rate Loans. Any interest not paid when due shall be compounded by being charged to the Loan Account and shall thereafter constitute Obligations hereunder and shall accrue interest at the rate then applicable to Base Rate Loans.

(e) Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year, in each case, for the actual number of days elapsed in the period during which the interest or fees accrue. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate. The rates of interest under this Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.

(f) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

2.7. Crediting Payments

(a) The receipt of any payment item by Agent shall not be considered a payment on account unless such payment item is a wire transfer of immediately available funds made to the Agent’s Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into the Agent’s Account on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into the Agent’s Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

(b) [Intentionally omitted].

2.8. Designated Account. Borrower agrees to establish and maintain its Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Term Loan. Unless otherwise agreed by Agent and Borrower, each Protective Advance and the Term Loan shall be made to the Designated Account.

2.9. Maintenance of Loan Account; Statements of Obligations. Agent shall maintain an account on its books in the name of Borrower (the “Loan Account”) on which Borrower will be charged with the Term Loan and all Protective Advances made by Agent and with all other payment Obligations of Borrower hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with Section 2.7, the Loan Account will be credited with all payments received by Agent from Borrower or for Borrower’s account. Agent shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and the Lender Group unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

2.10. Fees. Borrower agrees to pay to Agent, as and when due and payable under the terms of the Fee Letter, the fees set forth in the Fee Letter.

2.11. [Intentionally omitted].

2.12. LIBOR Option.

(a) Interest and Interest Payment Dates. In lieu of having interest charged at the rate based upon the Base Rate, Borrower shall have the option (the “LIBOR Option”) to have interest on all or a portion of the Term Loan be charged (whether at the time when made (unless otherwise provided herein), upon conversion from a Base Rate Loan to a LIBOR Rate Loan, or upon continuation of a LIBOR Rate Loan as a LIBOR Rate Loan) at a rate of interest based upon the LIBOR Rate. Interest on LIBOR Rate Loans be payable on the earliest of (i) the last day of the Interest Period applicable thereto; provided, however, that, subject to the following clauses (ii) and (iii), in the case of any Interest Period greater than 3 months in duration, interest shall be payable at 3 month intervals after the commencement of the applicable Interest Period and on the last day of such Interest Period), (ii) the date on which all or any portion of the Obligations are accelerated pursuant to the terms hereof, or (iii) the date on which this Agreement is terminated pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan, automatically shall convert to the rate of interest then applicable to Base Rate Loans, of the same type hereunder, At any time that an Event of Default has occurred and is continuing, Borrower shall no longer have the option to request that the Term Loan bear interest at a rate based upon the LIBOR Rate and the Agent shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate applicable to Base Rate Loans hereunder.

(b) LIBOR Election.

(i) Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Agent prior to 11:00 a.m. (California time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the “LIBOR Deadline”). Notice of Borrower’s election of the LIBOR Option for a permitted portion of the Term Loan and an Interest Period pursuant to this Section shall be made by delivery to Agent of a LIBOR Notice received by Agent before the LIBOR Deadline or by telephonic notice received by Agent before the LIBOR Deadline (to be confirmed by delivery to Agent of a LIBOR Notice, received by Agent prior to 5:00 p.m. (California time) on the same day). Promptly upon its receipt of each such LIBOR Notice, Agent shall provide a copy thereof to each of the affected Lenders.

(ii) Each LIBOR Notice shall be irrevocable and binding on Borrower. In connection with each LIBOR Rate Loan, Borrower shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense actually incurred by Agent or any Lender as a result of (A) the payment of any principal of any LIBOR Rate Loan, other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (B) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (C) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, or expenses, “Funding Losses”). A certificate of Agent or a Lender delivered to Borrower setting forth in reasonable detail any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section 2.12 shall be conclusive absent manifest error. Borrower shall pay such amount to Agent or the Lender, as applicable, within 30 days of the date of its receipt of such certificate.

(iii) Borrower shall have not more than 5 LIBOR Rate Loans in effect at any given time. Borrower only may exercise the LIBOR Option for LIBOR Rate Loans of at least $1,000,000.

(c) Conversion. Borrower may convert LIBOR Rate Loans to Base Rate Loans at any time; provided, however, that in the event that any LIBOR Rate Loans are converted or prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Agent of proceeds of the Collections of the Loan Parties and their respective Subsidiaries in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, Borrower shall indemnify, defend, and hold Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with Section 2.12 (b)(ii) above.

(d) Special Provisions Applicable to the LIBOR Rate.

(i) The LIBOR Rate may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender (other than additional or increased costs of a de minimis amount) of maintaining or obtaining any eurodollar deposits or increased costs (other than eurodollar deposits or increased costs of a de minimis amount), in each case, due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, other than changes in tax laws which are governed, solely as provided in Section 16 and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding or maintaining loans bearing interest at the LIBOR Rate. In any such event, the affected Lender shall promptly give Borrower and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Borrower may, by notice to such affected Lender (y) require such Lender to furnish to Borrower a statement setting forth the basis for adjusting such LIBOR Rate, and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under Section 2.12(b)(ii)).

(ii) In the event that any change after the Closing Date in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation or application thereof by any Governmental Authority, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Rate Loans, or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to Agent and Borrower promptly shall transmit the notice to each other Lender and (y) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender’s notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, as applicable, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrower shall not be entitled to elect the LIBOR Option until such Lender determines that it would no longer be unlawful or impractical to do so.

(e) No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate.

2.13. Capital Requirements.

(a) If, after the date hereof, any Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender’s or such holding company’s capital as a consequence of such Lender’s Commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender’s or such holding company’s then existing policies with respect to capital adequacy and assuming the full utilization of such entity’s capital) by any amount deemed by such Lender to be material, then such Lender may notify Borrower and Agent thereof. Following receipt of such notice, Borrower agrees to pay such Lender on demand the amount of such reduction of return on capital as and when such reduction is determined, payable within 30 days after presentation by such Lender of a statement setting forth in reasonable detail the amount and such Lender’s calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, such Lender may use any reasonable averaging and attribution methods. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate a Lender pursuant to this Section for any reductions in return incurred more than 180 days prior to the date that such Lender notifies Borrower of such law, rule, regulation or guideline giving rise to such reductions and of such Lender’s intention to claim compensation therefor; provided further that if such claim arises by reason of the adoption of or change in any law, rule, regulation or guideline that is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(b) If any Lender requests additional or increased costs referred to in Sections 2.12(d)(i) or 16 or amounts under Section 2.13(a) (any such Lender, a “Affected Lender”), then such Affected Lender shall use reasonable efforts to promptly designate a different one of its lending offices or to assign its rights and obligations hereunder to another of its offices or branches, if (i) in the reasonable judgment of such Affected Lender, such designation or assignment would eliminate or reduce amounts payable pursuant to Sections 2.12(d)(i), 2.13(a) or 16, as applicable, and (ii) in the reasonable judgment of such Affected Lender, such designation or assignment would not subject it to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to it. Borrower agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by such Affected Lender in connection with any such designation or assignment. If, after such reasonable efforts, such Affected Lender does not so designate a different one of its lending offices or assign its rights to another of its offices or branches so as to eliminate Borrower’s obligation to pay any future amounts to such Affected Lender pursuant to Sections 2.12(d)(i), 2.13(a) or 16, as applicable, then Borrower (without prejudice to any amounts then due to such Affected Lender under Sections 2.12(d)(i), 2.13(a) or 16, as applicable) may, unless prior to the effective date of any such assignment the Affected Lender withdraws its request for such additional amounts under Sections 2.12(d)(i), 2.13(a) or 16, as applicable, designate another lender reasonably acceptable to Agent to purchase the Obligations owed to such Affected Lender and such Affected Lender’s Commitments hereunder (a “Replacement Lender”), such Affected Lender shall assign to the Replacement Lender its Obligations and Commitments, pursuant to an Assignment and Acceptance Agreement, and upon such purchase by the Replacement Lender, such Replacement Lender shall be deemed to be a “Lender” for purposes of this Agreement and such Affected Lender shall cease to be a “Lender” for purposes of this Agreement.

3. CONDITIONS; TERM OF AGREEMENT.

3.1. Conditions Precedent to the Initial Extension of Credit. The obligation of each Lender to make its initial extension of credit provided for hereunder, is subject to the fulfillment, to the reasonable satisfaction of Agent of each of the conditions precedent set forth on Schedule 3.1 (the making of such initial extension of credit by a Lender being conclusively deemed to be its reasonable satisfaction or waiver of the conditions precedent).

3.2. [Intentionally Omitted.]

3.3. Term. This Agreement shall continue in full force and effect for a term ending on November 18, 2013 (the “Maturity Date”). The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

3.4. Effect of Termination. On the date of termination of this Agreement, all Obligations immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge any Loan Party of its duties, Obligations, or covenants hereunder or under any other Loan Document and Agent’s Liens in the Collateral shall remain in effect until all Obligations have been paid in full and the Lender Group’s obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been paid in full and the Lender Group’s obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrower’s sole expense, execute and deliver any termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, Agent’s Liens and all notices of security interests and liens previously filed by Agent with respect to the Obligations.

3.5. Early Termination by Borrower. Borrower has the option, at any time upon 10 Business Days prior written notice to Agent, to terminate this Agreement and terminate the Commitments hereunder by paying to Agent (as applicable) the Obligations, in full.

4. REPRESENTATIONS AND WARRANTIES.

In order to induce the Lender Group to enter into this Agreement, Borrower and Canadian Opco make the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects as of the Closing Date and such representations and warranties shall survive the execution and delivery of this Agreement:

4.1. Due Organization and Qualification; Subsidiaries.

(a) Each Loan Party (i) is duly organized or formed and existing and in good standing under the laws of the jurisdiction of its organization, (ii) qualified or licensed to do business in any jurisdiction where notice of its activities makes such qualification or license necessary or the failure to be so qualified or licensed reasonably could be expected to result in a Material Adverse Change, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

(b) Set forth on Schedule 4.1(b) is a complete and accurate description of the authorized capital Stock of Borrower and Canadian Opco, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on Schedule 4.1(b), there are no subscriptions, options, warrants, or calls relating to any shares of Borrower’s or Canadian Opco’s capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Neither Borrower nor Canadian Opco is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

(c) Set forth on Schedule 4.1(c) (as such Schedule may be updated from time to time to reflect changes permitted to be made under Section 5.11), is a complete and accurate list of the Loan Parties’ direct and indirect Subsidiaries, showing: (i) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries, and (ii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by the applicable Loan Party. All of the outstanding capital Stock of each such Subsidiary (other than Subsidiaries that are (i) limited liability companies or limited partnerships organized or formed under the laws of a jurisdiction within the United States) has been validly issued and is fully paid and non-assessable, subject only to the general assessability of shares of a Nova Scotia unlimited company.

(d) Except as set forth on Schedule 4.1(d) (as such Schedule may be updated from time to time to reflect changes permitted to be made under Section 5.11), there are no subscriptions, options, warrants, or calls relating to any shares of any Loan Party’s or any of its Subsidiaries’ capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. No Guarantor is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or redeem any shares of its Subsidiaries’ capital Stock or any security convertible into or exchangeable for any such capital Stock, except as provided in Schedule 4.1(d).

4.2. Due Authorization; No Conflict.

(a) As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Loan Party.

(b) As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party do not and will not (i) violate any material provision of any law or regulation applicable to any Loan Party or its Subsidiaries, the Governing Documents of any Loan Party or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or its Subsidiaries, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Loan Party or its Subsidiaries except to the extent that any such conflict, breach or default could not individually or in the aggregate reasonably be expected to have a Material Adverse Change, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (iv) require any approval of any Loan Party’s interestholders or any approval or consent of any Person under any Material Contract of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and, in the case of Material Contracts, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Change.

4.3. Governmental Consents. The execution, delivery, and performance by each Loan Party of the Loan Documents to which such Loan Party is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than (i) consents or approvals that have been obtained and that are still in force and effect, (ii) filings and recordings with respect to the Collateral to be made, or otherwise delivered to Agent for filing or recordation, and (iii) consents, approvals, notices or other action, the failure to obtain or make could not reasonably be expected to be material to the business of the Loan Parties taken as a whole.

4.4. Binding Obligations; Perfected Liens.

(a) Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(b) The Agent’s Liens are validly created, perfected (other than (i) in respect of motor vehicles, (ii) in respect of vessels to the extent otherwise provided with respect to such vessels pursuant to Section 6(n) of the Security Agreement, and (iii) any Deposit Accounts and

Securities Accounts not subject to a Control Agreement as permitted by Section 6.11, and subject only to the filing of financing statements and the recordation of the Mortgages), and first priority Liens, subject only to Permitted Liens.

4.5. Title to Assets; No Encumbrances. Each of the Loan Parties and its Subsidiaries has (i) good, sufficient and legal title to (in the case of fee interests in Real Property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (iii) good and marketable title to (in the case of all other personal property), all of their respective material assets reflected in their most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements to the extent permitted hereby. All of such assets are free and clear of Liens except for Permitted Liens.

4.6. Jurisdiction of Organization; Location of Chief Executive Office; Organizational Identification Number; Commercial Tort Claims.

(a) The full legal name of (within the meaning of Section 9-503 of the Code, and including any French or combined form of name), and jurisdiction of organization of, each Loan Party and each of its Subsidiaries is set forth on Schedule 4.6(a) (as such Schedule may be updated from time to time to reflect changes permitted to be made under Section 6.5 or changes resulting from the transactions contemplated by Section 5.11).

(b) The chief executive office of each Loan Party and each of its Subsidiaries is located at the address indicated on Schedule 4.6(b) (as such Schedule may be updated from time to time to reflect changes permitted to be made under Section 5.15 or changes resulting from the transactions contemplated by Section 5.11).

(c) Each Loan Party’s and each of its Subsidiaries’ tax identification numbers and organizational identification numbers, if any, are identified on Schedule 4.6(c) (as such Schedule may be updated from time to time to reflect changes permitted to be made under Section 6.5 or changes resulting from the transactions contemplated by Section 5.11).

(d) As of the Closing Date, no Loan Party and no Subsidiary of a Loan Party holds any commercial tort claims that exceed $500,000 in amount, except as set forth on Schedule 4.6(d).

4.7. Litigation.

(a) There are no actions, suits, or proceedings pending or, to the best knowledge of Borrower and Canadian Opco, threatened in writing against a Loan Party or any of its Subsidiaries that either individually or in the aggregate could reasonably be expected, if determined adversely, to result in a Material Adverse Change.

(b) Schedule 4.7(b) sets forth a complete and accurate description, with respect to each of the actions, suits, or proceedings with asserted liabilities in excess of, or that could reasonably be expected to result in liabilities in excess of, $1,000,000 that, as of the Closing Date, is pending or, to the best knowledge of Borrower and Canadian Opco, threatened in writing against a Loan Party or any of its Subsidiaries, of (i) the parties to such actions, suits, or proceedings, (ii) the nature of the dispute that is the subject of such actions, suits, or proceedings, (iii) the status, as of the Closing Date, with respect to such actions, suits, or proceedings, (iv) whether any liability of the Loan Parties’ and their Subsidiaries in connection with such actions, suits, or proceedings, as of the Closing Date, is covered by insurance, and (v) such other information that is set forth on Schedule 4.7(b).

4.8. Compliance with Laws. No Loan Party nor any of its Subsidiaries (a) is in violation of any applicable laws, rules, regulations, executive orders, or codes (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Change, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Change.

4.9. No Material Adverse Change. All financial statements relating to the Loan Parties and their Subsidiaries that have been delivered by Borrower and Canadian Opco to Agent after the Closing Date have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, the Loan Parties’ and their Subsidiaries’ consolidated financial condition as of the date thereof and results of operations for the period then ended. The audited financial statements of the Fund for the fiscal year ended December 31, 2007 have been prepared in accordance with Canadian GAAP and present fairly in all material respects, the Fund’s and its Subsidiaries’ consolidated financial condition as of the date thereof and results of operations for the period then ended. Since December 31, 2007, no event, circumstance, or change has occurred that has or could reasonably be expected to result in a Material Adverse Change with respect to the Loan Parties and their Subsidiaries, taken as a whole.

4.10. Fraudulent Transfer.

(a) Borrower is Solvent, Canadian Opco is Solvent and the Loan Parties taken as a whole are Solvent.

(b) No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.

4.11. Employee Benefits.

(a) U.S. Employee Benefits.

(i) No U.S. Loan Party nor any of their ERISA Affiliates maintains or contributes to, or has any obligation under, any Employee Benefit Plan other than those identified on Schedule 4.11(a) (as updated from time to time upon written notice to Agent).

(ii) Each U.S. Loan Party and each ERISA Affiliate is in material compliance with all applicable provisions of ERISA, the IRC and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the IRC has not yet expired and except where a failure to so comply could not reasonably be expected to result in a Material Adverse Change. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the IRC has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the IRC. No liability has been incurred by any U.S. Loan Party or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan except to the extent that such liability (x) could not reasonably be expected to result in liability in excess of $2,000,000, either individually or in the aggregate, and (y) could not reasonably be expected to result in the imposition of a Lien on any assets of any Loan Party or any of their respective Subsidiaries.

(iii) No Employee Benefit Plan provides for post-employment welfare benefits, except as required by the Consolidated Omnibus Reconciliation Act and no Pension Plan has been terminated for which the liabilities have not been satisfied in full, nor has any Pension Plan failed to meet the minimum funding standards of Section 412 or 430 of the IRC (without regard to any waiver granted under Section 412 of the IRC) other than as set forth on Schedule 4.11(a) (which schedule sets forth the fair market value of the plan’s assets and the present value of the plan’s liabilities using the assumptions required by the Pension Protection Act), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has any U.S. Loan Party or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 or 430 of the IRC, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 or 430 of the IRC or Section 302 of ERISA, except to the extent that the failure to make such contributions or payment could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan.

(iv) No U.S. Loan Party nor any ERISA Affiliate has: (A) engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the IRC, except for any transaction that could not reasonably be expected to result in more than de minimis liability, (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (C) failed to make a required contribution or payment to a Multiemployer Plan, or (D) failed to make a required installment or other required payment under Section 412 or Section 430 of the IRC.

(v) No Termination Event has occurred or is reasonably expected to occur with respect to any Employee Benefit Plan of any U.S. Loan Party or any of its ERISA Affiliates.

(vi) No proceeding, claim (other than a benefits claim in the ordinary course of business), lawsuit or investigation is existing or, to the best knowledge of any U.S.

Loan Party after due inquiry, threatened concerning or involving any (A) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by any U.S. Loan Party or any ERISA Affiliate, (B) Pension Plan or (C) Multiemployer Plan, except, in any such case, individually or in the aggregate, to the extent that such actions (x) could not reasonably be expected to result in liability in excess of $2,000,000, either individually or in the aggregate, and (y) could not reasonably be expected to result in the imposition of a Lien on any assets of any Loan Party or any of their respective Subsidiaries.

(vii) Except as set forth on Schedule 4.11(a), there is (a) no unfair labor practice complaint pending or, to Borrower’s knowledge, threatened against any U.S. Loan Party or any Subsidiary before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any U.S. Loan Party or any Subsidiary which arises out of or under any collective bargaining agreement except to the extent such complaint, grievance or arbitration (x) could not reasonably be expected to result in a liability of at least $2,000,000 or (y) could not reasonably be expected to result in a disruption of a material portion of any Loan Party’s business, (b) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or, to the best knowledge of Borrower’s, threatened against any U.S. Loan Party or any Subsidiary except to the extent such strike, labor dispute, slowdown, stoppage or similar action or grievance pending (x) could not reasonably be expected to result in a liability of at least $2,000,000 or (y) could not reasonably be expected to result in a disruption of a material portion of any Loan Party’s business and (c) no union representation question existing with respect to the employees of any U.S. Loan Party or any Subsidiary and no union organizing activity taking place with respect to any of the employees of any of them. Neither the Loan Parties, nor any Subsidiary, has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act (“WARN”) or similar state or provincial law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of the Loan Parties and each Subsidiary are in material compliance with the Fair Labor Standards Act or any other applicable legal requirements.

(b) Canadian Employee Benefits.

(i) Except as set forth in Schedule 4.11(b), any overtime pay, vacation pay, premiums for unemployment insurance, health and welfare insurance premiums, accrued wages, salaries and commissions, severance pay and employee benefit plan payments have been fully paid by each Canadian Loan Party or, in the case of accrued unpaid overtime pay or accrued unpaid vacation pay for Canadian Employees, has been accurately accounted for in the books and records of each Canadian Loan Party or has been reported pursuant to the collateral reporting obligation pursuant to Section 5.2.

(ii) Schedule 4.11(b) (as updated from time to time upon written notice to Agent) lists all the Canadian Pension Plans and Canadian Employee Plans applicable to the Canadian Employees of each Canadian Loan Party in respect of employment in Canada and which are currently maintained or sponsored by each Canadian Loan Party or to which each Canadian Loan Party contributes or has an obligation to contribute, except, for greater certainty, any statutory plans to which each Canadian Loan Party is obligated to contribute to or comply with under applicable law.

(iii) No improvements to any Canadian Pension Plan or any Canadian Employee Plan have been promised, except such improvements as are described in the collective bargaining agreements listed in Schedule 4.1 1(b), and no amendments or improvements to a Canadian Employee Plan will be made or promised by any Canadian Loan Party.

(iv) Except as disclosed in Schedule 4.11(b), no Canadian Loan Party provides benefits to retired Canadian Employees or to beneficiaries or dependents of retired Canadian Employees.

(v) All obligations regarding the Canadian Pension Plans and the Canadian Employee Plans (including current service contributions and special payments, as applicable) have been satisfied, there are no outstanding defaults or violations by any party to any Canadian Pension Plan and any Canadian Employee Plan and no taxes, penalties or fees are owing or exigible under any of the Canadian Employee Plans, except which could not reasonably be expected to result in a Material Adverse Change. Except as disclosed in Schedule 4.11(b), each Canadian Pension Plan and each Canadian Employee Plan is fully funded or fully insured pursuant to the actuarial assumptions and methodology set out in Schedule 4.11(b) and, in the case of a Canadian Pension Plan, as required under the most recent actuarial valuation filed with the applicable Governmental Authority pursuant to generally accepted actuarial practices and principles. To the best knowledge of each Canadian Loan Party, no fact or circumstance exists that could adversely affect the tax-exempt status of a Canadian Pension Plan or, where applicable, a Canadian Employee Plan.

(vi) Except as disclosed in Schedule 4.11(b),

(A) No Canadian Loan Party is a party to any collective bargaining agreement, contract or legally binding commitment to any trade union or employee organization or group in respect of or affecting Canadian Employees;

(B) No Canadian Loan Party is a party to any application, complaint, grievance, arbitration, or other proceeding under any statute or under any collective agreement related to any Canadian Employee or the termination of any Canadian Employee and there is no complaint, inquiry or other investigation by any regulatory or other administrative authority or agency with regard to or in relation to any Canadian Employee or the termination of any Canadian Employee;

(C) To the best knowledge of each Canadian Loan Party, no Canadian Loan Party has engaged in any unfair labor practice, nor is any Canadian Loan Party aware of any pending or threatened complaint regarding any alleged unfair labor practices; and

(D) To the best knowledge of each Canadian Loan Party, there is no strike, labor dispute, work slow down or stoppage pending or threatened against any Canadian Loan Party and no Canadian Loan Party is currently the subject of any union organization effort or any labor negotiation.

(vii) All contributions, assessments, premiums, fees, taxes, penalties or fines in relation to the Canadian Employees have been duly paid and there is no outstanding liability of any kind in relation to the employment of the Canadian Employees or the termination of employment of any Canadian Employee.

(viii) Each Canadian Loan Party is in compliance with all requirements of Canadian Employee Benefits Legislation and health and safety, workers compensation, employment standards, labor relations, health insurance, employment insurance, protection of personal information, human rights laws and any Canadian federal, provincial or local counterparts or equivalents in each case, as applicable to the Canadian Employees and as amended from time to time.

4.12. Environmental Condition. Except as set forth on Schedule 4.12, (a) to Borrower’s and Canadian Opco’s knowledge, no Loan Party’s or its Subsidiaries’ properties or assets has ever been used by a Loan Party, its Subsidiaries, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such disposal, production, storage, handling, treatment, release or transport was in violation, in any material respect, of any applicable Environmental Law, (b) to Borrower’s and Canadian Opco’s knowledge, no Loan Party’s or its Subsidiaries’ properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) no Loan Party nor any of its Subsidiaries has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by a Loan Party or its Subsidiaries, and (d) no Loan Party nor any of its Subsidiaries nor any of their respective facilities or operations is subject to any outstanding written order, consent decree, or settlement agreement with any Person relating to any Environmental Law or Environmental Liability that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

4.13. Intellectual Property. Each Loan Party and its Subsidiaries own, or hold licenses in, all trademarks, trade names, copyrights, patents, industrial designs or any other form of intellectual property and registrations or applications therefor, and licenses that are necessary and material to the conduct of its business as currently conducted, provided that, with respect to third party patents, the foregoing representation and warranty is made to the knowledge of such Loan Party and its Subsidiaries. Attached hereto as Schedule 4.13 (as updated from time to time) is a true, correct, and complete listing of all registrations of and applications to register material trademarks, trade names, copyrights, and patents that are owned by them, and material licenses as to which a Loan Party or one of its Subsidiaries is the owner of the licensed intellectual property or is an exclusive licensee of intellectual property (but excluding non-exclusive licenses granted in the ordinary course of business); provided, however, that Borrower may amend Schedule 4.13 to add additional intellectual property so long as such amendment occurs by written notice to Agent not more than 30 days after the date on which the applicable Loan Party or its Subsidiary acquires any such property after the Closing Date at the time that Borrower provides its quarterly financial statements pursuant to Section 5.1.

4.14. Leases. Each Loan Party and its Subsidiaries enjoy peaceful and undisturbed possession under all leases material to their business and to which they are parties or under which they are operating, and, subject to Permitted Protests, all of such material leases are valid and subsisting and no material default by the applicable Loan Party or its Subsidiaries exists under any of them.

4.15. Deposit Accounts and Securities Accounts. Set forth on Schedule 4.15 (as updated pursuant to the provisions of the Security Agreement from time to time) is a listing of all of the Loan Parties’ and their Subsidiaries’ Deposit Accounts and Securities Accounts, including, with respect to each bank or securities intermediary (a) the name and address of such Person, and (b) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.

4.16. Complete Disclosure. The factual information regarding the Loan Parties (other than forward-looking information and projections and information of a general economic nature and general information about Borrower’s and Canadian Opco’s industry) (taken as a whole) furnished by or on behalf of a Loan Party or its Subsidiaries in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents, or any transaction contemplated herein or therein does not contain any untrue statement of material fact or omit to state any fact necessary to make the factual statements therein taken as a whole not misleading in any material respect as of the time made or furnished in light of the circumstances under which such information was made or furnished after taking into account any modification or supplement to such information. On the Closing Date, the Closing Date Projections represent, and as of the date on which any other Projections are delivered to Agent, as of the date of such Projections, such additional Projections represent (as of the date of such Projections) Borrower’s and Canadian Opco’s good faith estimate of the Loan Parties’ and their Subsidiaries future performance for the periods covered thereby based upon assumptions believed by Borrower and Canadian Opco to be reasonable as of the date of such Projections (it being understood that such projections and forecasts are subject to uncertainties and contingencies, many of which are beyond the control of the Loan Parties and their Subsidiaries and no assurances can be given that such projections or forecasts will be realized).

4.17. Material Contracts. Set forth on Schedule 4.17 is a list of the Material Contracts, as of the Closing Date, of each Loan Party and its Subsidiaries.

4.18. Patriot Act. To the extent applicable, each Loan Party is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Patriot Act”). No part of the proceeds of the loans made hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

4.19. Indebtedness. Set forth on Schedule 4.19 is a true and complete list of all Indebtedness described in clauses (a), (b), (c), (d), (e) or (g) of the definition thereof of each Loan Party and each of its Subsidiaries outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately sets forth the aggregate principal amount of such Indebtedness as of the Closing Date.

4.20. Payment of Taxes. Except as otherwise permitted under Section 5.5 and except as set forth on Schedule 4.20, all federal, state, provincial and local tax returns and reports of each Loan Party and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all other federal, state, provincial and local taxes, assessments, fees and other governmental charges upon a Loan Party and its Subsidiaries and upon their respective assets, income, businesses and franchises that are due and payable have been paid when due and payable. Each Loan Party and each of its Subsidiaries have made adequate provision in accordance with GAAP for all taxes not yet due and payable. Neither Borrower nor Canadian Opco knows of any proposed tax assessment against a Loan Party or any of its Subsidiaries that is not being actively contested by such Loan Party or such Subsidiary diligently, in good faith, and by appropriate proceedings; provided such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor. No Loan Party nor any of its Subsidiaries has ever been a party to any understanding or arrangement constituting a “tax shelter” within the meaning of Section 6662(d)(2)(C)(iii) of the IRC or within the meaning of Section 6111(c) or Section 6111(d) of the IRC as in effect immediately prior to the enactment of the American Jobs Creation Act of 2004, or has ever “participated” in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4, except as would not be reasonably expected to, individually or in the aggregate, result in a Material Adverse Change. Except as otherwise permitted under Section 5.5 and except as set forth on Schedule 4.20, each Loan Party has withheld and remitted all required amounts within the prescribed periods to the appropriate governmental authorities, and in particular has deducted, remitted and paid all Canada Pension Plan contributions, workers compensation assessments, employment insurance premiums, employee health taxes, and real estate taxes within the prescribed periods to the appropriate governmental authorities.

4.21. Margin Stock. No Loan Party nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the loans made to Borrower will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates the provisions of Regulation T, U or X of said Board of Governors.

4.22. Governmental Regulation. No Loan Party nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

4.23. OFAC. No Loan Party nor any of its Subsidiaries is in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC or Canadian Anti-Terrorism Laws. No Loan Party nor any of its Subsidiaries (a) is a Sanctioned Person or a Sanctioned Entity, (b) has a more than 10% of its assets located in Sanctioned Entities, (c) derives more than 10% of its revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities or (d) engages in any dealings or transactions prohibited by Canadian Anti-Terrorism Laws. The proceeds of the Term Loan will not be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

4.24. Holding Companies.

(a) Canadian Holdco is a holding company and does not have any material liabilities (other than liabilities arising under the Loan Documents, the Senior Revolving Loan Documents, the Subordinated Loan Documents or the Subordinated Canadian Holdco Note), own any material assets (other than the Stock of the Canadian Opco and, prior to the Amalgamation, 3231021, the Subordinated CBCL Note and any payments in connection with the Subordinated CBCL Note) or engage in any operations or business (other than the ownership of the Canadian Opco and its Subsidiaries, ownership of the Subordinated CBCL Note and activities reasonably related thereto, including, but not limited to, administrative activities).

(b) Stinson is a holding company and does not have any material liabilities (other than liabilities arising under the Loan Documents, the Senior Revolving Loan Documents, or the Subordinated Loan Documents), own any material assets (other than the Stock of BB Holdings and the BBF Note and any payments in connection therewith) or engage in any operations or business (other than the ownership of BB Holdings and its Subsidiaries, the ownership of the BBF Note and activities reasonably related thereto, including but not limited to administrative activities).

(c) Except as set forth on Schedule 4.24, BB Holdings is a holding company and does not have any material liabilities (other than liabilities arising under the Loan Documents, the Senior Revolving Loan Documents, or the Subordinated Loan Documents), own any material assets (other than the Stock of Borrower) or engage in any operations or business (other than the ownership of Borrower and its Subsidiaries and activities reasonably related thereto, including but not limited to administrative activities).

(d) Bumble Bee International (PR), Inc. is a holding company and does not have any material liabilities (other than liabilities arising under the Loan Documents, the Senior Revolving Loan Documents, the Subordinated Loan Documents, or as a result of its general partnership interest in BB Acquisition (PR), L.P.), own any material assets (other than ownership of a general partnership interest in BB Acquisition (PR), L.P.) or engage in any operations or business (other than ownership of a general partnership interest in BB Acquisition (PR), L.P. and activities reasonably related thereto, including but not limited to administrative activities).

(e) Mexican Subsidiaries do not have any material liabilities, own any material assets (other than potential tax refunds which may, or may not be, material) or engage in any operations or business (other than administrative activities).

4.25. Required Equity Documents. As of the Closing Date, Borrower and Canadian Opco have delivered to Agent true and correct copies of any Required Equity Documents. As of the Closing Date, no party thereto is in default in the performance or compliance with any provisions thereof and the Required Equity Documents comply in all material respects with all applicable laws. The Required Equity Documents are in full force and effect as of the Closing Date and have not been terminated, rescinded or withdrawn as of such date. The execution, delivery and performance of the Required Equity Documents do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than consents or approvals that have been obtained and that are still in full force and effect.

4.26. Other Documents.

(a) Borrower and Canadian Opco have delivered to Agent a complete and correct copy of the Acquisition Documents, including all schedules and exhibits thereto. The execution, delivery and performance of each of the Acquisition Documents has been duly authorized by all necessary action on the part of the Loan Parties that are parties thereto. Each Acquisition Document is the legal, valid and binding obligation of the Loan Parties that are parties thereto, enforceable against such Loan Party in accordance with its terms, in each case, except (i) as may be limited by general principles of equity and applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting generally the enforcement of creditors’ rights generally and (ii) the availability of the remedy of specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought. As of the Closing Date, to the best of Borrower’s and Canadian Opco’s knowledge, no Loan Party is in default in the performance or compliance with any provisions thereof. As of the Closing Date, to the best of Borrower’s and Canadian Opco’s knowledge, all representations and warranties made by a Loan Party in the Acquisition Agreement and in the certificates delivered in connection therewith are true and correct in all material respects (except to the extent that such representations and warranties relate solely to an earlier date).

(b) Borrower and Canadian Opco have delivered to Agent a complete and correct copy of the Subordinated Loan Documents and the Subordinated Canadian Holdco Note, including all schedules and exhibits thereto. The execution, delivery and performance of each of the Subordinated Loan Documents and the Subordinated Canadian Holdco Note have been duly authorized by all necessary action on the part of the Loan Parties that are parties thereto. Each Subordinated Loan Document and the Subordinated Canadian Holdco Note are the legal, valid and binding obligation of the Loan Parties that are parties thereto, enforceable against such Loan Party in accordance with its terms, in each case, except (i) as may be limited by general principles of equity and applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting generally the enforcement of creditors’ rights generally and (ii) the availability of the remedy of specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought. As of the Closing Date, no Loan Party is in default in the performance or compliance with any provisions thereof. As of the Closing Date, all representations and warranties made by a Loan Party in the Subordinated Loan Documents and the Subordinated Canadian Holdco Note and in the certificates delivered in connection therewith are true and correct in all material respects (except to the extent that such representations and warranties relate solely to an earlier date).

(c) As of the Closing Date, the Closing Date Acquisition has been consummated in all material respects, in accordance with the Acquisition Agreement and all applicable laws. As of the Closing Date, all material requisite approvals relating to the Closing Date Acquisition by Governmental Authorities having jurisdiction over Borrower and Canadian Opco and, to Borrower’s and Canadian Opco’s knowledge, the Seller, with respect to the Closing

Date Acquisition, have been obtained (including filings or approvals required under the Hart-Scott-Rodino Antitrust Improvements Act), except for any approval the failure to obtain could not reasonably be expected to be adverse in any material respect to the interests of the Lenders.

4.27. [Intentionally omitted].

4.28. [Intentionally omitted].

4.29. Location of Inventory and Equipment. The Inventory and Equipment (other than (a) vehicles or Equipment out for repair, and (b) Inventory and Equipment for which the aggregate fair market value is less than $250,000 in the aggregate) of the Loan Parties and their Subsidiaries are not stored with a bailee, warehouseman, or similar party, except as provided on Schedule 4.29 (as such Schedule may be updated pursuant to Section 5.15) and are located only at, or in-transit between or in-route to, the locations identified on Schedule 4.29 (as such Schedule may be updated pursuant to Section 5.15).

4.30. Inventory Records. Each Loan Party keeps correct and accurate records itemizing and describing the type, quality, and quantity of its and its Subsidiaries’ Inventory and the book value thereof.

4.31. Withholdings and Remittances. Each Loan Party has remitted all Canada Pension Plan contributions, provincial pension plan contributions, workers’ compensation assessments, employment insurance premiums, employer health taxes, municipal real estate taxes and other taxes payable under applicable law by them, and, furthermore, have withheld from each payment made to any of its present or former employees, officers and directors, and to all persons who are non-residents of Canada for the purposes of the Income Tax Act (Canada) all amounts required by law to be withheld, including without limitation all payroll deductions required to be withheld and has remitted such amounts to the proper Governmental Authority within the time required under applicable law.

4.32. Packers and Stockyards Act. From and after December 31, 2007, neither the Loan Parties nor their respective Subsidiaries are (a) “packers” who purchase “livestock” (as each such term is defined in the Packers and Stockyards Act of 1921 (the “PSA”)) in excess of $500,000 during any calendar year or (b) “live poultry dealers” who purchase “poultry” (as each such term is defined in the PSA) in excess of $100,000 during any calendar year.

4.33. Senior Debt, Etc. The subordination provisions of the Subordination Agreement are and will be enforceable against the holders of the Subordinated Indebtedness to which the Subordination Agreement relates by Agent and Lenders. Subject to the terms of the Subordination Agreement, all Obligations, including, without limitation, those to pay principal of and interest (including post-petition interest) on the Term Loan and fees and expenses in connection therewith, constitute Senior Obligations (as defined in the Subordination Agreement), and all such Obligations are entitled to the benefits of the subordination created by the subordination provisions contained therein. Borrower and Canadian Opco acknowledge that Agent and Lenders are entering into this Agreement, and extending their Commitments, in reliance upon the subordination provisions of the Subordination Agreement and this Section 4.33.

4.34. Equipment. All of the material Equipment (other than (a) obsolete or worn out Equipment and (b) Equipment sold or disposed of pursuant to Section 6.4 or Equipment held for sale or disposition permitted by Section 6.4) is used or held for use in Loan Parties’ business and is fit for such purposes.

5. AFFIRMATIVE COVENANTS.

Borrower and Canadian Opco covenant and agree that, until termination of all of the Commitments and payment in full of the Obligations, the Loan Parties shall and shall cause each of their Subsidiaries to comply with each of the following:

5.1. Financial Statements, Reports, Certificates. Deliver to Agent, with copies to each Lender, each of the financial statements, reports, and other items set forth on Schedule 5.1 at the times specified therein. In addition, Borrower and Canadian Opco agree that no Subsidiary of a Loan Party will have a fiscal year different from that of Borrower. In addition, Borrower and Canadian Opco agree to maintain a system of accounting that enables the Loan Parties and their respective Subsidiaries to produce financial statements in accordance with GAAP.

5.2. Collateral Reporting. Provide Agent, with copies to each Lender, with each of the reports set forth on Schedule 5.2 at the times specified therein.

5.3. Existence. Except as otherwise permitted (x) under Section 6.3, (y) in connection with the Amalgamation, or (z) in connection with the dissolution of Mexican Subsidiaries:

(a) cause each Loan Party to, and cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence in good standing in its jurisdiction of organization, and

(b) cause each Loan Party to, and cause each of its Subsidiaries to, at all times preserve and keep in full force and effect all existence (other than in respect of good standing in its jurisdiction of organization) and all rights and franchises, licenses and permits material to its business;

provided, however, that no Loan Party or any of its Subsidiaries shall be required to preserve any such right or franchise, licenses or permits if such Person’s board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable or necessary in the conduct of the business of such Person, and if loss thereof is not disadvantageous in any material respect to such Person or to the Lenders.

5.4. Maintenance of Properties. Maintain and preserve all of its material assets that are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear, tear, and casualty excepted and Permitted Dispositions excepted, and comply with the material provisions of all material leases to which it is a party as lessee, so as to prevent the loss or forfeiture thereof, unless such provisions are the subject of a Permitted Protest.

5.5. Taxes. Except as set forth on Schedule 5.5, cause all assessments and taxes imposed, levied, or assessed against any Loan Party or its Subsidiaries, or any of their respective assets or in respect of any of its income, businesses, or franchises to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest and so long as, in the case of an assessment or tax that has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such assessment or tax. Borrower and Canadian Opco will and will cause each Loan Party and each of their respective Subsidiaries to make timely payment or deposit of all tax payments and withholding taxes and other withholding required of it and them by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, Canada Pension Plan and provincial pension plans, employer health tax, Canadian employment insurance, and local, state, provincial, and federal income taxes and excise taxes, and will, upon request, furnish Agent with proof reasonably satisfactory to Agent indicating that each Loan Party and its Subsidiaries have made such payments or deposits. Borrower and Canadian Opco will and will cause each Loan Party and its Subsidiaries to timely file all material federal, state, provincial and local tax returns and reports required to be filed by it.

5.6. Insurance. At Borrower’s and Canadian Opco’s expense, maintain insurance respecting each of the Loan Parties’ and their Subsidiaries’ assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses and which are similarly situated and located. Borrower also shall maintain (with respect to each of the Loan Parties and their Subsidiaries) business interruption, public liability, and product liability insurance, as well as insurance against larceny. All such policies of insurance shall be with reputable insurance companies, in such amounts as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and located, and in any event in amount, adequacy and scope that is no less favorable to the Loan Parties than the insurance maintained by the Loan Parties on the Closing Date or such policies of insurance shall reasonably acceptable to Agent. All property insurance policies covering the Collateral are to be made payable to Agent for the benefit of Agent and the Lenders, as their interests may appear, in case of loss, pursuant to a standard loss payable endorsement with a standard non contributory “lender” or “secured party” clause and are to contain such other provisions as Agent may reasonably require to fully protect the Lenders’ interest in the Collateral and to any payments to be made under such policies. All certificates of insurance are to be delivered to Agent, with the loss payable and additional insured endorsement in favor of Agent and shall provide for not less than 30 days (10 days in the case of non-payment) prior written notice to Agent of the exercise of any right of cancellation. If Borrower or Canadian Opco fails to maintain such insurance, Agent may arrange for such insurance, but at Borrower’s and Canadian Opco’s expense and without any responsibility on Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Borrower and Canadian Opco shall give Agent reasonably prompt notice of any loss exceeding $1,000,000 covered by its casualty or business interruption insurance. Upon the occurrence and during the continuance of an Event of Default, Agent shall have the sole right to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

5.7. Inspection. Permit Agent and each of its duly authorized representatives or agents to visit (and each Lender shall be entitled, at the option and expense of such Lender, to accompany Agent during such visit) any of its properties and inspect any of its assets or books and records, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers and employees at such reasonable times and intervals as Agent may designate during normal business hours and, so long as no Event of Default is continuing, with reasonable prior notice to Borrower or Canadian Opco (as applicable); provided, however, that, so long as no Event of Default shall have occurred and be continuing, the Loan Parties collectively shall not be obligated to reimburse Agent or any Senior Revolving Agent for (a) from the Closing Date to the date that is the first anniversary of the Closing Date, more than 3 audits and 1 appraisal in an aggregate amount (with respect to such audits and appraisal) not to exceed $125,000 (minus the sum of the amounts reimbursed pursuant to (i) the Fee Letter, (ii) Section 5.7 of the Senior Revolving Credit Agreement and (iii) any fee letter entered into in connection with the Senior Revolving Credit Agreement) and (b) from and after the date that is the first anniversary of the Closing Date, more than 2 audits and 1 appraisal in an aggregate amount (with respect to such audits and appraisal) not to exceed $100,000 (minus the sum of the amounts reimbursed pursuant to (i) the Fee Letter, (ii) Section 5.7 of the Senior Revolving Credit Agreement and (iii) any fee letter entered into in connection with the Senior Revolving Credit Agreement) during any fiscal year.

5.8. Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

5.9. Environmental.

(a) Keep any property either owned or operated by any Loan Party or any of its Subsidiaries free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens,

(b) comply, in all material respects, with Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests,

(c) promptly notify Agent of any release of a Hazardous Material in any reportable quantity from or onto property owned or operated by any Loan Party or any of its Subsidiaries and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and

(d) promptly, but in any event within 5 Business Days of its receipt thereof, provide Agent with written notice of any of the following: (i) written notice that an Environmental Lien has been filed against any of the real or personal property of any Loan Party or any of its Subsidiaries, (ii) commencement of any Environmental Action or written notice that an Environmental Action will be filed against any Loan Party or any of its Subsidiaries, and (iii) notice of a violation, citation, or other administrative order which could reasonably be expected to result in a Material Adverse Change.

5.10. Disclosure Updates. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, notify Agent if any written information, exhibit, or report (other than forward looking information and projections and information of a general economic nature and general information about the Borrower’s and Canadian Opco’s industry) (taken as a whole) furnished to the Lender Group contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made after taking into account any modification or supplement to such information. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto.

5.11. Formation of Subsidiaries. At the time that any Loan Party forms any direct or indirect Subsidiary (other than a Permitted Joint Venture) or acquires any direct or indirect Subsidiary (other than a Permitted Joint Venture) after the Closing Date, such Loan Party shall (a) within 10 days of such formation or acquisition cause any such new Subsidiary to provide to Agent (1) a joinder to the Guaranty, the Security Agreement and the Intercompany Subordination Agreement, or (2), a joinder to the Canadian Security Documents (if such new Subsidiary is a non-U.S. entity), together with such other security documents (including mortgages with respect to any Real Property owned in fee of such new Subsidiary with a fair market value of at least $250,000), as well as appropriate financing statements (and with respect to all property subject to a mortgage, fixture filings), all in form and substance reasonably satisfactory to Agent) (including being sufficient to grant Agent a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary), (b) within 10 days of such formation or acquisition (or such later date as permitted by Agent in its sole discretion) provide to Agent, to the extent not covered by the Security Agreement, a pledge agreement and appropriate certificates and powers or financing statements, hypothecating all of the direct or beneficial ownership interest in such new Subsidiary reasonably satisfactory to Agent, and (c) within 10 days of such formation or acquisition (or such later date as permitted by Agent in its sole discretion) provide to Agent all other documentation, including one or more opinions of counsel reasonably satisfactory to Agent, which in its reasonable opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance or other documentation with respect to all Real Property owned in fee and subject to a mortgage). Any document, agreement, or instrument executed or issued pursuant to this Section 5.11 shall be a Loan Document.

5.12. Further Assurances. At any time upon the reasonable request of Agent, execute or deliver to Agent any and all financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, mortgages, deeds of trust, opinions of counsel, and all other documents (collectively, the “Additional Documents”) that Agent may reasonably request in form and substance reasonably satisfactory to Agent, to create, perfect, and continue perfected or to better perfect Agent’s Liens in all of the assets of the Loan Parties and their Subsidiaries (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal) (other than Permitted Joint Ventures), to create and perfect Liens in favor of Agent in any Real Property acquired by any Loan Party or any of its Subsidiaries after the Closing Date with a fair market value in excess of $250,000, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents). To the maximum extent permitted by applicable law, each Loan Party authorizes Agent to execute any such Additional Documents in the applicable Loan Party’s or its Subsidiary’s name, as applicable, and authorizes Agent to file such executed Additional Documents in any appropriate filing office. In furtherance and not in limitation of the foregoing, each Loan Party shall take such actions as Agent may reasonably request from time to time to ensure that the Obligations are guarantied by the Guarantors and are secured by substantially all of the assets of each Loan Party and its Subsidiaries (other than Permitted Joint Ventures) and all of the outstanding Capital Stock of the Subsidiaries (other than Permitted Joint Ventures) of each Loan Party.

5.13. Lender Meetings. Within 90 days after the close of the second and fourth fiscal quarters of each fiscal year of Borrower and Canadian Opco, at the request of Agent or of the Required Lenders and upon reasonable notice, hold a meeting (at a mutually agreeable location and time or, at the option of Agent, by conference call) with all the Lenders who choose to attend such meeting at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of the Loan Parties and their respective Subsidiaries and the projections presented for the current fiscal year of Borrower and Canadian Opco; provided, that each such meeting required to be held within 90 days after the close of the second fiscal quarter of each fiscal year shall be by conference call.

5.14. Material Contracts.

(a) Contemporaneously with the delivery of each quarterly Compliance Certificate pursuant hereto, provide Agent with (i) a list of each Material Contract entered into since the delivery of the previous quarterly Compliance Certificate, and (ii) upon request of Agent, copies of any such Material Contract.

(b) Promptly, within 10 Business Days, (i) notify Agent of any material amendment or modification of any Material Contract and (ii) upon request of Agent, deliver copies of any such material amendment or modification of a Material Contract.

5.15. Location of Inventory and Equipment. Keep each Loan Parties’ and their respective Subsidiaries’ Inventory and Equipment (other than (a) vehicles or Equipment out for repair in the ordinary course of business and (b) Inventory and Equipment for which the aggregate fair market value is less than $250,000 in the aggregate) only at the locations identified on Schedule 4.29 (or in-transit between or in-route to such locations) and their chief executive offices only at the locations identified on Schedule 4.6(b); provided, however, that Borrower may amend Schedule 4.29 or Schedule 4.6(b) so long as such amendment occurs by written notice to Agent not more than 5 days after the date on which such Inventory or Equipment is moved to such new location or such chief executive office is relocated and so long as such new location is within (i) the United States, (ii) Puerto Rico, (iii) Canada, (iv) Trinidad, Fiji, or Mauritius or (v) any other jurisdiction (provided that the aggregate value of the Equipment and Inventory in all such other jurisdictions set forth in this clause (v) is not in excess of $2,000,000), and so long as, at the time of such written notification (except with respect to locations set forth on Schedule 5.15), Borrower uses its commercially reasonable efforts to provide Agent a Collateral Access Agreement with respect thereto.

5.16. Compliance with ERISA and the IRC. In addition to and without limiting the generality of Section 5.8, (a) comply with all material applicable provisions of ERISA, the IRC and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (b) without the prior written consent of Agent, not take any action or fail to take action the result of which could be a material liability to the PBGC or to a Multiemployer Plan, (c) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the IRC, other than any prohibited transaction that could not reasonably be expected to result in liability other than de minimis liability and (d) operate each Employee Benefit Plan in such a manner that will not incur any material tax liability under Section 4980B of the IRC or any material liability to any qualified beneficiary as defined in Section 4980B of the IRC and (e) furnish to Agent upon Agent’s request such additional information about any Employee Benefit Plan as may be reasonably requested by Agent.

5.17. Canadian Pension and Benefit Plans.

(a) Canadian Opco will cause to be delivered to Agent, promptly upon Agent’s written request, a copy of each Canadian Pension Plan and Canadian Employee Plan and, if applicable, related trust agreements or other funding instruments and all amendments thereto.

(b) Canadian Opco shall obtain and provide Agent, upon its request, with written confirmation from the applicable Governmental Authorities for each Canadian Pension Plan or Canadian Employee Plan that is required to be registered with any Governmental Authority under Canadian Employee Benefits Legislation. Canadian Opco shall ensure that each Canadian Pension Plan or Canadian Employee Plan retains its registered status under and is administered in all material respects in accordance with the terms of the applicable Canadian Pension Plan text, funding agreement and Canadian Employee Benefits Legislation.

(c) Canadian Opco will cause all reports and disclosures required by any Canadian Pension Plan or applicable Canadian Employee Benefits Legislation to be filed and distributed as required.

(d) Each applicable Canadian Loan Party shall perform in all material respects all obligations (including (if applicable), funding, investment and administration obligations) required to be performed by such Canadian Loan Party in connection with each applicable Canadian Pension Plan and Canadian Employee Plan and the funding therefor; make and pay all current service and, as applicable, special payments relating to solvency deficiencies under each applicable Canadian Pension Plan and pay all premiums required to be made or paid by it in accordance with the terms of each applicable Canadian Employee Plan and Canadian Employee Benefits Legislation and withhold by way of authorized payroll deductions or otherwise collect and pay into the applicable Canadian Pension Plan or Canadian Employee Plan all employee contributions required to be withheld or collected by it in accordance with the terms of each applicable Canadian Pension Plan or Canadian Employee Plan, and Canadian Employee Benefits Legislation; and ensure that, to the extent that such Canadian Loan Party has a Canadian Pension

Plan which is a defined benefit pension plan, that such plan is fully funded, both on an ongoing basis and on a solvency basis (using actuarial methods and assumptions which are consistent with the actuarial valuations last filed with the applicable Governmental Authorities and which are consistent with Canadian actuarial standards for pension plan funding valuations.

5.18. Post-Closing Covenants.

(a) Within one year after the Closing Date, Agent shall have received evidence reasonably satisfactory to Agent that the Mexican Subsidiaries have been dissolved and the proceeds thereof shall have been distributed to the Loan Parties;

(b) Within 15 days after the Closing Date, Agent shall have received evidence satisfactory to Agent that Connors received at least $7,000,000 of additional cash equity contributions from certain management employees of the Loan Parties;

(c) Within 30 days after the Closing Date, Agent shall have received in respect of Bumble Bee International (PR), Inc. (i) Cayman Security Documents, and (ii) such legal opinions with respect to such Cayman Security Documents, the guaranty, stock pledge agreement, and security agreement as Agent shall reasonably require;

(d) Within 15 days after the Closing Date, Agent shall have received Control Agreements with respect to U.S. Loan Parties’ Deposit Accounts at Bank of America, N.A., which are in form and substance satisfactory to Agent;

(e) Within 60 days after the Closing Date, Agent shall have received Control Agreements with Canadian Loan Parties’ Deposit Accounts which are in form and substance satisfactory to Agent;

(f) Within 60 days after the Closing Date, Agent shall have received insurance endorsements;

(g) Within 30 days after the Closing Date, Agent shall have received a consent from the Puerto Rico Industrial Development Company with respect to the Puerto Rico Production Facility - Tuna Canning Plant located at 3075 Carr, 64 Zona Industrial El Malecon Mayaguez, Puerto Rico, 00682.

6. NEGATIVE COVENANTS.

Borrower and Canadian Opco covenant and agree that, until termination of all of the Commitments and payment in full of the Obligations, the Loan Parties will not and will not permit any of their Subsidiaries to do any of the following:

6.1. Indebtedness. Create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except for Permitted Indebtedness.

6.2. Liens. Create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.

6.3. Restrictions on Fundamental Changes. Except as otherwise permitted in connection with the Amalgamation, or in connection with the dissolution of the Mexican Subsidiaries:

(a) Enter into any merger, amalgamation, consolidation, reorganization, or recapitalization, or reclassify its Stock, except for (i) any merger, amalgamation, consolidation, reorganization or recapitalization among any Loan Parties, provided that Borrower and Canadian Opco must be the surviving entity of any such merger or amalgamation to which it is a party and no merger may occur among any of Canadian Holdco, Stinson, BB Holdings, Canadian Opco and Borrower, (ii) any merger between Loan Parties and Subsidiaries of any Loan Party that are not Loan Parties so long as such Loan Party is the surviving entity of any such merger, and (iii) any merger between Subsidiaries of any Loan Party that are not Loan Parties,

(b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), except for (i) the liquidation or dissolution of non-operating Subsidiaries of any Loan Party with nominal assets and nominal liabilities, (ii) the liquidation or dissolution of a Loan Party (other than Canadian Holdco, Stinson, BB Holdings, Canadian Opco or Borrower) or any of its wholly-owned Subsidiaries so long as all of the assets (including any interest in any Stock) of such liquidating or dissolving Loan Party or Subsidiary are transferred to a Loan Party that is not liquidating or dissolving (unless otherwise disposed of or transferred in a transaction permitted pursuant to Section 6.4), or (iii) the liquidation or dissolution of a Subsidiary of a Loan Party that is not a Loan Party (other than any such Subsidiary the Stock of which (or any portion thereof) is subject to a Lien in favor of Agent) so long as all of the assets of such liquidating or dissolving Subsidiary are transferred to a Loan Party or a Subsidiary of a Loan Party that is not liquidating or dissolving (unless otherwise disposed of or transferred in a transaction permitted pursuant to Section 6.4); or

(c) Suspend or go out of a substantial portion of its or their business, except as permitted pursuant to clauses (a) or (b) above or in connection with the transactions permitted pursuant to Section 6.4.

6.4. Disposal of Assets. Other than Permitted Dispositions, Permitted Investments, or transactions expressly permitted by Sections 6.3 and 6.11, convey, sell, lease, license, assign (other than in connection with the granting of Permitted Liens), transfer, or otherwise dispose of (or enter into an agreement to convey, sell, lease, license, assign, transfer, or otherwise dispose of) any of any Loan Party’s or its Subsidiaries’ assets.

6.5. Change Name. Change any Loan Party’s or any of its Subsidiaries’ name, organizational identification number, jurisdiction of organization or organizational identity; provided, however, that any Loan Party or any of its Subsidiaries may change its name upon at least 10 days prior written notice to Agent of such change.

6.6. Nature of Business. Make any change (other than changes of a de minimis nature) in the nature of its or their business, taken as a whole, as described in Schedule 6.6 or acquire any material properties or assets that are not reasonably related to the conduct of such business activities; provided that the Loan Parties and their respective Subsidiaries may engage in any business that is reasonably related or ancillary or incidental to its or their business.

6.7. Prepayments and Amendments.

(a) Except in connection with Refinancing Indebtedness permitted by Section 6.1,

(i) optionally prepay, redeem, defease, purchase, or otherwise optionally acquire any Indebtedness of any Loan Party or its Subsidiaries, other than (A) the Obligations in accordance with this Agreement, (B) the Senior Revolving Indebtedness in accordance with the Senior Revolving Credit Agreement, (C) Capital Leases, (D) Permitted Intercompany Advances, (E) prepayments of Indebtedness (other than Subordinated Indebtedness) in an aggregate amount not to exceed $250,000 during the term of this Agreement and (F) payments of principal of the Subordinated Canadian Holdco Note and the Subordinated CBCL Note solely in amounts necessary to permit the payment of all Canadian withholding taxes due and payable with respect to such notes,

(ii) make any payment on account of Indebtedness that has been contractually subordinated in right of payment if such payment is not permitted at such time under the subordination terms and conditions; provided, that any payment on account of the Subordinated Indebtedness may be made if such payment is permitted at such time under the Subordination Agreement, or

(b) Except in connection with Refinancing Indebtedness permitted by Section 6.1, directly or indirectly, amend, modify, or change any of the terms or provisions of

(i) any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Section 6.1 other than (A) the Obligations in accordance with this Agreement, (B) Permitted Intercompany Advances, (C) Indebtedness permitted under clauses (c), (h), (j) and (k) of the definition of Permitted Indebtedness, (D) the Senior Revolving Loan Documents, except as otherwise prohibited by the terms of the Intercreditor Agreement, and (E) Subordinated Loan Documents, except as otherwise prohibited by the terms of the Subordination Agreement,

(ii) the Governing Documents of any Loan Party or any of its Subsidiaries if the effect thereof, either individually or in the aggregate, could reasonably be expected to be materially adverse to the interests of the Lenders, or

(iii) the Acquisition Agreement, without the prior written consent of Agent and the Required Lenders, if the effect thereof, either individually or in the aggregate, could reasonably be expected to be materially adverse to the interests of the Lenders.

6.8. Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

6.9. Distributions. Make any distribution or declare or pay any dividends (in each case, in cash or other property, other than Stock) on, or purchase, acquire, redeem, or retire any of Borrower’s or Canadian Opco’s Stock, of any class, whether now or hereafter outstanding; provided, however, that, so long as it is permitted by applicable law,

(a) the Loan Parties may make distributions to Clover Leaf Seafood 2 B.V. for the purpose of permitting Clover Leaf Seafood 2 B.V. to discharge its tax liability in respect of its 2008 taxable year, provided, however that the aggregate amount of such distributions does not exceed $10,000 in the aggregate;

(b) so long as no Event of Default shall have occurred and be continuing or would result therefrom, the Loan Parties may make distributions (through any direct or indirect, wholly-owned Subsidiary of Connors) to Connors for the sole purpose of allowing Connors to make distributions to (x) former employees, officers, managers or directors (or any spouses, ex-spouses, or estates of any of the foregoing) on account of redemptions of Stock of Connors held by such Persons (or the estates of such Persons) or (y) BB Employee Invest, L.P., BB Co-Invest L.P. and BB Management Invest L.P. to permit BB Employee Invest, L.P., B.B. Co-Invest L.P. and BB Management Invest L.P. to make distributions to former employees, officers, or directors (or any spouses, ex-spouses, or estates of any of the foregoing) on account of redemptions of Stock of BB Employee Invest, L.P., BB Co-Invest L.P. or BB Management Invest L.P. held by such Persons (or the estates of such Persons), provided, however, that the aggregate amount of all distributions described in clauses (x) and (y) above and made by the Loan Parties during the term of this Agreement does not exceed $1,000,000 in the aggregate;

(c) Loan Parties may make distributions (through any direct or indirect, wholly-owned Subsidiary of Connors) to each of Connors, Canadian Holdco, Stinson and BB Holdings in an amount equal to the product of (A) the taxable income of Connors attributable to its ownership in Canco prior to the Amalgamation and Canadian Opco at all times thereafter, as determined for U.S. federal income tax purposes, for a particular taxable period after taking into account all available credits and deductions of the relevant Loan Party and (B) the greater of (x) the maximum combined United States federal, New York State and New York City tax rate applicable during such period to such item of income if included in income by an individual resident of New York City, and (y) the maximum combined United States federal, New York State and New York City tax rate applicable during such period to such item of income if included as New York source income by a corporation doing business in New York City; provided, that Loan Parties may make any such distribution no more frequently than four times per fiscal year, and (ii) so long as no Event of Default shall have occurred and be continuing or would result therefrom, pay other reasonable administrative, corporate overhead and maintenance expenses arising solely out of the consolidated operations (including maintenance of existence and legal, accounting or similar expenses provided by third parties) of the Loan Parties and their respective Subsidiaries, in an aggregate amount not to exceed $250,000 in any fiscal year;

(d) Loan Parties may make distributions to Stinson as and to the extent necessary to permit Stinson (or the relevant taxpaying Affiliate of Stinson) to discharge consolidated or combined (or comparable) tax liabilities for which Stinson or its Subsidiaries could otherwise be held liable; provided, that Loan Parties may make any such distribution no more frequently than four times per fiscal year;

(e) Loan Parties may make dividends or distributions to each other and (through any direct or indirect, wholly-owned Subsidiary of Connors) to Connors for the purpose of permitting each other and Connors to make the payments expressly permitted by Section 6.12(e);

(f) Without duplication of any other payments permitted under this Section 6.9, Loan Parties may make payments to BB Holdings to pay their consolidated federal tax liability; provided, that Loan Parties may make any such distribution no more frequently than four times per fiscal year;

(g) Without duplication of any other payments permitted under this Section 6.9, (A) Loan Parties may make distributions to Canadian Holdco to the extent necessary to permit Canadian Holdco (or the relevant tax-paying Affiliate of Canadian Holdco) to discharge Canadian withholding tax liabilities attributable to the Subordinated Canadian Holdco Note and/or the Subordinated CBCL Note and (B) Canadian Holdco may make prepayments of principal under the Subordinated Canadian Holdco Note to the extent necessary to permit Clover Leaf Seafood 2 B.V. (or the relevant tax-paying Affiliate of Clover Leaf Seafood 2 B.V.) to discharge Canadian withholding tax liabilities attributable to the Subordinated CBCL Note; provided, that Loan Parties may make any such distribution no more frequently than four times per fiscal year;

(h) Loan Parties and each of their respective Subsidiaries may make distributions to Borrower and Canadian Opco; and

(i) Loan Parties may make distributions (through any direct or indirect, wholly-owned Subsidiary of Connors) to each of Connors, Canadian Holdco, Stinson, BB Holdings, CP V CB GP, LLC, BB Employee Invest, L.P., B.B. Co-Invest L.P. and BB Management Invest L.P. to pay: (1) indemnities of officers and directors of each such Person (including payments in respect of directors’ and officers’ liability insurance); and (2) (A) fees, costs and expenses of officers, managers and directors of Connors, Canadian Holdco, Stinson, BB Holdings, CP V CB GP, LLC, BB Employee Invest, L.P., B.B. Co-Invest L.P. and BB Management Invest L.P. and (B) the fees, costs and expenses of Connors, Canadian Holdco, Stinson, BB Holdings, CP V CB GP, LLC, BB Employee Invest, L.P., B.B. Co-Invest L.P. and BB Management Invest L.P.; provided, however, that in no event shall distributions on account of the fees, costs and expenses referred to clauses (2)(A) and (2)(B) exceed $500,000 in any fiscal year.

6.10. Accounting Methods. Modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP).

6.11. Investments. Except for Permitted Investments, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that (other than (a) an aggregate amount of not more than $500,000 at any one time, in the case of the Loan Parties, (b) amounts deposited into Deposit Accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the employees of the Loan Parties, and (c) an aggregate amount of not more than $750,000 (calculated at current exchange rates) at any one time, in the case of Subsidiaries that are not Loan Parties), the Loan Parties and their respective Subsidiaries shall not have Permitted Investments consisting of cash, Cash Equivalents, or amounts credited to Deposit Accounts or Securities Accounts unless the applicable Loan Party or its Subsidiary, as applicable, and the applicable securities intermediary or bank have entered into Control Agreements with Agent governing such Permitted Investments in order to perfect (and further establish) Agent’s Liens in such Permitted Investments. Subject to the foregoing proviso, the Loan Parties shall not and shall not permit their respective Subsidiaries to establish or maintain any Deposit Account or Securities Account unless Agent shall have received a Control Agreement in respect of such Deposit Account or Securities Account.

6.12. Transactions with Affiliates. Directly or indirectly enter into or permit to exist any transaction with any Affiliate of any Loan Party or any of its Subsidiaries except for:

(a) transactions (other than the payment of management, consulting, monitoring, or advisory fees) between any Loan Party or its Subsidiaries, on the one hand, and any Affiliate of a Loan Party, on the other hand, so long as such transactions (i) are upon fair and reasonable terms, (ii) other than with respect to ordinary course transactions with Sea Value Company Limited, are fully disclosed to Agent prior to the consummation thereof, if they involve one or more payments by a Loan Party or its Subsidiaries in excess of $1,000,000 for any single transaction or series of related transactions, and (iii) are no less favorable, taken as a whole, to the Loan Parties or their respective Subsidiaries, as applicable, than would be obtained in a comparable arm’s length transaction with a non-Affiliate,

(b) so long as it has been approved by the Board of Directors of Connors or the applicable Subsidiary of Connors in accordance with applicable law, any indemnity provided for the benefit of members of the Board of Directors of Connors or such Subsidiary,

(c) so long as it has been approved by the Board of Directors of the applicable Person, in accordance with applicable law, the payment of fees, expenses, compensation, bonus, separation, severance, indemnity or employee benefit arrangements to any Affiliate of any Loan Party or any of its Subsidiaries that is an officer, manager or director of a Loan Party or any of its Subsidiaries in the ordinary course of business, but in the case of separation and severance payments, in an aggregate amount of not more than $5,000,000 in any fiscal year,

(d) transactions permitted by Section 6.3, Section 6.9 or Section 6.11, or any Permitted Intercompany Advance, the BBF Note, the Subordinated CBCL Note, the Subordinated Canadian Holdco Note, transactions contemplated by the Acquisition Documents or any transactions between or among Loan Parties,

(e) the payment, pursuant to the Management Agreement, of:

(i) management, consulting, monitoring, and advisory fees to Equity Sponsor or its Affiliates, so long as (A) no Event of Default has occurred and is continuing or would result therefrom and (B) the aggregate amount of all such fees that may be paid shall not exceed (x) an amount equal to $446,154 for the period beginning on the Closing Date and ending December 31, 2009 (it being the understanding that such fee may be paid on the Closing Date) or (y) an amount equal to $200,000 in advance of each semi-annual period starting on January 1st and July 1st of each calendar year (commencing on January 1, 2010); provided, that if at any time any such management, consulting, monitoring or advisory fees to Equity Sponsor or its Affiliates are not permitted to be paid as a result of the failure to satisfy either of the conditions set forth in clauses (A) and (B) above, then (1) such amounts shall continue to accrue, and (2) any such amounts that have accrued but which were not permitted to be paid may be paid at any time after each of the conditions set forth in clauses (A) and (B) above are satisfied both before and after giving effect to, or waived in writing before the making of, such payments;

(ii) so long as no Event of Default shall have occurred and be continuing, or would result therefrom, any financial advisory, financing, underwriting, or placement fee pursuant to the terms of the Management Agreement in respect of investment banking activities in connection with acquisitions or divestitures that are permitted by this Agreement; provided, that if at any time any such fee to Equity Sponsor or its Affiliates is not permitted to be paid as a result of the existence of an Event of Default, then such fee shall continue to accrue, and may be paid at any time after such Event of Default is cured or waived and, if both before and after giving effect to such payment, no Event of Default has occurred and is continuing; and

(iii) reasonable and documented out-of-pocket expenses and the indemnities payable pursuant to the Management Agreement, and

(f) any transaction set forth on Schedule 6.12(f).

6.13. Use of Proceeds. Use the proceeds of the Term Loan for any purpose other than (a) on the Closing Date, (i) to repay, in full, the outstanding principal, accrued interest, and accrued fees, expenses and charges owing under the Existing Credit Agreement and all documents related thereto, (ii) to pay a portion of the consideration payable in connection with the consummation of the Closing Date Acquisition, and (iii) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted purposes.

6.14. Holding Companies.

(a) Permit Canadian Holdco to have any material liabilities (other than taxes and liabilities arising under the Loan Documents, Senior Revolving Loan Documents, the Subordinated Loan Documents, the Subordinated Canadian Holdco Note or Permitted Intercompany Advances), own any material assets (other than the Stock of the Canadian Opco and prior to the Amalgamation, 3231021, the Subordinated CBCL Note, and payments received with respect to the Subordinated CBCL Note and Permitted Intercompany Advances) or engage in any operations or business (other than the ownership of 3231021 or the Canadian Opco and their Subsidiaries, ownership of the Subordinated CBCL Note, Permitted Intercompany Advances and activities reasonably related thereto, including, but not limited to, administrative activities).

(b) Permit Stinson to have any material liabilities (other than taxes and liabilities arising under the Loan Documents, the Senior Revolving Loan Documents or the Subordinated Loan Documents), own any material assets (other than the Stock of BB Holdings and the BBF Note and any payments in connection therewith) or engage in any operations or business (other than the ownership of BB Holdings and its Subsidiaries, the ownership of the BBF Note and activities reasonably related thereto, including but not limited to administrative activities).

(c) Except as set forth on Schedule 4.24, permit BB Holdings to have any material liabilities (other than taxes and liabilities arising under the Loan Documents, the Senior Revolving Loan Documents, the Subordinated Loan Documents or Permitted Intercompany Advances), own any material assets (other than the Stock of Borrower and Permitted Intercompany Advances) or engage in any operations or business (other than the ownership of Borrower and its Subsidiaries, Permitted Intercompany Advances and activities reasonably related thereto, including but not limited to administrative activities).

(d) Permit Bumble Bee International (PR), Inc. to have any material liabilities (other than taxes and liabilities arising under the Loan Documents, the Senior Revolving Loan Documents, the Subordinated Loan Documents, or as a result of its general partnership interest in BB Acquisition (PR), L.P.), own any material assets (other than ownership of a general partnership interest in BB Acquisition (PR), L.P.) or engage in any operations or business (other than ownership of a general partnership interest in BB Acquisition (PR), L.P. and activities reasonably related thereto, including but not limited to administrative activities).

(e) Permit Mexican Subsidiaries to have any material liabilities, own any material assets (other than tax refunds) or engage in any operations or business (other than administrative activities).

6.15. Consignments. Consign any of its or their Inventory or sell any of its or their Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

6.16. Inventory and Equipment with Bailees. Store the Inventory or Equipment (other than (a) vehicles or Equipment out for repair in the ordinary course of business and (b) Inventory and Equipment for which the aggregate fair market value is less than $250,000 in the aggregate) of any Loan Party or its Subsidiaries at any time now or hereafter with a bailee, warehouseman, or similar party; provided that, any Loan Party or any of its Subsidiaries may store such Inventory or Equipment with a bailee, warehouseman or similar party so long as (x) such Loan Party provides Agent with notice of its intent to enter into a storage agreement and (y) except with respect to locations set forth on Schedule 5.15, such Loan Party uses its commercially reasonable efforts to provide Agent, within 30 days of entering into such storage agreement, with a Collateral Access Agreement with respect to such location, in form and substance reasonably satisfactory to Agent.

6.17. PSA. Become (a) “packers” who purchase “livestock” (as each such term is defined in the PSA), in excess of $500,000 during any calendar year or (b) “live poultry dealers” who purchase “poultry” (as each such term is defined in the PSA), in excess of $100,000 during any calendar year.

7. FINANCIAL COVENANTS.

(a) Borrower and Canadian Opco covenant and agree that, until the termination of all of the Commitments and payment in full of the Obligations, if at any time during any fiscal month, Excess Availability is less than the sum of (i) $35,000,000 plus (ii) the aggregate amount of Net Cash Proceeds received by any Loan Party in connection with any issuance of Indebtedness (other than Permitted Indebtedness) or Stock (except to the extent of any Net Cash Proceeds thereof are used either (x) to finance particular capital expenditure project(s) or specific fees or expenses incurred by the Company (in each case to the extent approved by Agent), or (y) to finance the purchase consideration (or a portion thereof) and related fees and expenses of a Permitted Acquisition) by any Loan Party or their respective Subsidiaries (the “Fixed Charge Coverage Ratio Excess Availability Test”), the Company shall have a Fixed Charge Coverage Ratio of at least the required amount set forth in the following table for the applicable period set forth opposite thereto, as of the end of the fiscal month immediately preceding the date when Borrower and Canadian Opco failed to meet the Fixed Charge Coverage Ratio Excess Availability Test and each following fiscal month so long as Borrower and Canadian Opco have not satisfied the Fixed Charge Coverage Ratio Excess Availability Test at all times for at least thirty (30) consecutive days thereafter:

Applicable Ratio	Applicable Period
1.00:1.00	For the 2 fiscal month period beginning November 23, 2008 and ending on the last day of Borrower’s first fiscal month of Borrower’s 2009 fiscal year

1.00:1.00	For the 3 fiscal month period beginning November 23, 2008 and ending on the last day of Borrower’s second fiscal month of Borrower’s 2009 fiscal year

1.00:1.00	For the 4 fiscal month period beginning November 23, 2008 and ending on the last day of Borrower’s third fiscal month of Borrower’s 2009 fiscal year

1.05:1.00	For the 5 fiscal month period beginning November 23, 2008 and ending on the last day of Borrower’s fourth fiscal month of Borrower’s 2009 fiscal year

1.05:1.00	For the 6 fiscal month period beginning November 23, 2008 and ending on the last day of Borrower’s fifth fiscal month of Borrower’s 2009 fiscal year

1.05:1.00	For the 7 fiscal month period beginning November 23, 2008 and ending on the last day of Borrower’s sixth fiscal month of Borrower’s 2009 fiscal year

Applicable Ratio	Applicable Period
1.10:1.00	For the 8 fiscal month period beginning November 23, 2008 and ending on the last day of Borrower’s seventh fiscal month of Borrower’s 2009 fiscal year

1.10:1.00	For the 9 fiscal month period beginning November 23, 2008 and ending on the last day of Borrower’s eighth fiscal month of Borrower’s 2009 fiscal year

1.10:1.00	For the 10 fiscal month period beginning November 23, 2008 and ending on the last day of Borrower’s ninth fiscal month of Borrower’s 2009 fiscal year

1.10:1.00	For the 11 fiscal month period beginning November 23, 2008 and ending on the last day of Borrower’s tenth fiscal month of Borrower’s 2009 fiscal year

1.10:1.00	For the 12 fiscal month period ending on the last day of Borrower’s eleventh fiscal month of Borrower’s 2009 fiscal year

1.10:1.00	For the 12 month period ending on the last day of Borrower’s twelfth fiscal month of Borrower’s 2009 fiscal year

1.025:1.00	For each 12 month period ending on the last day of Borrower’s fiscal months during Borrower’s 2010 fiscal year

1.05:1.00	For each 12 month period ending on the last day of Borrower’s fiscal months during Borrower’s 2011 fiscal year

1.05:1.00	For each 12 month period ending on the last day of Borrower’s fiscal months during Borrower’s 2012 fiscal year

1.10:1.00	For each 12 month period ending on the last day of Borrower’s fiscal months during Borrower’s 2013 fiscal year and for each trailing 12 month period thereafter

(b) Borrower and Canadian Opco covenant and agree that, until the payment in full the Obligations, if at any time after January 1, 2010, Excess Availability is less than the sum of( $35,000,000 plus (ii) the aggregate amount of Net Cash Proceeds received by any Loan Party in connection with any issuance of Indebtedness (other than Permitted Indebtedness) or Stock (except to the extent of an Net Cash Proceeds thereof are used either (x) to finance particular capital expenditure project(s) or specific fees or expenses incurred by the Company (in each case to the extent approved by Agent), or (y) to finance the purchase consideration (or a portion thereof) and related fees and expenses of a Permitted Acquisition) by an Loan Party or their respective Subsidiaries (the “EBITDA Excess Availability Test”), the Company shall have EBITDA of at least $75,000,000, measured on a fiscal quarter-end basis, for the four (4) consecutive fiscal quarter period ending immediately prior to the date of the calculation thereof and for each following four ( consecutive fiscal quarter period until such time as Borrower and Canadian Opco have satisfied the EBITD Excess Availability Test at all times for at least thirty (30) consecutive days thereafter.

8. EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:

8.1. If Borrower fails to pay when due and payable, or when declared due and payable, (a) all or any portion of the Obligations consisting of interest, fees, or charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts (other than any portion thereof constituting principal) constituting Obligations (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), and such failure continues for a period of 3 Business Days, or (b) all or any portion of the principal of the Obligations; provided, however, that if any payment of any fee or interest would otherwise be due and payable on a date that is not a Business Day, such failure to pay on such date shall not constitute an Event of Default until the third Business Day after the date when such payment, reimbursement, or other amount is otherwise due;

8.2. If any Loan Party or any of its Subsidiaries:

(a) fails to perform or observe any covenant or other agreement contained in any of (i) Sections 5.1, 5.2, 5.3(a), 5.6, 5.7, 5.11, 5.14(b), 5.16, 5.17 or 5.18 of this Agreement, (ii) Sections 6.1 through 6.17 of this Agreement, or (iii) Section 7 of this Agreement;

(b) fails to perform or observe any covenant or other agreement contained in (i) any of Sections 5.3(b), 5.4, 5.5, 5.8, 5.10, 5.12, 5.13, 5.14(a), and 5.15 of this Agreement, (ii) Section 6 of the Security Agreement, or (iii) Section 7 of the security agreement charging all assets and interests in assets and proceeds thereof now owned or hereafter acquired by the Canadian Loan Parties, and such failure continues for a period of 15 days after the earlier of (x) the date on which such failure shall first become known to any officer of any Loan Party or (y) the date on which written notice thereof is given to any Loan Party by Agent; or

(c) fails to perform or observe any covenant or other agreement contained in this Agreement, or in any of the other Loan Documents, in each case, other than any such covenant or agreement that is the subject of another provision of this Section 8 (in which event such other provision of this Section 8 shall govern), and such failure continues for a period of 30 days after the earlier of (i) the date on which such failure shall first become known to any officer of any Loan Party or (ii) the date on which written notice thereof is given to any Loan Party by Agent;

8.3. If one or more judgments, orders, or awards for the payment of money involving an aggregate amount of $2,000,000, or more (in excess of any applicable insurance with respect to which the insurer has not denied liability) is entered or filed against a Loan Party or any of its Subsidiaries, or with respect to any of their respective assets, and either (a) there is a period of 30 consecutive days at any time after the entry of any such judgment, order, or award during which a stay of enforcement thereof is not in effect, or (b) enforcement proceedings are commenced upon such judgment, order, or award;

8.4. If an Insolvency Proceeding is commenced by a Loan Party or any of its material Subsidiaries;

8.5. If an Insolvency Proceeding is commenced against a Loan Party or any of its material Subsidiaries and any of the following events (or analogous events under other applicable laws) occur: (a) such Loan Party or such Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Loan Party or its material Subsidiary, or (e) an order for relief shall have been issued or entered therein;

8.6. If (a) Borrower or Canadian Opco is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or (b) the Loan Parties and their respective Subsidiaries, taken as a whole, are enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of their business affairs;

8.7. If there is a default (after all applicable grace periods) in one or more agreements to which a Loan Party or any of its Subsidiaries is a party with one or more third Persons relative to a Loan Party’s or any of its Subsidiaries’ Indebtedness involving an aggregate amount of $2,000,000 or more, and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by such third Person, irrespective of whether exercised, to accelerate the maturity of such Loan Party’s or its Subsidiary’s obligations thereunder;

8.8. If any warranty or representation made herein or in any other Loan Document or delivered in writing to Agent or any Lender in connection with this Agreement or any other Loan Document proves to be untrue in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date of issuance or making or deemed making thereof;

8.9. If the obligation of any Guarantor under the Guaranty is limited or terminated by operation of law or by such Guarantor;

8.10. If the Security Agreement, any Canadian Security Document or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on the Collateral covered thereby (subject to Permitted Liens), except as a result of a disposition of the applicable Collateral in a transaction permitted under this Agreement;

8.11. Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by a Loan Party or its Subsidiaries, or a proceeding shall be commenced by a Loan Party or its Subsidiaries, or by any Governmental Authority having jurisdiction over a Loan Party or its Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or a Loan Party or its Subsidiaries shall deny that such Loan Party or its Subsidiaries has any liability or obligation purported to be created under any Loan Document;

8.12. The occurrence of any of the following events with respect to any U.S. Loan Party or any of its ERISA Affiliates: (i) any U.S. Loan Party or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 or 430 of the IRC, any U.S. Loan Party or any ERISA Affiliate is required to pay as contributions thereto, and such failure (x) could reasonably be expected to result in liability in excess of $2,000,000, either individually or in the aggregate, or (y) could reasonably be expected to result in the imposition of a Lien on any of the assets of any Loan Party or any of their respective Subsidiaries, (ii) an “accumulated funding deficiency” (as defined in Section 431 of the IRC) or “funding shortfall” (as defined in Section 430 of the IRC) occurs or exists, whether or not waived, with respect to any Pension Plan, except, in any such case, individually or in the aggregate, to the extent that such deficiency or shortfall (x) could not reasonably be expected to result in liability in excess of $2,000,000, either individually or in the aggregate, and (y) could not reasonably be expected to result in the imposition of a Lien on any of the assets of any Loan Party or any of their respective Subsidiaries, (iii) a Termination Event which (x) could reasonably be expected to result in liability in excess of $2,000,000, either individually or in the aggregate, or (y) could reasonably be expected to result in the imposition of a Lien on any of the assets of any Loan Party or any of their respective Subsidiaries, or (iv) any U.S. Loan Party or any ERISA Affiliate as employers under one or more Multiemployer Plans makes a complete or partial withdrawal from any such Multiemployer Plan and incurs a withdrawal liability except to the extent that such liability (x) could not reasonably be expected to result in liability in excess of $2,000,000, either individually or in the aggregate, and (y) could not reasonably be expected to result in the imposition of a Lien on any of the assets of any Loan Party or any of their respective Subsidiaries;

8.13. [Intentionally omitted]

8.14. If (a) except as expressly set forth in the Subordination Agreement, any of the Obligations for any reason shall cease to be “Senior Indebtedness” or “Designated Senior Indebtedness” (or any comparable terms) under, and as defined in, any document evidencing or governing any Indebtedness that has been contractually subordinated in right of payment to the

Obligations, (b) except as expressly set forth in the Subordination Agreement, any Indebtedness other than the Obligations shall constitute “Designated Senior Indebtedness” (or any comparable term) under, and as defined in, any document evidencing or governing any Indebtedness that has been contractually subordinated in right of payment to the Obligations, (c) any holder of any Indebtedness that has been contractually subordinated in right of payment to the Obligations shall fail to perform or comply with any of the subordination provisions of the documents evidencing or governing such Indebtedness (if any) or with the provisions of any applicable subordination agreement in a manner materially adverse to the interests of the Lender Group, or (d) the subordination provisions (if any) of any document evidencing or governing any Indebtedness that has been contractually subordinated in right of payment to the Obligations shall, in whole or in part (other than pursuant to its terms), terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of such Indebtedness.

9. RIGHTS AND REMEDIES.

9.1. Rights and Remedies. Upon the occurrence and during the continuation of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may authorize and instruct Agent to do any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), in each case by written notice to Borrower and in addition to any other rights or remedies provided for hereunder or under any other Loan Document or by applicable law, do any one or more of the following on behalf of the Lender Group: declare all or any portion of the Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable, whereupon the same shall become and be immediately due and payable, without presentment, demand, protest, or further notice or other requirements of any kind, all of which are hereby expressly waived by Borrower and Canadian Opco.

The foregoing to the contrary notwithstanding, (x) upon the occurrence of any Event of Default described in Section 8.4 or Section 8.5, in addition to the remedies set forth above, without any notice to Borrower, Canadian Opco or any other Person or any act by the Lender Group, the Commitments shall automatically terminate and the Obligations then outstanding, together with all accrued and unpaid interest thereon and all fees and all other amounts due under this Agreement and the other Loan Documents, shall automatically and immediately become due and payable, without presentment, demand, protest, or notice of any kind, all of which are expressly waived by Borrower and Canadian Opco and (y) upon the acceleration of the Subordinated Indebtedness, in addition to the remedies set forth above, without any notice to Borrower, Canadian Opco or any other Person or any act by the Lender Group, the Obligations then outstanding, together with all accrued and unpaid interest thereon and all fees and all other amounts due under this Agreement and the other Loan Documents, shall automatically and immediately become due and payable, without presentment, demand, protest, or notice of any kind, all of which are expressly waived by Borrower and Canadian Opco.

9.2. Remedies Cumulative. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

10. WAIVERS; INDEMNIFICATION.

10.1. Demand; Protest; etc. Borrower and Canadian Opco waive demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which Borrower or Canadian Opco may in any way be liable.

10.2. The Lender Group’s Liability for Collateral. Borrower and Canadian Opco hereby agree that: (a) so long as Agent complies with its obligations, if any, under the Code or other applicable law, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrower and Canadian Opco.

10.3. Indemnification. Borrower and Canadian Opco shall pay, indemnify, defend, and hold Agent-Related Persons, the Lender-Related Persons, and each Participant (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable and documented out of pocket fees and disbursements of attorneys (other than the allocated costs of internal counsel), experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution and delivery (provided that neither Borrower nor Canadian Opco shall be liable for costs and expenses (including attorneys fees) of any Lender (other than WFF) incurred in advising, structuring, drafting, reviewing, administering or syndicating the Loan Documents) enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of the Loan Parties and their respective Subsidiaries’ compliance with the terms of the Loan Documents (other than disputes solely between the Lenders), (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto, and (c) in connection with or arising out of any presence or release of Hazardous Materials at, on, under, to or from any assets or properties owned, leased or operated by any Loan Party or any of its Subsidiaries or any Environmental Actions, Environmental Liabilities and Costs or Remedial Actions related in any way to any such assets or properties of any Loan Party or any of its Subsidiaries (each and all of the foregoing, the “Indemnified Liabilities”). The foregoing to the contrary notwithstanding, neither Borrower nor Canadian Opco (x) shall have any obligation to any Indemnified Person under this Section 10.3 with respect to any

Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person or its officers, directors, employees, attorneys, or agents or a breach of any Loan Document by any Indemnified Person and (y) shall have no obligation to pay for the fees and disbursements of more than one outside counsel (in addition to any reasonably necessary special counsel and up to one local counsel in each applicable jurisdiction) for all of the Lenders unless, in the written opinion of outside counsel, representation of all such Lenders would be inappropriate due to the existence of any actual or potential conflict of interest. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrower and Canadian Opco were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrower and Canadian Opco with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

10.4. Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, neither Borrower nor Canadian Opco shall assert, and Borrower and Canadian Opco hereby waive, any claim against any Indemnified Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, the Term Loan or the use of the proceeds thereof. No Indemnified Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it though telecommunications, electronic or other information transmission system in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

11. NOTICES.

Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as a party may designate in accordance herewith), or telefacsimile. In the case of notices or demands to Borrower, Canadian Opco or Agent, as the case may be, they shall be sent to the respective address set forth below:

If to Borrower or Canadian Opco:	BUMBLE BEE FOODS, LLC
9655 Granite Ridge Dr., Suite 100
San Diego, CA 92123
Attn: Kent McNeil
Fax No. (858) 715-4820

with copies to:	CENTRE PARTNERS MANAGEMENT LLC
30 Rockefeller Plaza, 50th Floor
New York, NY 10020
Attn: Scott Perekslis, Esq.
Fax No.: (212) 332-5801

DECHERT LLP
1095 Avenue of the Americas
New York, NY 10036-6797
Attn: Mark E. Thierfelder, Esq.
Fax No.: (212) 698-3599

If to Agent:	WELLS FARGO FOOTHILL, LLC
2450 Colorado Avenue, Suite 3000 West
Santa Monica, CA 90404
Attn: Business Finance Manager
Fax No.: (310) 453-7413

in each case with copies to:	PAUL, HASTINGS, JANOFSKY & WALKER LLP
515 S. Flower Street
Twenty-Fifth Floor
Los Angeles, California 90071
Attn: John Francis Hilson, Esq.
Fax No.: (213) 627-0705

Any party hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 11, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail; provided, that (a) notices sent by overnight courier service shall be deemed to have been given when received, (b) notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening on business on the next Business Day for the recipient) and (c) notices by electronic mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment).

12. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

(a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER, CANADIAN OPCO AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 11(b).

(c) BORROWER, CANADIAN OPCO AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER, CANADIAN OPCO AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

13. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

13.1. Assignments and Participations.

(a) With the prior written consent of Agent, which consent of Agent shall not be unreasonably withheld, delayed or conditioned, and shall not be required in connection with an assignment to an Eligible Assignee, any Lender may assign and delegate to one or more assignees (each an “Assignee”) all or any portion of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount (unless waived by Agent) of $5,000,000 (except such minimum amount shall not apply to (x) an assignment or delegation by any Lender to any other Lender or an Affiliate of any Lender or (y) a group of new Lenders, each of which is an Affiliate of each other or a Related Fund of such new Lender to the extent that the aggregate amount to be assigned to all such new Lenders is at least $5,000,000); provided, however, that Borrower, and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrower and Agent by such Lender and the Assignee, (ii) such Lender and its Assignee have delivered to Borrower and Agent an Assignment and Acceptance and Agent has notified the assigning Lender of its receipt thereof in accordance with Section 13.1(b), and (iii) unless waived by Agent, the assigning Lender or Assignee has paid to Agent for Agent’s separate account a processing fee in the amount of $3,500.

(b) From and after the date that Agent notifies the assigning Lender (with a copy to Borrower) that it has received an executed Assignment and Acceptance and, if applicable, payment of the required processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 10.3 hereof) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation among Borrower, the assigning Lender, and the Assignee; provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Section 15 and Section 17.9(a) of this Agreement.

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) Immediately upon Agent’s receipt of the required processing fee, if applicable, and delivery of notice to the assigning Lender pursuant to Section 13.1(b), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

(e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons (a “Participant”) participating interests in all or any portion of its Obligations, its Commitment, and the other rights and interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender shall remain a “Lender” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a “Lender” hereunder or under the other Loan Documents and the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation (except, where applicable, for purposes of Section 16), except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrower, the Collections of the Loan Parties and their respective Subsidiaries, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

(f) In connection with any such assignment or participation or proposed assignment or participation or any grant of a security interest in, or pledge of, its rights under and interest in this Agreement, a Lender may, subject to the provisions of Section 17.9, disclose all documents and information which it now or hereafter may have relating to the Loan Parties and their respective Subsidiaries and their respective businesses.

(g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR §203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

(h) Agent (as a non-fiduciary agent on behalf of Borrower) shall maintain, or cause to be maintained, a register (the “Register”) on which it enters the name and address of each Lender as the registered owner of the Term Loan (and the principal amount thereof and stated interest thereon) held by such Lender (each, a “Registered Loan”). Other than in connection with an assignment by a Lender of all or any portion of its portion of the Term Loan to an Affiliate of such Lender or a Related Fund of such Lender (i) a Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide) and (ii) any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any evidencing the same), Borrower shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary. In the case of any assignment by a Lender of all or any portion of the Term Loan to an Affiliate of such Lender or a Related Fund of such Lender, and which assignment is not recorded in the Register, the assigning Lender, on behalf of Borrower, shall maintain a register comparable to the Register.

(i) In the event that a Lender sells participations in the Registered Loan, such. Lender, as a non-fiduciary agent on behalf of Borrower, shall maintain a register on which it enters the name of all participants in the Registered Loans held by it (the “Participant Register”). A Registered Loan (and the Registered Note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

(j) Agent shall make a copy of the Register (and each Lender shall make a copy of its Participant Register in the extent it has one) available for review by Borrower or any Lender from time to time as Borrower or any Lender may reasonably request.

(k) Notwithstanding anything to the contrary contained herein, in no event shall any Lender: (i) assign, delegate or grant a participation in any of its rights or obligations under, or interest in, this Agreement or any of the other Loan Documents to a Disqualified Person; or (ii) in connection with any assignment, delegation or participation or any proposed assignment, delegation or participation in any of its rights or obligations under, or interest in, this Agreement or any of the other Loan Documents, disclose any confidential information covered by Section 17.9 relating to the Loan Parties or any of their respective Subsidiaries or respective businesses to a Disqualified Person, in the case of each of clauses (i) and (ii), without the prior written consent of Borrower.

13.2. Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that neither Borrower nor Canadian Opco may assign this Agreement or any rights or duties hereunder without the Lenders’ prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release Borrower or Canadian Opco from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 13.1 hereof and no consent or approval by any Loan Party is required in connection with any such assignment.

14. AMENDMENTS; WAIVERS.

14.1. Amendments and Waivers.

(a) No amendment, waiver or other modification of any provision of this Agreement or any other Loan Document (other than the Fee Letter), and no consent with respect to any departure by Borrower or Canadian Opco therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders), Borrower and Canadian Opco and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders directly affected thereby, Canadian Opco and Borrower, do any of the following:

(i) increase the amount of or extend the expiration date of any Commitment of any Lender,

(ii) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

(iii) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document (except (y) in connection with the waiver of applicability of Section 2.6(c) (which waiver shall be effective with the written consent of the Required Lenders), and (z) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or a reduction of fees for purposes of this clause (iii)),

(iv) amend or modify this Section or any provision of this Agreement providing for consent or other action by all Lenders,

(v) other than as permitted by Section 15.11, release Agent’s Lien in and to any of the Collateral,

(vi) change the definition of “Required Lenders” or “Pro Rata Share”,

(vii) contractually subordinate any of Agent’s Liens,

(viii) other than in connection with a merger, liquidation, dissolution or sale of such Person expressly permitted by the terms hereof or the other Loan Documents, release Borrower or any Guarantor from any obligation for the payment of money or consent to the assignment or transfer by Borrower or any Guarantor of any of its rights or duties under this Agreement or the other Loan Documents, or

(ix) amend any of the provisions of Section 2.4(b)(i) or (ii),

(b) No amendment, waiver, modification, or consent shall amend, modify, or waive (i) the definition of, or any of the terms or provisions of, the Fee Letter, without the written consent of Agent and Borrower (and shall not require the written consent of any of the Lenders), and (ii) any provision of Section 15 pertaining to Agent, or any other rights or duties of Agent under this Agreement or the other Loan Documents, without the written consent of Agent, Borrower, and the Required Lenders,

(c) [Intentionally omitted].

(d) [Intentionally omitted].

(e) Anything in this Section 14.1 to the contrary notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of Section 15 of this Agreement, the Intercreditor Agreement, the Subordination Agreement, or any other agreement to which no Loan Party is a party that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrower or Canadian Opco, shall not require consent by or the agreement of Borrower or Canadian Opco.

(f) Anything in this Section 14.1 to the contrary notwithstanding, no Loan Party, Affiliate of a Loan Party, Equity Sponsor, or Affiliate of Equity Sponsor shall constitute a Lender under this Section 14.1 or the definition of Required Lenders or have any other voting or consent rights as a Lender under this Agreement or any other Loan Document.

14.2. Replacement of Holdout Lender.

(a) If any action to be taken by the Lender Group or Agent hereunder requires the unanimous consent, authorization, or agreement of all Lenders and if such action has received the consent, authorization, or agreement of the Required Lenders but not all of the Lenders, then Agent, upon at least 5 Business Days prior irrevocable notice, may permanently replace any Lender (a “Holdout Lender”) that failed to give its consent, authorization, or agreement with one or more Replacement Lenders, and the Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

(b) Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Holdout Lender being repaid its share of the outstanding Obligations without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 13.1.

14.3. No Waivers; Cumulative Remedies. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by either Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent’s or any Lender’s rights thereafter to require strict performance by Borrower or Canadian Opco of any provision of this Agreement. Agent’s and each Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that either Agent or any Lender may have.

15. AGENT; THE LENDER GROUP.

15.1. Appointment and Authorization of Agent. Each Lender hereby designates and appoints WFF as its representative under this Agreement and the other Loan Documents, and each Lender hereby irrevocably authorizes Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Section 15. The provisions of this Section 15 are solely for the benefit of Agent and the Lenders, and the Loan Parties and their respective Subsidiaries shall have no rights as a third party beneficiary of any of the provisions contained herein. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word “Agent” is for convenience only, that WFF is merely the representative of the Lenders, and Agent only has the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections of Loan Parties and their respective Subsidiaries, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) exclusively receive, apply, and distribute the Collections of Loan Parties and their respective Subsidiaries as provided in the Loan Documents, (d) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections of the Loan Parties and their respective Subsidiaries, and (e) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to the Loan Parties or their respective Subsidiaries, the Obligations, the Collateral, the Collections of Loan Parties and their respective Subsidiaries, or otherwise related to any of same as provided in the Loan Documents, and (f) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

15.2. Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.

15.3. Liability of Agent. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Loan Party or any of its Subsidiaries or Affiliates, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or its Subsidiaries or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of any Loan Party or its Subsidiaries.

15.4. Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the requisite Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

15.5. Notice of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the applicable Lenders and, except with respect to Defaults or Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default.” Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 15.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 8; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

15.6. Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of the Loan Parties and their respective Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower, Canadian Opco or any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower, Canadian Opco or any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower, Canadian Opco or any other Person party to a Loan Document that may come into the possession of any of Agent-Related Persons.

15.7. Costs and Expenses; Indemnification. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, reasonable and documented attorneys fees (but excluding allocated costs of internal counsel) and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrower or Canadian Opco is obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from the Collections of the Loan Parties and their respective Subsidiaries received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses by the Loan Parties and their respective Subsidiaries, each Lender hereby agrees that it is and shall be obligated to pay to Agent such Lender’s Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower or Canadian Opco and without limiting the obligation of Borrower and Canadian Opco to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make a Term Loan or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender’s Pro Rata Share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower and Canadian Opco. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

15.8. Agent in Individual Capacity. WFF and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with the Loan Parties and their respective Subsidiaries and Affiliates and any other Person party to any Loan Documents as though WFF was not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, WFF or its Affiliates may receive information regarding the Loan Parties, their respective Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of the Loan Parties or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms “Lender” and “Lenders” include WFF in its individual capacity.

15.9. Successor Agent. Agent may resign as Agent upon 30 days prior written notice to the Lenders (unless such notice is waived by the Required Lenders) and Borrower (unless such notice is waived by Borrower). If Agent resigns under this Agreement, the Required Lenders shall be entitled, with (so long as no Event of Default has occurred and is continuing) the consent of Borrower if the proposed successor Agent is a Person other than a Lender or an Affiliate or Related Fund of a Lender (such consent not to be unreasonably withheld, delayed, or conditioned), appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders and Borrower, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term “Agent” shall mean such successor Agent and the retiring Agent’s appointment, powers, and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 15 and Section 16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

15.10. Lender in Individual Capacity. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with the Loan Parties and their respective Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Borrower or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them.

15.11. Collateral Matters.

(a) The Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrower certifies to Agent that the sale or disposition is permitted under Section 6.4 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which the Loan Parties and their respective Subsidiaries owned no interest at the time Agent’s Lien was granted nor at any time thereafter, or (iv) constituting property leased to the Loan Parties and their respective Subsidiaries under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Agent or Borrower at any time, the Lenders will confirm in writing Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 15.11; provided, however, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent’s opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrower in respect of) all interests retained by Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(b) Agent shall not have any obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Loan Parties and their respective Subsidiaries or is cared for, protected, or insured or has been encumbered, or that Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent’s own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

15.12. Restrictions on Actions by Lenders; Sharing of Payments.

(a) Each of the Lenders agrees that it shall not, without the express written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Agent, set off against the Obligations, upon the occurrence and during the continuance of an Event of Default, any amounts owing by such Lender to any Loan Party or any of their respective Subsidiaries or any deposit accounts of any Loan Party or any of their respective Subsidiaries now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Loan Document against Borrower or any Guarantor or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the

Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender’s Pro Rata Share of all such distributions by Agent, such Lender promptly shall (A) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

15.13. Agency for Perfection. Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the Code can be perfected by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent’s instructions.

15.14. Payments by Agent to the Lenders. All payments to be made by Agent to the Lenders shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.

15.15. Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents. Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

15.16. Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information. By becoming a party to this Agreement, each Lender:

(a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report respecting the Loan Parties and their respective Subsidiaries (each a “Report” and collectively, “Reports”) prepared by or at the request of Agent, and Agent shall so furnish each Lender with such Reports,

(b) expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

(c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding the Loan Parties and their respective Subsidiaries and will rely significantly upon the Loan Parties’ and their respective Subsidiaries’ books and records, as well as on representations of Borrower’s and Canadian Opco’s personnel,

(d) agrees to keep all Reports and other material, non-public information regarding the Loan Parties and their respective Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 17.9, and

(e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of Borrower, and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by any Loan Party or any of its Subsidiaries to Agent that has not been contemporaneously provided by such Loan Party or such Subsidiary to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from the Loan Parties and their respective Subsidiaries, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender’s notice to Agent, whereupon Agent promptly shall request of Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Borrower, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

15.17. Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 15.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

For greater certainty, and without limiting the powers of Agent, or any other Person acting as an agent or MANDATORY for Agent hereunder or under any of the other Loan Documents, Borrower and Canadian Opco hereby acknowledge that, for purposes of holding any security (“Quebec Security”) granted by any Loan Party on property pursuant to the laws of the Province of Québec to secure obligations of such Loan Party under any debenture, note, bond or other title of indebtedness, Agent shall be the holder of an irrevocable power of attorney (fondé de pouvoir) (within the meaning of the Civil Code of Québec) for all present and future Lenders and in particular for all present and future holders of any debenture, note, bond or other title of indebtedness issued by any Loan Party. Each Lender hereby irrevocably constitutes, to the extent necessary, Agent as the holder of an irrevocable power of attorney (fondé de pouvoir) (within the meaning of Article 2692 of the Civil Code of Québec) in order to hold Quebec Security granted by any Loan Party in order to secure the obligations of any of them under any debenture, note, bond or other title of indebtedness that may be issued by any of them. Each Lender hereby agrees that Agent may act as the bondholder and mandatory (i.e. agent) with respect to any debenture, note, bond or other title of indebtedness that may be issued by any Loan Party and pledged to Agent, for the benefit of Agent and the Lenders. The execution by Agent, acting as fondé de pouvoir and mandatory, prior to the execution of this Agreement, of any Quebec Security documents is hereby ratified and confirmed. Each assignee of a Lender shall be deemed to have confirmed and ratified the constitution of Agent as the holder of such irrevocable power of attorney (fondé de pouvoir) by execution of an Assignment and Acceptance. Notwithstanding the provisions of section 32 of An Act respecting the special powers of legal persons (Québec), Agent may acquire and be the holder of any debenture, note, bond or other title of indebtedness issued under any Quebec Security Documents. Each Loan Party hereby acknowledges that each such debenture, note, bond or other title of indebtedness constitutes a title of indebtedness, as such term is used in Article 2692 of the Civil Code of Québec Agent, acting as holding of an irrevocable power of attorney (fondé de pouvoir), shall have the same rights, powers, immunities, indemnities and exclusions from liability as are prescribed in favor of Agent in this Agreement, which shall apply mutatis mutandis. Without limitation, the provisions of Section 15.9 of this Agreement shall apply mutatis mutandis to the resignation and appointment of a successor Agent, acting as the holder of an irrevocable power of attorney (fondé de pouvoir).

16. WITHHOLDING TAXES.

(a) All payments made by any Loan Party hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense. In addition, all such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes, and in the event any deduction or withholding of Taxes is required, each Loan Party shall comply with the next sentence of this Section 16(a). If any Taxes are so levied or imposed, each Loan Party agrees to deduct and withhold and to timely pay and remit the full amount of such Taxes to the applicable Governmental Authority in accordance with applicable laws, and to pay such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, any note, or Loan Document, including any amount paid pursuant to this Section 16(a) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein. Borrower and Canadian Opco will furnish to Agent as promptly as possible after the date the payment of any Tax is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Borrower or Canadian Opco, respectively.

(b) Each Loan Party agrees to pay in accordance with applicable law any present or future stamp, value added or documentary taxes or any other excise or property taxes, charges, or similar levies (hereinafter, “Other Taxes”) that arise from any payment made hereunder or under any of the Loan Documents, or from the execution, delivery, performance, recordation, or filing of, or otherwise with respect to this Agreement or any other Loan Document. Each Loan Party shall indemnify and hold harmless each Lender (including for purposes of this section any Participant) and Agent (and, in the case of any Lender or Agent that is a partnership or other “flow-through” entity for tax purposes, each beneficial owner thereof (each, a “Beneficial Owner”)) for the full amount of Taxes and Other Taxes imposed on or paid by such Person and any liability (including penalties, interest, additions to and expenses) arising from or with respect to such Taxes, whether or not they were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date Agent or the relevant Lender makes written demand for it. A certificate containing reasonable detail as to the amount of such Taxes or Other Taxes submitted to a Loan Party by Agent or the relevant Lender shall be conclusive evidence, absent manifest error, of the amount due from such Loan Party to Agent or such Lender (or their Beneficial Owners). The provisions of this Section 16 shall survive the termination of the Agreement and the repayment of all Obligations.

(c) If a Lender or Participant is entitled to claim an exemption or reduction from United States withholding tax (including backup withholding tax), such Lender or Participant agrees with and in favor of Agent, to deliver to Borrower and Agent (or, in the case of a Participant, to the Lender granting the participation only) one of the following before receiving its first payment under this Agreement:

(i) if such Lender or Participant is entitled to claim an exemption from United States withholding tax pursuant to its portfolio interest exception, (A) a statement of the Lender or Participant, signed under penalty of perjury, that it is not a (I) a “bank” as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder of Borrower (within the meaning of Section 871(h)(3)(B) of the IRC), or (III) a controlled foreign corporation related to Borrower within the meaning of Section 864(d)(4) of the IRC, and (B) a properly completed and executed IRS Form W-8BEN or Form W-8IMY (with proper attachments);

(ii) if such Lender or Participant is entitled to claim an exemption from, or a reduction of, withholding tax under a United States tax treaty, a properly completed and executed copy of IRS Form W-8BEN;

(iii) if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, a properly completed and executed copy of IRS Form W-8ECI;

(iv) if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because such Lender or Participant serves as an intermediary, a properly completed and executed copy of IRS Form W-8IMY (with proper attachments); or

(v) a properly completed and executed copy of any other form or forms, including IRS Form W-9, as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding tax.

Each Lender or Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and shall promptly notify Borrower and Agent (or, in the case of a Participant, the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(d) If a Lender or Participant claims an exemption from withholding tax in a jurisdiction other than the United States, such Lender or such Participant agrees with and in favor of Agent, to deliver to Borrower and Agent (or, in the case of a Participant, to the Lender granting the participation only) any such form or forms, as may be required under the laws of such jurisdiction as a condition to exemption from, or reduction of, foreign withholding or backup withholding tax before receiving its first payment under this Agreement, but only if such Lender or such Participant is legally able to deliver such forms, provided, however, that nothing in this Section 16(d) shall require a Lender or Participant to disclose any information that it deems to be confidential (including without limitation, its tax returns). Each Lender and each Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and shall promptly notify Borrower and Agent (or, in the case of a Participant, to the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(e) If a Lender or Participant claims exemption from, or reduction of, withholding tax and such Lender or Participant sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender or Participant, such Lender or Participant agrees to notify Borrower and Agent (or, in the case of a sale of a participation interest, to the Lender granting the participation only) of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower to such Lender or Participant. To the extent of such percentage amount, Agent will treat such Lender’s or such Participant’s documentation provided pursuant to Section 16(c) or 16(d) as no longer valid. With respect to such percentage amount, such Participant or Assignee may provide new documentation, pursuant to Section 16(c) or 16(d), if applicable. Borrower agrees that each Participant shall be entitled to the benefits of this Section 16 with respect to its participation in any portion of the Commitments and the Obligations so long as such Participant complies with the obligations set forth in this Section 16 with respect thereto.

(f) If a Lender or a Participant is entitled to a reduction in the applicable withholding tax, Borrower and Agent (or, in the case of a Participant, the Lender granting the participation) may withhold from any interest payment to such Lender or such Participant an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (c) or (d) of this Section 16 are not delivered to Borrower and Agent (or, in the case of a Participant, to the Lender granting the participation), then Borrower or Agent (or, in the case of a Participant, to the Lender granting the participation) may withhold from any interest payment to such Lender or such Participant not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

(g) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Borrower or Agent (or, in the case of a Participant, to the Lender granting the participation) did not properly withhold tax from amounts paid to or for the account of any Lender or any Participant due to a failure on the part of the Lender or any Participant (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Borrower or Agent (or such Participant failed to notify the Lender granting the participation) of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) Borrower or such Lender shall indemnify and hold Borrower or Agent harmless (or, in the case of a Participant, such Participant shall indemnify and hold the Lender granting the participation harmless) for all amounts paid, directly or indirectly, by Borrower or Agent (or, in the case of a Participant, to the Lender granting the participation), as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Borrower or Agent (or, in the case of a Participant, to the Lender granting the participation only) under this Section 16, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders and the Participants under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

(h) If either Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section 16, so long as no Default or Event of Default has occurred and is continuing, it shall pay over the amount of such refund to Borrower (but only to the extent of payments made, or additional amounts paid, by Borrower under this Section 16 with respect to Taxes giving rise to such a refund), net of all out-of-pocket expenses of Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such a refund); provided, that Borrower, upon the request of Agent or such Lender, agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges, imposed by the relevant Governmental Authority, other than such penalties, interest or other charges imposed as a result of the willful misconduct or gross negligence of Agent hereunder) to Agent or such Lender in the event Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything in this Agreement to the contrary, this Section 16 shall not be construed to require Agent or any Lender to make available its tax returns (or any other information which it deems confidential) to Borrower or any other Person or to arrange its affairs in whatever manner it thinks fit and, in particular, none of Agent or any Lender shall be under any obligation to claim relief for tax purposes or to claim such relief in priority to other claims, credits or deductions.

17. GENERAL PROVISIONS.

17.1. Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrower, Canadian Opco, Agent, and each Lender whose signature is provided for on the signature pages hereof.

17.2. Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

17.3. Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

17.4. Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

17.5. [Intentionally omitted].

17.6. Debtor-Creditor Relationship. The relationship between the Lenders and Agent, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor. No member of the Lender Group has (or shall be deemed to have) any fiduciary relationship or duty to any Loan Party arising out of or in connection with the Loan Documents or the transactions contemplated thereby, and there is no agency or joint venture relationship between the members of the Lender Group, on the one hand, and the Loan Parties, on the other hand, by virtue of any Loan Document or any transaction contemplated therein.

17.7. Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

17.8. Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by Borrower or any Guarantor or the transfer to the Lender Group of any property should for any reason subsequently be asserted, or declared, to be void or voidable under applicable law relating to creditors’ rights, including provisions of applicable law relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (each, a “Voidable Transfer”), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrower or such Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

17.9. Confidentiality.

(a) Agent and Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding the Loan Parties and their respective Subsidiaries, their operations, assets, and existing and contemplated business plans shall be treated by Agent and the Lenders in a confidential manner, and shall not be disclosed by Agent and the Lenders to Persons who are not parties to this Agreement, except: (i) on a confidential basis, to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group, (ii) to Subsidiaries and Affiliates of any member of the Lender Group, provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 17.9 (it being acknowledged and agreed by the parties hereby that Borrower shall be deemed to be a third party beneficiary of such agreements), (iii) as may be required by statute, decision, or judicial or administrative order, rule, or regulation, (iv) as may be agreed to in advance by Borrower or as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, (v) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or the Lenders), (vi) subject to the limitations of Section 13.1(k) in connection with any assignment, participation or pledge (including any prospective assignment, participation or pledge) of any Lender’s interest under this Agreement, provided that any such assignee, participant, or pledgee shall have agreed in writing to receive such information hereunder subject to the terms of this Section and agrees only to use such information for evaluating its investment hereunder, (vii) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents, and (viii) subject to the limitations of Section 13.1(k) by any partner of any Lender or any representative to any stockholders, partners and members of such partner or any prospective investor in any investment vehicle affiliated with such partner; provided, that any such stockholder, representative or prospective investor agrees to keep such information confidential in accordance with this Section 17.9 (it being acknowledged and agreed by the parties hereby that the Borrower shall be deemed a third party beneficiary of such agreement). Agent and each Lender agrees that, upon receipt of a request or identification of the requirement for disclosure pursuant to clause (iii) or clause (iv) hereof, it will make reasonable efforts to keep the Loan Parties informed of such request or identification; provided that each Loan Party acknowledges that Agent and each Lender may make disclosure as required or requested by any Governmental Authority or representative thereof and that Agent and each Lender may be subject to review by regulatory agencies and may be required to provide to, or otherwise make available for review by, the representatives of such parties or agencies any such non-public information.

(b) Anything in this Agreement to the contrary notwithstanding, Agent may provide information concerning the terms and conditions of this Agreement and the other Loan Documents to loan syndication and pricing reporting services.

17.10. Lender Group Expenses. Borrower and Canadian Opco agree to pay any and all Lender Group Expenses promptly after demand therefor by Agent and agrees that its obligations contained in this Section 17.10 shall survive payment or satisfaction in full of all other Obligations.

17.11. USA PATRIOT Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender to identify Borrower in accordance with the Patriot Act.

17.12. Applicable Currency. Each payment in respect of any Obligation shall be made in Dollars with respect to such Obligation. The specification under this Agreement of Dollars is of the essence. Each Loan Party’s obligations hereunder and under the other Loan Documents to make payments in Dollars shall not be discharged or satisfied by any tender or recovery in any other currency (including any tender pursuant to any judgment expressed in or converted into any currency other than such applicable currency), except to the extent that such tender or recovery results in the effective receipt by Agent and Lenders of the full amount of Dollars expressed to be payable to Agent and the Lenders under this Agreement or the other Loan Documents. If for any reason it is necessary to convert into or from any currency other than Dollars (such other currency being hereinafter referred to as the “Tendered Currency”), the rate of exchange used shall be the Exchange Rate on the Business Day preceding that on which such other currency is tendered to Agent. The obligation of each Loan Party in respect of any such sum due from it to Agent or any Lender hereunder shall, notwithstanding any tender or any judgment in such Tendered Currency, be discharged only to the extent that Agent, in accordance with its customary or other reasonable procedures, purchases Dollars with the Tendered Currency so received. If the amount of Dollars so purchased is less than the sum originally due to Agent or such Lender, each Loan Party agrees, as a separate obligation and notwithstanding any judgment, to indemnify Agent and the Lenders against such loss, and if the Dollars so purchased exceed the sum originally due to any Lender in Dollars, Agent or such Lender, as applicable, agrees to remit to such Loan Party such excess.

17.13. Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

17.14. Canadian Fishing Licenses. The Agent and the Lenders acknowledge that (a) the holder of a Canadian fishing license does not have a common law property interest in the license and (b) the issuance and reissuance or transfer of a Canadian fishing license, and accordingly the effective enforcement of any security interest taken against such license, remains subject to the discretion of the Minister of Fisheries and Oceans pursuant to the Fisheries Act (Canada).

17.15. Clam Quotas. The Agent and the Lenders acknowledge that (a) the assignment of ocean quahog allocations issued by the U.S. Department of Commerce, National Oceanic Atmospheric Administration (“Clam Quotas”) contemplated by the Security Agreement will not be effective until January 1, 2009 (“Quota Transfer Date”) and (b) until the Quota Transfer Date, notwithstanding anything to the contrary contained in this Agreement, the Security Agreement or the other Loan Documents, any failure to create a valid, perfected lien in Clam Quotas, or any impairment of the Lender’s security interest therein, in each case to the extent resulting from the foregoing, shall not be deemed to violate any representation, warranty, covenant or other requirement whatsoever hereunder or under the Loan Documents.

17.16. Mexican Subsidiaries. Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents that is governed by the laws of a jurisdiction within the United States of America, no representation, warranty or covenant is given herein or in any such other Loan Document as to the enforceability or validity of any guaranty given by any Mexican Subsidiary, the pledge of the assets of any Mexican Subsidiary or the Stock issued by any Mexican Subsidiary (including, without limitation, any required consents or the registration or perfection of any Lien granted thereon).

[Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

BUMBLE BEE FOODS, LLC
a Delaware limited liability company

By:	/s/ Christopher Lischewski
Name:	Christopher Lischewski
Title:	President and Chief Executive Officer

3231021 NOVA SCOTIA COMPANY
a Nova Scotia unlimited Company

By:	/s/ John Stiker
Name:	John Stiker
Title:	Vice President

WELLS FARGO FOOTHILL, LLC
a Delaware limited liability company, as Agent and as a Lender

By:	/s/ Brian Kennedy
Name:	Brian Kennedy
Title:	Vice President/Senior Underwriter

REGIMENT CAPITAL SPECIAL SITUATIONS FUND IV, L.P.
as a Lender

By:	Regiment Capital IV GP, L.P. (“GPLP”)
General Partner of the Fund

By:	Regiment Capital IV GP, LLC,
General Partner of GPLP

By:	/s/ Richard T. Miller
Name:	Richard T. Miller
Title:	Managing Director

EXHIBIT A-1

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

This ASSIGNMENT AND ACCEPTANCE AGREEMENT (“Assignment Agreement”) is entered into as of                      between                      (“Assignor”) and                      (“Assignee”). Reference is made to the Agreement described in Annex I hereto (the “Credit Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.

1. In accordance with the terms and conditions of Section 13 of the Credit Agreement, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to the Assignor’s rights and obligations under the Loan Documents as of the date hereof with respect to the Obligations owing to the Assignor, and Assignor’s portion of the Commitments, all to the extent specified on Annex I.

2. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim and (ii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby; (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, representations or warranties made in or in connection with the Loan Documents, or (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any Guarantor or the performance or observance by Borrower or any Guarantor of any of their respective obligations under the Loan Documents or any other instrument or document furnished pursuant thereto, and (d) represents and warrants that the amount set forth as the Purchase Price on Annex I represents the amount owed by Borrower to Assignor with respect to Assignor’s share of the Term Loan assigned hereunder, as reflected on Assignor’s books and records.

3. The Assignee (a) confirms that it has received copies of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (b) agrees that it will, independently and without reliance upon Agent, Assignor, or any other Lender, based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Loan Documents; (c) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; [and (e) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty.]

4. Following the execution of this Assignment Agreement by the Assignor and Assignee, the Assignor will deliver this Assignment Agreement to the Agent for recording by the Agent. The effective date of this Assignment (the “Settlement Date”) shall be the latest to occur of (a) the date of the execution and delivery hereof by the Assignor and the Assignee, (b) the receipt by the Agent for its sole and separate account a processing fee in the amount of $3,500 (if required by the Credit Agreement), (c) the receipt of any required consent of the Agent, and (d) the date specified in Annex I.

5. As of the Settlement Date (a) the Assignee shall be a party to the Credit Agreement and, to the extent of the interest assigned pursuant to this Assignment Agreement, have the rights and obligations of a Lender thereunder and under the other Loan Documents, and (b) the Assignor shall, to the extent of the interest assigned pursuant to this Assignment Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents, provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of the Credit Agreement, including such assigning Lender’s obligations under Article 15 and Section 17.9 of the Credit Agreement.

6. Upon the Settlement Date, Assignee shall pay to Assignor the Purchase Price (as set forth in Annex I). From and after the Settlement Date, the Agent shall make all payments that are due and payable to the holder of the interest assigned hereunder (including payments of principal, interest, fees and other amounts) to Assignor for amounts which have accrued up to but excluding the Settlement Date and to Assignee for amounts which have accrued from and after the Settlement Date. On the Settlement Date, Assignor shall pay to Assignee an amount equal to the portion of any interest, fee, or any other charge that was paid to Assignor prior to the Settlement Date on account of the interest assigned hereunder and that are due and payable to Assignee with respect thereto, to the extent that such interest, fee or other charge relates to the period of time from and after the Settlement Date.

7. This Assignment Agreement may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Assignment Agreement may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same were a fully executed and delivered original manual counterpart.

8. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement and Annex I hereto to be executed by their respective officers, as of the first date written above.

NAME OF ASSIGNOR]

as Assignor

By:
Name:
Title:

[NAME OF ASSIGNEE]

as Assignee

By:
Name:
Title:

ACCEPTED THIS DAY OF

[WELLS FARGO FOOTHILL, LLC, a Delaware limited liability company, as Agent

By:
Name:
Title:][1]

[1]	Include to the extent required by Section 13.1(a) of the Credit Agreement.

ANNEX FOR ASSIGNMENT AND ACCEPTANCE

ANNEX I

1.	Borrower: BUMBLE BEE FOODS, LLC, a Delaware limited liability company

2.	Name and Date of Credit Agreement:

Senior Term Loan Credit Agreement, dated as of November 1.8, 2008, by and among Borrower, 3231021 NOVA SCOTIA COMPANY, a Nova Scotia unlimited company, the lenders from time to time a party thereto (the “Lenders”), and WELLS FARGO FOOTHILL, LLC, a Delaware limited liability company, as the arranger and administrative agent for the Lenders

3.	Date of Assignment Agreement:	______ __, ____

4.	Assignment Amount of Term Loan	$__________

5.	Settlement Date:	______ __, ____

6.	Purchase Price	$__________

7.	Notice and Payment Instructions, etc.

Assignee:	Assignor:

EXHIBIT C-1

FORM OF COMPLIANCE CERTIFICATE

[on Borrower’s letterhead]

To:	Wells Fargo Foothill, LLC, as Agent
under the below referenced Credit Agreement
2450 Colorado Avenue
Suite 3000 West
Santa Monica, California 90404
Attn: Business Finance Manager

Re:	Compliance Certificate dated

Ladies and Gentlemen:

Reference is made to that certain Senior Term Loan Credit Agreement (the “Credit Agreement”) dated as of November 18, 2008, by and among the lenders identified on the signature pages thereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WELLS FARGO FOOTHILL, LLC, a Delaware limited liability company, as the arranger and administrative agent for the Lenders (“Agent”), 3231021 NOVA SCOTIA COMPANY, a Nova Scotia unlimited company, and BUMBLE BEE FOODS, LLC, a Delaware limited liability company. Capitalized terms used in this Compliance Certificate have the meanings set forth in the Credit Agreement unless specifically defined herein.

Pursuant to Schedule 5.1 of the Credit Agreement, the undersigned officer of Borrower hereby certifies in his/her capacity as an officer of Borrower and not in his/her personal capacity that:

1. The financial information of the Loan Parties and their respective Subsidiaries furnished in Schedule 1 attached hereto, has been prepared in accordance with GAAP (except for year-end adjustments and the lack of footnotes), and fairly presents in all material respects the financial condition of the Loan Parties and their respective Subsidiaries as of the date of such financial information.

2. Such officer has reviewed the terms of the Credit Agreement and has made, or caused to be made under his/her supervision, a review in reasonable detail of the condition of the Loan Parties and their respective Subsidiaries during the accounting period covered by the financial statements delivered pursuant to Schedule 5.1 of the Credit Agreement.

3. Such review has not disclosed the existence on and as of the date hereof, and the undersigned does not have knowledge of the existence as of the date hereof, of any event or condition that constitutes a Default or Event of Default, except for such conditions or events listed on Schedule 2 attached hereto, specifying the nature and period of existence thereof and what actions the Loan Parties and their respective Subsidiaries have taken, are taking, or propose to take with respect thereto.

4. The representations and warranties of the Loan Parties and their respective Subsidiaries set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof (except to the extent they relate to a specified date), except as set forth on Schedule 3 attached hereto.

5. Borrower and its Subsidiaries are in compliance with the applicable covenants contained in Section 7 of the Credit Agreement as demonstrated on Schedule 4 hereof.

IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this      day of

BUMBLE BEE FOODS, LLC,
a Delaware limited liability company, as Borrower

By:
Name:
Title:

SCHEDULE 1

Financial Information

SCHEDULE 2

Default or Event of Default

SCHEDULE 3

Representations and Warranties

SCHEDULE 4

Financial Covenants

1.	Fixed Charge Coverage Ratio.

a.	(i)	Borrower’s Excess Availability was at all times during the prior month greater than $ .

	(ii)	The aggregate amount of Net Cash Proceeds received by any Loan Party in connection with the issuance of Indebtedness (other than Permitted Indebtedness) or Stock by any Loan Party or their respective Subsidiaries after the Closing Date is $ .

	(iii)	The amount in Section 1.a.(i) above [is/is not] greater than the sum of (A) $35,000,000 plus (B) the amount in Section 1.a.(ii) above.

b.

[The Company’s Fixed Charge Coverage Ratio, measured on a month-end basis, for the              month period ending                     ,          is     :1.00, which ratio [is/is not] greater than or equal to the ratio set forth in Section 7 of the Credit Agreement for the corresponding period.][1]

[1]	Include to the extent that the Fixed Charge Coverage Ratio is tested pursuant to the provisions of Section 7 of the Credit Agreement.

EXHIBIT I-1

FORM OF INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT is dated as of             ,     , 2008, and entered into by and between WELLS FARGO FOOTHILL, LLC a Delaware limited liability company (“WFF”), in its capacity as United States administrative agent under the Revolver Loan Documents (as defined below), including its successors and assigns in such capacity from time to time (“Revolver Agent”), and WFF, in its capacity as administrative agent under the Teen Loan Documents (as defined below), including its successors and assigns in such capacity from time to time (“Term Loan Agent”).

RECITALS

Revolver Agent, WELLS FARGO FOOTHILL CANADA LLC, a Nova Scotia unlimited liability company, as the arranger and Canadian administrative agent for the lenders (in such capacity, together with its successors and assigns in such capacity, “Revolver Canadian Agent”; and together with Revolver Agent, the “Revolver Administrative Agents”), 3231021 NOVA SCOTIA COMPANY, a Nova Scotia unlimited company (“3231021”), and BUMBLE BEE FOODS, LLC, a Delaware limited liability company (“U.S. Borrower”), and the lenders party thereto have entered into that certain Senior Revolving Credit Agreement dated as of the date hereof providing for a revolving credit facility (the “Revolver Credit Agreement”);

U.S. Borrower, 3231021, the lenders party thereto, and Term Loan Agent have entered into that certain Senior Term Loan Credit Agreement dated as of the date hereof providing for a term loan facility (the “Term Loan Credit Agreement”);

The obligations of (i) U.S. Borrower and Canadian Borrower (as defined in the Revolver Credit Agreement) under the Revolver Credit Agreement, and (ii) each Guarantor under any Revolver Guaranty are to be secured by liens on substantially all the assets of U.S. Borrower, Canadian Borrower, and the Guarantors;

The obligations of (i) U.S. Borrower under the Term Loan Credit Agreement, and (ii) 3231021 and each other Guarantor under any Term Loan Guaranty are to be secured by liens on substantially all the assets of U.S. Borrower and the Guarantors;

The Revolver Loan Documents and the Term Loan Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral and certain other matters; and

Revolver Agent and Term Loan Agent have agreed to the intercreditor and other provisions set forth in this Agreement.

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AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Definitions.

1.1. Defined Terms. As used in the Agreement, the following terms shall have the following meanings:

“Adequate Protection” means the granting of additional Liens, replacement Liens, cash payments or any other court ordered charge over any of a Grantor’s property or assets in order to preserve or substitute value where pre-existing security is diminished by the granting of prior ranking charges to secure Revolver DIP Financing, Term Loan DIP Financing (each as defined below), court ordered administrative or directors’ and officers’ charges or where pre-existing security is otherwise diminished.

“Agreement” means this Intercreditor Agreement.

“Bank Product Agreements” means the “Bank Product Agreements,” as that term is defined in the Revolver Credit Agreement (as in effect on the date hereof).

“Bank Product Obligations” means the “Bank Product Obligations,” as that term is defined in the Revolver Credit Agreement (as in effect on the date hereof).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means (i) the BIA, (ii) the CCAA, (iii) the Bankruptcy Code, (iv) any other federal, state, or foreign law for the relief of debtors, and (v) any other similar statute or law, in each case as applicable and as now and hereafter in effect, or any successor statute.

“BIA” means the Bankruptcy and Insolvency Act (Canada), as now and hereafter in effect, or any successor statute.

“Borrowers” means, collectively, U.S. Borrower and Canadian Borrower.

“Business Day” means any day other than a Saturday, Sunday, or day on which banks in New York City, New York are authorized or required by law to close.

“Canadian Borrower” has the meaning set forth in the Revolver Credit Agreement.

“Canadian Revolver Availability” means, at any time, the aggregate amount of the revolving loans, letter of credit accommodations and other financial accommodations available to the Canadian Borrower from the Revolver Lenders based on the applicable percentages (as in effect on the date hereof and as amended from time to time, to the extent that the aggregate effect of all such amendments to such percentages, taken together with the aggregate effect of all such amendments to the following terms, is not to increase the amount of the Canadian Revolver Availability by more than 5% in excess of the amount of the Canadian Revolver Availability as in effect on the date hereof) of Eligible Accounts, Eligible In-Transit Inventory and Eligible Landed Inventory (as such terms are defined in the

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Revolver Credit Agreement as in effect on the date hereof and as such terms may be amended from time to time, to the extent that the aggregate effect of all such amendments, taken together with the aggregate effect of all such amendments to the preceding percentages, is not to increase the amount of the Canadian Revolver Availability by more than 5% in excess of the amount of the Canadian Revolver Availability as in effect on the date hereof) of the Canadian Borrower, determined without regard to any revolving loans, letter of credit accommodations or other financial accommodations then outstanding. Accordingly, the term “Canadian Revolver Availability” is used herein to mean the aggregate amount of revolving loans, letter of credit accommodations and other financial accommodations available to the Canadian Borrower without any reduction for the amount of revolving loans, letter of credit accommodations and other financial accommodations outstanding.

“Canadian Revolver Cap” means, on any date of determination, the sum of (a) the result of (i) the product of (A) the lesser of (1) C$75,000,000, which amount represents the Maximum Canadian Revolver Amount on the date of this Agreement and (2) the Canadian Revolver Availability on such date, multiplied by (B) 115% minus (ii) the amount of all payments of Revolver Obligations under the Revolver Credit Agreement that result in a permanent reduction of the Canadian Revolver Commitments under the Revolver Credit Agreement (other than payments of such Revolver Obligations in connection with a Refinancing thereof) plus (b) the portion of the aggregate outstanding principal amount of revolving loans and letter of credit accommodations made or issued to the Canadian Borrower under the Revolver Credit Agreement, but that are not made or issued intentionally or with actual knowledge that such revolving loans and letter of credit accommodations cause the aggregate outstanding principal amount of revolving loans, letter of credit accommodations and other financial accommodations made or issued to the Canadian Borrower to exceed the Canadian Revolver Availability, calculated at the time made or issued.

“Canadian Revolver Commitments” means the “Canadian Revolver Commitments,” as that term is defined in the Revolver Credit Agreement (as in effect on the date of this Agreement).

“CCAA” means the Companies’ Creditors Arrangement Act, as now and hereafter in effect, or any successor statute.

“Claimholders” means Revolver Claimholders and Term Loan Claimholders.

“Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, constituting Revolver Collateral or Term Loan Collateral.

“Discharge of Revolver Obligations” means, except to the extent otherwise expressly provided in Section 5.5:

(a) payment in full in cash of the Revolver Obligations (other than outstanding Letters of Credit and Bank Product Obligations);

(b) termination or expiration of all commitments, if any, to extend credit that would constitute Revolver Obligations; and

(c) termination or cash collateralization (in an amount and in the manner required by the Revolver Credit Agreement (as such cash collateralization requirements are in effect on the date hereof)) of all outstanding Letters of Credit and all Bank Product Obligations (in an amount and in the manner required by the Revolver Credit Agreement (as such cash collateralization requirements are in effect on the date hereof)).

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“Discharge of Revolver Priority Obligations” means, except to the extent otherwise expressly provided in Section 5.5:

(a) payment in full in cash of the Revolver Priority Obligations (other than outstanding Letters of Credit and Bank Product Obligations);

(b) termination or expiration of all commitments, if any, to extend credit that would constitute Revolver Priority Obligations; and

(c) termination or cash collateralization (in an amount and in the manner required by the Revolver Credit Agreement (as such cash collateralization requirements are in effect on the date hereof)) of all outstanding Letters of Credit and all Bank Product Obligations (in an amount and in the manner required by the Revolver Credit Agreement (as such cash collateralization requirements are in effect on the date hereof)).

“Discharge of Term Loan Obligations” means, except to the extent otherwise expressly provided in Section 5.5:

(a) payment in full in cash of the Term Loan Obligations; and

(b) termination or expiration of all commitments, if any, to extend credit that would constitute Term Loan Obligations.

“Discharge of Term Loan Priority Obligations” means, except to the extent otherwise expressly provided in Section 5.5:

(a) payment in full in cash of the Term Loan Priority Obligations; and

(b) termination or expiration of all commitments, if any, to extend credit that would constitute Term Loan Priority Obligations.

“Disposition” or “Dispose” means the sale, assignment, transfer, license, lease (as lessor), or other disposition (including any sale and leaseback transaction) of any property by any person (or the granting of any option or other right to do any of the foregoing).

“Early Payment Charges” shall mean all fees, premiums, penalties or other charges, if any, payable to any Revolver Claimholder or any Term Loan Claimholder as liquidated damages on account of the prepayment of any Revolver Obligations or Term Loan Obligations, as the case may be, or the termination of any commitments to extend credit that would constitute Revolver Obligations under the Revolver Credit Agreement, but excluding any LIBOR breakage amounts owed as a result of payment of any LIBOR Loan prior to the last day of the applicable interest period.

“Excess Revolver Obligations” means the sum of (a) the portion of the principal amount of the loans (including any Intentional Overadvances and any Protective Advances) outstanding under the Revolver Loan Documents, the undrawn amount of all outstanding Letters of Credit, and the outstanding amount of the Bank Product Obligations that is in excess of the Revolver Cap, plus (b) the portion of interest and fees on account of such portion of the loans, Letters of Credit, and Bank Product Obligations described in clause (a) of this definition.

“Excess Term Loan Obligations” means the sum of (a) the portion of the principal amount of the loans outstanding under the Term Loan Documents in excess of the Term Loan Cap, plus (b) the portion of interest and fees on account of such portion of the loans described in clause (a) of this definition.

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“Exercise any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” means (a) the taking of any action to enforce any Lien in respect of the Collateral, including the institution of any enforcement or foreclosure proceedings in respect of the Collateral, the noticing of any public or private sale or other disposition pursuant to Article 9 of the UCC or the PPSA in respect of the Collateral or any diligently pursued in good faith attempt to vacate or obtain relief from a stay or other injunction restricting any other action described in this definition, (b) the exercise of any right or remedy provided to a secured creditor under the Revolver Loan Documents or the Term Loan Documents (including, in either case, any delivery of any notice to otherwise seek to obtain payment directly from any account debtor of any Grantor or the taking of any action or the exercise of any right or remedy in respect of the setoff or recoupment against the Collateral or proceeds of Collateral), under applicable law, at equity, in an Insolvency Proceeding or otherwise, including the acceptance of Collateral in full or partial satisfaction of a Lien, (c) the sale, assignment, transfer, lease, license, or other Disposition of all or any portion of the Collateral, by private or public sale or any other means, (d) the solicitation of bids from third parties to conduct the liquidation of all or any portion of Collateral to the extent undertaken and being diligently pursued in good faith to consummate the Disposition of such Collateral within a commercially reasonable time, (e) the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third parties for the purposes of valuing, marketing, or Disposing of, all or any portion of the Collateral to the extent undertaken and being diligently pursued in good faith to consummate the Disposition of such Collateral within a commercially reasonable time, (f) the exercise of any other enforcement right relating to the Collateral (including the exercise of any voting rights relating to any capital stock composing a portion of the Collateral) whether under the Revolver Loan Documents, the Term Loan Documents, under applicable law of any jurisdiction, in equity, in an Insolvency Proceeding, or otherwise, or (h) the pursuit of Revolver Default Dispositions or Term Loan Default Dispositions relative to all or any portion of the Collateral to the extent undertaken and being diligently pursued in good faith to consummate the Disposition of such Collateral within a commercially reasonable time.

“Governmental Authority” means the government of the United States of America, Canada or any other nation, any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of or pertaining to government.

“Grantors” means U.S. Borrower, Canadian Borrower, and each of the Guarantors, and each other person that may from time to time execute and deliver a Revolver Collateral Document or a Term Loan Collateral Document as a “debtor,” “grantor,” or “pledgor” (or the equivalent thereof).

“Guarantors” means (a) each “Guarantor” as defined in the Revolver Credit Agreement and (b) each “Guarantor” as defined in the Term Loan Credit Agreement, and “Guarantor” means any one of them.

“Insolvency Proceeding” means:

(a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor;

(b) any filing under the BIA of a notice of intention to make a proposal, or a proposal is made, under the BIA;

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(c) any other voluntary or involuntary insolvency or bankruptcy case or proceeding, or any receivership, interim receivership, liquidation or other similar case or proceeding with respect to any Grantor or with respect to a material portion of its assets;

(d) any liquidation, dissolution, or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(e) any assignment for the general benefit of creditors or any other marshaling of assets and liabilities of any Grantor.

“Intentional Overadvances” shall mean the aggregate outstanding principal amount of all revolving loans, letter of credit accommodations and other financial accommodations that are made or issued pursuant to the Revolver Credit Agreement intentionally or with actual knowledge that such revolving loans, letter of credit accommodations or other financial accommodations cause the aggregate outstanding principal amount of all revolving loans, letter of credit accommodations and other financial accommodations made or issued pursuant to the Revolver Credit Agreement to exceed the Canadian Revolver Availability or the U.S. Revolver Availability.

“IP Collateral” means any Term Loan Priority Collateral consisting of any Intellectual Property (as defined in any Revolver Collateral Document or any Term Loan Collateral Document).

“Letters of Credit” means the “Letters of Credit,” as that term is defined in the Revolver Credit Agreement.

“Letter of Credit Usage” means the “Letter of Credit Usage,” as that term is defined in the Revolver Credit Agreement.

“Lien” means any lien (statutory or otherwise), mortgage, deed of trust, pledge, hypothecation, assignment, security interest, charge, or encumbrance of any kind (including any agreement to give any of the foregoing, deposit arrangement, easement, encumbrance or other security arrangement or any other preference, priority or preferential arrangement of any kind or nature whatsoever, any conditional sale contract or other title retention agreement, and any lease in the nature thereof) and any option, trust, or other preferential arrangement or the interest of a lessor under a lease that is require to be capitalized for financial reporting purposes in accordance with GAAP, and any synthetic or other financing lease having the practical effect of any of the foregoing.

“person” shall mean any natural person, corporation, trust, business trust, joint venture, joint stock company, association, company, limited liability company, partnership, Governmental Authority, or other entity.

“Pledged Collateral” has the meaning set forth in Section 5.4(a).

“PPSA” means the Personal Property Security Act (Ontario) or the Personal Property Security Act of any province to which relevant property is subject, or any other applicable federal or provincial statute (including the Civil Code of Quebec) pertaining to the granting, perfecting, priority or ranking of security interests, liens, hypothecs or personal property, and any successor statutes, together with any regulations thereunder, in each case as in effect from time to time.

“Protective Advance” means a “Protective Advance,” as that term is defined in the Revolver Credit Agreement (as in effect on the date hereof) or any similar term in any Refinancing thereof.

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“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, supplement, restructure, replace, refund or repay, or to issue other indebtedness in exchange or replacement for such indebtedness, in whole or in part, whether with the same or different lenders, arrangers and/or agents. “Refinanced” and “Refinancing” shall have correlative meanings.

“Revolver Administrative Agents” has the meaning set forth in the recitals to this Agreement.

“Revolver Agent” has the meaning set forth in the preamble to this Agreement.

“Revolver Availability” means the Canadian Revolver Availability and/or the U.S. Revolver Availability, as the context may require.

“Revolver Cap” means an amount equal to the sum of the Canadian Revolver Cap and the U.S Revolver Cap. For purposes of clarification, the “Revolver Cap” is an overall cap and is not intended to impose limitations on changes in the allocations between the Canadian Borrower and the U.S. Borrower or the allocations between Dollar and Canadian Dollar denominations, in each case, so long as they fit within the overall Revolver Cap.

“Revolver Cash Collateral” has the meaning set forth in Section 6.2.

“Revolver Claimholders” means, at any relevant time, the holders of Revolver Obligations at that time, including Revolver Agent, the Revolver Administrative Agents, and the Revolver Lenders.

“Revolver Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a consensual Lien is granted as security for any Revolver Obligations.

“Revolver Collateral Documents” means the Security Agreement (as defined in the Revolver Credit Agreement), the Canadian Security Documents (as defined in the Revolver Credit Agreement), and any other agreement, document, or instrument pursuant to which a Lien is granted securing any Revolver Obligation or under which rights or remedies with respect to such Liens are governed.

“Revolver Credit Agreement” has the meaning set forth in the recitals to this Agreement.

“Revolver Default” means any “Event of Default”, as such term is defined in any Revolver Loan Document.

“Revolver Default Disposition” has the meaning set forth in Section 5.1(a)(iv).

“Revolver DIP Financing” has the meaning set forth in Section 6.2.

“Revolver Guaranty” means each guaranty made by any Guarantor in favor of Revolver Agent.

“Revolver Lenders” means the “Lenders” as defined in the Revolver Credit Agreement.

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“Revolver Loan Documents” means the Revolver Collateral Documents, the Revolver Credit Agreement, each Revolver Guaranty, the Revolver Mortgages, and each of the other Loan Documents (as defined in the Revolver Credit Agreement).

“Revolver Mortgages” means each mortgage, hypothec, deed of trust, and other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any Revolver Obligations or under which rights or remedies with respect to any such Liens are governed.

“Revolver Obligations” means all obligations and all amounts owing, due, or secured under the terms of the Revolver Credit Agreement or any other Revolver Loan Document, whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, reimbursement obligations, obligations to post cash collateral in respect of Letters of Credit or Bank Product Obligations or indemnities in respect thereof, any other indemnities or guarantees, and all other amounts payable under or secured by any Revolver Loan Document (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Grantor, or that would have accrued or become due under the terms of the Revolver Loan Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding).

“Revolver Priority Collateral” means all of the types and items of Revolver Collateral described or identified on Exhibit A attached hereto, whether now owned or hereafter acquired or existing and wherever located.

“Revolver Priority Obligations” means all Revolver Obligations exclusive of the Excess Revolver Obligations, which Excess Revolver Obligations shall be excluded from (and shall not constitute) Revolver Priority Obligations.

“Revolver Purchase Notice” has the meaning set forth in Section 5.6(a).

“Revolver Recovery” has the meaning set forth in Section 6.8.

“Revolver Triggering Event” means (a) the acceleration of any Term Loan Priority Obligations, (b) Term Loan Agent’s Exercise of Secured Creditor Remedies with respect to all or a material portion of the Term Loan Priority Collateral, (c) the occurrence of a Revolver Default as a result of a failure to make payment of any Revolver Priority Obligation when due under the terms of the Revolver Loan Documents, or (d) the commencement of an Insolvency Proceeding with respect to any Grantor.

“Subsidiary” of a person means a corporation, partnership, limited liability company, or other entity in which that person directly or indirectly owns or controls the shares of capital stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

“Term Loan Agent” has the meaning set forth in the preamble to this Agreement.

“Term Loan Cap” means the result of (a) $168,000,000, minus (b) the aggregate amount of all payments of the principal, of the Term Loan Obligations under the Term Loan Credit Agreement (other than payments of such Term Loan Obligations in connection with a Refinancing thereof).

“Term Loan Cash Collateral” has the meaning set forth in Section 6.2.

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“Term Loan Claimholders” means, at any relevant time, the holders of Term Loan Obligations at that time, including Term Loan Lenders and Term Loan Agent.

“Term Loan Collateral” means all of the assets and property of any Grantor, whether real, personal, or mixed, with respect to which a consensual Lien is granted as security for any Term Loan Obligations.

“Term Loan Collateral Documents” means the Security Agreement (as defined in the Term Loan Credit Agreement), the Canadian Security Documents (as defined in the Term Loan Credit Agreement), and any other agreement, document, or instrument pursuant to which a Lien is granted securing any Term Loan Obligations or under which rights or remedies with respect to such Liens are governed.

“Term Loan Credit Agreement” has the meaning set forth in the recitals to this Agreement.

“Term Loan Default” means any “Event of Default”, as such term is defined in any Term Loan Document.

“Term Loan Default Disposition” has the meaning set forth in Section 5.1(b)(iv).

“Term Loan DIP Financing” has the meaning set forth in Section 6.2.

“Term Loan Guaranty” means each guaranty made by any Guarantor in favor of Term Loan Agent.

“Term Loan Lenders” means the “Lenders” as defined in the Term Loan Credit Agreement.

“Term Loan Documents” means the Term Loan Collateral Documents, the Term Loan Credit Agreement, each Term Loan Guaranty, the Term Loan Mortgages, and each of the other Loan Documents (as defined in the Term Loan Credit Agreement).

“Term Loan Mortgages” means each mortgage, deed of trust, hypothec, and any other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any Term Loan Obligations or under which rights or remedies with respect to any such Liens are governed.

“Term Loan Obligations” means all obligations and all amounts owing, due, or secured under the terms of the Term Loan Credit Agreement or any other Term Loan Document, whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, reimbursement obligations, indemnities, guarantees, and all other amounts payable under or secured by any Term Loan Document (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Grantor, or that would have accrued or become due under the terms of the Term Loan Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding).

“Term Loan Priority Collateral” means all Term Loan Collateral, whether now owned or hereafter acquired or existing and wherever located, other than Revolver Priority Collateral.

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“Term Loan Priority Obligations” means all Term Loan Obligations exclusive of the Excess Term Loan Obligations, which Excess Term Loan Obligations shall be excluded from (and shall not constitute) Term Loan Priority Obligations.

“Term Loan Purchase Notice” has the meaning set forth in Section 5.6(b).

“Term Loan Recovery” has the meaning set forth in Section 6.8.

“Term Loan Triggering Event” means (i) the acceleration of any Revolver Priority Obligations, (ii) Revolver Agent’s Exercise of Secured Creditor Remedies with respect to all or a material portion of the Revolver Priority Collateral, (iii) the occurrence of a Term Loan Default as a result of a failure to make payment of any Term Loan Priority Obligation when due under the terms of the Term Loan Documents, or (iv) the commencement of an Insolvency Proceeding with respect to any Grantor.

“Third Party Purchaser” has the meaning ascribed to such teen in Section 3.8(a).

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“U.S. Borrower” has the meaning set forth in the recitals to this Agreement.

“U.S. Revolver Availability” means, at any time, the aggregate amount of the revolving loans, letter of credit accommodations and other financial accommodations available to the U.S. Borrower from the Revolver Lenders based on the applicable percentages (as in effect on the date hereof and as amended from time to time, to the extent that the aggregate effect of all such amendments to such percentages, taken together with the aggregate effect of all such amendments to the following terms, is not to increase the amount of the U.S. Revolver Availability by more than 5% in excess of the amount of the U.S. Revolver Availability as in effect on the date hereof) of Eligible Accounts, Eligible In-Transit Inventory and Eligible Landed Inventory (as such terms are defined in the Revolver Credit Agreement as in effect on the date hereof and as such terms may be amended from time to time, to the extent that the aggregate effect of all such amendments, taken together with the aggregate effect of all such amendments to the preceding percentages, is not to increase the amount of the U.S. Revolver Availability by more than 5% in excess of the amount of the U.S. Revolver Availability as in effect on the date hereof) of the U.S. Borrower, determined without regard to any revolving loans, letter of credit accommodations or other financial accommodations then outstanding. Accordingly, the term “U.S. Revolver Availability” is used herein to mean the aggregate amount of revolving loans, letter of credit accommodations and other financial accommodations available to the U.S. Borrower without any reduction for the amount of revolving loans, letter of credit accommodations and other financial accommodations outstanding.

“U.S. Revolver Cap” means, on any date of determination, the sum of (a) the result of (i) the product of (A) the lesser of (1) $150,000,000, which amount represents the Maximum U.S. Revolver Amount on the date of this Agreement and (2) the U.S. Revolver Availability on such date, multiplied by (B) 115%, minus (ii) the amount of all payments of Revolver Obligations under the Revolver Credit Agreement that result in a permanent reduction of the U.S. Revolver Commitments under the Revolver Credit Agreement (other than payments of such Revolver Obligations in connection with a Refinancing thereof) plus (b) the portion of the aggregate outstanding principal amount of revolving loans and letter of credit accommodations made or issued to the U.S. Borrower under the Revolver Credit Agreement, but that are not made or issued intentionally or with actual knowledge that such revolving loans and letter of credit accommodations cause the aggregate outstanding principal amount of revolving loans, letter of credit accommodations and other financial accommodations made or issued to the U.S. Borrower to exceed the U.S. Revolver Availability, calculated at the time made or issued.

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“U.S. Revolver Commitments” means the “U.S. Revolver Commitments,” as that term is defined in the Revolver Credit Agreement (as in effect on the date of this Agreement).

1.2. Construction. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The term “or” shall be construed to have, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” Any tenth used in this Agreement and not defined in this Agreement shall have the meaning set forth in the Revolver Credit Agreement (as in effect on the date hereof). Unless the context requires otherwise:

(a) except as otherwise provided herein, any definition of or reference to any agreement, instrument, or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, restated, supplemented, modified, renewed, extended, Refinanced, refunded, or replaced;

(b) any reference to any agreement, instrument, or other document herein “as in effect on the date hereof’ shall be construed as referring to such agreement, instrument, or other document without giving effect to any amendment, restatement, supplement, modification, or Refinance after the date hereof;

(c) any definition of or reference to Revolver Obligations or the Term Loan Obligations herein shall be construed as referring to the Revolver Obligations or the Term Loan Obligations (as applicable) as from time to time amended, restated, supplemented, modified, renewed, extended, Refinanced, refunded, or replaced;

(d) any reference herein to any person shall be construed to include such person’s successors and assigns;

(e) the words “herein,” “hereof,” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(f) this Agreement; and all references herein to Sections shall be construed to refer to Sections of

(g) the words “asset and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights.

SECTION 2. Lien Priorities.

2.1. Relative Priorities. Notwithstanding the date, time, method, manner, or order of grant, attachment, execution, delivery, registration (to the extent registration is required), crystallization, perfection or enforcement of any Liens securing the Term Loan Obligations granted with respect to the Collateral or of any Liens securing the Revolver Obligations granted with respect to the Collateral and notwithstanding any contrary provision of the UCC, the PPSA or any other applicable law or the Term Loan Documents or the Revolver Loan Documents or any defect or deficiencies in, the Liens securing the Term Loan Obligations or the Revolver Obligations, or any other circumstance whatsoever, Term Loan Agent and Revolver Agent each hereby agree that:

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(a)(i) any Lien with respect to the Revolver Priority Collateral securing any Revolver Priority Obligations now or hereafter held by or on behalf of; or created for the benefit of, Revolver Agent or any Revolver Claimholders or any agent or trustee therefor shall be senior in all respects and prior to any Lien with respect to the Revolver Priority Collateral securing (x) any Term Loan Obligations or (y) any Excess Revolver Obligations, and (ii) any Lien with respect to the Revolver Priority Collateral securing (y) any Term Loan Obligations now or hereafter held by or on behalf of, or created for the benefit of, Term Loan Agent, any Term Loan Claimholders or any agent or trustee therefor or (z) any Excess Revolver Obligations now or hereafter held by or on behalf of, or created for the benefit of, Revolver Agent, any Revolver Claimholders or any agent or trustee therefor, in each case, shall be junior and subordinate in all respects to all Liens with respect to the Revolver Priority Collateral securing any Revolver Priority Obligations.

(b)(i) any Lien with respect to the Term Loan Priority Collateral securing any Term Loan Priority Obligations now or hereafter held by or on behalf of, or created for the benefit of, Term Loan Agent or any Term Loan Claimholders or any agent or trustee therefor shall be senior in all respects and prior to any Lien with respect to the Term Loan Priority Collateral securing (x) any Revolver Obligations or (y) any Excess Term Loan Obligations, and (ii) any Lien with respect to the Term Loan Priority Collateral securing (y) any Revolver Obligations now or hereafter held by or on behalf of, or created for the benefit of, Revolver Agent, any Revolver Claimholders or any agent or trustee therefor or (z) any Excess Term Loan Obligations now or hereafter held by or on behalf of, or created for the benefit of, Term Loan Agent, any Term Loan Claimholders or any agent or trustee therefor, in each case, shall be junior and subordinate in all respects to all Liens with respect to the Term Loan Priority Collateral securing any Term Loan Priority Obligations.

(c)(i) any Lien with respect to the Revolver Priority Collateral securing any Term Loan Priority Obligations now or hereafter held by or on behalf of, or created for the benefit of, Term Loan Agent or any Term Loan Claimholders or any agent or trustee therefor shall be senior in all respects and prior to any Lien with respect to the Revolver Priority Collateral securing (x) any Excess Term Loan Obligations or (y) any Excess Revolver Obligations, and (ii) any Lien with respect to the Revolver Priority Collateral securing (y) any Excess Revolver Obligations now or hereafter held by or on behalf of, or created for the benefit of, Revolver Agent, any Revolver Claimholders or any agent or trustee therefor or (z) any Excess Term Loan Obligations now or hereafter held by or on behalf of, or created for the benefit of, Term Loan Agent, any Term Loan Claimholders or any agent or trustee therefor, in each case, shall be junior and subordinate in all respects to all Liens with respect to the Revolver Priority Collateral securing any Term Loan Priority Obligations.

(d)(i) any Lien with respect to the Teen Loan Priority Collateral securing any Revolver Priority Obligations now or hereafter held by or on behalf of, or created for the benefit of, Revolver Agent or any Revolver Claimholders or any agent or trustee therefor shall be senior in all respects and prior to any Lien with respect to the Term Loan Priority Collateral securing (x) any Excess Revolver Obligations or (y) any Excess Term Loan Obligations, and (ii) any Lien with respect to the Term Loan Priority Collateral securing (y) any Excess Revolver Obligations now or hereafter held by or on behalf of, or created for the benefit of, Revolver Agent, any Revolver Claimholders or any agent or trustee therefor or (z) any Excess Term Loan Obligations now or hereafter held by or on behalf of, or created for the benefit of, Term Loan Agent, any Term Loan Claimholders or any agent or trustee therefor, in each case, shall be junior and subordinate in all respects to all Liens with respect to the Term Loan Priority Collateral securing any Revolver Priority Obligations.

(e)(i) any Lien with respect to the Revolver Priority Collateral securing any Excess Revolver Obligations now or hereafter held by or on behalf of, or created for the benefit of, Revolver Agent or any Revolver Claimholders or any agent or trustee therefor shall be senior in all respects and

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prior to any Lien with respect to the Revolver Priority Collateral securing any Excess Term Loan Obligations, and (ii) any Lien with respect to the Revolver Priority Collateral securing any Excess Term Loan Obligations now or hereafter held by or on behalf of, or created for the benefit of, Term Loan Agent, any Term Loan Claimholders or any agent or trustee therefor shall be junior and subordinate in all respects to all Liens with respect to the Revolver Priority Collateral securing any Excess Revolver Obligations.

(f)(i) any Lien with respect to the Term Loan Priority Collateral securing any Excess Term Loan Obligations now or hereafter held by or on behalf of, or created for the benefit of, Term Loan Agent or any Term Loan Claimholders or any agent or trustee therefor shall be senior in all respects and prior to any Lien with respect to the Term Loan Priority Collateral securing any Excess Revolver Obligations, and (ii) any Lien with respect to the Term Loan Priority Collateral securing any Excess Revolver Obligations now or hereafter held by or on behalf of, or created for the benefit of, Revolver Agent, any Revolver Claimholders or any agent or trustee therefor shall be junior and subordinate in all respects to all Liens with respect to the Term Loan Priority Collateral securing any Excess Term Loan Obligations.

The priority and subordination provisions set forth in clauses (a) through (f) above with respect to the Liens on the Collateral securing all or any portion of the Revolver Obligations or the Term Loan Obligations are intended to be effective whether or not such Liens are subordinated to any Lien securing any other obligation of any Grantor or any other person (but only to the extent that such subordination is permitted pursuant to the terms of the Revolver Credit Agreement and the Term Loan Credit Agreement, or as contemplated in Section 6.2).

The foregoing and any other provision to the contrary contained in this Agreement notwithstanding, (i) except as expressly provided in this Agreement, Revolver Agent agrees not to contractually subordinate its Lien in any Collateral to the Lien of any other creditor of Grantors without the prior written consent of Term Loan Agent and (ii) except as expressly provided in this Agreement, Term Loan Agent agrees not to contractually subordinate its Lien in any Collateral to the Lien of any other creditor of Grantors without the prior written consent of Revolver Agent.

2.2. Prohibition on Contesting Liens. Each of Term Loan Agent, for itself and on behalf of each Term Loan Claimholder, and Revolver Agent, for itself and on behalf of each Revolver Claimholder, agrees that it will not (and hereby waives any right to), directly or indirectly, contest, or support any other person in contesting, in any proceeding (including any Insolvency Proceeding), the priority, validity, perfection or enforceability of a Lien held by or on behalf of any Revolver Claimholders in the Revolver Collateral or by or on behalf of any Term Loan Claimholders in the Term Loan Collateral, as the case may be, or the provisions of this Agreement; provided, however that nothing in this Agreement shall be construed to prevent or impair the rights of Revolver Agent, any Revolver Claimholder, Term Loan Agent, or any Term Loan Claimholder to enforce the terms of this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Revolver Obligations as provided in Sections 2.1 and 3.

2.3. New Liens. So long as no Insolvency Proceeding has been commenced by or against any Grantor, the parties hereto agree that, unless either the Discharge of Revolver Obligations or the Discharge of Term Loan Obligations has occurred, no Grantor shall:

(a) grant any additional Liens on any asset to secure any Term Loan Obligation unless such Grantor gives Revolver Agent at least five (5) Business Days prior written notice thereof and unless such notice also offers to grant a Lien on such asset to secure the Revolver Obligations concurrently with the grant of a Lien thereon in favor of Term Loan Agent; or

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(b) grant any additional Liens on any asset to secure any Revolver Obligations unless such Grantor gives Term Loan Agent at least five (5) Business Days prior written notice thereof and unless such notice also offers to grant a Lien on such asset to secure the Term Loan Obligations concurrently with the grant of a Lien thereon in favor of Revolver Agent.

To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to Revolver Agent, Revolver Claimholders, Term Loan Agent, or Term Loan Claimholders, Revolver Agent, on behalf of Revolver Claimholders, and Term Loan Agent, on behalf of Term Loan Claimholders, agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.

2.4. Similar Liens and Agreements. The parties hereto agree that it is their intention that the Revolver Collateral and the Term Loan Collateral be identical. In furtherance of the foregoing and of Section 9.8, the parties hereto agree, subject to the other provisions of this Agreement:

(a) upon request by Revolver Agent or Term Loan Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Revolver Collateral and the Term Loan Collateral and the steps taken or to be taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Revolver Loan Documents and the Term Loan Documents;

(b) that the Revolver Collateral Documents and Term Loan Collateral Documents and guarantees for the Revolver Obligations and the Term Loan Obligations, shall be in all material respects the same forms of documents; and

(c) upon request by Teen Loan Agent after the Discharge of the Revolver Priority Obligations, Revolver Agent will provide written notice thereof to each Cash Management Bank (as such term is defined in the Revolver Loan Documents).

The foregoing to the contrary notwithstanding, it is understood by each of the parties that to the extent that Revolver Agent or Term Loan Agent obtains a Lien in an asset (of a type that is not included in the types of assets included in the Collateral as of the date hereof or which would not constitute Collateral without a grant of a security interest or lien separate from the Revolver Loan Documents or Term Loan Documents, as applicable, as in effect immediately prior to obtaining such Lien on such asset) which the other party to this Agreement is directed not to obtain by the requisite Revolver Lenders under the Revolver Credit Agreement or requisite Term Loan Lenders under the Term Loan Credit Agreement, as the case may be, after receiving prior written notice thereof in accordance with the provisions of Section 2.3, the Collateral securing the Revolver Loan Obligations and the Term Loan Obligations will not be identical, and the provisions of the documents, agreements and instruments evidencing such Liens also will not be substantively similar, ,and any such difference in the scope or extent of perfection with respect to the Collateral resulting therefrom are hereby expressly permitted by this Agreement.

SECTION 3. Exercise of Remedies.

3.1. Standstill.

(a) Until the Discharge of Revolver Priority Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, Term Loan Agent and Term Loan Claimholders:

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(i) will not exercise or seek to exercise any rights or remedies with respect to any Revolver Priority Collateral (including any Exercise of Secured Creditor Remedies with respect to any Revolver Priority Collateral);

(ii) will not contest, protest, or object to any Exercise of Secured Creditor Remedies with respect to the Revolver Priority Collateral by Revolver Agent or any Revolver Claimholder and has no right to direct Revolver Agent to Exercise any Secured Creditor Remedies with respect to the Revolver Priority Collateral or take any other action under the Revolver Loan Documents; and

(iii) will not object to (and waive any and all claims with respect to) the forbearance by Revolver Agent or Revolver Claimholders from Exercising any Secured Creditor Remedies with respect to the Revolver Priority Collateral.

(b) Until the Discharge of Term Loan Priority Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, Revolver Agent and Revolver Claimholders:

(i) will not exercise or seek to exercise any rights or remedies with respect to any Term Loan Priority Collateral (including any Exercise of Secured Creditor Remedies with respect to any Term Loan Priority Collateral);

(ii) will not contest, protest, or object to any Exercise of Secured Creditor Remedies with respect to the Term Loan Priority Collateral by Term Loan Agent or any Term Loan Claimholder and has no right to direct Term Loan Agent to Exercise any Secured Creditor Remedies with respect to the Term Loan Priority Collateral or take any other action under the Term Loan Documents; and

(iii) will not object to (and waive any and all claims with respect to) the forbearance by Term Loan Agent or Term Loan Claimholders from Exercising any Secured Creditor Remedies with respect to the Term Loan Priority Collateral.

3.2. Exclusive Enforcement Rights.

(a) Until the Discharge of Revolver Priority Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, Revolver Agent and Revolver Claimholders shall have the exclusive right to Exercise any Secured Creditor Remedies with respect to the Revolver Priority Collateral without any consultation with or the consent of Term Loan Agent or any Term Loan Claimholder. In connection with any such Exercise of Secured Creditor Remedies with respect to the Revolver Priority Collateral, Revolver Agent and the Revolver Claimholders may enforce the provisions of the Revolver Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to Dispose of Revolver Priority Collateral, to incur expenses in connection with such Disposition, and to exercise all the rights and remedies of a secured creditor under applicable law.

(b) Until the Discharge of Term Loan Priority Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, Term Loan Agent and Term Loan Claimholders shall have the exclusive right to Exercise any Secured Creditor Remedies with respect to the Term Loan Priority Collateral without any consultation with or the consent of Revolver Agent or any Revolver Claimholder. In connection with any such Exercise of Secured Creditor Remedies

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with respect to the Term Loan Priority Collateral, Term Loan Agent and the Term Loan Claimholders may enforce the provisions of the Term Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to Dispose of Term Loan Priority Collateral, to incur expenses in connection with such Disposition, and to exercise all the rights and remedies of a secured creditor under applicable law.

3.3. Permitted Actions.

(a) Anything to the contrary in this Section 3 notwithstanding, Term Loan Agent and any Term Loan Claimholder may:

(i) if an Insolvency Proceeding has been commenced by or against any Grantor, file a claim, proof of claim or statement of interest with respect to the Term Loan Obligations;

(ii) take any action (not adverse to the priority status of the Liens on the Revolver Priority Collateral securing the Revolver Priority Obligations, or the rights of Revolver Agent or any Revolver Claimholders to Exercise any Secured Creditor Remedies with respect to the Revolver Priority Collateral) in order to create, register, file, perfect or preserve its Lien in and to the Revolver Priority Collateral;

(iii) file any necessary responsive or defensive pleadings or appeal in opposition to any motion, claim, adversary proceeding, or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of Term Loan Claimholders or any disallowance of such claims, including any claims secured by the Revolver Priority Collateral, if any;

(iv) vote on any plan ‘ of reorganization, compromise, arrangement or proposal and make any filings and motions that are, in each case, in accordance with, the terms of this Agreement, with respect to the Term Loan Obligations and the Term Loan Collateral;

(v) join (but not exercise any control with respect to) any judicial foreclosure proceeding or other judicial lien enforcement proceeding with respect to the Revolver Priority Collateral initiated by Revolver Agent or any Revolver Claimholder to the extent that any such action could not reasonably be expected, in any material respect, to restrain, hinder, limit, delay for any material period or otherwise interfere with the Exercise of Secured Creditor Remedies by Revolver Agent with respect to the Revolver Priority Collateral (it being understood that neither Term Loan Agent nor any Term Loan Claimholder shall be entitled to receive any proceeds thereof unless otherwise expressly permitted herein); and

(vi) exercise any remedies that would be available to an unsecured creditor (to the extent not prohibited by any other provision of this Agreement).

(b) Anything to the contrary in this Section 3 notwithstanding, Revolver Agent and any Revolver Claimholder may:

(i) if an Insolvency Proceeding has been commenced by or against any Grantor, file a claim, proof of claim or statement of interest with respect to the Revolver Obligations;

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(ii) take any action (not adverse to the priority status of the Liens on the Term Loan Priority Collateral securing the Term Loan Priority Obligations, or the rights of Term Loan Agent or any Term Loan Claimholders to Exercise any Secured Creditor Remedies with respect to the Term Loan Priority Collateral) in order to create , register, file, perfect or preserve its Lien in and to the Term Loan Priority Collateral;

(iii) file any necessary responsive or defensive pleadings or appeal in opposition to any motion, claim, adversary proceeding, or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of Revolver Claimholders or any disallowance of such claims, including any claims secured by the Term Loan Priority Collateral, if any;

(iv) vote on any plan of reorganization, compromise, arrangement or proposal and make any filings and motions that are, in each case, in accordance with, the terms of this Agreement, with respect to the Revolver Obligations and the Revolver Collateral;

(v) join (but not exercise any control with respect to) any judicial foreclosure proceeding or other judicial lien enforcement proceeding with respect to the Term Loan Priority Collateral initiated by Term Loan Agent or any Term Loan Claimholder to the extent that any such action could not reasonably be expected, in any material respect, to restrain, hinder, limit, delay for any material period or otherwise interfere with the Exercise of Secured Creditor Remedies by Term Loan Agent with respect to the Term Loan Priority Collateral (it being understood that neither Revolver Agent nor any Revolver Claimholder shall be entitled to receive any proceeds thereof unless otherwise expressly permitted herein);

(vi) exercise any remedies that would be available to an unsecured creditor (to the extent not prohibited by any other provision of this Agreement); and

(vii) access and use the Term Loan Priority Collateral to the extent provided in Section 3.8.

3.4. Retention of Proceeds.

(a) Revolver Agent and Term Loan Agent each agrees that prior to the Discharge of Revolver Priority Obligations, Term Loan Claimholders will not be permitted to retain any proceeds of Revolver Priority Collateral in connection with any Exercise of Secured Creditor Remedies unless and until the Discharge of Revolver Priority Obligations has occurred, and any such proceeds received or retained in any other circumstance will be subject to Section 4.2.

(b) Revolver Agent and Term Loan Agent each agrees that prior to the Discharge of Term Loan Priority Obligations, Revolver Claimholders will not be permitted to retain any proceeds of Term Loan Priority Collateral in connection with any Exercise of Secured Creditor Remedies unless and until the Discharge of Term Loan Priority Obligations has occurred, and any such proceeds received or retained in any other circumstance will be subject to Section 4.2.

3.5. Non-Interference.

(a) Subject to Sections 3.1, 3.3, and 6.5, Term Loan Agent, for itself and on behalf of Term Loan Claimholders, hereby:

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(i) agrees that, except as permitted pursuant to the terms of this Agreement, Term Loan Agent and Term Loan Claimholders will not take any action with respect to the Revolver Priority Collateral that would restrain, hinder, limit, delay, or otherwise interfere with any Exercise of Secured Creditor Remedies by Revolver Agent or any Revolver Claimholder with respect to the Revolver Priority Collateral, or that is otherwise prohibited hereunder, including any Disposition of Revolver Priority Collateral, whether by enforcement, foreclosure or otherwise;

(ii) subject to Section 3.7, until the Discharge of Revolver Priority Obligations, waives any and all rights it or any Term Loan Claimholder may have as a junior lien creditor with respect to the Revolver Priority Collateral or otherwise to object to the manner in which Revolver Agent or Revolver Claimholders seek to enforce or collect the Revolver Priority Obligations (except to the extent such enforcement or collection is in violation of the terms of this Agreement) or the Liens securing the Revolver Priority Obligations granted in any of the Revolver Priority Collateral, regardless of whether any action or failure to act by or on behalf of Revolver Agent or Revolver Claimholders is adverse to the interest of Term Loan Claimholders; and

(iii) acknowledges and agrees that no covenant, agreement or restriction contained in the Term Loan Collateral Documents or any other Term Loan Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of Revolver Agent or Revolver Claimholders with respect to the Revolver Priority Collateral as set forth in this Agreement and the Revolver Loan Documents.

(b) Subject to Sections 3.1, 3.3, and 6.5, Revolver Agent, for itself and on behalf of Revolver Claimholders, hereby:

(i) agrees that, except as permitted pursuant to the terms of this Agreement, Revolver Agent and Revolver Claimholders will not take any action with respect to the Term Loan Priority Collateral that would restrain, hinder, limit, delay, or otherwise interfere with any Exercise of Secured Creditor Remedies by Term Loan Agent or any Term Loan Claimholder with respect to the Term Loan Priority Collateral, or that is otherwise prohibited hereunder, including any Disposition of Term Loan Priority Collateral, whether by enforcement, foreclosure or otherwise;

(ii) subject to Section 3.7, until the Discharge of Term Loan Priority Obligations, waives any and all rights it or any Revolver Claimholder may have as a junior lien creditor with respect to the Term Loan Priority Collateral or otherwise to object to the manner in which Term Loan Agent or Term Loan Claimholders seek to enforce or collect the Term Loan Priority Obligations (except to the extent such enforcement or collection is in violation of the terms of this Agreement) or the Liens securing the Term Loan Priority Obligations granted in any of the Term Loan Priority Collateral, regardless of whether any action or failure to act by or on behalf of Term Loan Agent or Term Loan Claimholders is adverse to the interest of Revolver Claimholders; and

(iii) acknowledges and agrees that no covenant, agreement or restriction contained in the Revolver Collateral Documents or any other Revolver Loan Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Term Loan Agent or the Term Loan Claimholders with respect to the Term Loan Priority Collateral as set forth in this Agreement and the Term Loan Documents.

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3.6. Unsecured Creditor Remedies. Except as set forth in Sections 3.1, 3.5, and 6, any Term Loan Claimholder or any Revolver Claimholder may exercise rights and remedies as unsecured creditors against any Grantor in accordance with the terms of the Term Loan Documents or the Revolver Loan Documents to which such Term Loan Claimholder or Revolver Claimholder is party and applicable law; provided, however, that in the event that any Term Loan Claimholder or Revolver Claimholder becomes an execution creditor with a Lien or a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Term Loan Obligations or the Revolver Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes as the other Liens securing the Term Loan Obligations or the Revolver Obligations.

3.7. Commercially Reasonable Dispositions; Notice of Exercise. Revolver Agent agrees that any Exercise of Secured Creditor Remedies by Revolver Agent with respect to Collateral subject to Article 9 of the UCC shall be conducted by Revolver Agent in a commercially reasonable manner. Term Loan Agent agrees that any Exercise of Secured Creditor Remedies by Term Loan Agent with respect to Collateral subject to Article 9 of the UCC shall be conducted by Term Loan Agent in a commercially reasonable manner. Revolver Agent shall provide reasonable prior notice to Term Loan Agent of its initial Exercise of Secured Creditor Remedies. Term Loan Agent shall provide reasonable prior notice to Revolver Agent of its initial Exercise of Secured Creditor Remedies.

3.8. Access and Use of Term Loan Priority Collateral.

(a) In the event that Term Loan Agent or any Term Loan Claimholder shall acquire control or possession of any of the Term Loan Priority Collateral or shall, through the exercise of remedies under the Term Loan Documents or otherwise, sell any of the Term Loan Priority Collateral to any third party (a “Third Party Purchaser”), Term Loan Agent or such Term Loan Claimholder shall permit Revolver Agent (or shall require as a condition of such sale to the Third Party Purchaser that the Third Party Purchaser agree to permit Revolver Agent), at its option and in accordance with applicable law: (i) to enter any of the premises of any Grantor constituting Term Loan Priority Collateral under such control or possession (or sold to a Third Party Purchaser) during normal business hours in order to inspect, remove or take any action with respect to the Revolver Priority Collateral or to enforce Revolver Agent’s rights with respect thereto, including, but not limited to, the examination and removal of Revolver Priority Collateral and the examination and duplication of any such Term Loan Priority Collateral under such control or possession (or sold to a Third Party Purchaser) consisting of books and records of any Grantor related to the Revolver Priority Collateral; (ii) to use the Term Loan Priority Collateral for the purpose of processing raw materials (to the extent consisting of fresh or frozen seafood or chicken products) or work-in-process into finished inventory; (iii) to use any Term Loan Priority Collateral under such control or possession (or sold to a Third Party Purchaser) consisting of computers or other data processing equipment related to the storage or processing of records, documents or files pertaining to the Revolver Priority Collateral and use any Term Loan Priority Collateral under such control or possession (or sold to a Third Party Purchaser) consisting of other equipment to handle, deal with or dispose of any Revolver Priority Collateral pursuant to Revolver Agent’s rights as set forth in the Revolver Loan Documents, the UCC of any applicable jurisdiction, the PPSA and other applicable law, and (iv) to use any IP Collateral (to the extent not prohibited by the terms of such IP Collateral) to sell or otherwise Dispose of any Revolver Priority Collateral. Such use by Revolver Agent of the Term Loan Priority Collateral, including any IP Collateral, shall not be on an exclusive basis.

(b) Revolver Agent hereby acknowledges that, during the period that any Revolver Priority Collateral shall be under control or possession of Term Loan Agent or Term Loan Claimholders, Term Loan Agent and Term Loan Claimholders shall not be obligated to take any action to protect or to procure insurance with respect to such Collateral, it being understood that Term Loan Agent and Term Loan Claimholders shall have no responsibility for loss or damage to the Revolver Priority Collateral

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(other than as a result of the gross negligence or willful misconduct of the Term Loan Agent and/or the Term Loan Claimholders or their agents, as determined by a final non-appealable judgment of a court of competent jurisdiction) and that all risk of loss or damage to the Revolver Priority Collateral shall remain with the Revolver Agent; provided that to the extent insurance obtained by Term Loan Agent and/or Term Loan Claimholders provides coverage for risks relating to access to or use of Revolver Priority Collateral, Revolver Agent will be made an additional named insured thereunder.

(c) The rights of Revolver Agent set forth in this Section 3.8 with respect to any Term Loan Priority Collateral shall continue until the date one hundred and twenty (120) days after the date Revolver Agent receives written notice from Term Loan Agent that the Term Loan Agent or any Term Loan Claimholder has control or possession of such Term Loan Priority Collateral (except, that such one hundred and twenty (120) day period shall be reduced by the number of days, if any, that Revolver Agent has entered or used such Term Loan Priority Collateral as described in Section 3.8(a) or (b) above, to the extent prior to the date that Term Loan Agent has control or possession of such Term Loan Priority Collateral, or has sold such Term Loan Priority Collateral to a Third Party Purchaser); provided, that if Term Loan Agent has entered into an agreement for the sale of such Term Loan Priority Collateral in a bona fide arm’s length transaction with an unaffiliated person, the rights of Revolver Agent set forth in this Section 3.8 shall only continue (i) with respect to Term Loan Priority Collateral other than IP Collateral, until the later of (A) the date that is 60 days after the date the Term Loan Agent provides Revolver Agent with written notice thereof, together with a copy of the agreement for sale, as duly authorized, executed and delivered by the parties thereto and (B) the date that the proposed purchaser shall require as a condition of such sale that possession of such Term Loan Priority Collateral be given by Term Loan Agent to such purchaser and (ii) with respect to Term Loan Priority Collateral consisting of IP Collateral, until the later of (A) the date that is 90 days after the date the Term Loan Agent provides Revolver Agent with written notice thereof, together with a copy of the agreement for sale, as duly authorized, executed and delivered by the parties thereto and (ii) the date that the proposed purchaser shall require as a condition of such sale that possession of such Term Loan Priority Collateral be given by Term Loan Agent to such purchaser; provided, however, that (1) in no event shall the access and use rights of Revolver Agent exceed the one hundred and twenty (120) day period provided for above and (2) notwithstanding the foregoing, the access and use by Revolver Agent of any Collateral are subject to the provisions set forth in this Section 3.8. In connection with any such sale, Term Loan Agent shall use commercially reasonable efforts to cause such purchaser to not require as a condition of the sale that possession of such Term Loan Priority Collateral be given by Teen Loan Agent to such purchaser prior to the end of the one hundred and twenty (120) day period provided for above or if such period is not acceptable to the purchaser, then the longest period equal to or greater than the sixty (60) day period or ninety (90) day period, as applicable, provided for above which may be acceptable (provided that such efforts by the Term Agent shall not be required if in the good faith determination of the Term Loan Agent such efforts will result in an adverse change in the terms of the proposed sale or have a reasonable likelihood of causing the sale not to occur). The time periods set forth herein shall be tolled during the pendency of any Insolvency Proceeding of any Grantor or other proceedings pursuant to which both the Revolver Agent and the Term Loan Agent are effectively stayed from enforcing their rights against the Revolver Priority Collateral. In no event shall Term Loan Agent take any action to interfere, limit or restrict the rights of Revolver Agent or the exercise of such rights by Revolver Agent to have access to or to use any of such Term Loan Priority Collateral under such possession or control pursuant to this Section 3.8 prior to the expiration of such periods.

(d) During the actual occupation by Revolver Agent, its agents or representatives, of any real property constituting Term Loan Priority Collateral during the access and use period permitted by this Section 3.8, Revolver Agent shall be (i) obligated to pay to Term Loan Agent any rent payable to third parties and all utilities, taxes and other maintenance and operating costs of such real property during any such period of actual occupation by Revolver Agent, but only to the extent Term Loan Agent is

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required to pay or is otherwise paying any such rent, utilities, taxes or other maintenance and operating costs during the actual occupation of such real property by Revolver Agent, its agents or representatives, (ii) obligated to maintain insurance for such real property, substantially similar to the insurance maintained by any Grantor on such real property, naming Term Loan Agent as mortgagee, loss payee and additional insured, but only to the extent such insurance is not otherwise in effect and (iii) obligated to repair at its expense any physical damage to such real property resulting from any act or omission of Revolver Agent or its agents or representatives pursuant to such access, occupancy, use or control of such equipment or real property, and to leave the premises in a condition substantially similar to the condition of such premises prior to the date of the commencement of the use thereof by Revolver Agent.

(e) Revolver Agent shall indemnify and hold harmless Term Loan Agent, Term Loan Claimholders and any Third Party Purchaser from and against (i) any loss, liability, claim, damage or expense (including fees and expenses of legal counsel) arising out of any claim asserted by any third party as a result of any acts or omissions by Revolver Agent, or any of its agents or representatives, in connection with the exercise by Revolver Agent of the rights of access set forth in this Section 3.8, (b) any damage to any Term Loan Priority Collateral (including, without limitation, any damage to real property constituting Term Loan Priority Collateral) caused by any act of Revolver Agent or its agents or representatives and (c) any injury resulting from any release of hazardous materials on real property occupied by Revolver Agent or any of its agents or representatives or arising in connection with the investigation, removal, clean-up and/or remediation of any hazardous material at such real property caused by the access, occupancy, use or control of such real property by Revolver Agent, or any of its agents or representatives. In no event shall Revolver Agent have any liability to Term Loan Agent, Term Loan Claimholders or any Third Party Purchaser pursuant to this Section 3.8 or otherwise as a result of any condition on or with respect to the Term Loan Priority Collateral existing prior to the date of the exercise by Revolver Agent of its rights under Section 3.8 (except to the extent of any injury to any person on the real property constituting Term Loan Priority Collateral or damage to any Term Loan Priority Collateral as a result of such condition that would not have occurred but for the exercise by Revolver Agent of its rights of access set forth in this Section 3.8) and Revolver Agent shall have no duty or liability to maintain the Term Loan Priority Collateral in a condition or manner better than that in which it was maintained prior to the access and/or use thereof by Revolver Agent.

(f) Books and Records. In the event that any Term Loan Claimholder or any Revolver Claimholder shall, in the exercise of its respective rights under the Term Loan Documents or Revolver Loan Documents, as may be applicable, or otherwise, receive possession or control of any books and records of any Grantor which contain information identifying or pertaining to any Collateral in which any other Claimholder has been granted a Lien, the person receiving possession or control of such books and records shall notify Term Loan Agent (if Revolver Agent is sending such notice) or Revolver Agent (if Term Loan Agent is sending such notice) that it has received such books and records and shall, as promptly as practicable thereafter, make available to the Term Loan Agent (if Revolver Agent is sending such notice) or Revolver Agent (if Term Loan Agent is sending such notice) such books and records for inspection and duplication.

SECTION 4. Proceeds.

4.1. Application of Proceeds.

(a) Application of Revolver Priority Collateral Proceeds. Whether or not any Insolvency Proceeding has been commenced by or against any Grantor, except as otherwise provided in Section 3.4, any Revolver Priority Collateral or proceeds thereof received in connection with any Exercise of Secured Creditor Remedies shall (at such time as such Revolver Priority Collateral or proceeds has been monetized) be applied: (a) first, to the payment in full in cash of costs and expenses of Revolver

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Agent in connection with such Exercise of Secured Creditor Remedies, (b) second, to the payment in full in cash or cash collateralization of the Revolver Priority Obligations (excluding any portion thereof consisting of Early Payment Charges) in accordance with the Revolver Loan Documents (as such cash collateralization provisions are in effect on the date hereof), and in the case of payment of any revolving loans, together with the concurrent permanent reduction of any revolving loan commitment thereunder in an amount equal to the amount of such payment, (c) third, to the payment in full in cash of costs and expenses of Term Loan Agent in connection with such Exercise of Secured Creditor Remedies (to the extent Term Loan Agent’s Exercise of Secured Creditor Remedies was permitted hereunder), (d) fourth, to the payment in full in cash of the Term Loan Priority Obligations (excluding any portion thereof consisting of Early Payment Charges) in accordance with the Term Loan Documents, (e) fifth, to the payment in full in cash of the Early Payment Charges in accordance with the Revolver Loan Documents, (f) sixth, to the payment in full in cash of the Early Payment Charges in accordance with the Term Loan Documents, (g) seventh, to the payment in full in cash or cash collateralization of the Excess Revolver Obligations in accordance with the Revolver Loan Documents (as such cash collateralization provisions are in effect on the date hereof), and (g) eighth, to the payment in full in cash of the Excess Term Loan Obligations in accordance with the Term Loan Documents. If any Exercise of Secured Creditor Remedies with respect to the Revolver Priority Collateral produces non-cash proceeds, then such non-cash proceeds shall be held by the Agent that conducted the Exercise of Secured Creditor Remedies as additional Revolver Priority Collateral and, at such time as such non-cash proceeds are monetized, shall be applied as set forth above.

(b) Application of Term Loan Priority Collateral Proceeds. Whether or not any Insolvency Proceeding has been commenced by or against any Grantor, except as otherwise provided in Section 3.4, any Term Loan Priority Collateral or proceeds thereof received in connection with any Exercise of Secured Creditor Remedies shall (at such time as such Term Loan Priority Collateral or proceeds has been monetized) be applied: (a) first, to the payment in full in cash of costs and expenses of Term Loan Agent in connection with such Exercise of Secured Creditor Remedies, (b) second, to the payment in full in cash of the Term Loan Priority Obligations (excluding any portion thereof consisting of Early Payment Charges) in accordance with the Term Loan Documents, (c) third, to the payment in full in cash of costs and expenses of Revolver Agent in connection with such Exercise of Secured Creditor Remedies (to the extent Revolver Agent’s Exercise of Secured Creditor Remedies was permitted hereunder), (d) fourth, to the payment in full in cash or cash collateralization of the Revolver Priority Obligations (excluding any portion thereof consisting of Early Payment Charges) in accordance with the Revolver Loan Documents (as such cash collateralization provisions are in effect on the date hereof), and in the case of payment of any revolving loans, together with the concurrent permanent reduction of any revolving loan commitment thereunder in an amount equal to the amount of such payment, (e) fifth, to the payment in full in cash of the Early Payment Charges in accordance with the Term Loan Documents, (f) sixth, to the payment in full in cash of the Early Payment Charges in accordance with the Revolver Loan Documents, (g) seventh, to the payment in full in cash of the Excess Term Loan Obligations in accordance with the Term Loan Documents, and (h) eighth, to the payment in full in cash or the cash collateralization of the Excess Revolver Obligations in accordance with the Revolver Loan Documents (as such cash collateralization provisions are in effect on the date hereof). If any Exercise of Secured Creditor Remedies with respect to the Term Loan Priority Collateral produces non-cash proceeds, then such non-cash proceeds shall be held by the Agent that conducted the Exercise of Secured Creditor Remedies as additional Term Loan Priority Collateral and, at such time as such non-cash proceeds are monetized, shall be applied as set forth above.

(c) Mixed Collateral Proceeds. In the event that proceeds of Collateral are received in connection with a Disposition of Collateral that involves a combination of Revolver Priority Collateral and Term Loan Priority Collateral, the portion of such proceeds that shall be allocated as proceeds of Revolver Priority Collateral for purposes of this Agreement shall be an amount equal to the net book value of such Revolver Priority Collateral.

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4.2. Turnover.

(a) Unless and until the Discharge of Revolver Priority Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, except as otherwise provided in Section 3.4, any Revolver Priority Collateral or proceeds thereof (including assets or proceeds subject to Liens referred to in the final sentence of Section 2.3 or the proviso in Section 3.6) received by Term Loan Agent or any Term Loan Claimholder (a) in connection with the Exercise of Secured Creditor Remedies with respect to the Revolver Priority Collateral by Term Loan Agent or any Term Loan Claimholder, or (b) as a result of Term Loan Agent’s or any Term Loan Claimholder’s collusion with any Grantor in violating the rights of Revolver Agent or any Revolver Claimholder (within the meaning of Section 9-332 of the UCC), shall be segregated and held in trust and forthwith paid over to Revolver Agent for the benefit of Revolver Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, for application to the Revolver Obligations and the Term Loan Obligations in accordance with Section 4.1. Revolver Agent is hereby authorized to make any such endorsements as agent for Term Loan Agent or any such Term Loan Claimholders. This authorization is coupled with an interest and is irrevocable until the Discharge of Revolver Priority Obligations.

(b) Unless and until the Discharge of Term Loan Priority. Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, except as otherwise provided in Section 3.4, any Term Loan Priority Collateral or proceeds thereof (including assets or proceeds subject to Liens referred to in the final sentence of Section 2.3 or the proviso in Section 3.6) received by Revolver Agent or any Revolver Claimholder (a) in connection with the Exercise of Secured Creditor Remedies with respect to the Term Loan Priority Collateral by Revolver Agent or any Revolver Claimholder, or (b) as a result of Revolver Agent’s or any Revolver Claimholder’s collusion with any Grantor in violating the rights of Term Loan Agent or any Term Loan Claimholder (within the meaning of Section 9-332 of the UCC), shall be segregated and held in trust and forthwith paid over to Term Loan Agent for the benefit of Term Loan Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, for application to the Revolver Obligations and the Term Loan Obligations in accordance with Section 4.1. Term Loan Agent is hereby authorized to make any such endorsements as agent for Revolver Agent or any such Revolver Claimholders. This authorization is coupled with an interest and is irrevocable until the Discharge of Term Loan Priority Obligations.

4.3. No Subordination of the Relative Priority of Claims. Anything to the contrary contained herein notwithstanding, the subordination of the Liens set forth herein is with respect to the priority of the respective Liens held only and shall not constitute a subordination of any of the Term Loan Obligations to any of the Revolver Obligations or of any of the Revolver Obligations to any of the Term Loan Obligations.

SECTION 5. Releases; Dispositions; Other Agreements.

5.1. Releases.

(a) Until the Discharge of Revolver Priority Obligations occurs,

(i) Revolver Agent shall have the exclusive right to make determinations regarding the release or Disposition of any Revolver Priority Collateral pursuant to the terms of the Revolver Loan Documents or in accordance with the provisions of this Agreement, in each case without any consultation with, consent of, or notice to Term Loan Agent or any Term Loan Claimholder.

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(ii) If, in connection with the Exercise of Secured Creditor Remedies with respect to the Revolver Priority Collateral by Revolver Agent as provided for in Section 3 (with the proceeds thereof being applied in accordance with Section 4.1), Revolver Agent releases any of its Liens on any part of the Revolver Priority Collateral, then the Liens of Term Loan Agent on such Revolver Priority Collateral shall be automatically, unconditionally, and simultaneously released. Term Loan Agent, for itself or on behalf of any such Term Loan Claimholders, promptly shall execute and deliver to Revolver Agent such termination or amendment statements, releases, and other documents as Revolver Agent may request to effectively confirm such release.

(iii) If, in connection with any Disposition of any Revolver Priority Collateral permitted under the terms of the Revolver Loan Documents as in effect as of the date hereof, Revolver Agent, for itself or on behalf of any Revolver Claimholders, releases any of its Liens on the portion of the Revolver Priority Collateral that is the subject of such Disposition other than (1) in connection with the Discharge of Revolver Priority Obligations, or (2) after the occurrence and during the continuance of any Term Loan Default, then the Liens of Term Loan Agent on such Revolver Priority Collateral shall be automatically, unconditionally, and simultaneously released (with the proceeds thereof being applied in accordance with Section 4.1). Term Loan Agent, for itself or on behalf of any such Term Loan Claimholders, promptly shall execute and deliver to Revolver Agent such termination or amendment statements, releases, and other documents as Revolver Agent may request to effectively confirm such release.

(iv) In the event of any private or public Disposition of all or any portion of the Revolver Priority Collateral by one or more Grantors with the consent of Revolver Agent after the occurrence and during the continuance of a Revolver Default (and prior to the Discharge of Revolver Priority Obligations), which Disposition is conducted by such Grantors with the consent of Revolver Agent in connection with good faith efforts by Revolver Agent to collect the Revolver Obligations through the Disposition of Revolver Priority Collateral (any such Disposition, a “Revolver Default Disposition”), then the Liens of Term Loan Agent on such Revolver Priority Collateral shall be automatically, unconditionally, and simultaneously released; provided that (1) Revolver Agent also releases its Liens on such Revolver Priority Collateral, (2) the net cash proceeds of any such Revolver Default Disposition are applied in accordance with Section 4.1(a) (as if they were proceeds received in connection with an Exercise of Secured Creditor Remedies), and (3) with respect to Revolver Priority Collateral that is subject to Article 9 of the UCC, the Grantors consummating such Revolver Default Disposition have (a) provided Term Loan Agent with the prior written notice that would have been required if the Revolver Default Disposition were a disposition of collateral by a secured creditor under Article 9 of the UCC, and (b) conducted such Revolver Default Disposition in a commercially reasonable manner as if such Revolver Default Disposition were a disposition of collateral by a secured creditor in accordance with Article 9 of the UCC.

(v) Term Loan Agent, for itself and on behalf of Term Loan Claimholders, hereby irrevocably constitutes and appoints Revolver Agent and any officer or agent of Revolver Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Term Loan Agent or such Term Loan Claimholder or in Revolver Agent’s own name, from time to time in Revolver Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1(a), to take any and all appropriate action and to execute any and all documents and instruments that may be necessary to accomplish the purposes of this Section 5.1(a), including any endorsements or other instruments of transfer or release.

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(vi) To the extent that Revolver Agent or Revolver Claimholders have released any Lien on Revolver Priority Collateral and such Lien is later reinstated, then Term Loan Agent, for itself and for Term Loan Claimholders, shall be entitled to obtain a Lien on such Revolver Priority Collateral, subject to the terms (including the lien subordination provisions) of this Agreement.

(b) Until the Discharge of Term Loan Priority Obligations occurs,

(i) Term Loan Agent shall have the exclusive right to make determinations regarding the release or Disposition of any Term Loan Priority Collateral pursuant to the terms of the Term Loan Documents or in accordance with the provisions of this Agreement, in each case without any consultation with, consent of, or notice to Revolver Agent or any Revolver Claimholder.

(ii) If, in connection with the Exercise of Secured Creditor Remedies with respect to the Term Loan Priority Collateral by Term Loan Agent as provided for in Section 3 (with the proceeds thereof being applied in accordance with Section 4.1), Term Loan Agent releases any of its Liens on any part of the Term Loan Priority Collateral (provided that, no Grantor shall be released unless the Stock of such Grantor is sold in connection with such Exercise of Secured Creditor Remedies), then the Liens of Revolver Agent on such Term Loan Priority Collateral shall be automatically, unconditionally, and simultaneously released. Revolver Agent, for itself or on behalf of any such Revolver Claimholders, promptly shall execute and deliver to Term Loan Agent such termination or amendment statements, releases, and other documents as Term Loan Agent may request to effectively confirm such release.

(iii) If, in connection with any Disposition of any Term Loan Priority Collateral permitted under the terms of the Term Loan Documents as in effect as of the date hereof, Term Loan Agent, for itself or on behalf of any Term Loan Claimholders, releases any of its Liens on the portion of the Term Loan Priority Collateral that is the subject of such Disposition, or releases any Grantor from its obligations in respect of the Term Loan Obligations (provided that, no Grantor shall be released unless the Stock of such Grantor is the subject of such Disposition), in each case other than (1) in connection with the Discharge of Term Loan Priority Obligations, or (2) after the occurrence and during the continuance of any Revolver Loan Default, then the Liens of Revolver Agent on such Term Loan Priority Collateral, and the obligations of such Grantor in respect of the Revolver Obligations, shall be automatically, unconditionally, and simultaneously released (with the proceeds thereof being applied in accordance with Section 4.1). Revolver Agent, for itself or on behalf of any such Revolver Claimholders, promptly shall execute and deliver to Term Loan Agent such termination or amendment statements, releases, and other documents as Term Loan Agent may request to effectively confirm such release.

(iv) In the event of any private or public Disposition of all or any portion of the Term Loan Priority Collateral by one or more Grantors with the consent of Term Loan Agent after the occurrence and during the continuance of a Term Loan Default (and prior to the Discharge of Term Loan Priority Obligations), which Disposition is conducted by such Grantors with the consent of Term Loan Agent in connection with good faith efforts by Term Loan Agent to collect the Term Loan Obligations through the Disposition of Term Loan Priority Collateral (any such Disposition, a “Term Loan Default Disposition”), then the Liens of Revolver Agent on such Term Loan Priority Collateral shall be automatically, unconditionally, and

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simultaneously released (and, if the Term Loan Default Disposition includes equity interests in any Grantor, Revolver Agent further agrees to release those persons whose equity interests are Disposed of from all of their obligations under the Revolver Loan Documents); provided that (1) Term Loan Agent also releases its Liens on such Term Loan Priority Collateral (and, if the Term Loan Default Disposition includes equity interests in any Grantor, Term Loan Agent is also releasing those persons whose equity interests are Disposed of from all of their obligations under the Term Loan Documents), (2) the net cash proceeds of any such Term Loan Default Disposition are applied in accordance with Section 4.1(b) (as if they were proceeds received in connection with an Exercise of Secured Creditor Remedies), and (3) with respect to Term Loan Priority Collateral that is subject to Article 9 of the UCC, the Grantors consummating such Term Loan Default Disposition have (a) provided Revolver Agent with the prior written notice that would have been required if the Term Loan Default Disposition were a disposition of collateral by a secured creditor under Article 9 of the UCC, and (b) conducted such Term Loan Default Disposition in a commercially reasonable manner as if such Term Loan Default Disposition were a disposition of collateral by a secured creditor in accordance with Article 9 of the UCC.

(v) Revolver Agent, for itself and on behalf of Revolver Claimholders, hereby irrevocably constitutes and appoints Term Loan Agent and any officer or agent of Term Loan Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Revolver Agent or such Revolver Claimholder or in Term Loan Agent’s own name, from time to time in Term Loan Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1(b), to take any and all appropriate action and to execute any and all documents and instruments that may be necessary to accomplish the purposes of this Section 5.1(b), including any endorsements or other instruments of transfer or release.

(vi) To the extent that Term Loan Agent or Term Loan Claimholders have released any Lien on Term Loan Priority Collateral or any Grantor with respect to the Term Loan Priority Obligations, and any such Liens or obligations are later reinstated, then Revolver Agent, for itself and for Revolver Claimholders, shall be entitled to obtain a Lien on such Term Loan Priority Collateral, subject to the terms (including the lien subordination provisions) of this Agreement, and a guaranty from such Grantor, as the case may be.

5.2. Insurance.

(a) Unless and until the Discharge of the Revolver Obligations has occurred,

(i)(1) Revolver Agent and the Revolver Claimholders shall have the sole and exclusive right, subject to the rights of Grantors under the Revolver Loan Documents, to adjust and settle any claim under any insurance policy covering the Revolver Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Revolver Priority Collateral; and (2) all proceeds of any such insurance policy and any such award (or any payments with respect to a deed in lieu of condemnation or an expropriation or similar proceeding) shall be paid, subject to the rights of Grantors under the Revolver Loan Documents and the Term Loan Documents, first to Revolver Claimholders and Term Loan Claimholders in accordance with the priorities set forth in Section 4.1, until paid in full in cash, and second, to the owner of the subject property, such other person as may be entitled thereto, or as a court of competent jurisdiction may otherwise direct; and

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(ii) if Term Loan Agent or any Term Loan Claimholders shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Section 5.2(a), it shall pay such proceeds over to Revolver Agent in accordance with the terms of Section 4.2.

(b) Unless and until the Discharge of the Term Loan Obligations has occurred,

(i)(1) Term Loan Agent and the Term Loan Claimholders shall have the sole and exclusive right, subject to the rights of Grantors under the Term Loan Documents, to adjust and settle any claim under any insurance policy covering the Term Loan Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Teen Loan Priority Collateral; and (2) all proceeds of any such insurance policy and any such award (or any payments with respect to a deed in lieu of condemnation or an expropriation or similar proceeding) shall be paid, subject to the rights of Grantors under the Revolver Loan Documents and the Term Loan Documents, first to Revolver Claimholders and Term Loan Claimholders in accordance with the priorities set forth in Section 4.1, until paid in full in cash, and second, to the owner of the subject property, such other person as may be entitled thereto, or as a court of competent jurisdiction may otherwise direct; and

(ii) if Revolver Agent or any Revolver Claimholders shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Section 5.2(b), it shall pay such proceeds over to Term Loan Agent in accordance with the terms of Section 4.2.

(c) Unless and until either the Discharge of the Revolver Obligations or the Discharge of the Term Loan Obligations, if any claim under any insurance policy relates to a casualty event involving both Revolver Priority Collateral and Term Loan Priority Collateral, then the adjustment and settlement of such claim shall require the consent of both the Term Loan Agent and the Revolver Agent.

5.3. Amendments; Refinancings.

(a) The Revolver Loan Documents may be amended, supplemented, or otherwise modified in accordance with their terms and the Revolver Obligations may be Refinanced, in each case without notice to, or the consent of, Term Loan Agent or Term Loan Claimholders, all without affecting the lien subordination or other provisions of this Agreement; provided, however, that, in the case of a Refinancing, the holders of such Refinancing debt bind themselves (in a writing addressed to Term Loan Agent for the benefit of itself and the Term Loan Claimholders) to the terms of this Agreement; provided further, however, that any such amendment, supplement, modification, or Refinancing shall not, without the prior written consent of Term Loan Agent (which it shall be authorized to consent to based upon an affirmative vote of Term Loan Claimholders holding a majority of the debt under the Term Loan Credit Agreement):

(i) contravene the provisions of this Agreement;

(ii) increase the outstanding principal amount of the loans (including any Intentional Overadvances and Protective Advances) plus the amount of outstanding undrawn Letters of Credit and outstanding Bank Product Obligations to an amount that would exceed the Revolver Cap;

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(iii) increase the “Applicable Margin” or similar component of the interest rate by more than 3.00 percentage points per annum (excluding increases resulting from the accrual of interest at the default rate);

(iv) extend the scheduled final maturity of the Revolver Credit Agreement or any Refinancing thereof beyond the scheduled maturity of the Term Loan Credit Agreement;

(v) modify (or have the effect of a modification of) the mandatory prepayment provisions of the Revolver Credit Agreement or any Revolver Loan Document in a manner that makes them more restrictive to Grantors or in any manner materially adverse to the Term Loan Claimholders; or

(vi) add any prohibition on payment of the Term Loan Obligations in addition to those set forth under the Revolver Credit Agreement as in effect on the date hereof.

(b) The Term Loan Documents may be amended, supplemented, or otherwise modified in accordance with their terms and the Term Loan Obligations may be Refinanced, in each case without notice to, or the consent of, Revolver Agent or Revolver Claimholders, all without affecting the lien subordination or other provisions of this Agreement; provided, however, that, in the case of a Refinancing, the holders of such Refinancing debt bind themselves (in a writing addressed to Revolver Agent for the benefit of itself and the Revolver Claimholders) to the terms of this Agreement; provided further, however, that any such amendment, supplement, modification, or Refinancing shall not, without the prior written consent of Revolver Agent (which it shall be authorized to consent to based upon an affirmative vote of Revolver Claimholders holding a majority of the debt under the Revolver Credit Agreement):

(i) contravene the provisions of this Agreement;

(ii) increase the outstanding principal amount of the loans to an amount that would exceed the Term Loan Cap;

(iii) increase the “Applicable Margin” or similar component of the cash pay portion of any interest rate by more than 3.00 percentage points per annum (excluding increases resulting from the accrual of interest at the default rate);

(iv) change to earlier dates any dates upon which payments of principal or interest are due thereon;

(v) modify (or have the effect of a modification of) the mandatory prepayment provisions of the Term Loan Credit Agreement or any Term Loan Document in a manner that makes them more restrictive to Grantors or in any manner materially adverse to the Revolver Claimholders; or

(vi) add any prohibition on payment of the Revolver Obligations in addition to those set forth under the Term Loan Credit Agreement as in effect on the date hereof.

(c) Revolver Agent agrees that it shall not consent to any request by any Borrower, or otherwise agree with any Borrower, to voluntarily reduce any revolving credit commitment under the Revolver Credit Agreement without the prior written consent of Term Loan Agent.

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5.4. Bailee for Perfection.

(a) Revolver Agent and Term Loan Agent each agree to hold or control that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees), to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC, the PPSA or other applicable law (such Collateral being referred to as the “Pledged Collateral”), as bailee and as a non-fiduciary agent for Term Loan Agent or Revolver Agent, as applicable (such bailment and agency being intended, among other things, to satisfy the requirements of possession or control under the PPSA or Sections 8-301(a)(2), 9-31.3(c), 9-104, 9-105, 9-106, and 9-107 of the UCC), solely for the purpose of perfecting the security interest granted under the Term Loan Documents or the Revolver Loan Documents, as applicable, subject to the terms and conditions of this Section 5.4. Unless and until the Discharge of Revolver Priority Obligations, Term Loan Agent agrees to promptly notify Revolver Agent of any Pledged Collateral that is Revolver Priority Collateral held by it or by any Term Loan Claimholders, and, immediately upon the request of Revolver Agent at any time prior to the Discharge of Revolver Priority Obligations, Term Loan Agent agrees to deliver to Revolver Agent any such Pledged Collateral held by it or by any Term Loan Claimholders, together with any necessary endorsements (or otherwise allow Revolver Agent to obtain possession or control of such Pledged Collateral). Revolver Agent hereby agrees that upon the Discharge of Revolver Priority Obligations, upon the written request of Term Loan Agent, to the extent that the applicable control agreement is in full force and effect and has not been terminated, Revolver Agent shall continue to act as such a bailee and non-fiduciary agent for Term Loan Agent (solely for the purpose of perfecting the security interest granted under the Term Loan Documents and at the expense of Term Loan Agent) with respect to the deposit account or securities account that is the subject of such control agreement, until the earlier to occur of (x) 30 days after the date when the Discharge of Revolver Priority Obligations has occurred, and (y) the date when a control agreement is executed in favor of Term Loan Agent with respect to such deposit account or securities account. Unless and until the Discharge of Term Loan Priority Obligations, Revolver Agent agrees to promptly notify Term Loan Agent of any Pledged Collateral that is Term Loan Priority Collateral held by it or by any Revolver Claimholders, and, immediately upon the request of Term Loan Agent at any time prior to the Discharge of Term Loan Priority Obligations, Revolver Agent agrees to deliver to Term Loan Agent any such Pledged Collateral held by it or by any Revolver Claimholders, together with any necessary endorsements (or otherwise allow Term Loan Agent to obtain control of such Pledged Collateral). Term Loan Agent hereby agrees that upon the Discharge of Term Loan Priority Obligations, upon the written request of Revolver Agent, to the extent that the applicable control agreement is in full force and effect and has not been terminated, Term Loan Agent shall continue to act as such a bailee and non-fiduciary agent for Revolver Agent (solely for the purpose of perfecting the security interest granted under the Revolver Documents and at the expense of Revolver Agent) with respect to the deposit account or securities account that is the subject of such control agreement, until the earlier to occur of (x) 30 days after the date when the Discharge of Term Loan Priority Obligations has occurred, and (y) the date when a control agreement is executed in favor of Revolver Agent with respect to such deposit account or securities account.

(b) Revolver Agent shall have no obligation whatsoever to Term Loan Agent or any Term Loan Claimholder to ensure that the Pledged Collateral is genuine or owned by any of Grantors or to preserve rights or benefits of any person except as expressly set forth in this Section 5.4. Term Loan Agent shall have no obligation whatsoever to Revolver Agent or any Revolver Claimholder to ensure that the Pledged Collateral is genuine or owned by any of Grantors or to preserve rights or benefits of any person except as expressly set forth in this Section 5.4. The duties or responsibilities of Revolver Agent under this Section 5.4 shall be limited solely to holding or controlling the Pledged Collateral as bailee and agent in accordance with this Section 5.4 and delivering the Pledged Collateral upon a Discharge of Revolver Priority Obligations as provided in paragraph (d) of this Section 5.4. The duties or responsibilities of Term Loan Agent under this Section 5.4 shall be limited solely to holding or

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controlling the Pledged Collateral as bailee and agent in accordance with this Section 5.4 and delivering the Pledged Collateral upon a Discharge of Revolver Priority Obligations as provided in paragraph (e) of this Section 5.4.

(c) Revolver Agent acting pursuant to this Section 5.4 shall not have by reason of the Revolver Collateral Documents, the Term Loan Collateral Documents, or this Agreement a fiduciary relationship in respect of Term Loan Agent or any Term Loan Claimholder. Term Loan Agent acting pursuant to this Section 5.4 shall not have by reason of the Revolver Collateral Documents, the Term Loan Collateral Documents, or this Agreement a fiduciary relationship in respect of Revolver Agent or any Revolver Claimholder.

(d) Upon the payment (or cash collateralization, as applicable) in full in cash of all Revolver Priority Obligations, Revolver Agent shall deliver the remaining Pledged Collateral (if any) that is Revolver Priority Collateral together with any necessary endorsements, first, to Term Loan Agent to the extent Term Loan Obligations remain outstanding as confirmed in writing by Term Loan Agent, and, to the extent that Term Loan Agent confirms no Term Loan Obligations are outstanding, second, to the Grantors to the extent no Revolver Obligations or Term Loan Obligations remain outstanding (in each case, so as to allow such person to obtain possession or control of such Pledged Collateral). At such time, Revolver Agent further agrees to take all other action reasonably requested by Term Loan Agent at the expense of Grantors (including amending any outstanding control agreements) to enable Term Loan Agent to obtain a first priority security interest in the Revolver Priority Collateral.

(e) Upon the payment (or cash collateralization, as applicable) in full in cash of all Term Loan Priority Obligations, Term Loan Agent shall deliver the remaining Pledged Collateral (if any) that is Term Loan Priority Collateral together with any necessary endorsements, first, to Revolver Agent to the extent Revolver Obligations remain outstanding as confirmed in writing by Revolver Agent, and, to the extent that Revolver Agent confirms no Revolver Obligations are outstanding, second, to Grantors to the extent no Revolver Obligations or Term Loan Obligations remain outstanding (in each case, so as to allow such person to obtain possession or control of such Pledged Collateral). At such time, Term Loan Agent further agrees to take all other action reasonably requested by Revolver Agent at the expense of Grantors (including amending any outstanding control agreements) to enable Revolver Agent to obtain a first priority security interest in the Term Loan Priority Collateral.

5.5. When Discharge of Revolver Priority Obligations, Discharge of Revolver Obligations, Discharge of Term Loan Priority Obligations, or Discharge of Term Loan Obligations Deemed to Not Have Occurred.

(a) If Borrowers enter into any Refinancing of the Revolver Priority Obligations, then a Discharge of Revolver Priority Obligations shall be deemed not to have occurred for all purposes of this Agreement, and the obligations under such Refinancing of such Revolver Priority Obligations shall be treated as Revolver Priority Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and Revolver Agent under the Revolver Loan Documents effecting such Refinancing shall be Revolver Agent for all purposes of this Agreement. Revolver Agent under such Revolver Loan Documents shall agree (in a writing addressed to Term Loan Agent for the benefit of itself and the Term Loan Claimholders) to be bound by the terms of this Agreement.

(b) If U.S. Borrower enters into any Refinancing of the Term Loan Priority Obligations, then a Discharge of Term Loan Priority Obligations shall be deemed not to have occurred for all purposes of this Agreement, and the obligations under such Refinancing of such Term Loan Priority Obligations shall be treated as Term Loan Priority Obligations for all purposes of this Agreement,

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including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and Term Loan Agent under the Term Loan Documents effecting such Refinancing shall be Term Loan Agent for all purposes of this Agreement. Term Loan Agent under such Term Loan Documents shall agree (in a writing addressed to Revolver Agent for the benefit of itself and the Revolver Claimholders) to be bound by the terms of this Agreement.

(c) If Borrowers enter into any Refinancing of the Revolver Obligations, then a Discharge of Revolver Obligations shall be deemed not to have occurred for all purposes of this Agreement, and the obligations under such Refinancing of such Revolver Obligations shall be treated as Revolver Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and Revolver Agent under the Revolver Loan Documents effecting such Refinancing shall be Revolver Agent for all purposes of this Agreement. Revolver Agent under such Revolver Loan Documents shall agree (in a writing addressed to Term Loan Agent for the benefit of itself and the Term Loan Claimholders) to be bound by the terms of this Agreement.

(d) If Borrowers enter into any Refinancing of the Term Loan Obligations, then a Discharge of Term Loan Obligations shall be deemed not to have occurred for all purposes of this Agreement, and the obligations under such Refinancing of such Term Loan Obligations shall be treated as Term Loan Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and Term Loan Agent under the Term Loan Documents effecting such Refinancing shall be Term Loan Agent for all purposes of this Agreement. Term Loan Agent under such Term Loan Documents shall agree (in a writing addressed to Revolver Agent for the benefit of itself and the Revolver Claimholders) to be bound by the terms of this Agreement.

5.6. Purchase Options.

(a) Revolver Claimholders Purchase Option.

(i) Upon the occurrence and during the continuation of a Revolver Triggering Event, then, in any such case, any one or more of Revolver Claimholders (acting in their individual capacity or through one or more affiliates) shall have the right, but not the obligation (each Revolver Claimholder having a ratable right to make the purchase, with each Revolver Claimholder’s right to purchase being automatically proportionately increased by the amount not purchased by another Revolver Claimholder), upon 5 Business Days advance written notice from such Revolver Claimholders (a “Revolver Purchase Notice”) to Term Loan Agent, for the benefit of the Term Loan Claimholders, to acquire from the Term Loan Claimholders all (but not less than all) of the right, title, and interest of Term Loan Claimholders in and to the Term Loan Priority Obligations and the Term Loan Documents. The Revolver Purchase Notice, if given, shall be irrevocable.

(ii) On the date specified by Revolver Agent in the Revolver Purchase Notice (which shall not be more than 5 Business Days after the receipt by Revolver Agent of the Revolver Purchase Notice), Term Loan Claimholders shall sell to the purchasing Revolver Claimholders and purchasing Revolver Claimholders shall purchase from the Term Loan Claimholders, the Term Loan Priority Obligations.

(iii) On the date of such purchase and sale, purchasing Revolver Claimholders shall (A) pay to Term Loan Agent, for the benefit of Term Loan Claimholders, as the purchase price therefor the full amount of all the Term Loan Obligations (other than the Excess Term Loan Obligations) then outstanding and unpaid and (B) agree to reimburse Term Loan Agent and Term Loan Claimholders for all expenses to the extent earned or due and payable

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in accordance with the Term Loan Documents (including the reimbursement of extraordinary expenses, financial examination expenses, and appraisal fees). Anything contained in this paragraph to the contrary notwithstanding, in the event that (X) purchasing Revolver Claimholders receive all or a portion of any Early Payment Charges payable pursuant to the Term Loan Documents in cash, and (Y) all Term Loan Obligations purchased by such purchasing Revolver Claimholders and all of the Revolver Obligations (other than the Excess Revolver Obligations), including principal, interest and fees thereon and costs and expenses of collection thereof (including reasonable attorneys fees and legal expenses), are repaid in full in cash, in each case, within 120 days following the date on which the purchasing Revolver Claimholders pay the purchase price described in clauses (A)-(B) of this paragraph, then, within 3 Business Days after receipt by such Revolver Claimholders of such amounts, purchasing Revolver Claimholders shall pay a supplemental purchase price to Taw’ Loan Agent, for the benefit of the Term Loan Claimholders, in respect of their purchase under this Section 5.6 in an amount equal to the portion of the Early Termination Charges received by purchasing Revolver Claimholders to which Term Loan Claimholders would have been entitled to receive had the purchase under this paragraph not occurred. Such purchase price shall be remitted by wire transfer in federal funds to such bank account of Term Loan Agent as Term Loan Agent may designate in writing to Revolver Agent for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by purchasing Revolver Claimholders to the bank account designated by Term Loan Agent are received in such bank account prior to 2:00 p.m., New York City time, and interest shall be calculated to and including such Business Day if the amounts so paid by purchasing Revolver Claimholders to the bank account designated by Term Loan Agent are received in such bank account later than 2:00 p.m., New York City time.

(iv) Such purchase shall be expressly made without representation or warranty of any kind by Term Loan Agent and Term Loan Claimholders as to the Term Loan Obligations so purchased or otherwise and without recourse to Term Loan Agent or any Term Loan Claimholder, except that each Term Loan Claimholder shall represent and warrant: (A) that the amount quoted by such Term Loan Claimholder as its portion of the purchase price represents the amount shown as owing with respect to the claims transferred as reflected on its books and records, (B) it owns, or has the right to transfer to purchasing Revolver Claimholders, the rights being transferred, and (C) such transfer will be free and clear of Liens.

(v) In the event that any one or more of Revolver Claimholders exercises and consummates the purchase option set forth in this Section 5.6(a), (A) Term Loan Agent shall have the right, but not the obligation, to immediately resign under the Term Loan Credit Agreement, and (B) purchasing Revolver Claimholders shall have the right, but not the obligation, to require Term Loan Agent to immediately resign under the Term Loan Credit Agreement.

(b) Term Loan Claimholders Purchase Option.

(i) Upon the occurrence and during the continuation of a Term Loan Triggering Event, then, in any such case, any one or more of Term Loan Claimholders (acting in their individual capacity or through one or more affiliates) shall have the right, but not the obligation (each Term Loan Claimholder having a ratable right to make the purchase, with each Term Loan Claimholder’s right to purchase being automatically proportionately increased by the amount not purchased by another Term Loan Claimholder), upon 5 Business Days advance written notice from such Term Loan Claimholders (a “Term Loan Purchase Notice”) to Revolver Agent, for the benefit of Revolver Claimholders, to acquire from Revolver Claimholders all (but not less than all) of the right, title, and interest of Revolver Claimholders in and to the Revolver Priority Obligations and the Revolver Loan Documents. The Term Loan Purchase Notice, if given, shall be irrevocable.

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(ii) On the date specified by Term Loan Agent in the Term Loan Purchase Notice (which shall not be more than 5 Business Days after the receipt by Revolver Agent of the Term Loan Purchase Notice), Revolver Claimholders shall sell to the purchasing Term Loan Claimholders and purchasing Term Loan Claimholders shall purchase from Revolver Claimholders, the Revolver Priority Obligations.

(iii) On the date of such purchase and sale, purchasing Term Loan Claimholders shall (A) pay to Revolver Agent, for the benefit of Revolver Claimholders, as the purchase price therefor the full amount of all the Revolver Obligations (other than the Excess Revolver Obligations and other than Revolver Obligations cash collateralized in accordance with clause (iii)(B) below) then outstanding and unpaid, (B) furnish cash collateral to Revolver Agent to secure Revolver Agent and Revolver Claimholders in connection with (1) any issued and outstanding Letters of Credit (but not in any event in an amount greater than 105% of the aggregate undrawn amount of such Letters of Credit) and (2) Bank Product Obligations in accordance with the Revolver Loan Documents (as such cash collateralization provisions are in effect on the date hereof), and (C) agree to reimburse Revolver Agent and Revolver Claimholders for all expenses to the extent earned or due and payable in accordance with the Revolver Loan Documents (including the reimbursement of extraordinary expenses, financial examination expenses, and appraisal fees). Anything contained in this paragraph to the contrary notwithstanding, in the event that (X) purchasing Term Loan Claimholders receive all or a portion of any Early Payment Charges payable pursuant to the Revolver Loan Documents in cash, (Y) all Revolver Obligations purchased by such purchasing Term Loan Claimholders and all of the Term Loan Obligations (other than the Excess Term Loan Obligations), including principal, interest and fees thereon and costs and expenses of collection thereof (including reasonable attorneys fees and legal expenses), are repaid in full in cash, and (Z) the Revolver Credit Agreement is terminated, in each case, within 120 days following the date on which the purchasing Term Loan Claimholders pay the purchase price described in clauses (A)-(C) of this paragraph, then, within 3 Business Days after receipt by such Term Loan Claimholders of such amounts, purchasing Term Loan Claimholders shall pay a supplemental purchase price to Revolver Agent, for the benefit of Revolver Claimholders, in respect of their purchase under this Section 5.6 in an amount equal to the portion of the Early Payment Charges received by purchasing Term Loan Claimholders to which Revolver Claimholders would have been entitled to receive had the purchase under this paragraph not occurred. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of Revolver Agent as Revolver Agent may designate in writing to Term Loan Agent for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by purchasing Term Loan Claimholders to the bank account designated by Revolver Agent are received in such bank account prior to 2:00 p.m., New York City time, and interest shall be calculated to and including such Business Day if the amounts so paid by purchasing Term Loan Claimholders to the bank account designated by Revolver Agent are received in such bank account later than 2:00 p.m., New York City time.

(iv) After giving effect to any payment made as described in clause (iii)(B) above, those amounts (if any) then on deposit with the Revolver Agent which exceed the sum of (A) one hundred five percent (105%) of the sum of the aggregate undrawn amount of all then outstanding Letters of Credit plus (B) the amount of cash collateral reasonably determined by Revolver Agent to be sufficient to collateralize the reasonably estimated credit exposure with respect to the then existing Bank Products, shall be returned to the purchasing Term Loan

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Claimholders (as their interests appear). Furthermore, at such time as all such Letters of Credit have been cancelled, expired or been fully drawn, and all Bank Product Obligations have been paid, terminated or otherwise satisfied, as the case may be, any excess cash collateral deposited as described in clause (iii)(B) above (and not previously applied to such Revolver Priority Obligations) shall be returned to the purchasing Term Loan Claimholders (as their interests appear). The Revolver Agent agrees not to amend, modify, renew or extend any such Letters of Credit or Bank Product Obligations during the period during which such cash collateral is deposited as described in clause (iii)(B) above.

(v) Such purchase shall be expressly made without representation or warranty of any kind by Revolver Agent and Revolver Claimholders as to the Revolver Obligations so purchased or otherwise and without recourse to Revolver Agent or any Revolver Claimholder, except that each Revolver Claimholder shall represent and warrant: (A) that the amount quoted by such Revolver Claimholder as its portion of the purchase price represents the amount shown as owing with respect to the claims transferred as reflected on its books and records, (B) it owns, or has the right to transfer to purchasing Term Loan Claimholders, the rights being transferred, and (C) such transfer will be free and clear of Liens.

(vi) In the event that any one or more of Term Loan Claimholders exercises and consummates the purchase option set forth in this Section 5.6(b), (A) Revolver Agent shall have the right, but not the obligation, to immediately resign under the Revolver Credit Agreement, and (B) purchasing Term Loan Claimholders shall have the right, but not the obligation, to require Revolver Agent to immediately resign under the Revolver Credit Agreement.

5.7. Injunctive Relief. Should any Term Loan Claimholder in any way take, attempt to, or threaten to take any action contrary to terms of this Agreement with respect to the Collateral, or fail to take any action required by this Agreement, Revolver Agent or any Revolver Claimholder may obtain relief against such Term Loan Claimholder by injunction, specific performance, or other appropriate equitable relief, it being understood and agreed by Term Loan Agent that (a) Revolver Claimholders’ damages from such actions may at that time be difficult to ascertain and may be irreparable, and (b) each Term Loan Claimholder waives any defense that such Grantor and/or Revolver Claimholders cannot demonstrate damage and/or be made whole by the awarding of damages. Should any Revolver Claimholder in any way take, attempt to, or threaten to take any action contrary to terms of this Agreement with respect to the Collateral, or fail to take any action required by this Agreement, Term Loan Agent or any Term Loan Claimholder (in its or their own name or in the name of any Grantor) or any Grantor may obtain relief against such Revolver Claimholder by injunction, specific performance, and/or other appropriate equitable relief, it being understood and agreed by Revolver Claimholders that (i) Term Loan Claimholders’ damages from such actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Revolver Claimholder waives any defense that such Grantor and/or Term Loan Claimholders cannot demonstrate damage and/or be made whole by the awarding of damages. Revolver Agent and Term Loan Agent hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by Revolver Agent or Revolver Claimholders or Term Loan Agent or Term Loan Claimholders, as the case may be.

SECTION 6. Insolvency Proceedings.

6.1. Enforceability and Continuing Priority. This Agreement shall be applicable both before and after the commencement of any Insolvency Proceeding and all converted or succeeding cases in respect thereof. The relative rights of Claimholders in or to any distributions from or in respect of any

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Collateral or proceeds of Collateral, shall continue after the commencement of any Insolvency Proceeding. Accordingly, the provisions of this Agreement are intended to be and shall be enforceable as a subordination agreement within the meaning of Section 510 of the Bankruptcy Code.

6.2. Financing.

(a) Until the Discharge of Revolver Priority Obligations has occurred, if any Grantor shall be subject to any Insolvency Proceeding and Revolver Agent consents to the use of Revolver Priority Collateral that is post-filing/post-petition cash collateral (including as such term is defined in Section 363(a) of the Bankruptcy Code, “Revolver Cash Collateral”) on which Revolver Agent has a Lien or permits any Grantor to obtain financing provided by any one or more Revolver Claimholders under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law or pursuant to an order granted in an Insolvency Proceeding granting a priority debtor-in-possession or interim financing charge, that is secured by Revolver Priority Collateral (but not any Term Loan Priority Collateral) (such financing, a “Revolver DIP Financing”), then Term Loan Agent agrees that it will raise no objection to such use of Revolver Cash Collateral or provision of Revolver DIP Financing (but may otherwise object to the need for or the terms of such use of Revolver Cash Collateral or Revolver DIP Financing) and, to the extent the Liens on Revolver Priority Collateral securing the Revolver Obligations are subordinated to or pari passu with the Liens on the Revolver Priority Collateral securing such Revolver DIP Financing, Term Loan Agent will subordinate its Liens in the Revolver Priority Collateral to the Liens on Revolver Priority Collateral securing such Revolver DIP Financing; provided that (a) the principal amount of any such Revolver DIP Financing plus the outstanding principal amount of other Revolver Obligations does not exceed the Revolver Cap, (b) the interest rate, fees, advance rates, lending sublimits and limits, and other terms of such Revolver DIP Financing are commercially reasonable under the circumstances, (c) the Term Loan Agent receives a replacement Lien on post-petition assets to the same extent granted to the Revolver Claimholders providing the Revolver DIP Financing, which Lien will be subordinated to the Liens securing the Revolver Obligations and such Revolver DIP Financing (and all obligations relating thereto) on the same basis as the other Liens on Revolver Priority Collateral securing the Term Loan Obligations are so subordinated to the Liens on Revolver Priority Collateral securing the Revolving Obligations under this Agreement, (d) such Revolver Cash Collateral use or Revolver DIP Financing does not compel any Grantor to seek confirmation of a specific plan of reorganization for which any of the material terms are set forth in the Revolver Cash Collateral order or Revolver DIP Financing documentation, (e) any Revolver Cash Collateral order or Revolver DIP Financing documentation does not expressly require the liquidation of the Revolver Priority Collateral prior to a default under the Revolver Cash Collateral order or Revolver DIP Financing documentation, and (f) such Revolver DIP Financing is otherwise subject to the terms of this Agreement. If Revolver Claimholders offer, and are prepared, to provide Revolver DIP Financing that meets the requirements set forth in clauses (a) through (f) above, Term Loan Agent agrees that it shall not, directly or indirectly, provide, offer to provide, or support any Revolver DIP Financing secured by a Lien on Revolver Priority Collateral senior to or pari passu with the Liens on Revolver Priority Collateral securing the Revolver Priority Obligations. The foregoing provisions of this Section 6.2(a) shall not prevent the Term Loan Agent or the Term Loan Claimants from objecting to any provision in any Revolver Cash Collateral order or Revolver DIP Financing documentation relating to any provision or content of a plan of reorganization.

(b) Until the Discharge of Term Loan Priority Obligations has occurred, if any Grantor shall be subject to any Insolvency Proceeding and Term Loan Agent consents to the use of Term Loan Priority Collateral that is post-filing/post-petition cash collateral (including as such term is defined in Section 363(a) of the Bankruptcy Code; herein, “Term Loan Cash Collateral”) on which Term Loan Agent has a Lien or permits any Grantor to obtain financing provided by any one or more Term Loan Claimholders under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law or pursuant to an order granted in an Insolvency Proceeding granting a priority debtor-in-possession or interim financing

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charge that is secured by Term Loan Priority Collateral (but not any Revolver Priority Collateral) (such financing, a “Term Loan DIP Financing”), then Revolver Agent agrees that it will raise no objection to such use of Term Loan Cash Collateral or provision of Term Loan DIP Financing (but may otherwise object to the need for or the terms of such use of Term Loan Cash Collateral or Term Loan DIP Financing) and, to the extent the Liens on Term Loan Priority Collateral securing the Term Loan Obligations are subordinated to or pan passu with the Liens on the Term Loan Priority Collateral securing such Term Loan DIP Financing, Revolver Agent will subordinate its Liens in the Term Loan Priority Collateral to the Liens on Term Loan Priority Collateral securing such Term Loan DIP Financing; provided that (a) the principal amount of any such Term Loan DIP Financing plus the outstanding principal amount of other Term Loan Obligations does not exceed the Term Loan Cap, (b) the interest rate, fees, advance rates, lending sublimits and limits, and other terms of such Term Loan DIP Financing are commercially reasonable under the circumstances, (c) the Revolver Agent receives a replacement Lien on post-petition assets to the same extent granted to the Term Loan Claimholders providing the Term Loan DIP Financing, which Lien will be subordinated to the Liens securing the Term Loan Obligations and such Term Loan DIP Financing (and all obligations relating thereto) on the same basis as the other Liens on Term Loan Priority Collateral securing the Revolver Obligations are so subordinated to the Liens on Term Loan Priority Collateral securing the Term Loan Obligations under this Agreement, (d) such Term Loan Cash Collateral use or Term Loan DIP Financing does not compel any Grantor to seek confirmation of a specific plan of reorganization for which any of the material terms are set forth in the Term Loan Cash Collateral order or Term Loan DIP Financing documentation, (e) any Teton Loan Cash Collateral order or Term Loan DIP Financing documentation does not expressly require the liquidation of the Term Loan Priority Collateral prior to a default under the Term Loan Cash Collateral order or Term Loan DIP Financing documentation, and (f) such Term Loan DIP Financing is otherwise subject to the terms of this Agreement. If Term Loan Claimholders offer, and are prepared, to provide Term Loan DIP Financing that meets the requirements set forth in clauses (a) through (e) above, Revolver Agent agrees that it shall not, directly or indirectly, provide, offer to provide, or support any Term Loan DIP Financing secured by a Lien on Term Loan Priority Collateral senior to or pari passu with the Liens on Term Loan Priority Collateral securing the Term Loan Priority Obligations. The foregoing provisions of this Section 6.2(b) shall not prevent the Revolver Agent or the Revolver Claimants from objecting to any provision in any Term Loan Cash Collateral order or Term Loan DIP Financing documentation relating to any provision or content of a plan of reorganization.

6.3. Sales.

(a) Term Loan Agent agrees that it will consent, and will not object or oppose a motion to Dispose of any Revolver Priority Collateral free and clear of the Liens or other claims in favor of Term Loan Agent under Section 363 of the Bankruptcy Code (subject to attachment of the Lien of the Term Loan Agent to proceeds thereof in the same order and manner as otherwise set forth herein) if the requisite Revolver Claimholders under the Revolver Credit Agreement have consented to such Disposition of such assets, and such motion does not impair, subject to the priorities set forth in this Agreement, the rights of Term Loan Claimholders under Section 363(k) of the Bankruptcy Code or otherwise to bid on any assets forming part of such Disposition (so long as the right of any Term Loan Claimholder to offset its claim against the purchase price is only (i) with respect to the Term Loan Priority Obligations, after the Discharge of Revolver Priority Obligations and (ii) with respect to the Excess Term Loan Obligations, after the Discharge of Revolver Obligations). The foregoing to the contrary notwithstanding, Term Loan Claimholders may raise any objections to such Disposition of the Collateral that could be raised by a creditor of Grantors whose claims are not secured by Liens on such Collateral, provided such objections are not ‘inconsistent with any other term or provision of this Agreement and are not based on their status as secured creditors (without limiting the foregoing, Term Loan Creditors may not raise any objections based on rights afforded by Sections 363(e) and (f) of the Bankruptcy Code to secured creditors (or any comparable provision of any other Bankruptcy Law) with respect to the Liens granted to Term Loan Agent in respect of such assets).

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(b) Revolver Agent agrees that it will consent, and will not object or oppose a motion to Dispose of any Term Loan Priority Collateral free and clear of the Liens or other claims in favor of Revolver Agent under Section 363 of the Bankruptcy Code (subject to attachment of the Lien of the Revolver Agent to proceeds thereof in the same order and manner as otherwise set forth herein)if the requisite Term Loan Claimholders under the Term Loan Credit Agreement have consented to such Disposition of such assets, and such motion does not impair, subject to the priorities set forth in this Agreement, the rights of Revolver Claimholders under Section 363(k) of the Bankruptcy Code or otherwise to bid on any assets forming part of such Disposition (so long as the right of any Revolver Claimholder to offset its claim against the purchase price is only (i) with respect to the Revolver Priority Obligations, after the Discharge of Term Loan Priority Obligations and (ii) with respect to the Excess Revolver Obligations, after the Discharge of Term Loan Obligations). The foregoing to the contrary notwithstanding, Revolver Claimholders may raise any objections to such Disposition of the Collateral that could be raised by a creditor of Grantors whose claims are not secured by Liens on such Collateral, provided such objections are not inconsistent with any other teen or provision of this Agreement and are not based on their status as secured creditors (without limiting the foregoing, Revolver Creditors may not raise any objections based on rights afforded by Sections 363(e) and (f) of the Bankruptcy Code to secured creditors (or any comparable provision of any other Bankruptcy Law) with respect to the Liens granted to Revolver Agent in respect of such assets).

6.4. Relief from the Automatic Stay.

(a) Until the Discharge of Revolver Priority Obligations has occurred, Term Loan Agent agrees not to (i) seek (or support any other person seeking) relief from any automatic stay or any other applicable stay in any Insolvency Proceeding in respect of the Revolver Priority Collateral, without the prior written consent of Revolver Agent, unless a motion for Adequate Protection by the Term Loan Agent that is permitted under Section 6.5 has been denied by the court before which the applicable Insolvency Proceeding is pending, or (ii) oppose any request by the Revolver Agent or any Revolver Claimholder to seek relief from any automatic stay or any other applicable stay in any Insolvency Proceeding in respect of the Revolver Priority Collateral.

(b) Until the Discharge of Term Loan Priority Obligations has occurred, Revolver Agent agrees not to (i) seek (or support any other person seeking) relief from any automatic stay or any other applicable stay in any Insolvency Proceeding in respect of the Term Loan Priority Collateral, without the prior written consent of Term Loan Agent, unless a motion for Adequate Protection by the Revolver Agent that is permitted under Section 6.5 has been denied by the court before which the applicable Insolvency Proceeding is pending, or (ii) oppose any request by the Term Loan Agent or any Term Loan Claimholder to seek relief from any automatic stay or any other applicable stay in any Insolvency Proceeding in respect of the Term Loan Priority Collateral.

6.5. Adequate Protection.

(a) In any Insolvency Proceeding involving a Grantor, Term Loan Agent agrees that no Term Loan Claimholder shall contest (or support any other person contesting):

(i) any request by Revolver Agent or other Revolver Claimholders for Adequate Protection in respect of the Revolver Priority Collateral; or

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(ii) any objection by Revolver Agent or Revolver Claimholders to any motion, relief, action, or proceeding based on Revolver Agent or Revolver Claimholders claiming a lack of Adequate Protection in respect of the Revolver Priority Collateral.

(b) In any Insolvency Proceeding involving a Grantor, Revolver Agent agrees that no Revolver Claimholder shall contest (or support any other person contesting):

(i) any request by Term Loan Agent or other Term Loan Claimholders for Adequate Protection in respect of the Term Loan Priority Collateral; or

(ii) any objection by Term Loan Agent or Term Loan Claimholders to any motion, relief, action, or proceeding based on Term Loan Agent or Term Loan Claimholders claiming a lack of Adequate Protection in respect of the Term Loan Priority Collateral.

(c) In any Insolvency Proceeding involving a Grantor:

(i) if any one or more Revolver Claimholders are granted Adequate Protection in the form of a replacement Lien (on existing or future assets of Grantors) in connection with any Revolver DIP Financing or use of Revolver Cash Collateral or otherwise, then Revolver Agent agrees that Term Loan Agent shall also be entitled to seek, without objection from Revolver Claimholders, an Adequate Protection Lien on such existing or future assets of Grantors as security for the Term Loan Obligations and that any Adequate Protection Lien on such existing or future assets securing the Term Loan Obligations shall subject to the Lien priority provisions set forth in Section 2.1;

(ii) if any one or more Term Loan Claimholders are granted Adequate Protection in the form of a replacement Lien (on existing or future assets of Grantors) in connection with any Term Loan DIP Financing or use of Term Loan Cash Collateral or otherwise, then Term Loan Agent agrees that Revolver Agent shall also be entitled to seek, without objection from Term Loan Claimholders, an Adequate Protection Lien on such existing or future assets of Grantors as security for the Revolver Obligations and that any Adequate Protection Lien on such existing or future assets securing the Revolver Obligations shall subject to the Lien priority provisions set forth in Section 2.1;

(iii) Term Loan Agent (A) may seek, without objection from Revolver Claimholders, Adequate Protection with respect to the Term Loan Claimholders’ rights in the Revolver Priority Collateral in the four of periodic cash payments in an amount not exceeding interest at the non-default contract rate, together with payment of reasonable out-of-pocket expenses, and (B) without the consent of Revolver Agent, shall not seek any other Adequate Protection in the form of cash payments with respect to their rights in the Revolver Priority Collateral.

(iv) Revolver Agent (A) may seek, without objection from the Term Loan Claimholders, Adequate Protection with respect to the Revolver Claimholders’ rights in the Term Loan Priority Collateral in the form of periodic cash payments in an amount not exceeding interest at the non-default contract rate, together with payment of reasonable out-of-pocket expenses, and (B) without the consent of Term Loan Agent, shall not seek any other Adequate Protection in the form of cash payments with respect to their rights in the Term Loan Priority Collateral.

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(d) Neither Term Loan Agent nor any other Term Loan Claimholder shall object to, oppose, or challenge any claim by Revolver Agent or any Revolver Claimholder for allowance in any Insolvency Proceeding of Revolver Obligations consisting of post-petition interest, fees, or expenses.

(e) Neither Revolver Agent nor any other Revolver Claimholder shall object to, oppose, or challenge any claim by Term Loan Agent or any Term Loan Claimholder for allowance in any Insolvency Proceeding of Term Loan Obligations consisting of post-petition interest, fees, or expenses.

6.6. Section 1111(b) of the Bankruptcy Code.

(a) Term Loan Agent, for itself and on behalf of Term Loan Claimholders, waives any claim it may hereafter have against any Revolver Claimholder arising out of the election by any Revolver Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code.

(b) Revolver Agent, for itself and on behalf of Revolver Claimholders, waives any claim it may hereafter have against any Term Loan Claimholder arising out of the election by any Term Loan Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code.

6.7. No Waiver.

(a) Subject to Sections 3.1(a) and 6.5(c), nothing contained herein shall prohibit or in any way limit Revolver Agent or any Revolver Claimholder from objecting in any Insolvency Proceeding involving a Grantor to any action taken by Term Loan Agent or any Term Loan Claimholders in respect of the Revolver Priority Collateral, including the seeking by Term Loan Agent or any Term Loan Claimholders of Adequate Protection in respect thereof or the assertion by Term Loan Agent or any Term Loan Claimholders of any of its rights and remedies under the Term Loan Documents or otherwise in respect thereof.

(b) Subject to Sections 3.1(b) and 6.5(c), nothing contained herein shall prohibit or in any way limit Term Loan Agent or any Term Loan Claimholder from objecting in any Insolvency Proceeding involving a Grantor to any action taken by Revolver Agent or any Revolver Claimholders in respect of the Term Loan Priority Collateral, including the seeking by Revolver Agent or any Revolver Claimholders of Adequate Protection in respect thereof or the assertion by Revolver Agent or any Revolver Claimholders of any of its rights and remedies under the Revolver Documents or otherwise in respect thereof.

6.8. Avoidance Issues.

(a) If any Revolver Claimholder is required in any Insolvency Proceeding or otherwise to turn over, disgorge or otherwise pay to the estate of any Grantor any amount paid in respect of Revolver Obligations (a “Revolver Recovery”), then such Revolver Claimholders shall be entitled to a reinstatement of Revolver Obligations with respect to all such recovered amounts, and all rights, interests, priorities and privileges recognized in this Agreement shall apply with respect to any such Revolver Recovery. If this Agreement shall have been terminated prior to such Revolver Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto from such date of reinstatement and to the extent the Revolver Cap was decreased in connection with such payment of the Revolver Obligations, the Revolver Cap shall be increased to such extent.

(b) If any Term Loan Claimholder is required in any Insolvency Proceeding or otherwise to turn over, disgorge or otherwise pay to the estate of any Grantor any amount paid in respect

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of Term Loan Obligations (a “Term Loan Recovery”), then such Term Loan Claimholders shall be entitled to a reinstatement of Term Loan Obligations with respect to all such recovered amounts, and all rights, interests, priorities and privileges recognized in this Agreement shall apply with respect to any such Term Loan Recovery. If this Agreement shall have been terminated prior to such Term Loan Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto from such date of reinstatement and to the extent the Term Loan Cap was decreased in connection with such payment of the Term Loan Obligations, the Term Loan Cap shall be increased to such extent.

6.9. Plan of Reorganization.

(a) If, in any Insolvency Proceeding involving a Grantor, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization, compromise or arrangement, proposal or similar dispositive restructuring plan, both on account of Revolver Obligations and on account of Term Loan Obligations, then, to the extent the debt obligations distributed on account of the Revolver Obligations and on account of the Term Loan Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(b) Term Loan Claimholders shall not propose or support any plan of reorganization, compromise or arrangement, or proposal that is inconsistent with the priorities or other provisions of this Agreement.

(c) Revolver Claimholders shall not propose or support any plan of reorganization, compromise or arrangement, or proposal that is inconsistent with the priorities or other provisions of this Agreement.

SECTION 7. Reliance; Waivers; Etc.

7.1. Reliance. Other than any reliance on the terms of this Agreement, Revolver Agent acknowledges that it and the Revolver Claimholders have, independently and without reliance on Term Loan Agent or any Term Loan Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Revolver Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Revolver Loan Documents or this Agreement. Other than any reliance on the terms of this Agreement, Term Loan Agent acknowledges that it and the Term Loan Claimholders have, independently and without reliance on Revolver Agent or any Revolver Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Term Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Term Loan Documents or this Agreement.

7.2. No Warranties or Liability. Revolver Agent acknowledges and agrees that each of Term Loan Agent and Term Loan Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility, or enforceability of any of the Term Loan Documents, the ownership of any Collateral, or the perfection or priority of any Liens thereon. Except as otherwise expressly provided herein, Term Loan Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Term Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. Term Loan Agent acknowledges and agrees that Revolver Agent and Revolver Claimholders have made no express

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or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility, or enforceability of any of the Revolver Loan Documents, the ownership of any Collateral, or the perfection or priority of any Liens thereon. Except as otherwise expressly provided herein, Revolver Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective Revolver Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. Term Loan Agent and Term Loan Claimholders shall have no duty to Revolver Agent or any Revolver Claimholders, and Revolver Agent and Revolver Claimholders shall have no duty to Term Loan Agent or any Term Loan Claimholders, to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the Revolver Loan Documents and the Term Loan Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3. No Waiver of Lien Priorities.

(a) No right of Revolver Claimholders, Revolver Agent or any of them to enforce any provision of this Agreement or any Revolver Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by any Revolver Claimholder or Revolver Agent, or by any noncompliance by any person with the terms, provisions, and covenants of this Agreement, any of the Revolver Loan Documents or any of the Term Loan Documents, regardless of any knowledge thereof which Revolver Agent or Revolver Claimholders, or any of them, may have or be otherwise charged with. No right of Term Loan Claimholders, Term Loan Agent or any of them to enforce any provision of this Agreement or any Term Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by any Term Loan Claimholder or Term Loan Agent, or by any noncompliance by any person with the terms, provisions, and covenants of this Agreement, any of the Revolver Loan Documents or any of the Term Loan Documents, regardless of any knowledge thereof which Tern Loan Agent or Term Loan Claimholders, or any of them, may have or be otherwise charged with.

(b) Subject to the terms of this Agreement, without in any way limiting the generality of Section 7.3(a) (but subject to any rights of Grantors under the Revolver Loan Documents and subject to the provisions of Section 5.3(a)), Revolver Claimholders, Revolver Agent and any of them may, at any time and from time to time in accordance with the Revolver Loan Documents and/or applicable law, without the consent of, or notice to, Term Loan Agent or any Tern Loan Claimholders, without incurring any liabilities to Term Loan Agent or any Term Loan Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of Term Loan Agent or any Term Loan Claimholders is affected, impaired, or extinguished thereby) do any one or more of the following without the prior written consent of Term Loan Agent:

(i) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner (subject to the terms hereof and applicable law) and in any order any part of the Revolver Priority Collateral or any liability of any Grantor to Revolver Claimholders or Revolver Agent, or any liability incurred directly or indirectly in respect thereof;

(ii) settle or compromise any Revolver Obligation or any other liability of any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof; and

(iii) exercise or delay in or refrain from exercising any right or remedy against any Grantor or any other person, elect any remedy and otherwise deal freely with any

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Grantor or any Revolver Priority Collateral and any security and any guarantor or any liability of any Grantor to Revolver Claimholders or any liability incurred directly or indirectly in respect thereof.

(c) Subject to the terms of this Agreement, without in any way limiting the generality of Section 7.3(a) (but subject to any rights of Grantors under the Term Loan Documents and subject to the provisions of Section 5.3(b)), Term Loan Claimholders, Term Loan Agent and any of them may, at any time and from time to time in accordance with the Term Loan Documents and/or applicable law, without the consent of, or notice to, Revolver Agent or any Revolver Claimholders, without incurring any liabilities to Revolver Agent or any Revolver Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of Revolver Agent or any Revolver Claimholders is affected, impaired, or extinguished thereby) do any one or more of the following without the prior written consent of Revolver Agent:

(i) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner (subject to the terms hereof and applicable law) and in any order any part of the Term Loan Priority Collateral or any liability of any Grantor to Term Loan Claimholders or Term Loan Agent, or any liability incurred directly or indirectly in respect thereof;

(ii) settle or compromise any Term Loan Obligation or any other liability of any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof; and

(iii) exercise or delay in or refrain from exercising any right or remedy against any Grantor or any other person, elect any remedy and otherwise deal freely with any Grantor or any Term Loan Priority Collateral and any security and any guarantor or any liability of any Grantor to Term Loan Claimholders or any liability incurred directly or indirectly in respect thereof.

(d) Except as otherwise provided in this Agreement, Term Loan Agent also agrees that Revolver Claimholders and Revolver Agent shall have no liability to Term Loan Agent or any Term Loan Claimholders, and Term Loan Agent hereby waives any claim against any Revolver Claimholder or Revolver Agent, arising out of any and all actions which Revolver Claimholders or Revolver Agent may, pursuant to the terms hereof, take, permit or omit to take with respect to:

(i) the Revolver Loan Documents (other than this Agreement);

(ii) the collection of the Revolver Obligations; or

(iii) the enforcement upon, or sale, liquidation, or other foreclosure upon or disposition of, or the failure to enforce upon, or sell, liquidate, or otherwise foreclose upon or dispose of, any Revolver Priority Collateral.

Term Loan Agent agrees that Revolver Claimholders and Revolver Agent have no duty to them in respect of the maintenance or preservation of the Revolver Priority Collateral, the Revolver Obligations, or otherwise, except as otherwise provided in this Agreement.

(e) Except as otherwise provided in this Agreement, Revolver Agent also agrees that Term Loan Claimholders and Term Loan Agent shall have no liability to Revolver Agent or any Revolver Claimholders, and Revolver Agent hereby waives any claim against any Term Loan Claimholder or Term

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Loan Agent, arising out of any and all actions which Term Loan Claimholders or Term Loan Agent may, pursuant to the terms hereof, take, permit or omit to take with respect to:

(i) the Term Loan Documents (other than this Agreement);

(ii) the collection of the Term Loan Obligations; or

(iii) the enforcement upon, or sale, liquidation, or other foreclosure upon or disposition of, or the failure to enforce upon, or sell, liquidate, or otherwise foreclose upon or dispose of, any Term Loan Priority Collateral.

Revolver Agent agrees that Term Loan Claimholders and Term Loan Agent have no duty to them in respect of the maintenance or preservation of the Term Loan Priority Collateral, the Term Loan Obligations, or otherwise, except as otherwise provided in this Agreement.

(f) Until the Discharge of Revolver Priority Obligations, Term Loan Agent agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead, or otherwise assert, or otherwise claim the benefit of, any marshaling, appraisal, valuation, or other similar right that may otherwise be available under applicable law with respect to the Revolver Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

(g) Until the Discharge of Term Loan Priority Obligations, Revolver Agent agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead, or otherwise assert, or otherwise claim the benefit of, any marshaling, appraisal, valuation, or other similar right that may otherwise be available under applicable law with respect to the Term Loan Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

7.4. Obligations Unconditional. For so long as this Agreement is in full force and effect, all rights, interests, agreements and obligations of Revolver Agent and Revolver Claimholders and Term Loan Agent and Term Loan Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Revolver Loan Documents or any Term Loan Documents;

(b) except as otherwise expressly restricted in this Agreement, any change in the time, manner, or place of payment of, or in any other terms of, all or any of the Revolver Obligations or Term Loan Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Revolver Loan Document or any Term Loan Document;

(c) except as otherwise expressly restricted in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Revolver Obligations or Term Loan Obligations or any guarantee thereof;

(d) the commencement of any Insolvency Proceeding in respect of any Grantor; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of Revolver Agent, the Revolver Obligations, any Revolver Claimholder, Term Loan Agent, the Term Loan Obligations or any Term Loan Claimholder in respect of this Agreement.

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SECTION 8. Representations and Warranties.

8.1. Representations and Warranties of Each Party. Each party hereto represents and warrants to the other parties hereto as follows:

(a) Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b) This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms.

(c) The execution, delivery, and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any Governmental Authority and (ii) will not violate any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of such party or any order of any Governmental Authority or any provision of any indenture, agreement or other instrument binding upon such party.

8.2. Representations and Warranties of Each Agent. Revolver Agent and Term Loan Agent each represents and warrants to the other that it has been authorized by Revolver Administrative Agents and Revolver Claimholders or Term Loan Claimholders, as applicable, under the Revolver Credit Agreement or the Term Loan Credit Agreement, as applicable, to enter into this Agreement and that each of the agreements, covenants, waivers, and other provisions hereof is valid, binding, and enforceable against the Revolver Administrative Agents and Revolver Claimholders or Term Loan Claimholders, as applicable, as fully as if they were parties hereto.

SECTION 9. Miscellaneous.

9.1. Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any of the Revolver Loan Documents or any of the Term Loan Documents, the provisions of this Agreement shall govern and control.

9.2. Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and Revolver Claimholders may continue, at any time and without notice to Term Loan Agent or any Term Loan Claimholder, to extend credit and other financial accommodations to or for the benefit of any Grantor constituting Revolver Priority Obligations in reliance hereof. This is a continuing agreement of lien subordination and Term Loan Claimholders may continue, at any time and without notice to Revolver Agent or any Revolver Claimholder, to extend credit and other financial accommodations to or for the benefit of any Grantor constituting Term Loan Priority Obligations in reliance hereof. Term Loan Agent and Revolver Agent each hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding. Any provision of this Agreement that is prohibited or unenforceable shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to any Grantor shall include such Grantor as debtor and debtor-in possession and any receiver, interim receiver or trustee for the such

44

Grantor in any Insolvency Proceeding. This Agreement shall terminate and be of no further force and effect:

(a) with respect to Revolver Agent, Revolver Claimholders, and the Revolver Obligations, upon the Discharge of Revolver Obligations, subject to the rights of the Revolver Claimholders under Section 6.8(a); and

(b) with respect to Term Loan Agent, Term Loan Claimholders, and the Term Loan Obligations, upon the Discharge of Term Loan Obligations, subject to the rights of the Term Loan Claimholders under Section 6.8(b).

9.3. Amendments; Waivers. No amendment, modification, or waiver of any of the provisions of this Agreement shall be effective unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.

9.4. Information Concerning Financial Condition of the Grantors and their Subsidiaries. Revolver Agent and Revolver Claimholders, on the one hand, and Term Loan Claimholders and Term Loan Agent, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Grantors and their subsidiaries and all endorsers and/or guarantors of the Revolver Obligations or the Term Loan Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Revolver Obligations or the Term Loan Obligations. Revolver Agent and Revolver Claimholders shall have no duty to advise Term Loan Agent or any Term Loan Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. Term Loan Agent and Term Loan Claimholders shall have no duty to advise Revolver Agent or any Revolver Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event Revolver Agent or Term Loan Agent or any Revolver Claimholders or any Term Loan Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to Term Loan Agent or any Term Loan Claimholder or Revolver Agent or any Revolver Claimholders, as applicable, it or they shall be under no obligation:

(a) to make, and shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness, or validity of any such information so provided;

(b) to provide any additional information or to provide any such information on any subsequent occasion;

(c) to undertake any investigation; or

(d) to disclose any information, which pursuant to accepted or reasonable commercial practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

9.5. Subrogation. With respect to any payments or distributions in cash, property, or other assets that any Term Loan Claimholders or Term Loan Agent pays over to Revolver Agent or Revolver Claimholders under the terms of this Agreement, Term Loan Claimholders and Term Loan Agent shall be subrogated to the rights of Revolver Agent and Revolver Claimholders; provided, however, that, Term Loan Agent hereby agrees not to assert or enforce any such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Revolver Priority Obligations has occurred. With

45

respect to any payments or distributions in cash, property, or other assets that any Revolver Claimholders or Revolver Agent pays over to Term Loan Agent or Term Loan Claimholders under the terms of this Agreement, Revolver Claimholders and Revolver Agent shall be subrogated to the rights of Term Loan Agent and Term Loan Claimholders; provided, however, that, Revolver Agent hereby agrees not to assert or enforce any such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Term Loan Priority Obligations has occurred. Any payments or distributions in cash, property or other assets received by Term Loan Agent or Term Loan Claimholders that are paid over to Revolver Agent or Revolver Claimholders pursuant to this Agreement shall not reduce any of the Term Loan Obligations. Any payments or distributions in cash, property or other assets received by Revolver Agent or Revolver Claimholders that are paid over to Term Loan Agent or Term Loan Claimholders pursuant to this Agreement shall not reduce any of the Revolver Obligations.

9.6. SUBMISSION TO JURISDICTION; WAIVERS.

(a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY, AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY:

(i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE JURISDICTION AND VENUE OF SUCH COURTS;

(ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 9.7; AND

(iv) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (iii) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

(b) EACH OF THE PARTIES HERETO (INCLUDING THE GRANTORS ON BEHALF OF THEMSELVES AND THEIR SUBSIDIARIES) HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER

46

IS IRREVOCABLE; MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9.6(b) AND EXECUTED BY REVOLVER AGENT AND TERM LOAN AGENT), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

9.7. Notices. All notices to Term Loan Claimholders and Revolver Claimholders permitted or required under this Agreement shall also be sent to Term Loan Agent and Revolver Agent, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service or electronic mail and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or electronic mail, or 3 Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as may be designated by such party in a written notice to all of the other parties.

9.8. Further Assurances. Revolver Agent and Term Loan Agent each agrees to take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as Revolver Agent or Term Loan Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement, all at the expense of Grantors.

9.9. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

9.10. Binding on Successors and Assigns. This Agreement shall be binding upon Revolver Agent, Revolver Claimholders, Term Loan Agent, Term Loan Claimholders, and their respective successors and assigns.

9.11. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

9.12. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

9.13. No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto, the Claimholders and their respective successors and assigns and shall inure to the benefit of and bind each of Revolver Claimholders and Term Loan Claimholders. In no event shall any Grantor be a third party beneficiary of this Agreement.

9.14. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of Revolver Agent and Revolver Claimholders on the one hand and Term Loan Agent and Term Loan Claimholders on the other hand. No Grantor or any other creditor thereof shall have any rights hereunder and no Grantor may rely on the

47

terms hereof. Nothing in this Agreement shall impair, as between Grantors and Revolver Agent and Revolver Claimholders, or as between Grantors and Term Loan Agent and Term Loan Claimholders, the obligations of Grantors to pay principal, interest, fees and other amounts as provided in the Revolver Loan Documents and the Term Loan Documents, respectively.

9.15. Costs and Attorneys Fees. In the event it becomes necessary for Revolver Agent, any Revolver Claimholder, Term Loan Agent, or any Term Loan Claimholder to commence or become a party to any proceeding or action to enforce the provisions of this Agreement, the court or body before which the same shall be tried shall award to the prevailing party all costs and expenses thereof, including reasonable attorneys fees, the usual and customary and lawfully recoverable court costs, and all other expenses in connection therewith.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

WELLS FARGO FOOTHILL, LLC, a Delaware limited liability company, as Revolver Agent

By:
Name:	Brian Kennedy
Title:	Vice President/Senior Underwriter

WELLS FARGO FOOTHILL, LLC, a Delaware limited liability company, as Term Loan Agent

By:
Name:	Brian Kennedy
Title:	Vice President/Senior Underwriter

ACKNOWLEDGMENT

The Grantors and each of their undersigned Subsidiaries each hereby acknowledge that they have received a copy of the foregoing Intercreditor Agreement and consent thereto, agree to recognize all rights granted thereby to Revolver Agent, Revolver Claimholders, Term Loan Agent, and Term Loan Claimholders, and will not do any act or perform any obligation which is not in accordance with the agreements set forth therein. Each Grantor and each Grantor’s undersigned Subsidiaries further acknowledges and agrees that they are not an intended beneficiary or third party beneficiary under the foregoing Intercreditor Agreement.

ACKNOWLEDGED AS OF THE DATE FIRST WRITTEN ABOVE:

BUMBLE BEE FOODS, LLC,
a Delaware limited liability company

By:
Name:	Christopher Lischewski
Title:	President and Chief Executive Officer

3231021 NOVA SCOTIA COMPANY, a Nova Scotia unlimited company

By:
Name:	John Stiker
Title:	Vice President

STINSON SEAFOOD (2001), INC., a Delaware corporation

By:
Name:	Christopher Lischewski
Title:	President and Chief Executive Officer

BUMBLE BEE HOLDINGS, INC., formerly known as Castleberry’s Food Company, a Georgia corporation

By:
Name:	Christopher Lischewski
Title:	President and Chief Executive Officer

BB ACQUISITION (PR), L.P.,
a Delaware limited partnership

By:	Bumble Bee International (PR), Inc. its General Partner

By:
Name:	Christopher Lischewski
Title:	President

CLOVER LEAF HOLDINGS COMPANY,
a Nova Scotia unlimited company

By:
Name:	Christopher Lischewski
Title:	President

CONNORS BROS. CLOVER LEAF SEAFOODS COMPANY, a Nova Scotia unlimited company

By:
Name:	Christopher Lischewski
Title:	President

6162410 CANADA LIMITED,
a corporation formed under the federal laws of Canada

By:
Name:	Christopher Lischewski
Title:	President

K.C.R. FISHERIES LTD., a corporation formed under the laws of New Brunswick

By:
Name:	Tony Hooper
Title:	President

BRUNSWICK PESCADOS Y MARISCOS, S.A. DE C.V.,
a Mexican corporation

By:
Name:	Christopher Lischewski
Title:	President

BPM SERVICIOS, S.A. DE C.V., a Mexican corporation

By:
Name:	Christopher Lischewski
Title:	President

EXHIBIT A

REVOLVER PRIORITY COLLATERAL

Revolver Priority Collateral shall mean all of each Grantor’s right, title, and interest in and to the following property of such Grantor, wherever located and whether now owned by such Grantor or hereafter acquired:

(a) all Accounts;

(b) all Inventory;

(c) all General Intangibles that arise from or constitute identifiable Proceeds of any Accounts or Inventory;

(d) all Chattel Paper (including all tangible and electronic chattel paper) that arise from or constitute identifiable Proceeds of Accounts or Inventory;

(e) all Negotiable Collateral (including all promissory notes) that arise from or constitute identifiable Proceeds of Accounts or Inventory;

(f) all contracts, documents of title and other Documents that evidence the ownership of or right to receive or possess, or that otherwise relate to, any Inventory or Accounts, including contracts and documents that relate to the acquisition or sale or other disposition of any Inventory, and all other Documents that arise from or constitute identifiable Proceeds of Accounts or Inventory;

(g) all Deposit Accounts that arise from or constitute identifiable Proceeds of, or contain property, assets, funds or amounts that arise from or constitute identifiable Proceeds of, Accounts or Inventory and all amounts, property, assets, or funds from time to time on deposit in such Deposit Accounts that arise from or constitute identifiable Proceeds of Accounts or Inventory;

(h) all Securities Accounts that arise from or constitute identifiable Proceeds of, or contain property, assets, funds or amounts that arise from or constitute identifiable Proceeds of, Accounts or Inventory and all amounts, property, assets, or funds from time to time on deposit in such Securities Accounts that arise from or constitute identifiable Proceeds of Accounts or Inventory;

(i) all cash and Cash Equivalents of any kind at any time deposited with or held by the Revolver Agent or any other agent under the Revolver Credit Agreement that arise from or constitute identifiable Proceeds of Accounts or Inventory;

(j) all Supporting Obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to Receivables, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lien or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables, including returned, repossessed and reclaimed goods, and (iv) identifiable deposits by and property of account debtors or other persons securing the obligations of account debtors in respect of Receivables;

Exhibit A

(k) all Investment Related Property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and all monies, credit balances, deposits and other property of any Grantor now or hereafter held or received by or in transit to Revolver Agent or at any other depository or other institution from or for the account of any Grantor, whether for safekeeping, pledge, custody, transmission, collection or otherwise, in each case, that arise from or constitute identifiable Proceeds of Accounts or Inventory;

(l) all commercial tort claims that (i) arise from or constitute identifiable Proceeds of Accounts or Inventory, (ii) are related to or arise out of the manufacture, distribution, sale or other disposition of a Grantor’s Inventory, or (c) are related to or arise out of the collection of or realization upon any Accounts of a Grantor;

(m) all Proceeds of casualty insurance payable by reason of loss or damage to any Inventory or Accounts;

(n) to the extent not otherwise described above, all Receivables;

(o) all Books evidencing, relating to or referring to any of the foregoing items of Revolver Priority Collateral; and

(p) all identifiable products and identifiable Proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the Revolver Priority Collateral.

Notwithstanding the foregoing, to the extent that any item described in clauses (c) through (p) above also relate to Term Loan Priority Collateral, only that portion of such item related to Accounts or Inventory shall be included in the Revolver Priority Collateral.

The following definitions shall apply to this Exhibit “A” to this Intercreditor Agreement, capitalized terms not defined herein shall have the meaning ascribed to them in the Intercreditor Agreement:

“Account” means an account (as that term is defined in Article 9 of the UCC or in the PPSA, as applicable), solely to the extent that such rights to payment arise from the sale of inventory or the rendition of services, but for purposes of this definition, excluding rights to payment for any property constituting Term Loan Priority Collateral which has been or is to be sold, leased, licensed, assigned or otherwise disposed of.

“Books” means books and records (including each Grantor’s Records indicating, summarizing, or evidencing such Grantor’s assets (including the Collateral) or liabilities, each Grantor’s Records relating to such Grantor’s business operations or financial condition, and each Grantor’s goods or General Intangibles related to such information).

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or Canada or issued by any agency thereof and backed by the full faith and credit of the United States or Canada, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state, or any province of Canada, or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper maturing no more than 270 days from the date of

Exhibit A

creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any United States branch of a foreign bank, or any bank listed on Schedule I of the Bank Act (Canada), having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof, or the federal laws of Canada, so long as the amount maintained with any such other bank is less than or equal to $100,000 and is insured by the Federal Deposit Insurance Corporation or the Canadian Deposit Insurance Corporation, as the case may be, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or recognized securities dealer having combined capital and surplus of not less than $250,000,000, having a term of not more than seven days, with respect to securities satisfying the criteria in clauses (a) or (d) above, (g) debt securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, and (h) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above.

“Chattel Paper” means chattel paper (as that term is defined in the UCC or the PPSA, as applicable) and includes tangible chattel paper and electronic chattel paper.

“Deposit Account” means a deposit account (as that term is defined in the UCC).

“Documents” means documents (as that term is defined in the UCC).

“General Intangibles” means general intangibles (as that term is defined in the UCC) and includes payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill (including the goodwill associated with any Trademark, Patent, or Copyright), Patents, Trademarks, Copyrights, URLs and domain names, industrial designs, other industrial or Intellectual Property or rights therein or applications therefor, whether under license or otherwise, programs, programming materials, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the UCC or under the PPSA, as applicable, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, goods, Investment Related Property, Negotiable Collateral, and oil, gas, or other minerals before extraction.

“Investment Related Property” means any and all investment property (as that term is defined in the UCC or the PPSA, as applicable).

“Inventory” means inventory (as that term is defined in the UCC or the PPSA, as applicable).

“Negotiable Collateral” means banker’s acceptances, letters of credit, letter-of-credit rights, instruments, promissory notes, drafts and Documents.

“PPSA” means the Personal Property Security Act (Ontario) or the Personal Property Security Act of any province to which relevant property is subject, or any other applicable federal or provincial statute (including the Civil Code of Quebec) pertaining to the granting, perfecting, priority or ranking of security interests, liens, hypothecs or personal property, and any successor statutes, together with any regulations thereunder, in each case as in effect from time to time.

Exhibit A

“Proceeds” means all proceeds (as that term is defined under the UCC or the PPSA, as applicable).

“Receivables” shall mean all of the following now owned or hereafter arising or acquired property of any Grantor: (a) all Accounts; (b) all amounts at any time payable to any Grantor in respect of the sale or other disposition by any Grantor of any Account; (c) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (d) all payment intangibles of each Grantor and other contact rights, chattel paper, instruments, notes, and other forms of obligations owing to any Grantor, in each case arising from the sale and lease of Inventory, licensing of Inventory or the rendition of services or otherwise directly related to any Accounts or Inventory of a Grantor (including, without limitation, chosen in action, causes of action, or other rights and claims against carriers and shippers, rights to indemnification, and identifiable Proceeds thereof, casualty or any similar types of insurance, in each case relating to Revolver Priority Collateral and identifiable Proceeds thereof).

“Records” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

“Securities Account” means a securities account (as that term is defined in the UCC or the PPSA, as applicable).

“Stock” means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“Supporting Obligations” means supporting obligations (as such term is defined in the UCC) and includes letters of credit and guaranties issued in support of Accounts, Chattel Paper, documents, General Intangibles, instruments or Investment Related Property.

“UCC” means the New York Uniform Commercial Code, as in effect from time to time.

Exhibit A

EXHIBIT L-1

FORM OF LIBOR NOTICE

Wells Fargo Foothill, LLC, as Agent

under the below referenced Credit Agreement

2450 Colorado Avenue

Suite 3000 West

Santa Monica, California 90404

Ladies and Gentlemen:

Reference hereby is made to that certain Senior Term Loan Credit Agreement, dated as of November 18, 2008 (the “Credit Agreement”), among BUMBLE BEE FOODS, LLC, a Delaware limited liability company (“Borrower”), 3231021 NOVA SCOTIA COMPANY, a Nova Scotia unlimited company, the lenders signatory thereto (the “Lenders”), and WELLS FARGO FOOTHILL, LLC, a Delaware limited liability company, as the arranger and administrative agent for the Lenders (“Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

This LIBOR Notice represents Borrower’s request to elect the LIBOR Option with respect to the outstanding portion of the Term Loan in the amount of $            [, and is a written confirmation of the telephonic notice of such election given to Agent].

The LIBOR Rate Loan will have an Interest Period of [1] [2] [3] [6]1 month(s) commencing on             .

This LIBOR Notice further confirms Borrower’s acceptance, for purposes of determining the rate of interest based on the LIBOR Rate under the Credit Agreement, of the LIBOR Rate as determined pursuant to the Credit Agreement.

Borrower represents and warrants that no Event of Default has occurred and is continuing on the date hereof, nor will any thereof occur after giving effect to the request above.

[1]	If available to and offered by all Lenders.

Wells Fargo Foothill, LLC, as Agent

Dated:

BUMBLE BEE FOODS, LLC, a Delaware limited liability company, as Borrower

By:
Name:
Title:

Acknowledged by:

WELLS FARGO FOOTHILL, LLC, a Delaware limited liability company, as Agent

By:
Name:
Title:

EXHIBIT S-1

FORM OF SUBORDINATION AND INTERCREDITOR AGREEMENT

This SUBORDINATION AND INTERCREDITOR AGREEMENT (this “Agreement”) is dated as of             , 2008 (the “Closing Date”), and entered into by and among WELLS FARGO FOOTHILL, LLC, a Delaware limited liability company (“WFF”), in its capacity as United States administrative agent under the Senior Revolving Loan Documents (as defined herein) (in such capacity, together with its successors and assigns in such capacity from time to time, “Senior Revolving Loan Agent”), WFF, in its capacity as administrative agent under the Senior Term Loan Documents (as defined herein) (in such capacity, together with its successors and assigns in such capacity from time to time, “Senior Term Loan Agent” and, together with Senior Revolving Loan Agent, referred to hereinafter each individually as a “Senior Agent” and individually and collectively, as the “Senior Agents”), and ARES CAPITAL CORPORATION, a Maryland corporation, in its capacity as administrative agent under the Subordinated Loan Documents (as defined herein) (in such capacity, together with its successors and assigns in such capacity from time to time, the “Subordinated Agent”).

RECITALS

A. BUMBLE BEE FOODS, LLC, a Delaware limited liability company (“U.S. Borrower”), 3231021 NOVA SCOTIA COMPANY, a Nova Scotia unlimited company (“3231021”, and together with U.S. Borrower, referred to hereinafter each individually as a “Borrower” and individually and collectively, jointly and severally, as the “Borrowers”), the lenders from time to time parties thereto, Senior Revolving Loan Agent, and Wells Fargo Foothill Canada ULC, an Alberta unlimited corporation (the “Canadian Agent”), have entered into that certain Senior Revolving Credit Agreement, dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement, the “Senior Revolving Credit Agreement”);

B. Pursuant to (i) that certain General Continuing Guaranty, dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Senior U.S. Revolving Guaranty”), and (ii) those certain Guarantees, each dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, individually and collectively, the “Senior Canadian Revolving Guaranties” and, together with the Senior. U.S. Revolving Guaranty, individually and collectively, the “Senior Revolving Guaranties”), the Guarantors (as defined herein) have guaranteed the Obligations (as defined in the Senior Revolving Credit Agreement);

C. The obligations of (i) the Borrowers under the Senior Revolving Credit Agreement and (ii) the Guarantors under the Senior Revolving Guaranties are secured on a senior priority basis by liens on substantially all of the assets of the Borrowers and the Guarantors, pursuant to the terms of certain of the Senior Revolving Loan Documents (as defined below);

D. U.S. Borrower, the lenders from time to time parties thereto, and the Senior Term Loan Agent have entered into that certain Senior Term Loan Credit Agreement, dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement, the “Senior Term Loan Credit Agreement” and, together with the Senior Revolving Credit Agreement, individually and collectively, the “Senior Credit Agreements”);

E. Pursuant to (i) that certain General Continuing Guaranty, dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Senior U.S. Term Loan Guaranty”), and (ii) those certain Guarantees, each dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement, individually and collectively, the “Senior Canadian Term Loan Guaranties” and, together with the Senior U.S. Term Loan Guaranty, individually and collectively, the “Senior Term Loan Guaranties”; the Senior Term Loan Guaranties, together with the Senior Revolving Guaranties, are herein referred to individually and collectively, as the “Senior Guaranties”), the Guarantors (as defined herein) have guaranteed the Obligations (as defined in the Senior Term Loan Credit Agreement);

F. The obligations of (i) U.S. Borrower under the Senior Term Loan Credit Agreement and (ii) the Guarantors under the Senior Term Loan Guaranties are secured on a senior priority basis by liens on substantially all of the assets of the Borrowers and the Guarantors, pursuant to the terms of certain of the Senior Term Loan Documents (as defined below);

G. The Borrowers, the lenders from time to time party thereto, and the Subordinated Agent have entered into that certain Senior Subordinated Loan Agreement, dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement, the “Subordinated Loan Agreement”);

H. Pursuant to (i) that certain General Continuing Guaranty, dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement, the “Subordinated U.S. Note Guaranty”), and (ii) those certain Guarantees, each dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement, individually and collectively, the “Subordinated Canadian Note Guaranties” and, together with the Subordinated U.S. Note Guaranty, individually and collectively, the “Subordinated Note Guaranties”), the Guarantors (as defined herein) have guaranteed the Obligations (as defined in the Subordinated Loan Agreement);

I. The obligations of (i) the Borrowers under the Subordinated Loan Agreement and (ii) the Guarantors under the Subordinated Note Guaranties are secured on a junior priority basis by liens on substantially all of the assets of the Borrowers and the Guarantors, pursuant to the terms of certain of the Subordinated Loan Documents (such security agreements, pursuant to which such liens are granted, the “Subordinated Security Agreements”);

J. One of the conditions of each of the Senior Credit Agreements is that (1) the Senior Obligations (as defined herein) be senior and prior in right of payment to the Subordinated Obligations (as defined herein) as set forth in this Agreement, and (2) the priority of the Senior Agents’ security interests in and liens on the Collateral (as defined herein) be senior and prior to the Subordinated Agent’s security interests in and liens on the Collateral as set forth in this Agreement; and

K. The Subordinated Agent and the other Subordinated Claimholders have agreed to (1) the subordination of the Subordinated Obligations (as defined herein) to the Senior Obligations (as defined herein) upon the terms and subject to the conditions set forth in this Agreement, and (2) the subordination of their Liens to the Liens of each of the Senior Agents upon the terms and subject to the conditions set forth in this Agreement.

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Each of the Senior Agents and the Subordinated Agent hereby agree as follows:

1. Definitions.

(a) Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“3231021” means 3231021 Nova Scotia Company, a Nova Scotia unlimited liability company.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Amalgamation” means the amalgamation of 3231021 with Canco pursuant to and in accordance with the laws of the Province of Nova Scotia

“AHYDO Payment” means any payment with respect to the Subordinated Obligations if and to the extent necessary to avoid the application of Section 163(e)(5) of the Internal Revenue Code thereto.

“Bank Product Collateralization” means “Bank Product Collateralization” under and as defined in the Senior Revolving Credit Agreement as in effect on the date hereof.

“Bank Product Obligations” means “Bank Product Obligations” under and as defined in the Senior Revolving Credit Agreement as in effect on the date hereof.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now or hereafter in effect, any successor statute, or any analogous statute in any foreign jurisdiction.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state, provincial or foreign law for the relief of debtors.

“BB Holdings” means Bumble Bee Holdings, Inc., formerly known as Castleberry’s Food Company, a Georgia corporation.

“Blockage Period” means a Non-Payment Blockage Period or a Payment Blockage

“Borrower” and “Borrowers” have the respective meanings set forth in the recitals to this Agreement.

“Business Day” means any day other than a Saturday, Sunday, or day on which banks in New York, New York are authorized or required by law to close.

“Canadian Agent” has the meaning set forth in the recitals to this Agreement.

“Canadian Borrower” means, prior to the consummation of the Amalgamation, 3231021 and, from and after the consummation of the Amalgamation, the amalgamated company resulting therefrom.

“Canadian Dollars” or “C$” means Canadian dollars.

“Canadian Holdco” means Clover Leaf Holdings Company, a Nova Scotia unlimited company.

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“Canco” means Connors Bros. Clover Leaf Seafoods Company, a Nova Scotia unlimited company.

“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Cash Collateral” has the meaning set forth in Section 5(b).

“Claim Standstill Notice” means a written notice from the Subordinated Agent to each Senior Agent pursuant to which each Senior Agent is notified that an Event of Default has occurred under the Subordinated Loan Documents and specifically designating such notice as a “Claim Standstill Notice”.

“Claim Standstill Period” means the period from and including the date of receipt by the Senior Agents of a Claim Standstill Notice until the first to occur of (a) (i) in the case of the commencement of, or any joinder with any creditor in commencing, any Insolvency Proceeding against any Obligor or any of its Subsidiaries or any assets of any Obligor or any of its Subsidiaries, the 180th day after receipt by the Senior Agents of a Claim Standstill Notice, or (ii) in the case of any other Collection Action, the 135th day after receipt by the Senior Agents of such Claim Standstill Notice, (b) the date on which the Senior Agents receive written notice from the Subordinated Agent that the Event of Default under the Subordinated Loan Documents that gave rise to such Claim Standstill Period has been cured or waived in accordance with the terms of the Subordinated Loan Documents, (c) the date of acceleration of the Senior Obligations, (d) the commencement of an Insolvency Proceeding, (e) the date of any Exercise of Secured Creditor Remedies by any Senior Agent, (f) the date on which the Senior Agents give written notice to the Subordinated Agent that such Claim Standstill Period has terminated, or (g) the Discharge of the Senior Obligations (other than as specified in clause (b) of the definition of Discharge of Senior Obligations).

“Closing Date” has the meaning set forth in the preamble to this Agreement.

“Collateral” means all assets and property (whether real, personal, or mixed) now owned or hereafter acquired by any Obligor in or upon which a Lien is granted under any of the Senior Loan Documents or any of the Subordinated Loan Documents and all products and Proceeds of any of the foregoing.

“Collection Action” means (a) any demand or request for any payment or Distribution (other than any delivery of a notice of default and any request for payment of amounts then due and payable (but not any other amounts)), any commencement of any litigation or other similar proceeding, or the commencement of any other remedy, in each case in respect of the Subordinated Obligations, or (b) any commencement of, or joinder with any creditor in commencing, any Insolvency Proceeding against any Obligor or any of its Subsidiaries or any assets of any Obligor or any of its Subsidiaries. The term “Collection Action” shall not include any action by a Subordinated Claimholder permitted by clause (3), (4), (8) or (9) of Section 4(d).

“Connors” means Connors Bros., L.P., a Delaware limited partnership, formerly known as Connors Holdings, L.P.

“Control Collateral” means any Collateral consisting of a certificated security (as defined in the UCC), investment property (as defined in the UCC), a deposit account (as defined in the UCC), and any other Collateral as to which a Lien may be perfected through physical possession or control by the secured party, or any agent therefor.

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“DIP Financing” has the meaning set forth in Section 5(b).

“DIP Financing Cap” means, as of any date of determination, the sum of (a) 115% of the Senior Term Loan Cap then in effect, plus (b) the greatest of (i) the Senior Revolving Loan Cap then in effect, (ii) 115% of the then current Borrowing Base (as defined in the Senior Revolving Credit Agreement as in effect on the date hereof), and (iii) 115% of the aggregate principal balance of the Senior Revolving Obligations, plus (without duplication) the aggregate face amount of all letters of credit, then outstanding on the date of commencement of the applicable Insolvency Proceeding.

“Discharge of the Senior Obligations” means, except to the extent otherwise expressly provided in Section 8,

(a) payment in full in cash of the Senior Obligations (other than outstanding Letters of Credit, Bank Product Obligations and unasserted contingent indemnification obligations as to which no claim is known or determinable);

(b) termination or expiration of all commitments to extend credit that would constitute Senior Obligations; and

(c) termination of, or the provision of Letter of Credit Collateralization or Bank Product Collateralization, as applicable (in each case, in an amount and in the manner required by the Senior Revolving Credit Agreement as in effect on the date hereof) in respect of, all outstanding Letters of Credit and Bank Product Obligations.

“Disposition” or “Dispose” means the sale, assignment, transfer, license, lease (as lessor), or other disposition of any property by any person (or the granting of any option or other right to do any of the foregoing).

“Distribution” means any payment or distribution by any Person in respect of the Senior Obligations or the Subordinated Obligations, as the case may be, of assets of any kind or character (whether in cash, securities, assets, by set-off, or otherwise and including by purchase redemption or other acquisition of such Senior Obligations or Subordinated Obligations). The term “Distribution” shall not include (i) any payment or distribution in respect of the Subordinated Obligations in the form of any Reorganization Securities or PIK Securities, (ii) any payment received by any Senior Claimholder in connection with any assignment of the Senior Obligations by such Senior Claimholder to a non-Obligor pursuant to the assignment provisions of the Senior Loan Documents; or (iii) any payment received by any Subordinated Claimholder in connection with any assignment of the Subordinated Obligations by such Subordinated Claimholder to a non-Obligor pursuant to the assignment provisions of the Subordinated Loan Documents.

“Dollars” or “$” means United States dollars.

“Event of Default” means, as the context may require, an “Event of Default” as defined in either Senior Credit Agreement or an “Event of Default” as defined in the Subordinated Loan Agreement.

“Excess Senior Obligations” means, individually and collectively, the Excess Senior Revolver Obligations and the Excess Senior Term Loan Obligations.

“Excess Senior Revolving Obligations” means the sum of (a) the portion of the principal amount of the loans outstanding under the Senior Revolving Loan Documents, the undrawn amount of all

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outstanding Letters of Credit, and the outstanding amount of the Bank Product Obligations that is in excess of the Senior Revolving Loan Cap, plus (b) interest, fees, expenses and all other amounts that are capitalized pursuant to the terms of the Senior Revolving Loan Documents.

“Excess Senior Term Loan Obligations” means the sum of (a) the portion of the principal amount of the loans outstanding under the Senior Term Loan Documents in excess of the Senior Term Loan Cap, plus (b) interest, fees, expenses and all other amounts that are capitalized pursuant to the terms of the Senior Term Loan Documents.

“Exercise any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” means (a) the taking of any action to enforce any Lien in respect of all or any portion of the Collateral, including the institution of any foreclosure proceedings or the noticing of any public or private sale or other Disposition pursuant to Article 9 of the UCC or an attempt to vacate or obtain relief from a stay or other injunction restricting any other action described in this definition, (b) the exercise of any right or remedy provided to a secured creditor (acting for this purpose solely in its capacity as a secured creditor) under the Senior Loan Documents or the Subordinated Loan Documents (including, in either case, any delivery of any notice to seek to obtain payment directly from any account debtor of any Obligor or the taking of any action or the exercise of any right or remedy in respect of the setoff or recoupment against all or any portion of the Collateral or proceeds of all or any portion of the Collateral), under applicable law, at equity, in an Insolvency Proceeding or otherwise, including the acceptance of all or any portion of the Collateral in full or partial satisfaction of a Lien, (c) the solicitation of bids from third parties to conduct the liquidation of all or any portion of the Collateral which, in the case of such exercise undertaken by the Senior Agents or any Senior Claimholder, is undertaken and being diligently pursued in good faith to consummate a Disposition of such Collateral within a commercially reasonable time, (d) the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third parties for the purposes of valuing, marketing, or Disposing of, all or any portion of the Collateral which, in the case of such exercise undertaken by the Senior Agents or any Senior Claimholder, is undertaken and being diligently pursued in good faith to consummate a Disposition of such Collateral within a commercially reasonable time, (e) the exercise of any other enforcement right relating to all or any portion of the Collateral (including the exercise of any voting rights relating to any capital stock composing a portion of the Collateral) whether under the Senior Loan Documents, the Subordinated Loan Documents, under applicable law of any jurisdiction, in equity, in an Insolvency Proceeding (other than a request for adequate protection permitted by this Agreement), or otherwise, (f) the pursuit of Senior Default Dispositions to the extent undertaken and being diligently pursued in good faith to consummate the Disposition of such Collateral within a commercially reasonable time, or (g) the setoff or recoupment against or foreclosure on all or any portion of the Collateral or the proceeds of all or any portion of the Collateral.

“Exigent Circumstances” means (a) a fraud has been committed by any Obligor in connection with the Senior Obligations, including, but not limited to, any withholding or diversion of collections of accounts receivable or other proceeds of Collateral in violation of the terms of any of the Senior Loan Documents, or (b) an event or circumstance that, in the commercially reasonable judgment of any Senior Agent, is reasonably likely to cause a material and imminent diminution in the value of the Collateral or materially and imminently threatens the ability of such Senior Agent to realize upon all or any material portion of the Collateral.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States.

“Guarantors” means (a) Stinson, (b) BB Holdings, (c) U.S. Borrower, (d) each Subsidiary of U.S. Borrower, (e) Canadian Holdco, (f) Canco, (g) Canadian Borrower, (h) each Subsidiary of Canadian Borrower, and (i) each other Person that becomes a guarantor of the Senior Obligations or the Subordinated Obligations after the date hereof.

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“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), or under any other state or federal bankruptcy or insolvency law, each as now and hereafter in effect, any successors to such statutes, and any similar laws in any jurisdiction including, without limitation, any laws relating to assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement or other similar relief, and any law permitting a debtor to obtain a stay or a compromise of the claims of its creditors.

“Letter of Credit” means “Letter of Credit” under and as defined in the Senior Revolving Credit Agreement as in effect on the date hereof.

“Letter of Credit Collateralization” means “Letter of Credit Collateralization” under and as defined in the Senior Revolving Credit Agreement as in effect on the date hereof.

“Lien” means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including any conditional sale or title retention arrangement, any Capital Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

“Non-Payment Blockage Period” means the period from and including the date of receipt by the Subordinated Agent of a Non-Payment Default Notice until the first to occur of (a) the 180th day after receipt by the Subordinated Agent of such Non-Payment Default Notice, (b) the date on which such Non-Payment Default Event is no longer continuing or has been waived in writing by the requisite Senior Claimholders in accordance with the terms of the Senior Loan Documents, (c) the Discharge of the Senior Obligations (other than as specified in clause (b) of the definition of Discharge of Senior Obligations), or (d) the date on which the Senior Agents give written notice to the Subordinated Agent that such Non-Payment Blockage Period has terminated.

“Non-Payment Default Event” has the meaning specified in Section 2(c).

“Non-Payment Default Notice” means a written notice from any Senior Agent to the Subordinated Agent of the existence of a Non-Payment Default Event and specifically designating such notice as a “Non-Payment Default Notice.”

“Obligors” means the Borrowers, the Guarantors, and each other Person that may from time to time execute and deliver a Senior Loan Document or a Subordinated Loan Document as a “debtor”, “borrower”, “guarantor”, “obligor”, “grantor”, or “pledgor” (or the equivalent thereof), and “Obligor” means any one of them.

“Payment Blockage Period” means, with respect to any Payment Default Event, the period from and including the date of the occurrence of the Payment Default Event until the earliest of (a) the date on which such Payment Default Event is no longer continuing or has been waived in writing by the requisite Senior Claimholders in accordance with the terms of the Senior Loan Documents, (b) the Discharge of the Senior Obligations, or (c) the date on which the Senior Agents give written notice to the Subordinated Agent that such Payment Blockage Period has terminated.

“Payment Default Event” has the meaning specified in Section 2(c).

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“Permitted Subordinated Debt Payments” means (a) regularly scheduled quarterly payments of interest (including PIK Securities but excluding default interest) on the Subordinated Obligations, (b) after the fifth anniversary of the Closing Date, AHYDO Payments, (c) payments of principal when due at maturity, (d) mandatory payments of principal upon acceleration of the Subordinated Obligations in accordance with the terms of the Subordinated Loan Documents (as in effect on the date hereof), (e) mandatory prepayments of principal when due upon the occurrence of a Change of Control (as defined in the Subordinated Loan Agreement as in effect on the date hereof), but only to the extent that the requisite Senior Claimholders have consented to such Change of Control or have waived (or agreed to forbear from exercising remedies in connection with) any Event of Default under the Senior Loan Documents that may have occurred as a result of such Change of Control, (f) mandatory prepayments of principal due from the proceeds of any Public Offering (as defined in the Subordinated Loan Agreement as in effect on the date hereof) of equity securities of Connors or any of its Subsidiaries to the extent such proceeds are not applied to prepay the Senior Obligations substantially in accordance with the terms of the Senior Loan Documents (as in effect on the date hereof), and (g) reimbursement of out-of-pocket costs and expenses due and owing to any Subordinated Claimholder in accordance with the terms of the Subordinated Loan Documents, provided, in the case of each of clauses (a) through (g) hereof, (i) only if such payments are payments made in accordance with the terms of the Subordinated Loan Documents and (ii) only if such payments are not made from Proceeds of any Collateral arising from the Exercise of Secured Creditor Remedies by the Subordinated Agent or any other Subordinated Claimholder or otherwise in violation of the terms of this Agreement.

“Person” means any natural person, corporation, limited liability company, limited partnership, general partnership, limited liability partnership, joint venture, trust, land trust, business trust, or other organization, irrespective of whether such organization is a legal entity, and shall include a government and any agency or political subdivision thereof.

“PIK Securities” means additional subordinated notes issued as in-kind interest on the outstanding Subordinated Obligations in accordance with the terms of the Subordinated Loan Documents and not prohibited by the terms of this Agreement.

“Proceeds” means (i) all “proceeds” as defined in Article 9 of the UCC with respect to the Collateral, and (ii) whatever is recoverable or recovered when Collateral is sold, exchanged, collected, or Disposed of, whether voluntarily or involuntarily.

“Purchase Notice” has the meaning set forth in Section 9(a) of this Agreement.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, supplement, restructure, replace, refund or repay, or to issue other indebtedness in exchange or replacement for such indebtedness, in whole or in part, whether with the same or different lenders, arrangers or agents. “Refinanced” and “Refinancing” shall have correlative meanings.

“Reorganization Securities” means any debt or equity securities of any Obligor or any other Person, which securities are provided for by a plan of reorganization, composition, arrangement, adjustment or readjustment of such Obligor, which plan has been adopted pursuant to a proceeding under the Bankruptcy Code or other federal, provincial or state judicial proceeding and confirmed or approved by the court having jurisdiction of such proceeding, provided that (a) in the case of equity securities, if such equity securities provide for mandatory redemption or mandatory dividend payments, the payment thereof shall be subordinated in right of payment, at least to the same extent provided in this Agreement with respect to the Subordinated Obligations, to the payment in full of all Senior Obligations and to the payment in full of all debt or equity securities having such features issued in exchange for the Senior Obligations to the holders of Senior Obligations, and (b) in the case of debt securities, any payment in

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respect of such debt securities shall be subordinated in right of payment, at least to the same extent provided in this Agreement with respect to the Subordinated Obligations, to the payment in full of all Senior Obligations and to the payment in full of all debt securities issued in exchange for the Senior Obligations to the holders of Senior Obligations.

“Senior Agent” and “Senior Agents” have the respective meanings set forth in the preamble to this Agreement.

“Senior Canadian Revolving Guaranties” has the meaning set forth in the recitals to this

“Senior Canadian Term Loan Guaranties” has the meaning set forth in the recitals to this Agreement.

“Senior Claimholders” means, at any relevant time, individually and collectively, the Senior Agents, the Senior Lenders, or any other holders of the Senior Obligations at that time.

“Senior Collateral Documents” means the Senior Revolving Collateral Documents and the Senior Term Loan Collateral Documents.

“Senior Credit Agreement” and “Senior Credit Agreements” have the respective meanings set forth in the recitals to this Agreement.

“Senior Default Disposition” has the meaning set forth in Section 3(b)(4).

“Senior Guaranties” has the meaning set forth in the recitals to this Agreement.

“Senior Intercreditor Agreement” means the “Intercreditor Agreement” as such term is defined in the Senior Credit Agreements.

“Senior Lenders” means the Senior Revolving Lenders and the Senior Term Loan Lenders.

“Senior Loan Documents” means the Senior Revolving Loan Documents and the Senior Term Loan Documents.

“Senior Mortgages” means the Senior Revolving Mortgages and the Senior Term Loan Mortgages.

“Senior Obligations” means, collectively, (a) all Senior Revolving Obligations exclusive of the Excess Senior Revolving Obligations, which Excess Senior Revolving Obligations shall be excluded from (and shall not constitute) Senior Obligations, and (b) all Senior Term Loan Obligations exclusive of the Excess Senior Term Loan Obligations, which Excess Senior Term Loan Obligations shall be excluded from (and shall not constitute) Senior Obligations.

“Senior Recovery” has the meaning set forth in Section 5(h).

“Senior Revolver Commitments” means “Revolver Commitments” under and as defined in the Senior Revolver Credit Agreement as in effect on the date hereof or as modified in accordance with the terms of this Agreement.

“Senior Revolving Loan Cap” means the result of (a) the sum of (i) C$75,000,000, plus (ii) $150,000,000, minus (b) the sum of (i) the amount of all mandatory prepayments made from proceeds

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of asset sales to the extent such prepayments result in a permanent reduction of the Senior Revolver Commitments, plus (ii) the amount of all voluntary permanent reductions of the Senior Revolver Commitments to the extent that the outstanding principal amount of the Senior Revolving Loan Obligations does not exceed the amount of the Senior Revolver Commitments after giving effect thereto, plus (iii) the amount of all payments of the Senior Revolving Obligations under Section 10(c) hereof that result in a permanent reduction of the Senior Revolver Commitments. For purposes of clarification, the amounts set forth in clause (a)(i) above and clause (a)(ii) above may be reallocated between such clauses and between Dollar and Canadian Dollar denominations without restriction so long as the aggregate amount does not exceed the sum of clause (a)(i) and clause (a)(ii) on the date of this Agreement.

“Senior Revolving Loan Agent” has the meaning set forth in the preamble to this Agreement.

“Senior Revolving Claimholders” means, at any relevant time, individually and collectively, the Senior Revolving Loan Agent, Canadian Agent, the Senior Revolving Lenders, or any other holders of the Senior Revolving Obligations at that time.

“Senior Revolving Collateral Documents” means the Security Agreement (as defined in the Senior Revolving Credit Agreement), the Canadian Security Documents (as defined in the Senior Revolving Credit Agreement), the Senior Revolving Mortgages and any other agreement, document, or instrument pursuant to which a Lien is granted securing any Senior Revolving Obligation or under which rights or remedies with respect to such Liens are governed.

“Senior Revolving Credit Agreement” has the meaning set forth in the recitals to this Agreement.

“Senior Revolving Guaranties” has the meaning set forth in the recitals to this Agreement.

“Senior Revolving Lenders” means the “Lenders” under and as defined in the Senior Revolving Credit Agreement.

“Senior Revolving Loan Documents” means the Senior Revolving Credit Agreement, the Senior Revolving Guaranties, the Senior Revolving Collateral Documents and each of the other Loan Documents (as such term is defined in the Senior Revolving Credit Agreement).

“Senior Revolving Mortgages” means each mortgage, deed of trust, and other document or instrument under which any Lien on real property owned or leased by any Obligor is granted to secure any Senior Revolving Obligations or under which rights or remedies with respect to any such Liens are governed.

“Senior Revolving Obligations” means all obligations and all amounts owing, due, or secured under the terms of the Senior Revolving Credit Agreement or any other Senior Revolving Loan Document, whether now existing or hereafter arising, including all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, reimbursement obligations, Bank Product Obligations, obligations to post cash collateral in respect of Letters of Credit or indemnities in respect thereof, obligations to post cash collateral in respect of Bank Product Obligations or indemnities in respect thereof, any other indemnities or guarantees, and all other amounts payable under any Senior Revolving Loan Document or in respect thereof (including, in each case, all Specified Amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Obligor, or that would have accrued or become due under the terms of the Senior Revolving Loan Documents but for the effect of the Insolvency Proceeding or other applicable law, and irrespective of whether a claim for all or any portion of such

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Specified Amounts is allowable or allowed in such Insolvency Proceeding). Notwithstanding anything to the contrary contained herein, the term “Senior Revolving Obligations” shall not include any obligations or other amounts owing to any Senior Claimholder on account of its ownership interest in any shares of capital stock or other equity interests of any Obligor.

“Senior Term Loan Agent” has the meaning set forth in the preamble to this Agreement.

“Senior Term Loan Cap” means the result of (a) $140,000,000, minus (b) the sum of (i) the amount of all scheduled permanent principal repayments made under the Senior Term Loan Credit Agreement, plus (ii) the amount of all voluntary principal prepayments made under the Senior Term Loan Credit Agreement to the extent that the aggregate principal amount of all such voluntary principal prepayments exceeds $35,000,000 (specifically excluding, however, any such repayments occurring in connection with any Refinancing not prohibited hereunder, subject to the limitations set forth herein), plus (iii) the amount of all mandatory principal prepayments made pursuant to Section 2.4(e)(ii) of the Senior Term Loan Credit Agreement (or equivalent successor provision) or pursuant to Section 2.4(e)(vi) of the Senior Term Loan Credit Agreement (or equivalent successor provision); provided that, to the extent the Senior Term Loan Claimholders agree in writing to apply the proceeds of a voluntary principal prepayment under the Senior Term Loan Credit Agreement to a scheduled permanent principal repayment under Section 2.2 of the Senior Term Loan Credit Agreement (or equivalent successor provision) or a mandatory principal prepayment under Section 2.4(e)(ii) or Section 2.4(e)(vi) of the Senior Teen Loan Credit Agreement (or equivalent successor provisions), in each case, other than in accordance with the voluntary and mandatory prepayment terms and terms of maturity of the Senior Term Loan Credit Agreement as in effect on the date hereof (or as such terms may be amended or modified in accordance with Section 7(b)(v) hereof), then the amount of the payment so applied to such scheduled permanent principal repayment or mandatory principal prepayment shall, notwithstanding clause (b)(ii) above, reduce the Senior Term Loan Cap dollar-for-dollar by the amount of such payment.

“Senior Term Loan Claimholders” means, at any relevant time, individually and collectively, the Senior Term Loan Agent, the Senior Term Loan Lenders, or any other holders of the Senior Term Loan Obligations at that time.

“Senior Term Loan Collateral Documents” means the Security Agreement (as defined in the Senior Term Loan Credit Agreement), the Canadian Security Documents (as defined in the Senior Term Loan Credit Agreement), the Senior Term Loan Mortgages’ and any other agreement, document, or instrument pursuant to which a Lien is granted securing any Senior Term Loan Obligation or under which rights or remedies with respect to such Liens are governed.

“Senior Term Loan Credit Agreement” has the meaning set forth in the recitals to this Agreement.

“Senior Term Loan Documents” means the Senior Term Loan Credit Agreement, the Senior Term Loan Guaranties, the Senior Term Loan Collateral Documents and each of the other Loan Documents (as such term is defined in the Senior Term Loan Credit Agreement).

“Senior Term Loan Guaranties” has the meaning set forth in the recitals to this Agreement.

“Senior Term Loan Lenders” means the “Lenders” under and as defined in the Senior Term Loan Credit Agreement.

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“Senior Term Loan Mortgages” means each mortgage, deed of trust, and other document or instrument under which any Lien on real property owned or leased by any Obligor is granted to secure any Senior Term Loan Obligations or under which rights or remedies with respect to any such Liens are governed.

“Senior Term Loan Obligations” means all obligations and all amounts owing, due, or secured under the terms of the Senior Term Loan Credit Agreement or any other Senior Term Loan Document, whether now existing or hereafter arising, including all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, reimbursement obligations, indemnities, guarantees, and all other amounts payable under any Senior Term Loan Document or in respect thereof (including, in each case, all Specified Amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Obligor, or that would have accrued or become due under the terms of the Senior Term Loan Documents but for the effect of the, Insolvency Proceeding or other applicable law, and irrespective of whether a claim for all or any portion of such Specified Amounts is allowable or allowed in such Insolvency Proceeding). Notwithstanding anything to the contrary contained herein, the term “Senior Term Loan Obligations” shall not include any obligations or other amounts owing to any Senior Claimholder on account of its ownership interest in any shares of capital stock or other equity interests of any Obligor.

“Senior U.S. Revolving Guaranty” has the meaning set forth in the recitals to this Agreement.

“Senior U.S. Term Loan Guaranty” has the meaning set forth in the recitals to this Agreement.

“Specified Amounts” means (a) with respect to the Senior Revolving Loan Obligations, interest, reasonable expenses and fees to the extent such fees are provided for in the Senior Revolving Loan Documents (as in effect on the date hereof), and (b) with respect to the Senior Term Loan Obligations, interest, reasonable expenses and fees to the extent such fees are provided for in the Senior Term Loan Documents (as in effect on the date hereof).

“Stinson” means Stinson Seafood (2001), Inc., a Delaware corporation.

“Subordinated Agent” has the meaning set forth in the preamble to this Agreement.

“Subordinated Canadian Note Guaranties” has the meaning set forth in the recitals to this Agreement.

“Subordinated Claimholders” means, at any relevant time, individually and collectively, the Subordinated Agent, the Subordinated Lenders, or any other holders of the Subordinated Obligations from time to time.

“Subordinated Collateral Documents” means the Security Agreement (as defined in the Subordinated Loan Agreement), the Subordinated Mortgages and any other agreement, document, or instrument pursuant to which a Lien is granted securing any Subordinated Obligation or under which rights or remedies with respect to such Liens are governed.

“Subordinated Lenders” means the “Lenders” under and as defined in the Subordinated Loan Agreement.

“Subordinated Loan Agreement” has the meaning set forth in the recitals to this Agreement.

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“Subordinated Loan Documents” means the Subordinated Loan Agreement, the Subordinated Note Guaranties, the Subordinated Collateral Documents and the other documents, instruments, or agreements executed in connection therewith, as amended, restated, supplemented, or otherwise modified in accordance with the provisions of this Agreement.

“Subordinated Mortgages” means each mortgage, deed of trust, and other document or instrument under which any Lien on real property owned or leased by any Obligor is granted to secure any Subordinated Obligations or under which rights or remedies with respect to any such Liens are governed.

“Subordinated Note Guaranties” has the meaning set forth in the recitals to this Agreement.

“Subordinated Obligations” means collectively, all obligations and all other amounts owing, due, or secured under the terms of the Subordinated Loan Agreement, or any other Subordinated Loan Document, whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, reimbursement obligations, indemnities, guarantees, and all other amounts payable under or secured by any Subordinated Loan Document or in respect thereof (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Obligor, or that would have accrued or become due under the temps of the Subordinated Loan Documents but for the effect of the Insolvency Proceeding or other applicable law, and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding). Notwithstanding anything to the contrary contained herein, the term “Subordinated Obligations” shall not include any obligations or other amounts owing to any Subordinated Claimholder on account of its ownership interest in any shares of capital stock or other equity interests of any Obligor.

“Subordinated U.S. Note Guaranty” has the meaning set forth in the recitals to this

“Subsidiary” of a person means a corporation, partnership, limited liability company, or other entity in which that person directly or indirectly owns or controls the shares of capital stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

“Triggering Event” means (a) the acceleration of any Senior Obligations, or (b) delivery of notice by either Senior Agent to any Obligor regarding a proposed Exercise of Secured Creditor Remedies with respect to all or a material portion of the Collateral.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“U.S. Borrower” has the meaning set forth in the recitals to this Agreement.

“WFF” has the meaning set forth in the preamble to this Agreement.

(b) [Intentionally Omitted].

(c) Rules of Construction. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The term “or” shall be

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construed to have, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” Unless the context requires otherwise: (1) except as otherwise provided herein, any definition of or reference to any agreement, instrument, or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, restated, modified or Refinanced in accordance with the terms of this Agreement; (2) any definition of or reference to Senior Obligations or the Subordinated Obligations herein shall be construed as referring to the Senior Obligations or the Subordinated Obligations (as applicable) as from time to time amended, restated, modified or Refinanced in accordance with the terms of this Agreement; (3) any reference herein to any person shall be construed to include such person’s successors and permitted assigns; (4) the words “herein,” “hereof,” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; (5) all references herein to Sections shall be construed to refer to Sections of this Agreement; (6) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights; and (7) any reference to any agreement, instrument, or other document herein “as in effect on the date hereof” shall be construed as referring to such agreement, instrument, or other document without giving effect to any amendment, restatement, supplement, modification, or Refinance after the date hereof.

2. Payment Subordination.

(a) Subordination. Except as set forth in Section 2(b), unless and until the Discharge of the Senior Obligations shall have occurred, no Subordinated Claimholder shall accept, take, or receive, by payment or prepayment, directly or indirectly from any Obligor or any other Person any Distribution which may now or hereafter be owing to such Subordinated Claimholder on account of any of the Subordinated Obligations.

(b) Permitted Payments. So long as no Blockage Period is in effect, the Borrowers may pay to the Subordinated Claimholders, and the Subordinated Claimholders may accept and receive from the Borrowers on account of the Subordinated Obligations, Permitted Subordinated Debt Payments.

(c) Blockage Period.

(1) Payment Default Event. If any Obligor shall default in the payment of any principal or interest under the Senior Obligations when the same becomes due and payable which default constitutes an Event of Default under any of the Senior Loan Documents, whether at maturity or at a date fixed for scheduled payment or by declaration or acceleration or otherwise (a “Payment Default Event”), then no Obligor shall make, and no Subordinated Claimholder shall accept, take or receive by payment or prepayment, directly or indirectly from any Obligor or any other Person any Distribution which may now or hereafter be owing to such Subordinated Claimholder on account of any of the Subordinated Obligations during the Payment Blockage Period applicable to such Payment Default Event. Each Subordinated Claimholder shall be entitled to assume conclusively that no Payment Default Event exists at the time of its receipt of any Permitted Subordinated Debt Payment, and accordingly, shall not be required to turn over any such payment in accordance with the terms of this Agreement unless (i) such Subordinated Claimholder has actual notice of the existence of such Payment Default Event at the time it receives such payment or within the thirty (30) days following such receipt, (ii) the Subordinated Agent is notified in writing of the existence of a Payment Default Event by any Senior Agent, any other Senior Claimholder, any Obligor or any other Person either (x) prior to the time such payment is made or (y) at any time during the thirty (30) days following the making of such payment, or (iii) such Payment Default Event occurs prior to, concurrently with, or as a result of the making of such payment, whether as a result of an automatic acceleration of the Senior Obligations occurring upon the acceleration of all or any part of the Subordinated Obligations or otherwise, in which case each Senior Claimholder shall be deemed to have knowledge of the existence of such Payment Default Event.

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(2) Non-Payment Default Event. If (i) an Event of Default (other than a Payment Default Event) shall have occurred and be continuing under any of the Senior Loan Documents (a “Non-Payment Default Event”), and (ii) the Subordinated Agent shall have received a Non-Payment Default Notice, then no Obligor shall make, and no Subordinated Claimholder shall accept, take or receive, by payment or prepayment, directly or indirectly from any Obligor or any other Person any Distribution which may now or hereafter be owing to such Subordinated Claimholder on account of any of the Subordinated Obligations during the Non-Payment Blockage Period applicable to such Non-Payment Default Event. No Non-Payment Default Event known to a Senior Agent on the date a Non-Payment Default Notice is given may be used as a basis for any subsequent Non-Payment Default Notice.

(3) Limitation on Non-Payment Default Blockage Periods. The foregoing provisions of Section 2(c)(2) to the contrary notwithstanding, (i) in no event may there be more than one (1) Non-Payment Blockage Period in any 365 consecutive day period, (ii) in no event may there be more than four (4) Non-Payment Blockage Periods from and after the date hereof, and (iii) in no event may one (1) Non-Payment Blockage Period operate to block the payment of more than two (2) consecutive regularly scheduled quarterly payments of interest when due under the Subordinated Loan Documents.

(4) Reorganization Securities/PIK Securities. Notwithstanding anything to the contrary contained in this Section 2, no Obligor shall be prohibited from making, and no Subordinated Claimholder shall be prohibited from receiving, any Reorganization Securities or any PIK Securities.

(5) Payments Upon the Expiration or Termination of a Blockage Period. Upon the expiration or termination of a Blockage Period, so long as (i) no Event of Default has occurred and is continuing under any of the Senior Loan Documents, and (ii) the Borrowers have Excess Availability (as defined in the Senor Revolving Credit Agreement as in effect on the date hereof) of at least $35,000,000 immediately after giving effect to such payment, the Borrowers may pay to the Subordinated Claimholders, and the Subordinated Claimholders may accept and receive from the Borrowers on account of the Subordinated Obligations, the amount of any Permitted Subordinated Debt Payments to which the Subordinated Claimholders would have been entitled had such Blockage Period not been in effect.

3. Lien Subordination.

(a) Acknowledgement; Consent; and Subordination. The Subordinated Agent, on behalf of itself and the other Subordinated Claimholders, hereby (y) acknowledges that the Obligors, either prior to the date hereof or concurrently herewith, have granted or are granting Liens on the Collateral in favor of the Senior Agents to secure the Senior Obligations and (z) consents, anything to the contrary contained in the Subordinated Loan Documents notwithstanding, to the grant by the Obligors of the Liens on the Collateral to secure the Senior Obligations. Notwithstanding (i) the date, time, method, manner or order of grant, attachment, or perfection of any Liens granted to any Senior Agent (or any Senior Lender) or any Subordinated Claimholder in respect of all or any portion of the Collateral, (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of any Senior Agent (or any Senior Lender) or any Subordinated Claimholder in any Collateral, (iii) any provision of the UCC, any other applicable law, any of the Senior Loan Documents or any of the Subordinated Loan Documents, (iv) whether the Liens securing the Senior Obligations are valid, enforceable, void, avoidable, subordinated, disputed, or allowed, or (v) any other circumstance whatsoever, each Senior Agent, on behalf of itself and the applicable Senior Lenders, and the Subordinated Agent, on behalf of itself and the other Subordinated Claimholders, hereby agree that:

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(1) any Lien with respect to all or any portion of the Collateral securing any Senior Obligations now or hereafter held by or on behalf of, or created for the benefit of, any Senior Claimholder or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation, or otherwise, shall be senior and prior in all respects to all Liens with respect to all or any portion of the Collateral securing any Subordinated Obligations; and

(2) any Lien with respect to all or any portion of the Collateral securing any Subordinated Obligations now or hereafter held by or on behalf of, or created for the benefit of any Subordinated Claimholder or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation, or otherwise, shall be junior and subordinate in all respects to all Liens with respect to all or any portion of the Collateral securing any Senior Obligations.

(b) Disposition of Collateral; Release of Liens.

(1) Exclusive Rights of Senior Agents. Until the Discharge of the Senior Obligations occurs, each Senior Agent, on behalf of the applicable Senior Claimholders, shall have the exclusive right to make determinations regarding the release or Disposition of any Collateral pursuant to the terms of the applicable Senior Loan Documents or in accordance with the .provisions of this Agreement, in each case without any consultation with, consent of or notice to the Subordinated Agent or any other Subordinated Claimholder.

(2) Lien Release Upon Disposition of Collateral in Exercise of Secured Creditor Remedies. Until the Discharge of the Senior Obligations occurs, if any Exercise of Secured Creditor Remedies by any Senior Agent or any other Senior Claimholder results in a Disposition of any Collateral securing the Senior Obligations (with the proceeds thereof being applied to the Senior Obligations in accordance with Section 10(c), then the Liens, if any, of the Subordinated Agent or any other Subordinated Claimholder on such Collateral shall be automatically, unconditionally, and simultaneously released (and, if the Exercise of Secured Creditor Remedies results in a Disposition of equity interests in any Obligor, the Persons whose equity interests are Disposed of (including each Subsidiary of each such Person) shall be automatically, unconditionally, and simultaneously released from all of their obligations under the Subordinated Loan Documents); provided that the Senior Agents and the applicable Senior Claimholder also release their Liens on such Collateral (and, if the Exercise of Secured Creditor Remedies results in a Disposition of equity interests in any Obligor, the Senior Agents and the applicable Senior Claimholder also release such Persons whose equity interests are Disposed of (including each Subsidiary of each such Person) from all of their obligations under the applicable Senior Loan Documents). The Subordinated Agent, for itself and on behalf of any such Subordinated Claimholders, promptly shall execute and deliver to each Senior Agent or the applicable Senior Claimholder such termination or amendment statements, releases, and other documents as such Senior Agent or such Senior Claimholder may reasonably request to effectively confirm such release.

(3) Lien Release Upon Disposition of Collateral Permitted by Senior Loan Documents. Until the Discharge of the Senior Obligations occurs, if, in connection with any Disposition of any Collateral securing the Senior Obligations permitted under the terms of the Senior Loan Documents (as amended in accordance with the terms of this Agreement), each Senior Agent, for itself or on behalf of any of the other applicable Senior Claimholders, and each other Senior Claimholder release all of their Liens on the portion of the Collateral that is the subject of such Disposition, or release any Obligor from its obligations in respect of the Senior Obligations (if such Obligor is the subject of such Disposition), in each case other than in connection with (x) the Discharge of the Senior Obligations, or (y) the Exercise of Secured Creditor Remedies by such Senior Agent or the applicable Senior Claimholder (which is addressed in Section 3(b)(2) above), then the Liens, if any, of the Subordinated Agent or any other Subordinated Claimholder on such Collateral, and the obligations of such Obligor in respect of the

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Subordinated Obligations (if such Obligor is the subject of such Disposition), shall be automatically, unconditionally, and simultaneously released. The Subordinated Agent, for itself or on behalf of the other such Subordinated Claimholders, promptly shall execute and deliver to each Senior Agent or the applicable Senior Claimholder such termination or amendment statements, releases, and other documents as such Senior Agent or such Senior Claimholder may reasonably request to effectively confirm such release.

(4) Lien Release Upon Disposition of Collateral by any Obligor After an Event of Default. Until the Discharge of the Senior Obligations occurs, in the event of any private or public Disposition of any Collateral securing the Senior Obligations (with the proceeds thereof being applied to the Senior Obligations in accordance with Section 10(c)) by one or more of the Obligors with the consent of the requisite Senior Claimholders or the Senior Agents, on behalf of the requisite Senior Claimholders, after the occurrence and during the continuance of an Event of Default (as defined in either Senior Credit Agreement) (any such sale or other disposition, a “Senior Default Disposition”), then the Liens, if any, of the Subordinated Agent or any other Subordinated Claimholder, on such Collateral shall be automatically, unconditionally, and simultaneously released (and, if the Senior Default Disposition includes equity interests in any Obligor, the Persons whose equity interests are Disposed of (including each Subsidiary of each such Person) shall be automatically, unconditionally, and simultaneously released from all of their obligations under the Subordinated Loan Documents); provided that (x) the Senior Agents and the applicable Senior Claimholder also release their Liens on such Collateral (and, if the Senior Default Disposition includes equity interests in any Obligor, the Senior Agents and the applicable Senior Claimholder also release such persons whose equity interests are Disposed of from all of their obligations under the applicable Senior Loan Documents), and (y) the net cash proceeds of any such Senior Default Disposition are applied in accordance with Section 10(c) (as if such proceeds were proceeds received in connection with any Exercise of Secured Creditor Remedies).

In the event that any Lien of a Senior Agent or any other Senior Claimholder released pursuant to sub-clauses (2), (3) or (4) above on any Collateral is reinstated for any reason, then the Liens, if any, of the Subordinated Agent or any other Subordinated Claimholder on such Collateral (and, if applicable, the obligations of such Obligor under the Subordinated Loan Documents) shall be automatically, unconditionally, and simultaneously reinstated.

The forgoing to the contrary notwithstanding, the Lien releases described in this Section 3 shall not shall constitute a waiver by the Subordinated Agent or any other Subordinated Claimholder of any Lien that the Subordinated Agent or such Subordinated Claimholder may have on the Proceeds of the Collateral that is Disposed in accordance with the terms of this Agreement prior to the time that such Proceeds are applied to pay the Senior Obligations or the Subordinated Obligations in accordance with the terms of this Agreement.

(c) Waiver of Right to Contest Obligations and Liens. Each Senior Agent, for itself and on behalf of each other applicable Senior Claimholder, and the Subordinated Agent, for itself and on behalf of each other Subordinated Claimholder, agrees that it and they will not (and hereby waives any right to), directly or indirectly, contest or support any other person in contesting, in any proceeding (including any Insolvency Proceeding), (a) the validity, priority, enforceability or allowance of any claims of any of the Senior Claimholders or any of the Subordinated •Claimholders, as the case may be, (b) the priority, validity, or enforceability of a Lien held by or on behalf of any of the Senior Claimholders in any Collateral or (subject to the terms of this Agreement) by or on behalf of any of the Subordinated Claimholders in any Collateral, as the case may be, or (c) the validity or enforceability of the provisions of this Agreement, provided, however that nothing in this Agreement shall be construed to prevent or impair the rights of any Senior Agent, any other Senior Claimholder, the Subordinated Agent or any other Subordinated Claimholder to enforce the terms of this Agreement.

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(d) New Liens. So long as the Discharge of the Senior Obligations has not occurred, the parties hereto agree that no Obligor shall (i) grant or permit any additional Liens on any asset to secure any Subordinated Obligations unless such Obligor gives each Senior Agent at least five (5) Business Days prior written notice thereof and unless such notice also offers to grant a Lien on such asset to secure the Senior Obligations concurrently with the grant of a Lien thereon in favor of the Subordinated Agent, or (ii) grant or permit any additional Liens on any asset to secure any Senior Obligations unless such Obligor gives the Subordinated Agent at least five (5) Business Days prior written notice thereof and unless such notice also offers to grant a Lien on such asset to secure the Subordinated Obligations concurrently with the grant of a Lien thereon in favor of the Senior Agents. To the extent that the foregoing provision is not complied with for any reason (and without limiting any other rights and remedies available to any Senior Agent or any of the other Senior Claimholders), the Subordinated Agent, on behalf of itself and the other Subordinated Claimholders, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this subsection (d) shall be subject to Section 10(b).

(e) Agent for Perfection. Each of the Senior Agents and the Subordinated Agent each agree to hold (or cause to be held) all Control Collateral in their respective possession, custody, or control, including “control” within the meaning of 9-104 of the UCC (or in the possession, custody, or control of agents, bailees, or other similar third parties) as non-fiduciary agent for the other solely for the purpose of perfecting the security interest granted to each in such Control Collateral subject to the terms and conditions of this Agreement (such bailment and agency being intended, among other things, to satisfy the requirements of Section 8-301(a)(2), 9-313(c), 9-104, 9-105, 9-106, and 9-107 of the UCC). None of the Senior Claimholders or the Subordinated Claimholders, as applicable, shall have any obligation whatsoever to the others to assure that the Control Collateral is genuine or owned by any Obligor or any other Person or to preserve their respective rights or benefits or those of any other Person. The duties or responsibilities of the Senior Agents and the Subordinated Agent under this subsection (e) are and shall be limited solely to holding or maintaining control of the Control Collateral as non-fiduciary agent for the other for purposes of perfecting the Lien held by any Senior Agent or the Subordinated Agent, as applicable. Neither of the Senior Agents is, nor shall either of the Senior Agents be deemed to be, a fiduciary of any kind for the Subordinated Agent or any other Person. Upon the Discharge of the Senior Obligations, the Senior Agents shall transfer the possession and control of any remaining Control Collateral in their possession, together with any necessary endorsements (such endorsements shall be without recourse and without representation or warranty, (i) if the Subordinated Obligations are outstanding at such time, to the Subordinated Agent, (ii) if no Subordinated Obligations are outstanding at such time and any amounts are outstanding which, but for application of the Senior Revolving Loan Cap or the Senior Term Loan Cap, as the case may be, would have constituted Senior Obligations, to the Senior Agents, and (iii) if no Subordinated Obligations and no such other amounts are outstanding at such time, to the applicable Obligor (in each case so as to allow such Person to obtain possession or control of such Control Collateral). In connection with any transfer under clause (i) of the immediately preceding sentence, the Senior Agents agree, at the expense of the Obligors, to take all actions in their power as shall be reasonably requested by the Subordinated Agent to permit the Subordinated Agent to obtain, for the benefit of the Subordinated Claimholders, a first priority security interest in the Control Collateral.

(f) Insurance. Until the Discharge of the Senior Obligations occurs, the Senior Agents and the other Senior Claimholders shall have the sole and exclusive right, subject to the rights of the Obligors under the applicable Senior Loan Documents, to adjust and settle any claim under any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral; and (ii) all proceeds of any such insurance policy and any such award (or any payments with respect to a deed in lieu of condemnation) shall be paid, subject to the rights of the Obligors under the Senior Loan Documents, first in accordance with the priorities set forth in Section 10(c), until paid in full

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in cash, and second, to the owner of the subject property, such other person as may be entitled thereto, or as a court of competent jurisdiction may otherwise direct. If any Subordinated Claimholder shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this subsection (f), it shall pay such proceeds over to the Senior Agents in accordance with the terms of Section 10(c).

4. Remedies Standstill.

(a) Claim Standstill. Prior to Discharge of the Senior Obligations (other than as specified in clause (b) of the definition of Discharge of Senior Obligations), no Subordinated Claimholder shall take any Collection Action with respect to any of the Subordinated Obligations, except as permitted in this Section 4(a) and in Section 4(d) and, in each such case, subject to Section 4(b). No Subordinated Claimholder may take any Collection Action with respect to any of the Subordinated Obligations unless the Subordinated Agent has provided each Senior Agent with not less than five (5) Business Days prior written notice of such Subordinated Claimholder’s intent to take such Collection Action (which notice may be given prior to the expiration of a Claim Standstill Period). Notwithstanding the foregoing, (i) no Subordinated Claimholder may take any Collection Action with respect to any of the Subordinated Obligations prior to delivery of a Claim Standstill Notice, (ii) no Subordinated Claimholder may take any Collection Action with respect to any of the Subordinated Obligations during any Claim Standstill Period, but may take any Collection Action upon the expiration of such Claim Standstill Period, and (iii) no Subordinated Claimholder shall commence, or join with any creditor in commencing, any Insolvency Proceeding against any Obligor or any of its Subsidiaries or any assets of any Obligor or any of its Subsidiaries until the date when (x) all Liens granted by such Obligor to the Subordinated Agent and the other Subordinated Claimholders have been irrevocably released by the Subordinated Agent or the applicable Subordinated Claimholders and (y) the applicable Claim Standstill Period with respect thereto has expired.

(b) Collateral Standstill. Until the Discharge of the Senior Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Obligor or any of its Subsidiaries, the Subordinated Agent and the Subordinated Claimholders:

(1) shall not exercise or seek to exercise any right or remedies with respect to any Collateral (including any Exercise of Secured Creditor Remedies) (other than (A) if an Insolvency Proceeding has been commenced, seeking adequate protection to the extent permitted by this Agreement, and (B) at any time, the taking of any action of the type described in clause (d) of the definition of Exercise of Secured Creditor Remedies which is undertaken solely for the purpose of valuing the Collateral;

(2) shall not contest, protest, or object to any Exercise of Secured Creditor Remedies by any Senior Claimholder and shall not have any right to direct the Exercise of any Secured Creditor Remedies or other action by any Senior Claimholder; and

(3) shall not object to (and waive any and all claims with respect to) the forbearance by any Senior Claimholder from Exercising any Secured Creditor Remedies.

(c) Exclusive Enforcement Rights. Until the Discharge of the Senior Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Obligor or any of its Subsidiaries, the Senior Claimholders shall have the exclusive right to enforce rights of a secured creditor, Exercise Secured Creditor Remedies (other than actions of the type described in clause (d) of the definition of Exercise of Secured Creditor Remedies to the extent that the Subordinated Agent or any Subordinated Claimholder is permitted to take such actions pursuant to clause (b)(1) above) and

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make determinations regarding the release or disposition of, or restrictions with respect to, the Collateral without any consultation with or the consent of any Subordinated Claimholder. The Senior Claimholders shall have the right to enforce the provisions of the Senior Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise Dispose of Collateral, to incur expenses in connection with such Disposition, and to exercise all the rights and remedies of a secured creditor under the laws of any applicable jurisdiction, including the right to Exercise Secured Creditor Remedies.

(d) Permitted Actions by Subordinated Claimholders. Notwithstanding anything to the contrary in this Section 4, the Subordinated Agent and any other Subordinated Claimholder may take any of the following actions, which shall not constitute the Exercise of Secured Creditor Remedies:

(1) accelerate any of the Subordinated Obligations upon the expiration or termination of a Claim Standstill Period;

(2) if an Insolvency Proceeding has been commenced by or against any Obligor, file a claim or statement of interest with respect to the Subordinated Obligations;

(3) take any action (not adverse to the priority status of the Liens on the Collateral securing any of the Senior Obligations, or the rights of any Senior Claimholder to Exercise any Secured Creditor Remedies) in order to perfect its Lien in and to the Collateral to the extent not prohibited by Section 3(d);

(4) file any necessary responsive or defensive pleadings (including the assertion of compulsory counterclaims) in opposition to any motion, claim, adversary proceeding, or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims or Liens of the Subordinated Agent or any Subordinated Claimholder, including any claims secured by the Collateral, if any;

(5) vote on any plan of reorganization, file any proof of claim, make other filings and motions that are, in each case, permitted under the terms of this Agreement, with respect to the Subordinated Obligations and the Collateral;

(6) join (but not exercise any control with respect to) any judicial foreclosure proceeding or other judicial lien enforcement proceeding with respect to the Collateral initiated by any Senior Agent to the extent that any such action could not reasonably be expected, in any material respect, to restrain, hinder, limit, delay or otherwise interfere in any material respect with the Exercise of Secured Creditor Remedies by any Senior Agent or any other Senior Claimholder (it being understood that no Subordinated Claimholder shall be entitled to receive any proceeds thereof unless otherwise expressly permitted herein);

(7) exercise any remedies that would be available to an unsecured creditor (to the extent not prohibited by the provisions of this Agreement);

(8) file any lawsuit solely to prevent the running of any applicable statute of limitations or other similar restriction on claims; and

(9) seek specific performance or equitable relief to compel any Obligor to comply with any non-payment obligations under the Subordinated Loan Documents so long as (x) it is not accompanied by a Collection Action, and (y) such exercise does not hinder or otherwise interfere with any Exercise of Secured Creditor Remedies by any Senior Claimholder (other than any remedies set forth in clause (f) of the definition of Exercise of Secured Creditor Remedies).

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(e) Collateral or Proceeds Received from the Exercise of Secured Creditor Remedies. The Subordinated Agent, for itself and on behalf of the other Subordinated Claimholders, agrees that until the Discharge of the Senior Obligations has occurred, any Collateral or proceeds thereof received by it from the Exercise of Secured Creditor Remedies will be subject to Section 10(b).

(f) No Hindrance. The Subordinated Agent, for itself and on behalf of the other Subordinated Claimholder, hereby:

(1) agrees that the Subordinated Agent and the other Subordinated Claimholders will not take any action, other than as expressly permitted under this Agreement, that would restrain, hinder, limit, delay, or otherwise interfere with the Exercise of Secured Creditor Remedies by any Senior Agent or any other Senior Claimholder, or any action that is otherwise prohibited hereunder;

(2) waives any and all rights the Subordinated Agent or any other Subordinated Claimholder may have as a junior lien creditor to object to the manner in which any Senior Agent or any of the other Senior Claimholders seeks to enforce or collect the Senior Obligations or the Liens securing the Senior Obligations granted in any of the Collateral undertaken in good faith in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of any Senior Agent or any other Senior Claimholder is adverse to the interest of the Subordinated Agent or any other Subordinated Claimholder; and

(3) acknowledges and agrees that, as between the Subordinated Claimholders and the Senior Claimholders, no covenant, agreement or restriction contained in the Subordinated Loan Documents (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Senior Agents or the other Senior Claimholders with respect to the Collateral as set forth in this Agreement and the Senior Loan Documents, but the foregoing shall not be deemed to waive any claim or right that the Subordinated Agent or any other Subordinated Claimholder may have against any Obligor.

(g) Judgment Liens. In the event that any Subordinated Claimholder becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor, to the extent permitted herein, with respect to the Subordinated Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Senior Obligations) as the other Liens securing the Subordinated Obligations are subject to this Agreement.

5. Insolvency Proceeding.

(a) Enforceability and Continuing Priority. This Agreement shall be applicable both before and after the commencement of any Insolvency Proceeding and all converted or succeeding cases in respect thereof. The relative rights of the Senior Claimholders and the Subordinated Claimholders in or to any Distributions from or in respect of any Collateral or Proceeds of Collateral, shall continue after the commencement of any Insolvency Proceeding. Accordingly, the provisions of this Agreement are intended to be and shall be enforceable as a subordination agreement within the meaning of Section 510 of the Bankruptcy Code.

(b) Financing. Until the Discharge of the Senior Obligations occurs, if any Obligor shall be subject to any Insolvency Proceeding and any Senior Agent consents to the use of cash collateral (as such term is defined in Section 363(a) of the Bankruptcy Code; herein, “Cash Collateral”), on which

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such Senior Agent has a Lien or permits any Obligor to obtain financing provided by any one or more Senior Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (such financing, together with any Cash Collateral use, collectively a “DIP Financing”), then, so long as the aggregate principal amount of any DIP Financing, plus the aggregate outstanding principal amount of the Senior Obligations (after giving effect to the application of the proceeds of such DIP Financing to refinance all or any portion of the Senior Obligations), does not exceed the DIP Financing Cap, the Subordinated Agent, for itself and on behalf of the other Subordinated Claimholders, agrees that each Subordinated Claimholder will consent to such Cash Collateral use and no Subordinated Claimholder will raise any objection to such DIP Financing on the grounds of lack of adequate protection and to the extent the Liens securing the Senior Obligations are discharged, subordinated to or pari passu with such DIP Financing, the Subordinated Claimholders will subordinate their Liens in the Collateral to the Liens securing such DIP Financing. If any Senior Claimholder offers to provide a DIP Financing on terms that are commercially reasonable under the circumstances, the Subordinated Agent, for itself and on behalf of the other Subordinated Claimholders, agrees that no Subordinated Claimholder shall, directly or indirectly, (x) provide, offer to provide, or support any DIP Financing secured by a Lien senior to or pari passu with the Liens securing the Senior Obligations, or (y) request or accept any form of adequate protection or any other relief except as provided in Section 5(e)(2). In connection with any DIP Financing, if any Liens on the Collateral held by the Senior Claimholders are subject to a surcharge or are subordinated to an administrative priority claim, a professional fee “carve out,” or fees owed to the United States Trustee, then the Liens on the Collateral of the Subordinated Claimholders shall also be subordinated to such interest or claim and shall remain subordinated to the Liens on the Collateral of the Senior Claimholders consistent with this Agreement.

(c) Sales. Until the Discharge of the Senior Obligations has occurred, the Subordinated Agent, for itself and on behalf of the other Subordinated Claimholders, agrees that each Subordinated Claimholder will consent to the Disposition of, and will not object to or oppose a motion to Dispose of, any Collateral free and clear of the Liens or the claims that are in favor of the Subordinated Agent or any other Subordinated Claimholder under Section 363 of the Bankruptcy Code (other than any objection or opposition that could be raised by an unsecured creditor), if the requisite Senior Claimholders or any Senior Agent, on behalf of the requisite Senior Claimholders under the applicable Senior Credit Agreement, has consented to such Disposition of such assets. The forgoing to the contrary notwithstanding, a release of Liens by the Subordinated Agent and the other Subordinated Claimholders in accordance with this clause (c) shall not shall constitute a waiver by the Subordinated Agent or any other Subordinated Claimholder of any Lien that the Subordinated Agent or such Subordinated Claimholder may have on the Proceeds of the Collateral that is Disposed in accordance with the terms of this clause (c) prior to the time that such Proceeds are applied to pay the Senior Obligations or the Subordinated Obligations in accordance with the terms of this Agreement.

(d) Relief from the Automatic Stay. Until the Discharge of the Senior Obligations occurs, the Subordinated Agent, for itself and on behalf of the other Subordinated Claimholders, agrees that no Subordinated Claimholder shall (i) seek (or support any other person seeking) relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the Collateral, without the prior written consent of each Senior Agent, on behalf of the requisite Senior Claimholders under the applicable Senior Credit Agreement, or (ii) oppose any request by any Senior Agent or any other Senior Claimholder for relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the Collateral. The foregoing to the contrary notwithstanding, a Subordinated Claimholder may raise objections to any such request for relief from the automatic stay that could be raised by a creditor of the Obligors whose claims are not secured by Liens on the Collateral, provided such objections are not inconsistent with any other term or provision of this Agreement and are not based on their status as secured creditors.

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(e) Adequate Protection.

(1) Senior Claimholders. In any Insolvency Proceeding involving an Obligor, the Subordinated Agent, for itself and on behalf of the other Subordinated Claimholders, agrees that none of them shall contest (or support any other person contesting):

(A) any request by any Senior Agent or any of the other Senior Claimholders for adequate protection (whether in the form of payments, liens, a priority administrative expense claim, or otherwise);

(B) any objection by any Senior Agent or any of the other Senior Claimholders to any motion, relief, action, or proceeding based on any Senior Agent or any of the other Senior Claimholders claiming a lack of adequate protection (whether in the form of payments, liens, a priority administrative expense claim, or otherwise); or

(C) the payment of interest, fees, expenses, or other amounts to any Senior Agent or any other Senior Claimholder under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise.

The foregoing to the contrary notwithstanding, a Subordinated Claimholder may raise objections to any such request for adequate protection by the Senior Claimholders that could be raised by a creditor of the Obligors whose claims are not secured by Liens on the Collateral, provided such objections are not inconsistent with any other term or provision of this Agreement and are not based on their status as secured creditors.

(2) Subordinated Claimholders. In any Insolvency Proceeding involving an Obligor, to the extent that the Subordinated Claimholders have not released their Liens on the Collateral on or prior to the date of the commencement thereof:

(A) Replacement Liens.

(i) Until the Discharge of the Senior Obligations occurs, if any one or more Senior Claimholders are granted adequate protection in the form of a replacement Lien (on existing or future assets of the Obligors) in connection with any DIP Financing, then the Subordinated Claimholders shall also be entitled to seek, without objection from the Senior Claimholders, adequate protection in the form of a replacement Lien (on existing or future assets of the Obligors), which replacement Lien, if obtained, shall be subordinate to the Liens securing the Senior Obligations and the Liens securing such DIP Financing on the same basis as the other Liens securing the Subordinated Obligations are subordinate to the Senior Obligations under this Agreement.

(ii) In the event that any of the Subordinated Claimholders is granted adequate protection in the form of a replacement Lien (on existing or future assets of the Obligors), then the Subordinated Agent, for itself and on behalf of the other Subordinated Claimholders, agrees that the Senior Agents shall also be entitled to seek, without objection from the Subordinated Claimholders, a senior adequate protection Lien on existing or future assets of the Obligors as security for the Senior Obligations and for any DIP Financing provided by one or more of the Senior Claimholders. Any adequate protection Lien on such existing or future assets securing the Subordinated Obligations shall be subordinated (i) to the Lien on such collateral securing the Senior Obligations and any such DIP Financing provided by the Senior Claimholders, and (ii) to any other Liens granted to the Senior Claimholders as adequate protection on the same basis as the other Liens securing the Subordinated Obligations are so subordinated to such Senior Obligations under this Agreement.

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(iii) If any one or more Senior Claimholders are granted adequate protection in the form of an expense of administration claim in connection with any DIP Financing or use of Cash Collateral, then each Senior Agent agrees that the Subordinated Claimholders shall also be entitled to seek, without objection from Senior Claimholders, adequate protection in the form of an expense of administration claim, which administration claim, if obtained, shall be subordinate to the administration claim of the Senior Claimholders.

(iv) If any one or more Subordinated Claimholders are granted adequate protection in the form of an expense of administration claim in connection with any use of Cash Collateral, then the Subordinated Agent, for itself and on behalf of the other Subordinated Claimholders, agrees that each Senior Agent shall also be entitled to seek, without objection from any Subordinated Claimholder, adequate protection in the form of an expense of administration claim, which administration claim, if obtained, shall be senior to the administration claim of the Subordinated Claimholders.

(B) No Distributions. In any Insolvency Proceeding involving an Obligor, neither the Subordinated Agent nor any of the other Subordinated Claimholders shall seek (x) adequate protection in the form of Distributions in respect of the Subordinated Obligations, or (y) adequate protection in the form of Distributions with respect to their rights to the Collateral.

(3) Allowance of Postpetition Accrual. Neither the Subordinated Agent nor any other Subordinated Claimholder shall object to, oppose, or challenge any claim by any Senior Agent or any other Senior Claimholder for allowance in any Insolvency Proceeding of Senior Obligations consisting of post-petition interest, fees, or expenses. Neither any Senior Agent nor any other Senior Claimholders shall object to, oppose, or challenge any claim by the Subordinated Agent or any other Subordinated Claimholders for allowance in any Insolvency Proceeding of Subordinated Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Liens (if any) of the Subordinated Agent, on behalf of the Subordinated Claimholders, on the Collateral (after taking into account the Collateral that secures the Senior Obligations).

(f) Section 1111(b) of the Bankruptcy Code. None of the Subordinated Claimholders shall object to, oppose, support any objection, or take any other action to impede, the right of any Senior Claimholder to make an election under Section 1111(b)(2) of the Bankruptcy Code. The Subordinated Agent, for itself and on behalf of the other Subordinated Claimholders, waives any claim any Subordinated Claimholder may hereafter have against any Senior Claimholder arising out of the election by any Senior Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code. Until the Discharge of the Senior Obligations has occurred, the Subordinated Agent, for itself and on behalf of the other Subordinated Claimholders, waives any right any Subordinated Claimholder may have to make an election under Section 1111(b)(2) of the Bankruptcy Code.

(g) No Waiver. Nothing contained herein shall prohibit or in any way limit any Senior Agent or any other Senior Claimholder from objecting in any Insolvency Proceeding involving an Obligor to any action taken by the Subordinated Agent or any of the other Subordinated Claimholders which is inconsistent with the terms of this Agreement, including, if it is inconsistent with the terms of this Agreement, the seeking by any Subordinated Claimholder of adequate protection or the assertion by any Subordinated Claimholder of any of their rights and remedies under the Subordinated Loan Documents. Except as restricted by the terms of this Agreement, and subject to the terms hereof, the Subordinated Agent and each Subordinated Claimholder may exercise during an Insolvency Proceeding

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involving any Obligor any rights and remedies that the Subordinated Agent or such Subordinated Claimholder would have as an unsecured creditor of such Obligor in accordance with the terms of the Subordinated Loan Documents and applicable law.

(h) Avoidance Issues. If any Senior Claimholder is required in any Insolvency Proceeding or otherwise to turn over, disgorge or otherwise pay to the estate of any Obligor any amount paid in respect of the Senior Obligations (a “Senior Recovery”), then such Senior Claimholder shall be entitled to a reinstatement of Senior Obligations with respect to all such recovered amounts, and all rights, interests, priorities and privileges recognized in this Agreement shall apply with respect to any such Senior Recovery. If this Agreement shall have been terminated prior to such Senior Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto from such date of reinstatement.

(i) Plan of Reorganization.

(1) If, in any Insolvency Proceeding involving an Obligor, debt obligations of the reorganized debtor, whether or not secured by Liens upon any property of the reorganized debtor, are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, (A) on account of the Senior Obligations, or (B) on account of the Subordinated Obligations, or (C) all on account of the Senior Obligations and the Subordinated Obligations, then the Subordinated Claimholders shall have the right to receive such debt obligations so long as either (x) such debt obligations constitute Reorganization Securities or (y) the provisions of this Agreement (I) survive the distribution of such debt obligations pursuant to such plan and (II) apply with like effect to such debt obligations and the Liens securing such debt obligations.

(2) The Subordinated Claimholders shall not propose or support any plan of reorganization that is inconsistent with the priorities or contravenes the other provisions of this Agreement.

(j) Prohibition of Payments of Subordinated Obligations on Acceleration or in Insolvency Proceeding.

(1) Upon

(A) any acceleration of the principal amount due on any Subordinated Obligations which has not been rescinded or revoked, unless the Senior Claimholders shall have revoked or rescinded any acceleration of the Senior Obligations occurring as a result of such acceleration of the Subordinated Obligations, there shall be a Discharge of the Senior Obligations (other than as specified in clause (b) of the definition of Discharge of Senior Obligations), before any Distribution is made on account of any of the Subordinated Obligations (other than, for the avoidance of doubt, the issuance of PIK Securities or payments in the form of Reorganization Securities); and

(B) any payment or distribution of assets of any Obligor, of any kind or character, whether in cash, property or securities, following commencement of an Insolvency Proceeding, there shall be a Discharge of the Senior Obligations, before any Distribution is made on account of any of the Subordinated Obligations (other than, for the avoidance of doubt, the issuance of PIK Securities or payments in the form of Reorganization Securities); and following commencement of a Insolvency Proceeding, any Distribution in respect of the Subordinated Obligations to which a Subordinated Claimholder would be entitled, except for the provisions hereof, shall be paid by any Obligor or any other Person making such Distribution, or by a Subordinated Claimholder if received by it,

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directly to the Senior Agents, to the extent necessary to result in the Discharge of the Senior Obligations, before any Distribution on account of any Subordinated Obligation is made to the Subordinated Agent or any other Subordinated Claimholder.

(2) In any Insolvency Proceeding by or against any Obligor,

(A) each Senior Agent may, and is hereby irrevocably authorized and empowered (in its own name or in the name of Subordinated Claimholders or otherwise), but shall have no obligation to (x) demand, sue for, collect and receive every payment or distribution referred to in this Section 5 and give acquittance therefor and (y) file claims and proofs of claim in respect of the Subordinated Obligations, provided that a Senior Agent may only file claims and proofs of claims in respect of the Subordinated Obligations if (1) the Subordinated Claimholders have failed to file such claims and proofs of claim and (2) there shall remain not more than 10 days before such action is barred, prohibited or otherwise cannot be taken; and

(B) The Subordinated Agent and each other Subordinated Claimholder will duly and promptly take such action as any Senior Agent may reasonably request (x) to collect the Subordinated Obligations for the account of the Senior Claimholders and to file appropriate claims or proofs of claim with respect thereto, (y) to execute and deliver to such Senior Agent such powers of attorney, assignments or other instruments as such Senior Agent may request in order to enable it to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Subordinated Obligations, and (z) to collect and receive for the account of the Senior Claimholders any and all Distributions which may be payable or deliverable upon or with respect to the Subordinated Obligations, until there has been a Discharge of the Senior Obligations.

(k) Payments Held in Trust/Turnover. In the event that, notwithstanding the foregoing provisions of this Section 5, any Distribution in respect of the Subordinated Obligations prohibited by this Agreement shall be received by any Subordinated Claimholder before there has been a Discharge of the Senior Obligations, such Distribution shall be held in trust for the benefit of and shall be paid over to or delivered to the Senior Agents, until there has been a Discharge of the Senior Obligations (other than as specified in clause (b) of the definition of Discharge of Senior Obligations).

6. Waivers by Subordinated Claimholders.

(a) Senior Obligations.

(1) All Senior Obligations at any time incurred by any Obligor shall be deemed to have been incurred, and all Senior Obligations held by any Senior Claimholder shall be deemed to have been extended, acquired or obtained, as applicable, in reliance upon this Agreement, and the Subordinated Agent, for itself and on behalf of the other Subordinated Claimholders, hereby waives (A) notice of acceptance, or proof of reliance, by any of the Senior Claimholders of this Agreement, and (B) notice of the existence, renewal, extension, accrual, creation, or non-payment of all or any part of the Senior Obligations. Nothing contained in this Agreement shall preclude any of the Senior Claimholders from discontinuing the extension of credit to any Obligor (whether under the Senior Loan Documents or otherwise) or from taking (without notice to any Subordinated Claimholder, any Obligor, or any other Person) any other action in respect of the Senior Obligations or the Collateral which such Senior Claimholder is otherwise entitled to take with respect to the Senior Obligations or the Collateral.

(2) None of the Senior Claimholders or any of their respective affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds or for any delay in doing so or shall be under any obligation to sell or

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otherwise Dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof. If any Senior Agent or any other Senior Claimholder honors (or fails to honor) a request by a Borrower for an extension of credit pursuant to any of the Senior Loan Documents, whether such Senior Agent or such Senior Claimholder has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of the Subordinated Loan Documents or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if such Senior Agent or such Senior Claimholder otherwise should exercise any of its contractual rights or remedies under the Senior Loan Documents (subject to the express terms and conditions hereof), neither any Senior Agent nor any Senior Claimholder shall have any liability whatsoever to any Subordinated Claimholder as a result of such action, omission, or exercise. Each of the Senior Agents and each other Senior Claimholder will be entitled to manage and supervise its loans and extensions of credit under the Senior Loan Documents as such Senior Agent or such Senior Claimholder, as the case may be, may, in its sole discretion, deem appropriate, and each Senior Agent and each other Senior Claimholder may manage its loans and extensions of credit without regard to any rights or interests that any Subordinated Claimholder may have in the Collateral or otherwise except as otherwise expressly set forth in this Agreement. The Subordinated Agent, for itself and on behalf of the other Subordinated Claimholders, agrees that neither any Senior Agent nor any other Senior Claimholder shall incur any liability (other than as a result of failure to comply with the terms of this Agreement) as a result of a sale, lease, license, application or other Disposition of all or any portion of the Collateral or any part or Proceeds thereof. Each Senior Agent and each Senior Claimholder may, from time to time, enter into agreements and settlements with Obligors with respect to the Senior Obligations as it may determine in its sole discretion without impairing any of the subordinations, priorities, rights or obligations of the parties under this Agreement, including, without limitation, substituting Collateral, releasing any Lien and releasing any Obligor. The Subordinated Agent, for itself and on behalf of the other Subordinated Claimholders, waives any and all rights any Subordinated Claimholder may have to require any Senior Agent or any other Senior Claimholder to marshal assets, to exercise rights or remedies in a particular manner, or to forbear from exercising such rights and remedies in any particular manner or order.

(3) The Subordinated Agent, for itself and on behalf of the other Subordinated Claimholders, hereby acknowledges and agrees that, pursuant to the terms of the Senior Loan Documents, upon any acceleration of all or any part of the Subordinated Obligations, in addition to any remedies that the Senior Claimholders may have under this Agreement, under the Senior Loan Documents or otherwise, without any notice to any Subordinated Claimholder or any other Person or any act by the Senior Claimholders, or any of them, the Senior Obligations then outstanding shall be accelerated and shall become automatically and immediately due and payable and a Payment Default Event shall have occurred for all purposes of this Agreement, and the Subordinated Agent, for itself and on behalf of the other Subordinated Claimholders, agrees that each Subordinated Claimholder shall be deemed to have knowledge of any Payment Event Default arising as a result of the foregoing for all purposes of this Agreement.

(b) Notice of Acceptance and Other Waivers. To the fullest extent permitted by applicable law, the Subordinated Agent, for itself and on behalf of the other Subordinated Claimholders, hereby waives: (i) notice of acceptance hereof; (ii) notice of any loans or other financial accommodations made or extended under any of the Senior Loan Documents, or the creation or existence of any Senior Obligations; (iii) notice of the amount of the Senior Obligations; (iv) notice of any adverse change in the financial condition of any Obligor or of any other fact that might increase the Subordinated Agent’s or any other Subordinated Claimholder’s risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to any instrument among the Senior Loan Documents; (vi) notice of any Default or Event of Default under the Senior Loan Documents or otherwise relating to the Senior Obligations (except if such notice is specifically required to be given to the Subordinated Agent under this

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Agreement); (vii) all other notices (except if such notice is specifically required to be given to the Subordinated Agent under this Agreement) and demands to which the Subordinated Agent or any other Subordinated Claimholder might otherwise be entitled.

(c) Lawsuits; Defenses; Setoff. To the fullest extent permitted by applicable law, the Subordinated Agent, for itself and on behalf of the other Subordinated Claimholders, (i) waives the right by statute or otherwise to require any Senior Agent or any other Senior Claimholder to institute suit against any Obligor or to exhaust any rights and remedies which any Senior Agent or any Senior Claimholder has or may have against any Obligor; (ii) waives any defense arising by reason of any disability or other defense (other than the defense that the Discharge of the Senior Obligations has occurred (subject to the provisions of Section 5(h)) of any Obligor or by reason of the cessation from any cause whatsoever of the liability of such Obligor in respect thereof, (iii) waives any rights to assert against any Senior Agent or any other Senior Claimholder any defense (legal or equitable), set-off, counterclaim, or claim which the Subordinated Agent or any Subordinated Claimholder may now or at any time hereafter have against any Obligor or any other party liable to any Senior Agent, any other Senior Claimholder, the Subordinated Agent or any other Subordinated Claimholder, in each case solely in connection with the Senior Obligations, the Subordinated Obligations and the transactions contemplated thereby, (iv) waives any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of any Senior Obligations, any Subordinated Obligations or any security for either; (v) waives any defense arising by reason of any claim or defense based upon an election of remedies by any Senior Agent or any other Senior Claimholder; and (vi) waives the benefit of any statute of limitations affecting the Subordinated Agent’s or any other Subordinated Claimholder’s obligations hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Senior Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to the Subordinated Agent’s or such Subordinated Claimholder’s obligations hereunder.

(d) Subrogation. Solely after the Discharge of the Senior Obligations shall have occurred, the Subordinated Agent and the other Subordinated Claimholders shall be subrogated to the rights of the Senior Agents and the other Senior Claimholders to the extent that Distributions otherwise payable to the Subordinated Claimholders have been applied to the payment of the Senior Obligations in accordance with the provisions of this Agreement. The Senior Agents and the other Senior Claimholders shall have no obligation or duty to protect any Subordinated Claimholder’s rights of subrogation arising pursuant to this Agreement or under any applicable law, nor shall any Senior Agent or any other Senior Claimholder be liable for any loss to, or impairment of, any subrogation rights held by any Subordinated Claimholder. For purposes of such subrogation, no payment or distribution to the Senior Claimholders of any cash, property or securities to which any Subordinated Claimholder would be entitled except for the provisions of this Agreement shall, and no payment over pursuant to the provisions of this Agreement to the Senior Claimholders by the Subordinated Claimholders shall (as among any Obligor, the Subordinated Claimholders and such Obligor’s creditors other than the Senior Claimholders), be deemed a payment by such Obligor to or on account of the Senior Obligations.

(e) ELECTION OF REMEDIES. WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS AGREEMENT, THE SUBORDINATED AGENT, FOR ITSELF AND ON BEHALF OF THE OTHER SUBORDINATED CLAIMHOLDERS, WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY THE SENIOR AGENTS AND THE OTHER SENIOR CLAIMHOLDERS, EVEN THOUGH THAT ELECTION OF REMEDIES HAS DESTROYED THE RIGHTS OF SUBROGATION OF THE SUBORDINATED AGENT AND THE OTHER SUBORDINATED CLAIMHOLDERS AND REIMBURSEMENT AGAINST ANY OBLIGOR BY THE OPERATION OF ANY APPLICABLE LAW.

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7. Amendments; Refinancing, Notice of Default.

(a) Subordinated Loan Documents. The Subordinated Agent, for itself and on behalf of the other Subordinated Claimholders, agrees that none of the Subordinated Loan Documents or any other document, instrument, or agreement evidencing all or any part of the Subordinated Obligations may be amended, restated, supplemented, Refinanced, or otherwise modified without the prior written consent of the Senior Agents, on behalf of the requisite Senior Claimholders under each Senior Credit Agreement, to the extent that the effect of such amendment, restatement, Refinancing or other modification is to (i) increase the maximum principal amount of the Subordinated Obligations (other that as may result from the accrual of payments-in-kind of interest pursuant to the terms of the Subordinated Loan Documents) to an amount in excess of $135,000,000, (ii) increase the rate of interest (whether payable in cash or in kind) on any of the Subordinated Obligations to a rate in excess of 4.00% per annum above the interest rate set forth in the Subordinated Loan Agreement (as in effect on the date hereof) (provided that the rate of interest payable in cash on any of the Subordinated Obligations shall not be increased to a rate in excess of 3.00% per annum above the rate of cash interest set forth in the Subordinated Loan Agreement (as in effect on the date hereof)), except in connection with the imposition of a default rate of interest in accordance with the terms of the Subordinated Loan Documents (as in effect on the date hereof), (iii) change or add any event of default or any covenant with respect to the Subordinated Obligations, or change or add any other undertaking under any of the Subordinated Loan Documents, in any such case, in a manner adverse to any Obligor or to the interests of any of the Senior Claimholders, (iv) change or amend any other term of any Subordinated Loan Document if such change or amendment would result in an “Event of Default” under any of the Senior Loan Documents, or (v) amend to an earlier date the date upon which payments of principal or interest on the Subordinated Obligations are due or change any redemption or prepayment provisions of the Subordinated Obligations; provided, that to the extent that any amendments are made to the covenants or Events of Default sections of the Senior Loan Documents, then amendments to the corresponding sections in the Subordinated Loan Documents may be made so long as, in each case, the cushions contained in the covenants and events of default between the Senior Loan Documents and the Subordinated Loan Documents are maintained. Any assignee or transferee of the Subordinated Agent shall bind itself in a writing addressed to the Senior Agents, for the benefit of the Senior Claimholders, to the terms of this Agreement, and each other Subordinated Claimholder shall have agreed to be bound by the terms of this Agreement pursuant to Section 15.15 of the Subordinated Loan Agreement (as in effect to the date hereof). Notwithstanding the failure to execute or deliver any such agreement described in this Section 7(a), the subordination effected hereby shall survive any sale, assignment, disposition or other transfer of all or any portion of the Subordinated Obligations, and the terms of this Agreement shall be binding upon the successors and assigns of the Subordinated Agent and each other Subordinated Claimholder, as provided in Section 21 below.

(b) Senior Loan Documents. Each Senior Claimholder agrees that none of the Senior Loan Documents applicable to it or any other document, instrument, or agreement evidencing all or any part of the Senior Obligations applicable to it may be amended, restated, supplemented, Refinanced, or otherwise modified without the prior written consent of the Subordinated Agent, to the extent that the effect of such amendment, restatement, Refinancing or other modification is to (i) increase the maximum principal amount of the Senior Obligations to an amount in excess of the sum of (x) the Senior Revolving Loan Cap, and (y) the Senior Term Loan Cap, except in the case of a DIP Financing, in which case, the maximum principal amount of the Senior Obligations shall not be increased above the DIP Financing Cap, (ii) increase the rate of interest (whether payable in cash or in kind) on any of the Senior Obligations to a rate in excess of 4.00% per annum above the interest rate set forth in the applicable Senior Credit Agreement (as in effect on the date hereof), except in connection with the imposition of a default rate of interest in accordance with the terms of such Senior Credit Agreement (as in effect on the date hereof), (iii) extend the final maturity date of the Senior Obligations beyond the scheduled maturity date of the Subordinated Obligations set forth in the Subordinated Loan Agreement

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(as in effect on the date hereof), (iv) add any prohibition on payment of the Subordinated Obligations in addition to those set forth under (x) the Senior Credit Agreements as in effect on the date hereof and (y) this Agreement, (v) shorten the weighted average life to maturity (as in effect on the date hereof) of the Senior Obligations by more than six (6) months, or (vi) amend any of the Senior Loan Documents to add or amend any covenant if the Borrowers are projected to be in violation of such covenant at any time during the 12-month period immediately following the date of such amendment. This Agreement shall survive any sale, assignment, disposition or other transfer of all or any portion of the Senior Obligations, and the terms of this Agreement shall be binding upon the successors and assigns of the Senior Agents and each other Senior Claimholder, as provided in Section 21 below.

(c) Notice of Event of Default. The Subordinated Agent shall endeavor to give each Senior Agent prompt written notice of the occurrence of any Event of Default under any Subordinated Loan Document upon the earlier to occur of (i) the date of receipt by the Subordinated Agent of notice of such Event of Default from any Obligor or any other Person and (ii) the date on which the Subordinated Agent obtains knowledge of the existence of such Event of Default.

8. When Discharge of the Senior Obligations Deemed to Not Have Occurred. If any Obligor enters into any Refinancing of any Senior Obligations permitted under this Agreement, then (a) a Discharge of the Senior Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, (b) the obligations under such Refinancing of such Senior Obligations shall automatically be treated as Senior Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and (c) the agent under the loan documents in respect of such Refinancing of such Senior Obligations shall be a Senior Agent for all purposes of this Agreement and such Senior Agent shall agree in writing to be bound by the terms of this Agreement. If any Obligor enters into any Refinancing of any Subordinated Obligations permitted by this Agreement, then (i) the obligations under such Refinancing of such Subordinated Obligations shall automatically be treated as Subordinated Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and (ii) the agent under the loan documents in respect of such Subordinated Obligations shall be the Subordinated Agent for all purposes of this Agreement and such Subordinated Agent shall agree in writing to be bound by the terms of this Agreement.

9. Purchase Option.

(a) Without prejudice to the enforcement of the remedies of the Senior Agents and the other Senior Claimholders, at any time during the fifteen (15) Business Day period following the occurrence of a Triggering Event, then, in any such case, any one or more of the Subordinated Claimholders (acting in their individual capacity or through one or more affiliates) shall have the right, but not the obligation (each Subordinated Claimholder having a ratable right to make the purchase, with each Subordinated Claimholder’s right to purchase being automatically proportionately increased by the amount not purchased by another Subordinated Claimholder), upon advance written notice from such Subordinated Claimholders (a “Purchase Notice”) to the Senior Agents (which notice may be given at any time during the ten (10) Business Days following the occurrence of the Triggering Event), for the benefit of the Senior Claimholders, to acquire from the Senior Claimholders all (but not less than all) of the right, title, and interest of the Senior Claimholders in and to the Senior Obligations and the Senior Loan Documents. The Purchase Notice, if given, shall be irrevocable.

(b) On the date specified in the Purchase Notice (which shall not be later than (x) ten (10) Business Days after the receipt by the Senior Agents of the Purchase Notice or (y) fifteen (15) Business Days after occurrence of the Triggering Event), the Senior Claimholders shall sell to the purchasing Subordinated Claimholders and purchasing Subordinated Claimholders shall purchase from

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the Senior Claimholders, the Senior Obligations. During the seven (7) Business Day period following occurrence of the Triggering Event, the Senior Agent and the other Senior Claimholders shall not, absent the existence of Exigent Circumstances, Exercise any Secured Creditor Remedies until the end of such seven (7) Business Day period. In the event that the Subordinated Agent delivers the Purchase Notice to the Senior Agents within the ten (10) Business Day period following the occurrence of the Triggering Event, the Senior Agent and the other Senior Claimholders shall not, absent the existence of Exigent Circumstances, Exercise any Secured Creditor Remedies (to the extent such action has not been taken) until the earlier of (x) the tenth (10th) Business Day after receipt by the Senior Agents of the Purchase Notice or (y) the fifteenth (15th) Business Day after occurrence of the Triggering Event.

(c) On the date of such purchase and sale, purchasing Subordinated Claimholders shall (i) pay to each Senior Agent, for the benefit of the applicable Senior Claimholders, as the purchase price therefor the full amount of all the Senior Obligations (other than Senior Obligations cash collateralized in accordance with clause (c)(ii) below) then outstanding and unpaid, (ii) furnish (A) Letter of Credit Collateralization to the Senior Revolving Loan Agent in such amounts as the Senior Revolving Loan Agent determines is reasonably necessary (but not in excess of 105% of the face amount thereof) to secure the Senior Revolving Loan Agent and the applicable Senior Claimholders in connection with any issued and outstanding Letters of Credit, and (B) Bank Product Collateralization to the Senior Revolving Loan Agent in such amounts as the Senior Revolving Loan Agent determines is reasonably necessary to secure the Senior Revolving Loan Agent and the applicable Senior Claimholders in connection with any outstanding Bank Product Obligations, (iii) agree to reimburse the Senior Agents and the Senior Claimholders for all expenses to the extent earned or due and payable in accordance with the Senior Loan Documents (including the reimbursement of extraordinary expenses, financial examination expenses, and appraisal fees), and (iv) if the purchasing Subordinated Claimholders include the Sponsor or any of its Affiliates, pay a supplemental purchase price to each Senior Agent, for the benefit of the Senior Claimholders, in respect of their purchase under this Section 9 in an amount equal to the portion of the prepayment premium, make-whole obligation or early termination fee to which the Senior Agents and the other Senior Claimholders would have been entitled to receive had the Senior Obligations been paid in full on the date of such purchase and sale. Anything contained in this paragraph to the contrary notwithstanding, in the event that (W) purchasing Subordinated Claimholders do not include the Sponsor or any of its Affiliates, (X) purchasing Subordinated Claimholders receive all or a portion of any prepayment premium, make-whole obligation or early termination fee payable pursuant to the Senior Loan Documents in cash, (Y) all Senior Obligations purchased by such purchasing Subordinated Claimholders and all of the Subordinated Obligations, including principal, interest and fees thereon and costs and expenses of collection thereof (including reasonable attorneys fees and legal expenses), are repaid in full in cash, and (Z) each Senior Credit Agreement is terminated, in each case, within 90 days following the date on which the purchasing Subordinated Claimholders pay the purchase price described in clauses (i)-(iii) of this paragraph, then, within three (3) Business Days after receipt by such Subordinated Claimholders of such amounts, purchasing Subordinated Claimholders shall pay a supplemental purchase price to each applicable Senior Agent, for the benefit of the applicable Senior Claimholders, in respect of their purchase under this Section 9 in an amount equal to the portion of the prepayment premium, make-whole obligation or early termination fee received by purchasing Subordinated Claimholders to which the Senior Claimholders would have been entitled to receive had the purchase under this paragraph not occurred. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of the applicable Senior Agent as such Senior Agent may designate in writing to the Subordinated Agent for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by purchasing Subordinated Claimholders to the bank account designated by the applicable Senior Agent are received in such bank account prior to 2:00 p.m., New York City time, and interest shall be calculated to and including such Business Day if the amounts so paid by purchasing Subordinated Claimholders to the bank account designated by the applicable Senior Agent are received in such bank account later than 2:00 p.m., New York City time.

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(d) Such purchase shall be expressly made without representation or warranty of any kind by the Senior Agents and the Senior Claimholders as to the Senior Obligations so purchased or otherwise and without recourse to any Senior Agent or any Senior Claimholder, except that each Senior Claimholder shall represent and warrant: (i) that the amount quoted by such Senior Claimholder as its portion of the purchase price represents the amount shown as owing with respect to the claims transferred as reflected on its books and records, (ii) it owns, or has the right to transfer to purchasing Subordinated Claimholders, the rights being transferred, and (iii) such transfer will be free and clear of Liens.

(e) If the Subordinated Claimholders fail to exercise their purchase right under this Section 9 within the ten (10) day period described above in Section 9(a), or fail to close the purchase within the required time period ,described above in Section 9(a), the Senior Agents and the Senior Claimholders shall have no further obligations to the Subordinated Claimholders under this Section 9.

(f) In the event that any one or more of Subordinated Claimholders exercises and consummates the purchase option set forth in this Section 9, (i) each Senior Agent shall have the right, but not the obligation, to immediately resign its role as such under the applicable Senior Credit Agreement, and (ii) purchasing Subordinated Claimholders shall have the right, but not the obligation, to require each Senior Agent to immediately resign under the applicable Senior Credit Agreement.

10. Payments Held In Trust; Turnover; Application of Proceeds.

(a) Payments Held in Trust/Turnover. In the event that any Subordinated Claimholder receives any Distribution prohibited by this Agreement, such Distribution shall be held in trust for the benefit of and shall be paid over to or delivered to (as applicable) the Senior Agents, for the benefit of the Senior Claimholders.

(b) Turnover. Whether or not any Insolvency Proceeding has been commenced by or against any Obligor, any Collateral or proceeds thereof (including assets or proceeds subject to Liens referred to in Section 3(d) or Section 4(g)) received by the Subordinated Agent or any other Subordinated Claimholder (a) in connection with the Exercise of Secured Creditor Remedies with respect to the Collateral or otherwise, or (b) as a result of any Subordinated Claimholder’s collusion with any Obligor in violating the rights of any Senior Agent or any other Senior Claimholder (within the meaning of Section 9.-332 of the UCC), shall be segregated and held in trust and forthwith paid over to the Senior Agents, for the benefit of the Senior Claimholders, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Each Senior Agent is hereby authorized to make any such endorsements as agent for any Subordinated Claimholder. This authorization is coupled with an interest and is irrevocable until the Discharge of the Senior Obligations.

(c) Application of Proceeds. Whether or not any Insolvency Proceeding has been commenced by or against any Obligor, any Collateral or proceeds thereof received in connection with any Exercise of Secured Creditor Remedies and proceeds of Collateral received pursuant to Section 3(b) or Section 4(e) shall (at such time as such Collateral or proceeds has been monetized) be applied: (i) first, to the payment in full in cash of costs and expenses of the Senior Agents in connection with such Exercise of Secured Creditor Remedies or such Dispositions pursuant to Section 3(b) or Section 4(e)), (ii) second, to the payment in full in cash or cash collateralization of the Senior Obligations in accordance with the Senior Loan Documents, and in the case of payment or prepayment of any revolving credit loans, together with the concurrent permanent reduction of any revolving credit commitment thereunder in an amount equal to the amount of such payment (it being understood that in the case of payment or prepayment of

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any term loans, such term loans shall be permanently reduced by the amount of such payment or prepayment), (iii) third, to the payment of costs and expenses of the Subordinated Agent in connection with such Exercise of Secured Creditor Remedies (to the extent the Subordinated Agent’s Exercise of Secured Creditor Remedies is permitted under this Agreement) or such Dispositions pursuant to Section 3(b) or Section 4(e)), (iv) fourth, to the payment in full in cash of the Subordinated Obligations in accordance with the Subordinated Loan Documents, and (v) fifth, to the payment in full of the Excess Senior Obligations. If any Exercise of Secured Creditor Remedies with respect to the Collateral produces non-cash proceeds, or if non-cash proceeds are received pursuant to Section 3(b) or Section 4(e), then such non-cash proceeds shall be held by the Senior Agents as additional Collateral for the Senior Obligations and the Subordinated Obligations and, at such time as such non-cash proceeds are monetized, shall be applied as set forth above.

11. Representations. Each Senior Agent represents and warrants to the Subordinated Agent and the other Subordinated Claimholders that (a) it has the requisite power and authority to enter into, execute, deliver, and carry out the terms of this Agreement and (b) this Agreement, when executed and delivered, will constitute the valid and legally binding obligation of such Senior Agent enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles. The Subordinated Agent represents and warrants to each of the Senior Agents and each of the other Senior Claimholders that (i) it has the requisite power and authority to enter into, execute, deliver, and carry out the terms of this Agreement, (ii) this Agreement, when executed and delivered, will constitute the valid and legally binding obligation of the Subordinated Agent and each Subordinated Claimholder enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles, (iii) it is duly authorized by each of the Subordinated Claimholders to execute and deliver this Agreement for and on behalf of such Subordinated Claimholders and that each of the Subordinated Claimholders has agreed to be bound by all of the provisions of this Agreement; and (iv) it has not previously assigned any interest in the Subordinated Loan Documents or any of the Subordinated Obligations and that the entire amount of the Subordinated Obligations is owing only to the Subordinated Lenders.

12. Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by any party hereto shall be effective unless it is in a written agreement executed by the Senior Agents and the Subordinated Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

13. Instrument Legends. Any promissory note or other instrument evidencing any of the Subordinated Obligations shall at all times include the following language (or language to similar effect approved by the Senior Agents):

“Anything herein to the contrary notwithstanding, the liens and security interests securing the obligations evidenced by this promissory note, the exercise of certain rights or remedies with respect hereto, and certain of the rights of the holder hereof are subject to the provisions of the Subordination and Intercreditor Agreement dated as of November 18, 2008 (as amended, restated, supplemented, or otherwise modified from time to time, the “Subordination Agreement”), by and among Wells Fargo Foothill, LLC (“WFF”), as Senior Revolving Loan Agent and a Senior Agent, WFF, as Senior Term Loan Agent and a Senior Agent, the Subordinated Lenders party thereto, and Ares Capital Corporation, as Subordinated Agent. In the event of any conflict between the terms of the Subordination Agreement and this promissory note, the teens of the Subordination Agreement shall govern and control.”

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14. Additional Remedies. If the Subordinated Agent or any Subordinated Claimholder violates any of the terms of this Agreement, in addition to any remedies in law, equity, or otherwise, any Senior Agent may seek an order restraining such violation in any court of law and may, in its own or in any Obligor’s name, interpose this Agreement as a defense in any action by the Subordinated Agent or such Subordinated Claimholder. Upon any Senior Agent’s written request, the Subordinated Agent and each other Subordinated Claimholder will promptly take all actions which any Senior Agent may reasonably request to carry out the purposes and provisions of this Agreement.

15. Information Concerning Financial Condition.

(a) Each Senior Agent, for itself and on behalf of the other applicable Senior Claimholders, hereby assumes responsibility for keeping itself informed of the financial condition of the Obligors and of all other circumstances bearing upon the risk of nonpayment of the Senior Obligations and agrees that the Subordinated Agent has and shall have no duty to advise Senior Agent or any other Senior Claimholder of information known to the Subordinated Agent or any other Subordinated Claimholder regarding such condition or any such circumstances. In the event that the Subordinated Agent, in its sole discretion, undertakes, at any time or from time to time, to provide any such information to any Senior Agent or any other Senior Claimholder, then the Subordinated Agent shall not be under any obligation (i) to provide any such information to any Senior Agent or any other Senior Claimholder on any subsequent occasion, (ii) to undertake any investigation, or (iii) to disclose any information which, pursuant to its commercial finance practices, the Subordinated Agent wishes to maintain confidential. Each Senior Agent, for itself and the other applicable Senior Claimholders, acknowledges and agrees that neither the Subordinated Agent nor any other Subordinated Claimholder has made any warranties or representations with respect to the legality, validity, enforceability, collectibility or perfection of the Subordinated Obligations or any liens or security interests held in connection therewith.

(b) The Subordinated Agent, for itself and on behalf of the other Senior Claimholders, hereby assumes responsibility for keeping itself informed of the financial condition of the Obligors and of all other circumstances bearing upon the risk of nonpayment of the Subordinated Obligations, and agrees that the Senior Agents have and shall have no duty to advise the Subordinated Agent or any other Subordinated Claimholder of information known to any Senior Agent or any Senior Claimholder regarding such condition or any such circumstances. In the event that any Senior Agent, in its sole discretion, undertakes, at any time or from time to time, to provide any such information to the Subordinated Agent or any Subordinated Claimholder, then such Senior Agent shall not be under any obligation (i) to provide any such information to the Subordinated Agent or any other Subordinated Claimholder on any subsequent occasion, (ii) to undertake any investigation, or (iii) to disclose any information which, pursuant to its commercial finance practices, such Senior Agent wishes to maintain confidential. The Subordinated Agent, for itself and on behalf of the other Subordinated Claimholders, acknowledges and agrees that none of the Senior Agents nor any other Senior Claimholders has made any warranties or representations with respect to the legality, validity, enforceability, collectibility or perfection of the Senior Obligations or any liens or security interests held in connection therewith.

16. Third Party Beneficiaries. This Agreement is solely for the benefit of the Senior Agents, the other Senior Claimholders, the Subordinated Agent, and the other Subordinated Claimholders, and their respective successors and assigns, and neither any Obligor nor any other Person is intended to be a third party beneficiary hereunder or to have any right, benefit, priority or interest under, or because of the existence of, or to have any right to enforce, this Agreement. The Senior Agents and the Subordinated Agent shall have the right to modify or terminate this Agreement at any time without notice to or approval of any Obligor or any other Person (other than, in the case of each Senior Agent, the requisite Senior Claimholders under the applicable Senior Credit Agreement, and in the case of the Subordinated Agent, the requisite Subordinated Claimholders under the Subordinated Loan Agreement).

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17. Notices. For the purposes of this Agreement, all notices or demands shall be in writing and shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or facsimile continued by the recipient and addressed to the notified party at its address set forth below:

If to Senior Revolving Loan Agent:	WELLS FARGO FOOTHILL, LLC
2450 Colorado Avenue, Suite 3000 West
Santa Monica, CA 90404
Attn: Business Finance Manager
Fax No.: (310) 453-7413

with a copy to:	PAUL, HASTINGS, JANOFSKY & WALKER LLP
515 S. Flower Street
Twenty-fifth Floor
Los Angeles, CA 90071
Attn: John Francis Hilson, Esq.
Fax No.: (213) 627-0705

If to Senior Term Loan Agent:	WELLS FARGO FOOTHILL, LLC
2450 Colorado Avenue, Suite 3000 West
Santa Monica, CA 90404
Attn: Business Finance Manager
Fax No.: (310) 453-7413

with a copy to:	PAUL, HASTINGS, JANOFSKY & WALKER LLP
515 S. Flower Street
Twenty-fifth Floor
Los Angeles, CA 90071
Attn: John Francis Hilson, Esq.
Fax No.: (213) 627-0705

If to Subordinated Agent:	ARES CAPITAL CORPORATION
280 Park Avenue, 22nd Floor
East New York, NY 10017
Attn: Jim Miller
Fax No.: (212) 750-1777

with a copy to:	BINGHAM MCCUTCHEN LLP
399 Park Avenue
New York, NY 10022
Attn: Frederick F. Eisenbiegler, Esq.
Fax No.: (212) 702-3646

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing ,manner given to the other. All notices or demands sent in accordance with this section, other than notices sent in accordance with Section 9-611, 9-612, 9-613, 9-620, 9-621 or any other applicable provision of the UCC shall be deemed received on the earlier of the date of actual receipt or 3 days after deposit thereof in the mail. Notices sent in connection with Section 9-611, 9-612, 9-613, 9-620, 9-621 or any other applicable provision of the UCC shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or other similar method set forth above.

18. [Intentionally Omitted].

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19. Consent to Jurisdiction; Additional Waivers. Each of the Senior Agents and the Subordinated Agent consents to the jurisdiction of any state or federal court located within the County of New York, State of New York. The Subordinated Agent waives personal service of any and all process upon it, and consents that all service of process be made in the manner set forth in Section 17 for notices. Each of the Senior Agents and the Subordinated Agent waives, to the fullest extent each may effectively do so, any defense or objection based upon forum non conveniens and any defense or objection to venue of any action instituted within the County of New York, State of New York. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS AGREEMENT.

20. Governing Law. This Agreement has been delivered and accepted at and shall be deemed to have been made in the State of New York, and shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of the State of New York.

21. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties’ respective successors and assigns, subject to the provisions hereof.

22. Integrated Agreement. This Agreement sets forth the entire understanding of the parties with respect to the within matters and may not be modified or amended except upon a writing signed by each Senior Agent and the Subordinated Agent (for itself and on behalf of other Subordinated Claimholders).

23. Authority. Each of the parties hereto certifies that such party has all necessary authority to execute this Agreement.

24. Counterparts. This Agreement may be executed in one or more counterparts, each one of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

25. Headings. The headings contained in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

26. Severability. Any provision of this Agreement that is prohibited by law or unenforceable shall be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision. To the extent permissible, the parties waive any law that prohibits any provision of this Agreement or renders any provision hereof unenforceable.

27. Conflicts. To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Subordinated Loan Document, on the other hand, this Agreement shall control and prevail. To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Senior Loan Document, on the other hand, this Agreement shall control and prevail.

28. Termination. This Agreement shall continue in full force and effect until the Discharge of the Senior Obligations shall have occurred and shall thereafter be revived to the extent provided for in Section 5(h).

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29. Other Agreements. This Agreement shall not impair or supersede any other agreement between the Senior Revolving Loan Agent and the Senior Term Loan Agent with respect to any of the Obligors, including the Senior Intercreditor Agreement, which shall remain in full force and effect, and shall not modify or otherwise affect the relative rights of the Senior Revolving Claimholders and the Senior Term Loan Claimholders set forth in the Senior Intercreditor Agreement.

[Remainder of page left intentionally blank]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

WELLS FARGO FOOTHILL, LLC, a Delaware limited liability company, as Senior Revolving Loan Agent and a Senior Agent

By:

Name:

Title:

WELLS FARGO FOOTHILL, LLC, a Delaware limited liability company, as Senior Term Loan Agent and a Senior Agent,

By:

Name:

Title:

ARES CAPITAL CORPORATION, a Maryland corporation, as Subordinated Agent

By:

Name:

Title:

ACKNOWLEDGEMENT

Dated as of November 18, 2008

The undersigned hereby acknowledge and consent to, the foregoing Subordination and Intercreditor Agreement, dated as of November 18, 2008 (the “Subordination Agreement”), among Wells Fargo Foothill, LLC, a Delaware limited liability company (“WFF”), as Senior Revolving Loan Agent and a Senior Agent, WFF, as the Senior Term Loan Agent and a Senior Agent, and Ares Capital Corporation, a Maryland corporation, as the Subordinated Agent. Unless otherwise defined in this Acknowledgement, terms defined in the Subordination Agreement have the same meanings when used in this Acknowledgement.

Each Obligor agrees to be bound by the Subordination Agreement, and agrees that any event of default by any Obligor under any present or future instrument or agreement among any Obligor and any Subordinated Claimholder shall, to the extent specified in the Senior Loan Documents, constitute an immediate event of default under all present and future instruments and agreements among any Obligor and any Senior Claimholder. Each Obligor agrees to give notice to the Subordinated Agent of any Event of Default concurrently with providing such notice to any Senior Agent. Each Obligor agrees that the Subordination Agreement may be amended by the Senior Agents and the Subordinated Agent without notice to, or the consent of any Obligor or any other Person.

Each Obligor agrees to be bound by the Subordination Agreement and will not do any act or perform any obligation which is not in accordance with the agreements set forth therein. Each Obligor further acknowledges and agrees that it is not an intended beneficiary or third party beneficiary under the foregoing Subordination Agreement.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Acknowledgment as of the date first written above.

BUMBLE BEE FOODS, LLC, a Delaware limited liability company

By:

Name:

Title:

3231021 NOVA SCOTIA COMPANY, a Nova Scotia unlimited liability company

By:

Name:

Title:

STINSON SEAFOOD (2001), INC., a Delaware corporation

By:

Name:

Title:

BUMBLE BEE HOLDINGS, INC., formerly known as Castleberry’s Food Company, a Georgia corporation

By:

Name:

Title:

CLOVER LEAF HOLDINGS COMPANY, a Nova Scotia unlimited liability company

By:

Name:

Title:

CONNOR BROS. CLOVER LEAVE SEAFOODS COMPANY, a Nova Scotia unlimited liability company

By:

Name:

Title:

6162410 CANADA LIMITED,

a

By:

Name:

Title:

KCR FISHERIES LTD.,

a

By:

Name:

Title:

Schedule A-1

Authorized Persons

Kent McNeil

Executive Vice President and Chief Financial Officer

Bruce Nuss

Vice President, Treasurer

Maureen Walker

Treasury Analyst

Schedule C-1

Commitments

Lender	Term Loan Commitment	Total Commitment
Wells Fargo Foothill, LLC	$42,750,000	$42,750,000
Regiment Capital Special Solutions Fund IV, L.P.	$90,250,000	$90,250,000
All Lenders	$133,000,000	$133,000,000

Schedule D-1

Designated Account

Bumble Bee Foods, LLC

Bank of America, Master Operating Account – 9429224497

ABA 0260-0959-3

Swift BOFAUS3N

Schedule P-1

Permitted Holders

1.	Centre Partners Co-Investment V, L.P.,

2.	Centre Capital Non-Qualified Investors V, L.P.,

3.	Centre Bregal Partners II, L.P.,

4.	Centre Carlisle CB, L.P.; and

5.	Centre Capital Investors V, L.P.

Schedule P-2

Permitted Investments

Subsidiary and Joint Venture Investments

All investments in Permitted Joint Ventures set forth in Schedule P-5 and all subsidiaries set forth in Schedule 4.1(c).

General Investments

Investment

Investments in Atlantic Natural Foods, LLC, including, without limitation, investments to supply certain canned meat analog products for Kellogg USA Inc., of up to approximately $2,000,000 in the aggregate.

Investments in Kent Warehouse LLC, including, without limitation, investments to provide storage, labeling, shipping and related services for seafood products, including canned salmon products; and to provide storage and related services for other products, of up to approximately $2,000,000 in the aggregate.

Loans by a Borrower or any Subsidiary of a Borrower to Persons which are not an Affiliate of such Borrower or Subsidiary for the purpose of financing fishing operations of such Persons in the ordinary course of the business of such Borrower or Subsidiary of up to $200,000 in the aggregate.

Hedge Agreements that constitute Permitted Indebtedness.

Certain non-recourse loans between investors in Canada and Affiliates of Connors Bros. L.P. , which on-recourse loans are intended to mirror option grants in Connors Bros L.P. in the United States.

Schedule P-3

Permitted Liens1

PPSA Registrations

Debtor	Secured Party(ies)	File No./ Registration No.	Registration Date	Expiry Date	Collateral
BRITISH COLUMBIA
Connors Bros., Limited	BML Leasing Limited	5631625	February 7, 1995	February 7, 2010	All vehicles leased to debtor pursuant to a master lease agreement.

Connors Bros. Limited	PHH Vehicle Management Services Inc.	7682560	June 1, 1998	June 1, 2013	Motor vehicles leased by the debtor from the secured party.

Connors Bros., Limited

Black’s Harbour Transfer Ltd.

Transport Black’s Harbour Ltee

Black’s Harbour Transfer
Ltd./Transport Black’s
Harbour Ltee.

NEW BRUNSWICK
Clover Leaf Seafoods, L.P. Connors CL GP Limited	Impress Canada, Ltd.	12276960	2005-05-25	Infinity	All present and after acquired cans and ends owned by the Secured Party and stored on the premises of the Debtor including without limitation those made from steel, aluminum or other materials, those intended for sardines, kippers or other products and all proceeds thereof in any form, whether goods, intangibles, documents of title, chattel paper, money, securities or instruments.

Connors CL GP Limited	GE Canada Equipment Financing G.P.	12838124	2005-10-19	2017-10-19	A security interest is taken in all of the Debtor’s rights and interests in and to the Steel Herring Purse Seiner (the “Vessel”) to be constructed for the Debtor by Caraquet Yacht, Inc. pursuant to a vessel construction and security agreement (the “Construction Agreement”) and all of the Debtor’s rights and interests in and to the construction contract, including, without limitation, further particulars as in registration.

[1]

Notwithstanding anything to the contrary contained in the Agreement or the other Loan Documents, to the extent that any of the Liens set forth in this Schedule is contemplated by any clause of the definition of “Permitted Liens” other than clause (f) then the listing, they shall not constitute Permitted Liens as a result of their inclusion in this Schedule.

Debtor	Secured Party(ies)	File No./ Registration No.	Registration Date	Expiry Date	Collateral
Connors Bros. Limited (Blacks Harbour, E0G 1H0) Connors Bros., Limited (669 Main St., Blacks Harbour, E5H 1K1) Black’s Harbour Transfer Ltd./Transport Black’s Harbour Ltee.	PHH Vehicle Management Services Inc.	3571520
(original)
7815260
(amendment)
2001-12-18
7820218
(amendment)
2001-12-19
9675407
(renewal)
2003-15-15
10767085
(amendment)
2004-03-22
11389962
(amendment)
2004-02-26
12598769
(amendment)
2005-01-11
13972997
(amendment)
2006-08-31
13973466
(amendment)
2006-08-31
15225311
(amendment)
2007-08-13
15477912
(amendment)
2007-10-17
15478142
(amendment)
2007-10-17
16266686
(renewal)
		2008-05-30	1998-06-01	2008-06-01	All present and future motor vehicles (including, without limitation, passenger automobiles, trucks, truck tractors, truck trailers, truck chassis or bodies), automotive equipment (including, without limitation, trailers, boxes and refrigeration units) and materials-handling equipment leased from time to time by the Secured Party to the Debtor, together with all present and future attachments, accessions, appurtenances, accessories and replacement parts and all proceeds of or relating to the foregoing. Specific serial numbered motor vehicles are set out in the registration.

Connors Bros., Limited	GE Capital Vehicle and Equipment Leasing	10929826	2004-05-03	2009-05-03	2005 Chrysler 300 serial number 2CJA53G55H163161.

Connors Bros Ltd.	Xerox Canada Ltd.	12446423	2005-07-06	2010-07-06	All present and future office equipment and software supplied or financed from time to time by the Secured Party (whether by lease, conditional sale or otherwise) whether or not manufactured by the secured party or any affiliate thereof.

Connors Bros a Division of Clover Leaf Seafoods, LP Clover Leaf Seafoods, LP Connors Brothers Limited Connors Brothers Ltd.	Blue Chip Leasing Corporation	14414205	2007-01-11	2010-01-11	Equipment, account, other secured amount $18882 no fixed date of maturity.

Debtor	Secured Party(ies)	File No./ Registration No.	Registration Date	Expiry Date	Collateral

Connors Bros Div. of Clover Leaf Seafoods LP Connors Bros Clover Leaf Seafoods LP Connors Bros. Limited (669 Main Street, 701 Evans Avenue)	De Lage Landen Financial Services Canada Inc.	12895546	2005-11-04		All goods supplied by the Secured Party pursuant to a lease between the Debtor and the Secured Party together with all parts and accessories thereto.

ONTARIO
Clover Leaf Seafoods, L.P. Connors CL GP Limited	Impress Canada, Ltd.	615403629	2005-05-25	N/A	Certain inventory of the secured party comprising aluminum and steel cans for the packing of sardines and kippered snacks stored on the debtor’s premises from time to time.

QUEBEC

Connors Bros., Limited

Black’s Harbour Transfer Ltd.

Transport Black’s Harbour Ltee.

Black’s Harbour Transfer Ltd./

Transport Black’s Harbour Ltee.

Transport Black’s Harbour

Ltee./Black’s Harbour

Transfer Ltd.

	PHH Vehicle Management Services Inc.	03-0313072-0001	June 18, 2003	June 17, 2013	Motor vehicles leased by the debtor from the secured party.

Connor Bros., Limited	PHH Vehicle Management Services Inc.	02-0263527-0001	June 18, 2002	June 17, 2012	Motor vehicles leased by the debtor from the secured party.

Uniform Commercial Code (UCC) Registrations

Debtor	Secured Party(ies)	Registration No./ Type of Registration	Registration Date	Collateral
Castleberry’s Food Company	Crown Credit Company	UCC1 #007-2005- 002744	filed 02/24/2005 in Barrow County, GA	Collateral is Crown Lift Truck, Batteries, Charger.

Castleberry’s Food Company	Crown Credit Company	UCC1 #007-2005- 002746	filed 02/24/2005 in Barrow County, GA	Collateral is Crown Lift Trucks, Batteries.

Castleberry’s Food Company	Crown Credit Company	UCC1 #007-2005- 003124	filed 03/02/2005 in Barrow County, GA	Collateral is Crown Lift Truck, Batteries, Charger.

Castleberry Food Company	US Bancorp	UCC1 #007-2005- 006038	filed 04/22/2005 in Barrow County, GA (for informational purposes only)	Collateral is Lease #500803 Canon IR 1630 Copier.

Castleberry Food Company	US Bancorp	UCC1 #007-2005- 008470	filed 06/06/2005 in Barrow County, GA (for information purposes only)	Collateral is Lease #511912 Minolta DI2010F Copier with accessories.

Castleberry’s Food Company	CIT Communications Finance Corporation	UCC1 #007-2007- 10018	filed 05/21/2007 in Barrow County, GA	Collateral is an Avaya Inc. s 8500 Media Server with G650 Media Gateway located at 1621, 15th Stret, Augusta, GA, 30901.

Castleberry’s Food Company	Robert Reiser & Co., Inc.	UCC1 #007-2007- 11983	filed 06/15/2007 in Barrow County, GA	Collateral is one FOMACO Model FGM 88SC M3 Injector with Filters.

Debtor	Secured Party(ies)	Registration No./ Type of Registration	Registration Date	Collateral

Stinson Seafood (2001), Inc.	Greatamerica Leasing Corporation	UCC1 #30499858	filed 02/28/2003, Delaware SOS	Collateral is a Comdial FX-II telephone system with voicemail.

Stinson Seafood (2001), Inc.	Eastern Bank	UCC1 in lieu #32390816	filed 08/25/2003, Delaware SOS	Collateral is leased equipment, filed to continue effectiveness of Maine UCC1 #128876, filed 10/14/1998; and New Jersey UCC1 #1867038, filed 10/21/1998.

Bumble Bee Foods, LLC (filed under Bumble Bee Seafoods, LLC)	Siemens Financial Services, Inc. f/k/a/ Siemens Credit Corporation	UCC1 in lieu #30847213	filed 04/01/2003, Delaware SOS	Collateral is various products (filed to continue effectiveness of CA UCC1 #9811261178, filed 04/22/1998).

Bumble Bee Foods, LLC (filed under Bumble Bee Seafoods, LLC)	De Lage Landen Financial Services, Inc.	UCC1 #31611873	filed 06/25/2003, Delaware SOS	Collateral is leased equipment pursuant Master Equipment Lease Agreement dated 05/20/2003 between Relational Funding Corporation and Debtor.

Bumble Bee Foods, LLC (filed under Bumble Bee Seafoods, LLC)	Fleet Capital Corporation	UCC1 #32397555	filed 08/29/2003, Delaware SOS	Collateral is 3 Volumetric Filling Machines.

Bumble Bee Foods, LLC (filed under Bumble Bee Seafoods, LLC)	Fleet Capital Corporation	UCC1 #40699472	filed 03/09/2004, Delaware SOS	Collateral is 2 Dodge Ram Model 1500 Trucks.

Bumble Bee Foods, LLC (filed under Bumble Bee Seafoods, LLC)	Fleet Capital Corporation	UCC1 #41830910	filed 06/23/2004, Delaware SOS	Collateral is Premium Tuna Canning Line.

Bumble Bee Foods, LLC (filed under Bumble Bee Seafoods, LLC)	Fleet Capital Corporation	UCC1 #41830936	filed 06/23/2004, Delaware SOS	Collateral is Premium Tuna Canning Line; Powered Belt Conveyer and additional equipment.

Bumble Bee Foods, LLC (filed under Bumble Bee Seafoods, LLC)	Fleet Capital Corporation	UCC1 #41932880	filed 07/07/2004, Delaware SOS	Collateral is Premium Tuna Canning Line; amended to reflect filing as precautionary filing.

Bumble Bee Foods, LLC (filed under Bumble Bee Seafoods, LLC)	Fleet Capital Corporation	UCC1 #42810937	filed 09/30/2004, Delaware SOS	Collateral is Tuna Filling Machine Tunipack; amended to reflect filing as precautionary filing.

Bumble Bee Foods, LLC (filed under Bumble Bee Seafoods, LLC)	Siemens Financial Services, Inc.	UCC1 #43022417	filed 10/26/2004, Delaware SOS	Collateral is leased equipment at 9655 Granite Ridge Drive, San Diego, CA 92123.

Bumble Bee Foods, LLC (filed under Bumble Bee Seafoods, LLC)	Fleet Capital Corporation	UCC1 #51544122 (precautionary filing)	filed 05/09/2005, Delaware SOS	Collateral is leased equipment - 6 Forklifts.

Bumble Bee Foods, LLC (filed under Bumble Bee Seafoods, LLC)	Crown Credit Company	UCC1 #52194935	filed 07/18/2005, Delaware SOS	Collateral is Crown Lift Trucks.

Bumble Bee Foods, LLC (filed under Bumble Bee Seafoods, LLC)	Crown Credit Company	UCC1 #52298538	filed 07/26/2005, Delaware SOS	Collateral is Crown Lift Trucks.

Bumble Bee Foods, LLC (filed under Bumble Bee Seafoods, LLC)	Crown Credit Company	UCC1 #52345834	filed 07/29/2005, Delaware SOS	Collateral is Crown Lift Trucks.

Bumble Bee Foods, LLC (filed under Bumble Bee Seafoods, LLC)	Crown Credit Company	UCC1 #52691237	filed 08/30/2005, Delaware SOS	Collateral is Crown Lift Trucks.

Bumble Bee Foods, LLC (filed under Bumble Bee Seafoods, LLC)	Crown Credit Company	UCC1 #53653459	filed 11/28/2005, Delaware SOS	Collateral is Crown Lift Trucks.

UCC Registrations at the Department of State of Puerto Rico.

Debtor	Secured Party(ies)	Registration No. & Type of Registration	Registration Date	Collateral

Bumble Bee Foods, LLC	Fleet Capital Corporation	UCC1 #20074067746	Filed 09/22/2004	The collateral is Certain goods generally described as a Tuna Filling Machine Tunipack, and more particularly described in Schedule A to a Lease Schedule No. 36092-00004, in which the Debtor now or hereafter has rights, and all parts, accessories, accessions and attachments thereto, and all replacements, substitutions and exchanges (including trade-ins) for such goods, together with proceeds of all of the foregoing, including proceeds in the form of goods, accounts, chattel paper, documents, instruments, general intangibles, investment property, deposit accounts, letter of credit rights and supporting obligations.

Bumble Bee Foods, LLC	Fleet Capital Corporation	UCC1#2004069896	Filed 09/20/2004	The collateral is Certain goods generally described as a Tuna Filling Machine Tunipack, and more particularly described in Schedule A to a Lease Schedule No. 36092-00004, in which the Debtor now or hereafter has rights, and all parts, accessories, accessions and attachments thereto, and all replacements, substitutions and exchanges (including trade-ins) for such goods, together with proceeds of all of the foregoing, including proceeds in the form of goods, accounts, chattel paper, documents, instruments, general intangibles, investment property, deposit accounts, letter of credit rights and supporting obligations.

General

1.	The right of first refusal in favor of the Puerto Rican Government as set out in the title records to the Puerto Rico Production Facility - Tuna Canning Plant 3075 Carr, 64 Zona Industrial El Malecon Mayaguez, Puerto Rico 00682 owned by Bumble Bee Acquisition (PR), LP.

2.	Liens related to the Loan from Her Majesty the Queen in the right of New Brunswick to Connors CL GP Limited, as General Partner of Clover Leaf Seafoods LP for the construction of Brunswick Provider with an outstanding principal balance of $300,000

Schedule P-4

Permitted Dispositions

1.

Contribution of certain designated equipment, inventory and raw materials to Atlantic Natural Foods, LLC (“Atlantic”) to be used by Atlantic in connection with the manufacture, produce and supply of certain canned meat analog products for Kellogg USA Inc. pursuant to the Kellogg Agreements;[2]

2.	Any disposition that occurs in connection with the scheduled put of all interests in Atlantic to other holders of interests in Atlantic presently expected to occur on or about November, 2009 (or at such other time as may be agreed among the holders of interests in Atlantic);

3.	Transfer of clam quota cage tags to boat owners in ordinary course of business;

4.

Planned sale of Augusta real property (1697 Olive Road) and 1621/1577/1565/1600/1570 15th Street (“Augusta Properties”) together with the sale of any material and equipment stored at the Augusta Property;

5.	Planned sale of all property in Grand Manan, New Brunswick (“Grand Manan Properties”), together with the sale of any material and equipment stored or located at the Grand Manan Properties;

6.	Planned sale of New Brunswick land parcel PID 15000672 CK Justason Lane, NB.

[2]

“Kellogg Agreements” means (i) the Manufacturing and Supply Operating Agreement dated as of November 19, 2004, between Castleberry’s Food Company and Kellogg USA, and; (ii) the Manufacturing and Supply Master Agreement, dated November 19, 2004 between Castleberry’s Food Company and Kellogg USA Inc., which were assigned by Castelberry’s Food Company to Bumble Bee Foods, LLC, and were subsequently assigned to Atlantic.

Schedule P-5

Permitted Joint Ventures

1.	Bumble Bee Foods, LLC holds a joint venture interest in Kent Warehouse and Labeling, LLC (“Kent Warehouse”), representing approximately 50% of the outstanding interests in Kent Warehouse. This joint venture engages, among other things, in the business of providing storage, labeling, shipping and related services for seafood products.

2.	Bumble Bee Foods, LLC holds a joint venture interest in Atlantic, representing approximately 50% of the outstanding ownership interests in Atlantic. This joint venture engages, among other things, in the business of manufacturing, producing and supplying certain canned meat analog products for Kellogg USA Inc.

3.	Bumble Bee Foods, LLC holds 4,000 ordinary shares in Bumble Bee Asia Limited (“BBAC”), representing approximately 40% of the outstanding equity in BBAC.

Schedule R-1

Real Property Collateral

Property	Owner

2521 Packenham Drive

8 certain lots situated in Section 7

Township 13 South

Range 13 East

St. Bernard Parish, Louisiana

70092-3105

-and-

2521 Packenham Drive

2 parcels comprised of 2 certain lots situated in

Section 7 Township 12 South

Range 13 East

St. Bernard Parish, Louisiana

70092-3105

Bumble Bee Foods, LLC

200 Main Street, Prospect Harbor, Hancock County, Maine, USA 04669-5007	Bumble Bee Foods, LLC

Spuds Factory 1697 Olive Road Augusta, Georgia USA 30904-4984	Bumble Bee Holdings, Inc.

Castleberry Facility 1621 / 1577 / 1565 / 1600 / 1570 15th Street Augusta, Georgia 30901-6999 USA	Bumble Bee Holdings, Inc.

Cape May Facility 994 Ocean Drive Cape May, New Jersey USA 08204-5400	Bumble Bee Foods, LLC

Puerto Rico Production Facility - Tuna Canning Plant 3075 Carr, 64 Zona Industrial El Malecon Mayaguez Puerto Rico 00682	Bumble Bee Acquisition (PR), LP

Connors Plant #10 180 Brunswick Street Blacks Harbour, New Brunswick	Plant – raw, work-in-progress, finished goods

Connors Bayside #37 10 Connors Lane Bayside, New Brunswick	Distribution Center – Finished Goods

Connors Warehouse #4 96 Brunswick Street Blacks Harbour, New Brunswick	Distribution Center – Finished Goods

PID 01242791	Frye Island, NB	Connors Bros. Clover Leaf Seafoods
PID 01238070	Leavitts Head Road, NB	Connors Bros. Clover Leaf Seafoods
PID 15011620	Bliss Island, NB	Connors Bros. Clover Leaf Seafoods
PID 15010440	Leavitts Head Road, NB	Connors Bros. Clover Leaf Seafoods
PID 01235407	127 Highway, NB	Connors Bros. Clover Leaf Seafoods
PID 15000383	Foleys Cove Road, NB	Connors Bros. Clover Leaf Seafoods
PID 15152523	Deadmans Harbour Road, NB	Connors Bros. Clover Leaf Seafoods
PID 15152416	Deadmans Harbour Road, NB	Connors Bros. Clover Leaf Seafoods
PID 15086192	Connors Lane, NB	Connors Bros. Clover Leaf Seafoods
PID 01255751	Wellington Rd Road, NB	Connors Bros. Clover Leaf Seafoods
PID 15075187	Wallace Cove Road, NB	Connors Bros. Clover Leaf Seafoods
PID 15091853	Wellington Road, NB	Connors Bros. Clover Leaf Seafoods
PID 15092604	Wellington Road, NB	Connors Bros. Clover Leaf Seafoods
PID 15029093	Blacks Harbor Road, NB	Connors Bros. Clover Leaf Seafoods
PID 15032402	Wellington Road, NB	Connors Bros. Clover Leaf Seafoods
PID 15040207	Wallace Cove Road, NB	Connors Bros. Clover Leaf Seafoods
PID 01226075	Wallace Cove Road, NB	Connors Bros. Clover Leaf Seafoods
PID 15152283	Blacks Harbour Road, NB	Connors Bros. Clover Leaf Seafoods
PID 15152275	Blacks Harbour Road, NB	Connors Bros. Clover Leaf Seafoods
PID 15152267	316 Main Street, NB	Connors Bros. Clover Leaf Seafoods
PID 15148968	Wallace Cove Road, NB	Connors Bros. Clover Leaf Seafoods
PID 15053416	Toonerville Road, NB	Connors Bros. Clover Leaf Seafoods
PID 01223692	Wellington Road, NB	Connors Bros. Clover Leaf Seafoods
PID 15001613	9 Sunrise Street, NB	Connors Bros. Clover Leaf Seafoods
PID 15001183	Wallace Cove Road, NB	Connors Bros. Clover Leaf Seafoods
PID 15001175	French Village Road, NB	Connors Bros. Clover Leaf Seafoods
PID 15152457	Blacks Harbour Road, NB	Connors Bros. Clover Leaf Seafoods
PID 15151574	Brunswick Street, NB	Connors Bros. Clover Leaf Seafoods
PID 15151442	Wallace Cove Road, NB	Connors Bros. Clover Leaf Seafoods
PID 15152382	Blacks Harbour Road, NB	Connors Bros. Clover Leaf Seafoods
PID 15152374	Willow Court, NB	Connors Bros. Clover Leaf Seafoods
PID 15152317	Blacks Harbour Road, NB	Connors Bros. Clover Leaf Seafoods
PID 15152309	48 Brunswick Street, NB	Connors Bros. Clover Leaf Seafoods
PID 15152291	10 Brunswick Street, NB	Connors Bros. Clover Leaf Seafoods
PID 15162126	Wellington Road, NB	Connors Bros. Clover Leaf Seafoods
PID 15158223	Brunswick Street, NB	Connors Bros. Clover Leaf Seafoods
PID 15158215	Brunswick Street, NB	Connors Bros. Clover Leaf Seafoods
PID 15156235	Brunswick Street, NB	Connors Bros. Clover Leaf Seafoods
PID 15156227	Brunswick Street, NB	Connors Bros. Clover Leaf Seafoods
PID 15152572	381 Main Street, NB	Connors Bros. Clover Leaf Seafoods
PID 15152481	Wallace Cove Road, NB	Connors Bros. Clover Leaf Seafoods
PID 01219476	Wellington Road, NB	Connors Bros. Clover Leaf Seafoods
PID 01219120	Blacks Harbour Road, NB	Connors Bros. Clover Leaf Seafoods
PID 01226091	694 Main Street, NB	Connors Bros. Clover Leaf Seafoods
PID 15032394	Wellington Road, NB	Connors Bros. Clover Leaf Seafoods
PID 15039001	Foleys Cove Road, NB	Connors Bros. Clover Leaf Seafoods

PID 15063522	S.C. Breakwater Road, NB	Connors Bros. Clover Leaf Seafoods
PID 15049075	Breakwater Road, NB	Connors Bros. Clover Leaf Seafoods
PID 15049083	S.C. Breakwater Road, NB	Connors Bros. Clover Leaf Seafoods
PID 15145972	King Street, NB	Connors Bros. Clover Leaf Seafoods
PID 01293448	79 King Street, NB	Connors Bros. Clover Leaf Seafoods
PID 01292127	59 King Street, NB	Connors Bros. Clover Leaf Seafoods
PID 01341031	Upper Lake Utopia Road, NB	Connors Bros. Clover Leaf Seafoods
PID 15009400	Lake Utopia Road, NB	Connors Bros. Clover Leaf Seafoods
PID 15011612	Lime Kiln Road, NB	Connors Bros. Clover Leaf Seafoods.
PID 15066319	Munroe Road, NB	Connors Bros. Clover Leaf Seafoods
PID 01221043	59 Jackson Road, NB	Connors Bros. Clover Leaf Seafoods
PID 15173800	1 Highway, NB	Connors Bros. Clover Leaf Seafoods
PID 15170996	C K Justason Lane, NB	Connors Bros. Clover Leaf Seafoods
PID 15170988	C K Justason Lane, NB	Connors Bros. Clover Leaf Seafoods
PID 01337245	Beaver Harbour Road, NB	Connors Bros. Clover Leaf Seafoods.
PID 15002488	Blacks Harbour Road, NB	Connors Bros. Clover Leaf Seafoods
PID 15000672[3]	C K Justason Lane, NB	Connors Bros. Clover Leaf Seafoods
PID 15000151	Route 1, NB	Connors Bros. Clover Leaf Seafoods
PID 01220995	Mealey Road, NB	Connors Bros. Clover Leaf Seafoods
PID 01317312	109 Main Street, NB	Connors Bros. Clover Leaf Seafoods
PID 15098981	Southern Wolf Island, NB	Connors Bros. Clover Leaf Seafoods

[3]	Please note that this location is subject to a sales contract.

Schedule U-1

U.S. Agent’s Account

An account at a bank designated by Agent from time to time as the account into which Borrower shall make all payments to Agent for the benefit of the Lender Group and into which the Lender Group shall make all payments to Agent under this Agreement and the other Loan Documents; unless and until Agent notifies Borrower and the Lender Group to the contrary, Agent’s Account shall be that certain deposit account bearing account number 4121617864 and maintained by Agent with Wells Fargo Bank, N.A., San Francisco, CA, ABA #121-000-248.

Schedule 1.1

Definitions

As used in the Agreement, the following terms shall have the following definitions:

“3231021” has the meaning specified therefor in the preamble to the Agreement. “Account” means an account (as that term is defined in the Code).

“Account Debtor” means any Person who is obligated on an Account, chattel paper, or a general intangible.

“ACH Transactions” means any cash management or related services (including the Automated Clearing House processing of electronic fund transfers through the direct Federal Reserve Fedline system) provided by a Bank Product Provider for the account of Borrower or its Subsidiaries.

“Acquired EBITDA” means, with respect to any Acquired Entity or Business for any Test Period, the Adjusted EBITDA of such Acquired Entity or Business for such Test Period (determined as if references to the Company in the defined term Adjusted EBITDA were references to such Acquired Entity or Business and its Subsidiaries) determined on a consolidated basis.

“Acquired Entity or Business” has the meaning set forth in the definition of Adjusted EBITDA.

“Acquirors” means 3231021 and Connors.

“Acquisition” means (a) the purchase or other acquisition by a Person or its Subsidiaries of all or substantially all of the assets of any other Person, or (b) the purchase or other acquisition (whether by means of a merger, consolidation, or otherwise) by a Person or its Subsidiaries of all or substantially all of the Stock of any other Person.

“Acquisition Agreement” means that certain Business Acquisition Agreement, dated as of September 25, 2008, among the Fund, Connors Commercial Trust, Connors Bros., Limited, CLLP, Connors CL GP Ltd., CL GP Bumble Bee Inc., Connors, and 3231021.

“Acquisition Agreement Representations” means those representations and warranties made by the Fund and Connors Commercial Trust in the Acquisition Agreement that are material to the interests of Agent and the Lenders, but only to the extent that the Acquirors have the right to terminate their obligations under the Acquisition Agreement as a result of a breach of such representations and warranties without the payment of any break-up or other similar fees or the reimbursement of any expenses of any third party other than the Acquirors and the Lenders, in each case, by the Acquirors directly or by one of their Affiliates pursuant to any guarantees and arising under or in connection with the Acquisition Agreement.

“Acquisition Documents” means the Acquisition Agreement and all other documents related thereto and executed in connection therewith.

“Additional Documents” has the meaning specified therefor in Section 5.12 of the Agreement.

“Adjusted EBITDA” means, for any period, the result for such period of:

(a) Company’s combined net income (or loss), plus

(b) without duplication and to the extent deducted in arriving at such net income (or loss), the sum of the following amounts for such period:

(i) interest expense,

(ii) federal, state, local, and foreign income tax expense and, without duplication, distributions made pursuant to Section 6.9(a), (c), (d) (f) and (g) of the Agreement,

(iii) depreciation expense,

(iv) amortization expense,

(v) Non-Cash Charges,

(vi) the amount of management, consulting, monitoring, advisory and administrative fees and related reasonable out-of-pocket expenses paid to the Equity Sponsor, Directors, Agent and Senior Agents,

(vii) extraordinary, unusual or non-recurring losses and charges (including severance, relocation costs, consolidation and closing costs, integration and facilities opening costs, transition costs, restructuring costs or reserves, losses on asset sales or discontinued operations, and one-time compensation charges) in an aggregate amount not to exceed $2,500,000 for any period of four consecutive fiscal quarters and additional amounts to be reasonably acceptable to Required Holders,

(viii) fees, charges or expenses incurred or paid by the Parent or any of its Subsidiaries in connection with the closing of the Transactions,

(ix) reasonable fees, charges or expenses incurred during such period in connection with any consummated (A) debt or equity issuance, (B) refinancing transaction, (C) amendment or modification of any debt instrument permitted hereunder, (D) any Permitted Acquisition or (E) other acquisition permitted hereunder,

(x) any net after tax losses from the early extinguishment of Indebtedness, to the extent that such extinguishment of Indebtedness is permitted by the terms of the Agreement,

(xi) expenses incurred during such period in connection with extraordinary casualty events to the extent such expenses are reimbursed in cash by insurance during such period,

(xii) any losses or charges incurred in connection with the sale of the red meats business and any reasonably documented run-rate savings from the chicken co-pack arrangement in an aggregate amount not to exceed $5,000,000 in any fiscal quarter and $12,000,000 in the aggregate, only to the extent such adjustments were incurred prior to the end of the first fiscal quarter of 2009,

(xiii) and public company cost savings in an aggregate amount not to exceed $2,000,000 in any fiscal quarter and $6,000,000 in the aggregate, only to the extent such adjustments were incurred prior to the end of the first fiscal quarter of 2009, less

(c) without duplication and to the extent included in arriving at such combined net income, the sum of the following amounts for such period:

(i) interest income,

(ii) federal, state, local and foreign income tax credits,

(iii) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item in any prior period),

(iv) gains on asset sales, disposals or abandonments (other than (A) of current assets and (B) asset sales, disposals or abandonments, both in the ordinary course of business),

(v) extraordinary, unusual or non-recurring gains and income,

(vi) any net after tax income from the early extinguishment of Indebtedness,

(vii) cash payments received under insurance policies in connection with extraordinary casualty events,

in each case, as determined on a combined basis for the Company in accordance with GAAP,

provided, that there shall be excluded in determining Adjusted EBITDA,

(A) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period;

(B) non-cash accruals and reserves that are established or so required to be established or adjusted as a result of the transactions contemplated by the Transactions in accordance with GAAP or changes as a result of adoption of or modification of accounting policies, in each case, within twelve months after the Closing Date;

(C) any unrealized currency translation gains and losses related to currency remeasurements of Indebtedness (including the net loss or gain resulting from Hedge Agreements for currency exchange risk);

(D) any non-cash adjustments resulting from the application of the Financial Accounting Standards Board Statement No. 133;

(E) the non-cash effect of any purchase accounting adjustments in connection with the Transactions, any Permitted Acquisition or any other acquisition permitted hereunder; and

provided further, that (1) there shall be included in determining Adjusted EBITDA for any period, without duplication, the Acquired EBITDA of any Person, property, business or asset acquired by any Borrower or any Subsidiary during such period (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”) and (2) Adjusted EBITDA shall be deemed to be $23,683,000, $22,448,000 and $27,784,000 for the fiscal quarters ending March 29, 2008, June 28, 2008 and September 27, 2008, respectively.

“Affected Lender” has the meaning specified therefor in Section 2.13(b) of the Agreement.

“Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, for purposes of Section 6.12 of the Agreement: (a) any Person which owns directly or indirectly 10% or more of the Stock having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership or joint venture in which a Person is a general partner or joint venturer shall be deemed an Affiliate of such Person.

“Agent” has the meaning specified therefor in the preamble to the Agreement.

“Agent-Related Persons” means Agent, together with its Affiliates, officers, directors, employees and agents.

“Agent’s Account” means the Deposit Account of Agent identified on Schedule A-1.

“Agent’s Liens” means the Liens granted by the Loan Parties to Agent under the Loan Documents.

“Agreement” means the Senior Term Loan Credit Agreement to which this Schedule 1.1 is attached.

“Amalgamation” means the amalgamation of 3231021 with Canco pursuant to and in accordance with the laws of the Province of Nova Scotia.

“Application Event” means the occurrence (a) of a failure by Borrower to repay all of the Obligations on the Maturity Date, or (b) and continuation of an Event of Default and the election by Agent or the Required Lenders to require that payments and proceeds of Collateral be applied pursuant to Section 2.4(b)(ii) of the Agreement.

“Assignee” has the meaning specified therefor in Section 13.1(a) of the Agreement.

“Assignment and Acceptance” means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1.

“Authorized Person” means any one of the individuals identified on Schedule A-2 as updated from time to time upon advance written notice to Agent.

“Availability” means the sum of “Canadian Availability” and “U.S. Availability” as each such term is defined in the Senior Revolving Credit Agreement (as in effect on the Closing Date).

“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

“Base LIBOR Rate” means the greater of (a) 3.00 percent per annum, and (b) the rate per annum, determined by Agent in accordance with customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (which in any event shall be sources that are publicly available and are generally used by money center banks or other Persons principally engaged in the business of making commercial loans in the United States or Canada), to be the rate at which Dollar deposits (for delivery on the first day of the requested Interest Period) are offered to major banks in the London interbank market 2 Business Days prior to the commencement of the requested Interest Period, for a term and in an amount comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Borrower in accordance with the Agreement, which determination shall be conclusive in the absence of manifest error.

“Base Rate” means the greater of (a) 5.00 percent per annum, and (b) the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “prime rate” for commercial loans, with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate.

“Base Rate Loan” means the portion of the Term Loan that bears interest at a rate determined by reference to the Base Rate.

“Base Rate Margin” means, as of any date of determination (with respect to any Base Rate Loan), 5.25 percent per annum. The foregoing to the contrary notwithstanding, so long as Agent is able to determine the LIBOR Rate and the LIBOR Option is available to Borrower under Section 2.12(d)(ii), (x) to the extent that, at any time, (1) the sum of the Base Rate at such time plus the Base Rate Margin is greater than (2) the sum of the LIBOR Rate at such time for a three month Interest Period plus the LIBOR Rate Margin plus 1.50 percentage points, then the Base Rate Margin shall be decreased by the difference between (1) and (2), and (y) to the extent that at any time (1) the sum of the LIBOR Rate at such time for a three month Interest Period plus the LIBOR Rate Margin plus 1.00 percentage point is greater than (2) the sum of the Base Rate at such time plus the Base Rate Margin, then the Base Rate Margin shall be increased by the difference between (1) and (2).

“BB Holdings” means Bumble Bee Holdings, Inc., formerly known as Castleberry’s Food Company, a Georgia corporation.

“BBF Note” means that certain Amended and Restated 13.375% Unsecured Subordinated Promissory Note by Borrower in favor of Stinson.

“Board of Directors” means (a) in the case of a Person that is a limited partnership, the board of directors (or comparable managers) of the general partner of such Person, or (b) otherwise, the board of directors (or comparable managers) of a Person or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

“Borrower” has the meaning specified therefor in the preamble to the Agreement.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the state of New York, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term “Business Day” also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

“Canadian Anti-Terrorism Laws” means the Criminal Code (Canada), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the United Nations Suppression of Terrorism Regulations and the Anti-terrorism Act (Canada) and all regulations and orders made thereunder.

“Canadian Employee” means any employee or former employee of a Canadian Borrower.

“Canadian Employee Benefits Legislation” means the Canada Pension Plan (Canada), the Pension Benefits Act (New Brunswick), the Pension Benefits Act (Ontario), and any Canadian federal, provincial or local counterparts or equivalents, in each case, as applicable and as amended from time to time.

“Canadian Employee Plan” means any employee benefit, health, welfare, supplemental unemployment benefit, bonus, pension, supplemental pension, profit sharing, retiring allowance, severance, deferred compensation, stock compensation, stock purchase, unit purchase, retirement, life, hospitalization insurance, medical, dental, disability or other employee group or similar benefit or employment plans or supplemental arrangements applicable to the Canadian Employees, but excluding any Canadian Pension Plan and any statutory benefit plans in which a Canadian Loan Party is required to participate or with which a Canadian Loan Party is required to comply.

“Canadian GAAP” means generally accepted accounting principles as in effect from time to time in Canada, consistently applied.

“Canadian Guarantors” means Canadian Holdco, Canadian Opco, each other Subsidiary of the Canadian Holdco and each other Loan Party (if any) that is organized under the laws of Canada or a province of Canada.

“Canadian Holdco” means Clover Leaf Holdings Company, a Nova Scotia unlimited company.

“Canadian Loan Parties” include each Canadian Guarantor.

“Canadian Opco” means, prior to the consummation of the Amalgamation, 3231021 and, from and after the consummation of the Amalgamation, the amalgamated company resulting therefrom.

“Canadian Pension Plan” means any pension plan required to be registered under the Income Tax Act (Canada) or any Canadian federal or provincial law and or contributed to by a Canadian Borrower for its Canadian Employees or former Canadian Employees, including any pension benefit plan within the meaning of the Pension Benefits Act (New Brunswick) or the Pension Benefits Act (Ontario) but does not include the Canada Pension Plan maintained by the Government of Canada.

“Canadian Security Documents” includes (i) a security agreement charging all assets and interests in assets and proceeds thereof now owned or hereafter acquired by the Canadian Loan Parties, (ii) one or more trademark, patent and copyright security agreements charging all intellectual property and proceeds thereof now owned or hereafter acquired by the Canadian Loan Parties, (iii) one or more hypothecs charging all movable property and proceeds thereof now owned or hereafter acquired by the Canadian Loan Parties, (iv) one or more pledge agreements charging all investment property now owned or hereafter acquired by Canadian Holdco and each other applicable Canadian Loan Party, (v) the Quebec Security Documents, (vi) all Mortgages charging Real Property Collateral and proceeds thereof now owned or hereafter acquired by the Canadian Loan Parties, and (vii) the Canadian Ship Mortgages.

“Canadian Ship Mortgages” means mortgages of all vessels now owned or hereafter acquired by the Canadian Loan Parties.

“Canco” means Connors Bros. Clover Leaf Seafoods Company, a Nova Scotia unlimited company.

“Capital Expenditures” means, with respect to any Person for any period, the aggregate of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, except to the extent that such expenditures are financed with the proceeds of Purchase Money Indebtedness.

“Capitalized Lease Obligation” means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Cash Consideration” means any consideration that does not constitute Non-Cash Consideration.

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or Canada or issued by any agency thereof and backed by the full faith and credit of the United States or Canada, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state, or any province of Canada, or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any United States branch of a foreign bank, or any bank listed on Schedule I of the Bank Act

(Canada), having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof, or the federal laws of Canada, so long as the amount maintained with any such other bank is less than or equal to $100,000 and is insured by the Federal Deposit Insurance Corporation or the Canadian Deposit Insurance Corporation, as the case may be, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or recognized securities dealer having combined capital and surplus of not less than $250,000,000, having a term of not more than seven days, with respect to securities satisfying the criteria in clauses (a) or (d) above, (g) debt securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, and (h) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above and (i) shares of investment companies that are registered under the Investment Company Act of 1940 and substantially all of the investments which are one or more of the types of assets described in clauses (a) through (g) above.

“Cayman Security Documents” means a guaranty, a security agreement, a stock pledge agreement, and such other security documents as Agent shall reasonably require, which in each case are governed by the laws of the Cayman Islands and which are otherwise in form and substance reasonably satisfactory to Agent.

“Change of Control” means that (a) Permitted Holders fail to own and control, directly or indirectly, 51%, or more, of the Stock of the general partner of Connors having the right to vote for the election of members of its Board of Directors, (b) Equity Sponsor fails to own and control, directly or indirectly, 51%, or more, of the Stock of the general partner of Connors that they owned and controlled on the Closing Date, (c) Connors ceases to own, directly or indirectly, 100% of the Stock of (i) BB Holdings, (ii) Borrower, (iii) Canadian Holdco, (iv) Canadian Opco, and (v) each of the other Loan Parties and their respective Subsidiaries, (d) a majority of the members of the Board of Directors of the general partner of Connors do not constitute Continuing Directors, or (e) a “Change of Control” (or any comparable term or provision) under or with respect to any of the Stock of any Loan Party or any of its Subsidiaries or any of the Indebtedness of any Loan Party or any of its Subsidiaries that is contractually subordinated to the Obligations; provided, however, that a Change of Control shall not result pursuant to clause (c)(v) of this definition from the consummation of a Permitted Joint Venture or any other transaction expressly permitted by Section 6.3 or Section 6.4 of the Agreement.

“Clam Quotas” has the meaning set forth in Section 17.15 of the Agreement.

“CLLP” means Clover Leaf Seafoods, L.P., a limited partnership formed under the laws of Ontario, Canada.

“Closing Date” means the date of the making of the Term Loan (or other extension of credit) hereunder.

“Closing Date Acquisition” means the acquisition described in the Acquisition Agreement.

“Closing Date Projections” means the set of Projections of the Company for the 5 year period following the Closing Date (on a year by year basis, and for the 1 year period following the Closing Date, on a quarter by quarter basis), in form and substance (including as to scope and underlying assumptions) reasonably satisfactory to Agent.

“Code” means the New York Uniform Commercial Code, as in effect from time to time, provided that, where the context so requires, any term defined by reference to the “Code” shall also have any extended, alternative or analogous meaning given to such term in applicable Canadian personal property security and other laws (including, without limitation, the Personal Property Security Act of each applicable province of Canada, the Civil Code of Quebec, the Bills of Exchange Act (Canada) and the Depository Bills and Notes Act (Canada)), in all cases for the extension, preservation or betterment of the security and rights of Agent and the Lender Group.

“Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by a Loan Party in or upon which a Lien is granted by such Person in favor of Agent or the Lenders under any of the Loan Documents.

“Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in a Loan Party’s books and records, Equipment, or Inventory, in each case, in form and substance reasonably satisfactory to Agent.

“Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, cash proceeds of asset sales, rental proceeds, and tax refunds).

“Commitment” means, with respect to each Lender, its Term Loan Commitment, and with respect to all Lenders, their Term Loan Commitments, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of the Agreement.

“Company” means Canadian Holdco and its Subsidiaries and Stinson and its Subsidiaries, on a combined basis.

“Competitor” means (a) any Person (other than any Lender) that is directly engaged in the business described in Schedule 6.6 of the Agreement and (b) any Affiliate (other than any Lender) of such Person.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C-2 delivered by the chief financial officer of Borrower to Agent.

“Connors” means Connors Bros., L.P., a Delaware limited partnership, formerly known as Connors Holdings, L.P.

“Connors Bros., Limited” means Connors Bros., Limited, a corporation incorporated under the laws of New Brunswick, Canada.

“Continuing Director” means (a) any member of a Board of Directors who was a director (or comparable manager) of the Person on the Closing Date, and (b) any individual who becomes a member of such Board of Directors after the Closing Date if such individual was approved, appointed or nominated for election to such Board of Directors by either the Permitted Holders or a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to such Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of such Person and whose assumption of office resulted from such contest or the settlement thereof.

“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by a Loan Party, Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account). For certainty, for any Canadian bank account, such term shall also refer to a “blocked account” agreement with respect to such bank account, notwithstanding that the execution and delivery of such agreement is not a perfection requirement.

“Controlled Account Agreement” has the meaning specified therefor in the Security Agreement.

“Copyright Security Agreement” has the meaning specified therefor in the Security Agreement.

“Daily Balance” means, as of any date of determination and with respect to any Obligation, the amount of such Obligation owed at the end of such day.

“Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

“Defaulting Lender” means any Lender that fails to make any extension of credit that it is required to make hereunder on the date that it is required to do so hereunder.

“Defaulting Lender Rate” means (a) for the first 3 days from and after the date the relevant payment is due, the Base Rate, and (b) thereafter, the interest rate then applicable to Base Rate Loans (inclusive of the Base Rate Margin applicable thereto).

“Deposit Account” means any deposit account (as that term is defined in the Code).

“Designated Account” means the Deposit Account of Borrower identified on Schedule D-1.

“Designated Account Bank” has the meaning specified therefor in Schedule D-1.

“Disqualified Person” means, with respect to any assignment, delegation or participation or any proposed assignment, delegation or participation, (a) so long as no Event of Default has occurred and is continuing, any Person that the transferring Lender knows (at the time of such assignment, delegation or participation or proposed assignment, delegation or participation) is a Specified Lender (which Lender shall be deemed to know that a Person is a Specified Lender if such Lender received (prior to the time of such assignment, delegation or participation or proposed assignment, delegation or participation) the list described in the definition of Specified Lender and such Person is designated as a Specified Lender on such list), and (b) so long as no Event of Default under Section 8.1, 8.2(a)(i) (solely to the extent arising from failure to deliver any financial statement pursuant to Section 5.1 within twice the number of days after each month, fiscal quarter or fiscal year, as the case may be, as specified in Schedule 5.1), 8.4 or 8.5 of the Agreement has occurred and is continuing, any Person that the transferring Lender knows (at the time of such assignment, delegation or participation or proposed assignment, delegation or participation) is a Competitor of any Loan Party (if such transferring Lender obtains a representation by the Assignee or proposed Assignee that such Assignee or proposed Assignee is not a Competitor of any Loan Party, then such Lender shall be entitled to rely on such representation in determining whether such Assignee or proposed Assignee is a Competitor).

“Dollar Equivalent” means, on any date of determination, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Foreign Currency, the equivalent in Dollars of such amount, determined by Agent using the applicable Exchange Rate.

“Dollars” or “$” means United States dollars.

“EBITDA” means, with respect to any fiscal period, the Company’s combined net earnings (or loss), minus, to the extent increasing net income and without duplication, extraordinary gains, and interest income, plus, to the extent reducing net income and without duplication, Non-Cash Charges, interest expense, federal, state, local, and foreign income tax expense and, without duplication, distributions made pursuant to Section 6.9(a), (c), (d), (f) and (g) of the Agreement, and depreciation and amortization for such period, in each case, determined on a consolidated basis in accordance with GAAP.

“EBITDA Excess Availability Test” has the meaning specified therefor in Section 7(b) to the Agreement.

“Eligible Assignee” means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000, (d) any Lender or any Affiliate (other than individuals) or Related Fund of a Lender, and (e) any other Person approved by Agent.

“Employee Benefit Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (a) that is maintained for employees of any U.S. Loan Party or any ERISA Affiliate, (b) that has at any time within the preceding six (6) years been maintained for the employees of any U.S. Loan Party or any current or former ERISA Affiliate, (c) to which any U.S. Loan Party or any ERISA Affiliate makes contributions or is required to make contributions, (d) to which any U.S. Loan Party or any ERISA Affiliate has made or has been required to make contributions at any time within the preceding six (6) years or (e) to which any U.S. Loan Party to any ERISA Affiliate has, or has had at any time within the preceding six (6) years, any liability, contingent or otherwise.

“Environmental Action” means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other written communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of any Loan Party, any Subsidiary of a Loan Party, or any of their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Loan Party, any Subsidiary of a Loan Party, or any of their predecessors in interest.

“Environmental Law” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on any Loan Party or any of its Subsidiaries, relating to the environment, the effect of the environment on employee health, or Hazardous Materials, in each case as amended from time to time.

“Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities.

“Equipment” means equipment (as that term is defined in the Code).

“Equity Sponsor” means Centre Partners Management LLC.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

“ERISA Affiliate” means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of a Loan Party or its Subsidiaries under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of a Loan Party or its Subsidiaries under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which a Loan Party or any of its Subsidiaries is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with a Loan Party or any of its Subsidiaries and whose employees are aggregated with the employees of a Loan Party or its Subsidiaries under IRC Section 414(o).

“Event of Default” has the meaning specified therefor in Section 8 of the Agreement.

“Excess Availability” means, as of any date of determination, the amount equal to Availability minus the aggregate amount, if any, of all trade payables of the Loan Parties and their Subsidiaries aged in excess of historical levels with respect thereto and all book overdrafts of Loan Parties and their Subsidiaries in excess of historical practices with respect thereto, in each case as determined by Agent in its Permitted Discretion.

“Excess Cash Flow” means, with respect to any fiscal period and with respect to the Company (a) TTM EBITDA, minus without duplication (b) the result of (i) the cash portion of Interest Expense paid during such fiscal period, (ii) the cash portion of taxes paid during such period, (iii) all scheduled and mandatory principal payments made in respect of the Term Loan during such period, (iv) the cash portion of Capital Expenditures (net of any proceeds reinvested in accordance with the proviso to Section 2.4(e)(ii) of the Agreement) made during such period, (v) payments of Cash Consideration made in respect of the purchase price for a Permitted Acquisition (in each case, to the extent such payments are not made with the proceeds of Indebtedness or any Non-Cash Consideration), (vi) all scheduled principal payments of Permitted Purchase Money Indebtedness, (vii) voluntary prepayments of the principal balance of the Term Loan, (viii) to the extent reducing net income, distributions to Connors permitted under Sections 6.9(a), (c), (d), (e), (f), (g) and (i) of the Agreement and (ix) all payments of Senior Revolving Indebtedness under the Senior Revolving Credit Agreement so long as any such payment is accompanied by a permanent reduction of the revolving credit commitment thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.

“Exchange Rate” means and refers to the nominal rate of exchange (vis-à-vis Dollars) for a currency other than Dollars published in The Wall Street Journal (Eastern Edition) on the date of determination (which shall be a Business Day on which The Wall Street Journal (Eastern Edition) is published), expressed as the number of units of such other currency per one Dollar.

“Existing Credit Agreement” has the meaning specified therefor in Schedule 3.1 to the Agreement.

“Existing Lender” means Bank of America, N.A., as agent for a syndicate of lenders.

“Extraordinary Receipts” means any cash received by any Loan Party or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.4(e)(ii) of the Agreement) consisting of (a) any foreign, United States, state or local tax refund to the extent that the amount of such refund exceeds $100,000), (b) pension plan reversions to the extent not used to increase benefits or restore forfeiture accounts, (c) proceeds of insurance to the extent that the amount of the claim in respect of which such insurance proceeds are received exceeds $100,000 (other than liability insurance, worker’s compensation insurance, and unemployment insurance), (d) proceeds of any judgment, proceeds of any settlement or other consideration of any kind in connection with any cause of action to the extent that the amount received with respect to such cause of action exceeds $100,000, (e) indemnity payments (other than to the extent such indemnity payments are (i) immediately payable to a Person that is not an Affiliate of any Loan Party or any of its Subsidiaries, or (ii) received by any Loan Party or any of its Subsidiaries as reimbursement for any payment previously made to such Person), to the extent that the amount of the claim in respect to of which such indemnity payments are received exceeds $100,000 and (f) any purchase price adjustment (other than a working capital adjustment) received in connection with any purchase agreement in connection with an Acquisition to the extent that the amount of such purchase price adjustment exceeds $100,000 (after taking into account, in each case, any fees paid or payable in connection therewith).

“Fee Letter” means that certain fee letter between Borrower and Agent, in form and substance reasonably satisfactory to Agent.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it.

“Fixed Charge Coverage Ratio” means, with respect to the Company for any period, the ratio of (i) (a) EBITDA for such period minus (b) Capital Expenditures made during such period; plus (c) in each case to the extent approved in writing by Agent, cash received by Borrower directly or indirectly from Connors to the extent contributed pursuant to contribution or purchase agreements or arrangements providing for use thereof to finance (A) particular capital expenditure project(s) (but not to exceed the Capital Expenditures deducted in clause (b) above) and (B) specific fees or expenses incurred by the Company to the extent such fees or expenses reduced EBITDA, to (ii) Fixed Charges for such period.

“Fixed Charge Coverage Ratio Excess Availability Test” has the meaning specified therefor in Section 7(a) to the Agreement.

“Fixed Charges” means, with respect to any fiscal period and with respect to the Company determined on a combined basis in accordance with GAAP, the sum, without duplication, of (a) cash Interest Expense paid during such period, (b) principal payments in respect of Indebtedness that are required to be paid during such period (and, except as otherwise set forth in the Agreement, shall not include any optional prepayment or mandatory prepayments made under this Agreement, the Senior Revolving Credit Agreement or the Subordinated Note Agreement), (c) all federal, state, foreign and local income taxes paid in cash during such period and (d) without duplication, distributions permitted by Section 6.9(a), (c), (d), (f) and (g) made during such period.

“Foreign Currency” means any currency other than the Dollar.

“Foreign Lender” shall mean any Lender or Participant that is not a United States person within the meaning of IRC section 7701(a)(30).

“Fund” means Connors Bros. Income Fund, an open-ended limited purpose trust formed under the laws of Ontario, Canada.

“Funding Losses” has the meaning specified therefor in Section 2.12(b)(ii) of the Agreement.

“Funds Flow Agreement” means that certain Funds Flow Agreement, dated as of even date herewith, by and among Agent, each Senior Revolving Agent, the Subordinated Agent, 3231021 and Borrower.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied except, for periods ended prior to the Closing Date, in which case it shall mean Canadian GAAP.

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

“Governmental Authority” means any federal, state, provincial, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Guarantors” means (a) Stinson, (b) BB Holdings, (c) Borrower, (d) each Subsidiary of Borrower, (e) Canadian Holdco, (f) Canco, (g) Canadian Opco, (h) each Subsidiary of Canadian Opco, and (i) each other Person that becomes a guarantor after the Closing Date pursuant to Section 5.11 of the Agreement, and “Guarantor” means any one of them.

“Guaranty” means that certain general continuing guaranty executed and delivered by each Guarantor in favor of Agent, for the benefit of the Lender Group, in form and substance reasonably satisfactory to Agent.

“Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million, and (e) any other substance, the storage, manufacture, disposal, treatment, generation, use, transportation, remediation, release into or concentration in the environment of which is prohibited, controlled, regulated or licensed by any Governmental Authority under any Environmental Law.

“Hedge Agreement” means any and all agreements or documents now existing or hereafter entered into by a Loan Party or any of its Subsidiaries that provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging such Loan Party’s or any of its Subsidiaries’ exposure to fluctuations in interest or exchange rates, loan, credit exchange, security, or currency valuations or commodity prices.

“Holdout Lender” has the meaning specified therefor in Section 14.2(a) of the Agreement.

“Indebtedness” means (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other financial products, (c) all obligations as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of a Person or its Subsidiaries, irrespective of whether such obligation or liability is assumed, (e) all obligations to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business but including any earn-out obligation upon such obligation becoming a liability on the balance sheet of such Person in accordance with GAAP), (f) all obligations owing under Hedge Agreements (which amount shall be calculated based on the amount that would be payable by such Person if the Hedge Agreement were terminated on the date of determination), and (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (f) above. For purposes of this definition, (i) the amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, and (ii) the amount of any Indebtedness described in clause (d) above shall be the lower of the amount of the obligation and the fair market value of the assets securing such obligation; provided that Indebtedness shall not include customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under the Agreement.

“Indemnified Liabilities” has the meaning specified therefor in Section 10.3 of the Agreement.

“Indemnified Person” has the meaning specified therefor in Section 10.3 of the Agreement.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding Up and Restructuring Act (Canada) or under any other state or federal bankruptcy or insolvency law, each as now and hereafter in effect, any successors to such statutes, and any similar laws in any jurisdiction including, without limitation, any laws relating to assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement or other similar relief, and any law permitting a debtor to obtain a stay or a compromise of the claims of its creditors.

“Intercompany Note Subordination Agreement” means a subordination agreement executed and delivered by each maker and each holder with respect to any of the BBF Note, the Subordinated Canadian Holdco Note and the Subordinated CBCL Note.

“Intercompany Subordination Agreement” means a subordination agreement executed and delivered by each Loan Party, each of its Subsidiaries, and Agent, the form and substance of which is reasonably satisfactory to Agent.

“Intercreditor Agreement” means an Intercreditor Agreement, substantially in the form of Exhibit I-1, by and among Agent and the Senior Revolving Agent.

“Interest Expense” means, for any period, the aggregate of the accrued interest expense of the Company for such period, determined on a combined basis in accordance with GAAP.

“Interest Period” means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Base Rate Loan to a LIBOR Rate Loan) and ending 1, 2, or 3, or (if available to and offered by all Lenders) 6 months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the LIBOR Rate, as applicable, from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, or 3, or (if available to and offered by all Lenders) 6 months after the date on which the Interest Period began, as applicable, and (e) Borrower may not elect an Interest Period which will end after the Maturity Date.

“Inventory” means inventory (as that term is defined in the Code).

“Investment” means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising in the ordinary course of business consistent with past practice), or acquisitions of Indebtedness, Stock, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and for purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investments.

“IRC” means the Internal Revenue Code of 1986, as in effect from time to time.

“Lender” and “Lenders” have the respective meanings set forth in the preamble to the Agreement, and shall include any other Person made a party to the Agreement in accordance with the provisions of Section 13.1 of the Agreement.

“Lender Group” means, individually and collectively, each of the Lenders and Agent.

“Lender Group Expenses” means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by a Loan Party or its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by the Lender Group, (b) reasonable out-of-pocket fees or charges paid or incurred by Agent in connection with the Lender Group’s transactions with the Loan Parties or their Subsidiaries under any of the Loan Documents, including, fees or charges for photocopying, notarization, couriers and messengers, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles, and all similar searches and inquiries conducted in Canada), filing, recording, publication, appraisal (including periodic collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in the Agreement or the Fee Letter), real estate surveys, real estate title policies and endorsements, and environmental audits, (c) reasonable out-of-pocket costs and expenses incurred by Agent in the disbursement of funds to Borrower or other members of the Lender Group (by wire transfer or otherwise), (d) out-of-pocket charges paid or incurred by Agent resulting from the dishonor of checks payable by or to any Loan Party, (e) reasonable and documented out-of-pocket costs and expenses paid or incurred by Agent to correct any default or enforce any provision of the Loan Documents, or during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) reasonable out-of-pocket audit fees and expenses (including travel, meals, and lodging) of Agent related to any inspections or audits to the extent of the fees and charges (and up to the amount of any limitation) contained in the Agreement or the Fee Letter, (g) Agent’s reasonable costs and expenses (including reasonable attorneys fees but excluding the allocated costs of internal counsel) incurred in advising, structuring, drafting, reviewing, administering (including travel, meals, and lodging), syndicating (including rating the Term Loan), or amending the Loan Documents, and (h) Agent’s and each Lender’s reasonable costs and expenses (including reasonable attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including reasonable attorneys, accountants, consultants, and other advisors fees and expenses but excluding the allocated costs of internal counsel incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning any Loan Party or any of its Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

“Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates, officers, directors, employees, and agents.

“LIBOR Deadline” has the meaning specified therefor in Section 2.12(b)(i) of the Agreement.

“LIBOR Notice” means a written notice in the form of Exhibit L-1.

“LIBOR Option” has the meaning specified therefor in Section 2.12(a) of the Agreement.

“LIBOR Rate” means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by Agent by dividing (a) the Base LIBOR Rate for such Interest Period, by (b) 100% minus the Reserve Percentage (if any). The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

“LIBOR Rate Loan” means each portion of the Term Loan that bears interest at a rate determined by reference to the LIBOR Rate.

“LIBOR Rate Margin” means 6.25 percentage points.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment (which is intended as security), charge, deposit arrangement (which is intended as security), encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other priority or preferential arrangement of any kind or nature whatsoever (which is intended as security), including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Loan Account” has the meaning specified therefor in Section 2.9 of the Agreement.

“Loan Documents” means the Agreement, the Canadian Security Documents, the Controlled Account Agreements, the Control Agreements, the Copyright Security Agreement, the Fee Letter, the Guaranty, the Intercompany Subordination Agreement, the Intercompany Note Subordination Agreement, the Intercreditor Agreement, the Mortgages, the Patent Security Agreement, the Security Agreement, the Subordination Agreement, the Trademark Security Agreement, the Syndication Letter, any note or notes executed by Borrower in connection with the Agreement and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by a Loan Party or any of its Subsidiaries and any member of the Lender Group in connection with the Agreement.

“Loan Parties” means Borrower and each Guarantor and “Loan Party” means any one of them.

“Management Agreement” means the Management Agreement, dated as of November 18, 2008, by and among such Persons listed as “Clients” therein and Equity Sponsor, as in effect on the Closing Date.

“Margin Stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Material Adverse Change” means (a) a material adverse change in the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Loan Parties and their Subsidiaries, taken as a whole, (b) a material impairment of the Loan Parties, taken as a whole, ability to perform the payment obligations under the Loan Documents to which they are parties or of the Lender Group’s ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of Agent’s Liens with respect to the Collateral as a result of an action or failure to act on the part of the Loan Parties.

“Material Contract” means, with respect to any Person, (a) each contract or agreement to which such Person or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person or such Subsidiary of $2,000,000 or more (other than (x) purchase orders in the ordinary course of the business of such Person or such Subsidiary, (y) contracts that by their terms may be terminated by such Person or Subsidiary in the ordinary course of its business upon less than 60 days notice without penalty or premium and (z) leases of real property), (b) the Management Agreement, and (c) the Acquisition Agreement.

“Maturity Date” has the meaning specified therefor in Section 3.3 of the Agreement.

“Mexican Subsidiaries” means Brunswick Pescados & Mariscos, S.A. de C.V. and BPM Servicios, S.A. de C.V., each a company organized under the laws of Mexico.

“Moody’s” has the meaning specified therefor in the definition of Cash Equivalents.

“Mortgage Policy” has the meaning specified therefor in Schedule 3.1(v).

“Mortgages” means, individually and collectively, one or more mortgages, deeds of trust, deeds to secure debt, or deeds of hypothec, executed and delivered by a Loan Party or its Subsidiaries in favor of Agent, in form and substance reasonably satisfactory to Agent, that encumber the Real Property Collateral.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any U.S. Loan Party or any ERISA Affiliate is making, or is accruing an obligation to make, or has made, or has accrued an obligation to make, contributions within the preceding six (6) years or has any liability, contingent or otherwise.

“Net Cash Proceeds” means:

(a) with respect to any sale or disposition by any Loan Party or any of its Subsidiaries of assets, the amount of cash proceeds received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Loan Party or such Subsidiary in connection therewith, after deducting therefrom only (i) the amount of any Indebtedness secured by any Permitted Lien on such asset (other than (A) Indebtedness owing to Agent or any Lender under the Agreement or the other Loan Documents and (B) Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such sale or disposition, (ii) reasonable fees, commissions, and expenses related thereto paid or payable by such Loan Party or such Subsidiary in connection with such sale or disposition to the extent that the amounts so deducted are actually paid or payable pursuant to the Management Agreement (to the extent permitted by Section 6.12 of the Agreement) or to a Person that is not an Affiliate of a Loan Party or any of its Subsidiaries and is properly attributable to such transaction and (iii) taxes paid or payable (or distributions made or to be made in respect thereof) or estimated to be paid with respect to the fiscal year in which such cash proceeds were received to any taxing authorities by a Loan Party or a Subsidiary or any of their respective Affiliates in connection with such sale or disposition; and

(b) with respect to the issuance or incurrence of any Indebtedness by a Loan Party or any of its Subsidiaries, or the issuance by a Loan Party or any of its Subsidiaries of any shares of its Stock, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of a Loan Party or a Subsidiary in connection with such issuance or incurrence, after deducting therefrom only (i) reasonable fees, commissions, and expenses related thereto and required to be paid or payable by a Loan Party or a Subsidiary or any of their respective Affiliates in connection with such issuance or incurrence to the extent that the amounts so deducted are actually paid or payable pursuant to the Management Agreement (to the extent permitted by Section 6.12 of the Agreement) or to a Person who is not an Affiliate of a Loan Party or any of its Subsidiaries and is properly attributable to such transaction, (ii) taxes paid or payable (or distributions made or to be made in respect thereof) or estimated to be paid with respect to the fiscal year in which such cash proceeds were received to any taxing authorities by a Loan Party or a Subsidiary or any of their respective Affiliates in connection with such issuance or incurrence.

“Non-Cash Charges” means (a) non-cash losses on asset sales, disposals or abandonments, (b) any non-cash impairment charge or asset write-off related to intangible assets (including good-will), long-lived assets, and investments in debt and equity securities pursuant to GAAP, (c) all non-cash losses from investments recorded using the equity method, (d) non-cash stock-based awards compensation expense, (e) non-cash losses from equity Investments permitted to be made hereunder, and (f) other non-cash charges.

“Non-Cash Consideration” means consideration payable solely from the proceeds of the issuance of (i) common stock of Connors or (ii) Permitted Preferred Stock.

“Obligations” means all loans (including the Term Loan), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), premiums, liabilities (including all amounts charged to the Loan Account pursuant to the Agreement), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, covenants, and duties of any kind and description owing by Borrower to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that Borrower is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents. Any reference in the Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Originating Lender” has the meaning specified therefor in Section 13.1(e) of the Agreement.

“Participant” has the meaning specified therefor in Section 13.1(e) of the Agreement.

“Participant Register” has the meaning set forth in Section 13.1(i) of the Agreement.

“Patent Security Agreement” has the meaning specified therefor in the Security Agreement.

“Patriot Act” has the meaning specified therefor in Section 4.18 of the Agreement.

“Payoff Date” means the first date on which all of the Obligations are paid in full and the Commitments of the Lenders are terminated.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor agency.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code.

“Permitted Acquisition” means any Acquisition so long as:

(a) no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition and the proposed Acquisition is consensual,

(b) no Indebtedness will be incurred, assumed, or would exist with respect to Loan Parties or their respective Subsidiaries as a result of such Acquisition, other than Indebtedness permitted under clause (q) of the definition of Permitted Indebtedness and no Liens will be incurred, assumed, or would exist with respect to the assets of the Loan Parties or their respective Subsidiaries as a result or such Acquisition other than Permitted Liens;

(c) Borrower has provided Agent and the Lenders with written confirmation, supported by reasonably detailed calculations, that on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to such proposed Acquisition, are factually supportable, and are expected to have a continuing impact, in each case, determined as if the combination had been accomplished at the beginning of the relevant period; such eliminations and inclusions to be mutually and reasonably agreed upon by the Loan Parties and the Required Lenders) created by adding the historical combined financial statements of the Loan Parties (including the combined financial statements of any other Person or assets that were the subject of a prior Permitted Acquisition during the relevant period) to the historical consolidated financial statements of the Person to be acquired (or the historical financial statements related to the assets to be acquired) pursuant to the proposed Acquisition, Loan Parties and their respective Subsidiaries (i) would have been in compliance with each financial covenant in Section 7 of the Agreement for the four (4) fiscal quarter period ended immediately prior to the proposed date of consummation of such proposed Acquisition (determined as if the Fixed Charge Coverage Ratio Excess Availability Test and the EBITDA Excess Availability Test had not been satisfied), (ii) would have been in compliance with all financial covenants set forth in the Subordinated Note Agreement for the 4 fiscal quarter period ended immediately prior to the proposed date of consummation of such proposed Acquisition, (iii) are projected to be in compliance with each financial covenant in Section 7 for the four (4) fiscal quarter period ended one year after the proposed date of consummation of such proposed Acquisition (determined as if the Fixed Charge

Coverage Ratio Excess Availability Test and the EBITDA Excess Availability Test had not been satisfied), and (iv) are projected to be in compliance with all financial covenants set forth in the Subordinated Note Agreement for the 4 fiscal quarter period ended one year after the proposed date of consummation of such proposed Acquisition.

(d) Borrower has provided Agent and the Lenders with its due diligence package relative to the proposed Acquisition, including forecasted balance sheets, profit and loss statements, and cash flow statements of the Person to be acquired, all prepared on a basis consistent with such Person’s historical financial statements, together with appropriate supporting details and a statement of underlying assumptions for the 1 year period following the date of the proposed Acquisition, on a quarter by quarter basis), in form and substance (including as to scope and underlying assumptions) reasonably satisfactory to the Required Lenders,

(e) Borrower shall have Excess Availability in an amount equal to or greater than $35,000,000 immediately after giving effect to the consummation of the proposed Acquisition,

(f) the assets being acquired or the Person whose Stock is being acquired have (i) a positive EBITDA during the 12 consecutive month period most recently concluded prior to the date of the proposed Acquisition, and (ii) a positive Adjusted EBITDA during the 12 consecutive month period most recently concluded prior to the date of the proposed Acquisition.

(g) Borrower has provided Agent and the Lenders with written notice of the proposed Acquisition at least 15 Business Days prior to the anticipated closing date of the proposed Acquisition and, not later than 5 Business Days prior to the anticipated closing date of the proposed Acquisition, copies of the acquisition agreement and other material documents relative to the proposed Acquisition, which agreement and documents must be reasonably acceptable to the Required Lenders,

(h) the assets being acquired (other than a de minimis amount of assets in relation to the Loan Parties’ and their respective Subsidiaries’ total assets), or the Person whose Stock is being acquired, are useful in or engaged in, as applicable, the business of the Loan Parties and their respective Subsidiaries or a business reasonably related thereto,

(i) the assets being acquired (other than a de minimis amount of assets in relation to the assets being acquired) are located within the United States, or Canada, or the Person whose Stock is being acquired is organized in a jurisdiction located within the United States, or Canada,

(j) the subject assets or Stock, as applicable, are being acquired directly by a Loan Party, and, in connection therewith, the applicable Loan Party shall have complied with Section 5.11 or 5.12, as applicable, of the Agreement, and the person whose Stock is being acquired will (i) become a Loan Party and (ii) become a wholly owned, direct Subsidiary of a Loan Party, in each case after giving effect to the Acquisition,

(k) the purchase consideration payable in respect of all Permitted Acquisitions (including such Acquisition and including earn-out obligations and other deferred payment obligations) shall not exceed $25,000,000 in the aggregate; provided, however, that no more than $5,000,000 of the purchase consideration payable in respect of any single Acquisition or series of related Acquisitions shall consist of Cash Consideration, and

(l) such Acquisition constitutes a “Permitted Acquisition” as such term is defined in Subordinated Note Agreement, so long as such agreement, or any successor thereto, is still in force and effect.

“Permitted Discretion” means a determination made in the exercise of reasonable (from the perspective of a secured lender) business judgment.

“Permitted Dispositions” means:

(a) sales, abandonment, or other dispositions of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of business,

(b) sales of Inventory to buyers in the ordinary course of business,

(c) the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of the Agreement or the other Loan Documents,

(d) non-exclusive licenses to patents, trademarks, copyrights, and other intellectual property rights granted in the ordinary course of business and exclusive, territorial licenses to trademarks granted in the ordinary course of business,

(e) the granting of Permitted Liens,

(f) the sale or discount, in each case without recourse, of Accounts arising in the ordinary course of business, but only in connection with the compromise or collection thereof,

(g) any involuntary loss, damage or destruction of property,

(h) any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property,

(i) the leasing or subleasing of assets of a Loan Party or its Subsidiaries in the ordinary course of business,

(j) the lapse of registered patents, trademarks and other intellectual property of a Loan Party and its Subsidiaries or the termination of license agreements related thereto to the extent not economically desirable in the conduct of their business and so long as such lapse is not materially adverse to the interests of the Lenders, and

(k) sales of assets from any Loan Party or any Subsidiary of a Loan Party to any other Loan Party,

(l) sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements so long as the aggregate fair market value of all assets disposed of in all such dispositions during any fiscal year, after giving effect to such disposition, would not exceed $1,000,000 during such fiscal year,

(m) dispositions of assets (other than Accounts, intellectual property, licenses, Stock of Subsidiaries of Borrower or Canadian Opco, or Material Contracts) not otherwise permitted in clauses (a) through (l) above so long as made at fair market value and the aggregate fair market value of all assets disposed of in all such dispositions during any fiscal year, after giving effect to such disposition, would not exceed $1,000,000 during such fiscal year, and

(n) sales or other dispositions described on Schedule P-4.

“Permitted Holder” means the Person identified on Schedule P-1.

“Permitted Indebtedness” means, without duplication:

(a) Indebtedness evidenced by the Agreement and the other Loan Documents,

(b) Indebtedness set forth on Schedule 4.19 and any Refinancing Indebtedness in respect of such Indebtedness,

(c) Permitted Purchase Money Indebtedness and any Refinancing Indebtedness in respect of such Indebtedness,

(d) endorsement of instruments or other payment items for deposit,

(e) Indebtedness consisting of (i) unsecured guarantees incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds, bid bonds, appeal bonds, completion guarantee and similar obligations; (ii) unsecured guarantees arising with respect to customary indemnification obligations to purchasers in connection with Permitted Dispositions; and (iii) unsecured guarantees with respect to Indebtedness of a Loan Party or one of its Subsidiaries, to the extent that the Person that is obligated under such guaranty could have incurred such underlying Indebtedness,

(f) Senior Revolving Indebtedness together with Indebtedness owed to Underlying Issuers (as defined in the Senior Revolving Credit Agreement) with respect to Underlying Letters of Credit (as defined in the Senior Revolving Credit Agreement) as well as Indebtedness owed to Bank Product Providers (as defined in the Senior Revolving Credit Agreement) in respect of Bank Products (as defined in the Senior Revolving Credit Agreement) and any Refinancing Indebtedness in respect thereof,

(g) Subordinated Indebtedness and any Refinancing Indebtedness in respect thereof, so long as such Indebtedness is the subject of the Subordination Agreement,

(h) Indebtedness incurred in the ordinary course of business under performance, surety, statutory, and appeal bonds,

(i) Indebtedness owed to any Person providing property, casualty, liability, or other insurance to a Loan Party or any of its Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year,

(j) the incurrence by a Loan Party or its Subsidiaries of Indebtedness under Hedge Agreements that are incurred for the bona fide purpose of hedging the interest rate, commodity or foreign currency risk associated with a Loan Party’s or its Subsidiaries’ operations and not for speculative purposes,

(k) unsecured Indebtedness incurred in respect of netting services, overdraft protection, and other like services, in each case, incurred in the ordinary course of business,

(l) unsecured Indebtedness of a Loan Party owing to former employees, officers, managers or directors (or any spouses, ex-spouses, or estates of any of the foregoing) incurred in connection with the repurchase by a Loan Party of the Stock of such Loan Party that has been issued to such Persons, so long as (i) no Event of Default has occurred and is continuing or would result from the incurrence of such Indebtedness and (ii) the aggregate amount of all such Indebtedness outstanding at any one time does not exceed $1,000,000,

(m) Indebtedness evidenced by (i) the BBF Note, (ii) the Subordinated CBCL Note and (iii) the Subordinated Canadian Holdco Note, so long as such Indebtedness is subject to the terms of the Intercompany Note Subordination Agreement,

(n) Indebtedness composing Permitted Investments,

(o) guarantee obligations incurred in respect of Indebtedness or other obligations of any Loan Party or any Subsidiary that is permitted to be incurred under the Agreement,

(p) (1) additional unsecured Indebtedness and (2) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (1) above; provided that the aggregate amount of Indebtedness incurred and remaining outstanding pursuant to this clause (v) shall not at any time exceed $1,000,000, and

(q) earn-out obligations upon such obligations becoming liabilities on the balance sheet of a Loan Party in accordance with GAAP in an aggregate amount not in excess of $5,000,000.

“Permitted Intercompany Advances” means loans made by (a) Borrower to its Subsidiaries that are Loan Parties, (b) a non-Loan Party to another non-Loan Party, (c) Borrower to Canadian Opco so long as (at the time when made) no Event of Default has occurred and is continuing or would result therefrom, and (d) Canadian Opco to Borrower so long as (at the time when made) no Event of Default has occurred and is continuing or would result therefrom.

“Permitted Investments” means, without duplication:

(a) extensions of trade credit in the ordinary course of business and consistent with past practices,

(b) so long as no Event of Default has occurred and is continuing or would result therefrom, loans and advances to officers, managers, directors and employees of any Loan Party (or any direct or indirect parent thereof) or any of its Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes (including employee payroll advances), (ii) in connection with such Person’s purchase of Stock of any Loan Party (or any direct or indirect parent thereof) or Subsidiary to the extent that the amount of such loans and advances are contributed to any Loan Party in cash and (iii) for purposes not described in the foregoing clauses (i) and (ii); provided that the aggregate principal amount outstanding under clauses (i), (ii) and (iii) shall not exceed $500,000 at any time,

(c) Investments consisting of a capital contribution by a Loan Party in another wholly owned Loan Party,

(d) to the extent permitted by Section 6.9(b), distributions constituting loans and advances to any direct or indirect parent of any Loan Party; provided, however, that all such amounts shall constitute distributions under Section 6.9(b),

(e) Investments to the extent that payment for such Investments is made with the Stock or the proceeds of Stock of Connors,

(f) guarantee obligations of any Loan Party or Subsidiary of leases or of other obligations, in each case entered into in the ordinary course of business, so long as the underlying Indebtedness is permitted under the Agreement,

(g) Investments in cash and Cash Equivalents,

(h) Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business,

(i) advances made in connection with purchases of goods or services in the ordinary course of business,

(j) Investments received in settlement of amounts due to any Loan Party or any of its Subsidiaries effected in the ordinary course of business or owing to any Loan Party or any of its Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Subsidiaries,

(k) Investments owned by any Loan Party or any of its Subsidiaries on the Closing Date and set forth on Schedule P-2,

(l) guarantees permitted under the definition of Permitted Indebtedness,

(m) Permitted Intercompany Advances and the Indebtedness evidenced by (i) the BBF Note, (ii) the Subordinated CBCL Note and (iii) the Subordinated Canadian Holdco Note,

(n) Stock or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to a Loan Party or its Subsidiaries (in bankruptcy of customers or suppliers or otherwise outside the ordinary course of business) or as security for any such Indebtedness or claims,

(o) deposits of cash made in the ordinary course of business to secure performance of operating leases,

(p) so long as no Event of Default has occurred and is continuing or would result therefrom, any other Investments in an aggregate amount not to exceed $1,000,000 during the term of the Agreement,

(q) Investments constituting Permitted Acquisitions,

(r) Investments of a Loan Party to form a wholly owned Subsidiary so long as (i) such new Subsidiary becomes a Loan Party and a wholly owned, direct Subsidiary of a Loan Party, and (ii) the applicable Loan Party shall have complied with Section 5.11 and Section 5.12 of the Agreement, in each case after giving effect to such Investment, and (iii) such new Subsidiary does not make any other Investments that do not otherwise constitute Permitted Investments, and

(s) Investments in another Person in an aggregate amount after the Closing Date not to exceed $2,000,000 so long as (i) no Event of Default has occurred and is continuing or would result therefrom, and (ii) Excess Availability is at least $25,000,000 immediately after giving effect to such Investment.

“Permitted Joint Ventures” means any joint venture in which a Loan Party has an aggregate interest of 50% or less (a) formed with the proceeds of Investments permitted under clause (e) or (s) of the definition of Permitted Investments, or (b) set forth on Schedule J-1.

“Permitted Liens” means

(a) Liens held by Agent to secure the Obligations,

(b) Liens in and to the Collateral held by Senior Revolving Agent to secure the Senior Revolving Indebtedness,

(c) Liens in and to the Collateral held by Subordinated Agent to secure the Subordinated Indebtedness or any permitted Refinancing Indebtedness in respect of the Subordinated Indebtedness,

(d) Liens for unpaid taxes, assessments, or other governmental charges or levies that either (i) are not yet delinquent, or (ii) as to which the underlying taxes, assessments, or charges or levies are the subject of Permitted Protests,

(e) judgment Liens arising solely as a result of the existence of judgments, orders, or awards that do not constitute an Event of Default under Section 8.3 of the Agreement,

(f) Liens set forth on Schedule P-3, provided that any such Lien only secures the Indebtedness that it secures on the Closing Date and any Refinancing Indebtedness in respect thereof,

(g) the interests of lessors under operating leases and non-exclusive licensors under license agreements,

(h) Liens arising from precautionary Uniform Commercial Code financing statement or similar filings made in respect of operating leases entered into by any Loan Party or any of its Subsidiaries,

(i) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness (including Capitalized Lease Obligations) and so long as (i) such Lien attaches only to the asset purchased or acquired or leased, accessions to such property and the proceeds thereof, and (ii) such Lien only secures the Indebtedness that was incurred to acquire the asset purchased or acquired or any Refinancing Indebtedness in respect thereof; provided, however, that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by the same lender,

(j) Liens arising by operation of law in favor of warehousemen, landlords, carriers, custom brokers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests,

(k) Liens on amounts deposited in connection with obtaining worker’s compensation, unemployment insurance or other types of social security,

(l) Liens on amounts deposited in connection with the making or entering into of bids, tenders, or leases in the ordinary course of business and not in connection with the borrowing of money,

(m) Liens on amounts deposited as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business,

(n) easements, rights-of-way, restrictions, encroachments, covenants and other defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of the Loan Party, taken as a whole,

(o) non-exclusive licenses of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business,

(p) Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is the subject of permitted Refinancing Indebtedness and so long as the replacement Liens only encumber those assets that secured the original Indebtedness,

(q) rights of setoff or bankers’ liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business,

(r) Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness,

(s) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods,

(t) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes,

(u) Liens that are contractual rights of set-off relating to purchase orders and other agreements entered into with customers of any Loan Party or any Subsidiary in the ordinary course of business,

(v) Liens solely on any cash earnest money deposits made by any Loan Party or any Subsidiary in the ordinary course of business in connection with any letter of intent or purchase agreement permitted hereunder, and

(w) other Liens so long as the aggregate amount of Indebtedness secured thereby (i) does not constitute Indebtedness for borrowed money and (ii) does not exceed $25,000 at any time outstanding.

“Permitted Preferred Stock” means and refers to any Preferred Stock issued by Connors (and not by one or more of its Subsidiaries) that is not Prohibited Preferred Stock.

“Permitted Protest” means the right of a Loan Party or any of its Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien or Canadian statutory lien or deemed trust), or rental payment, provided that (a) a reserve with respect to such obligation is established on such Loan Party’s or its Subsidiaries’ books and records in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by a Loan Party or its Subsidiary, as applicable, in good faith, and (c) Agent is reasonably satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of Agent’s Liens.

“Permitted Purchase Money Indebtedness” means, as of any date of determination, Purchase Money Indebtedness in an aggregate principal amount outstanding at any one time not in excess of $25,000,000.

“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“Preferred Stock” means, as applied to the Stock of any Person, the Stock of any class or classes (however designated) that is preferred with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Stock of any other class of such Person.

“Prohibited Preferred Stock” means any Preferred Stock that by its terms is mandatorily redeemable or subject to any other payment obligation (including any obligation to pay dividends, other than dividends of shares of Preferred Stock of the same class and series payable in kind or dividends of shares of common stock) on or before a date that is less than 1 year after the Maturity Date, or, on or before the date that is less than 1 year after the Maturity Date, is redeemable at the option of the holder thereof for cash or assets or securities (other than distributions in kind of shares of Preferred Stock of the same class and series or of shares of common stock).

“Projections” means the Company’s forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared using a methodology consistent with the Company’s projections delivered to Agent on the Closing Date, together with appropriate supporting details and a statement of underlying assumptions.

“Pro Rata Share” means, as of any date of determination:

(a) with respect to a Lender’s obligation to make the Term Loan and right to receive payments of principal, interest, fees, costs and expenses with respect thereto, (i) prior to the making of the Term Loan, the percentage obtained by dividing (y) such Lender’s Term Loan Commitment, by (z) the aggregate amount of all Lenders’ Term Loan Commitments, and (ii) from and after the making of the Term Loan, the percentage obtained by dividing (y) the principal amount of such Lender’s portion of the Term Loan by (z) the principal amount of the Term Loan, and

(b) with respect to all other matters as to a particular Lender (including the indemnification obligations arising under Section 15.7 of the Agreement), the percentage obtained by dividing (i) the outstanding principal amount of such Lender’s portion of the Term Loan, by (ii) the outstanding principal amount of the Term Loan.

“Protective Advances” has the meaning specified therefor in Section 2.3(b)(i) of the Agreement. “Public Equity Issuance” means issuance by Connors or any of its Affiliates of any shares of its or their Stock to any Person (other than Equity Sponsor) after the Closing Date so long as Net Cash Proceeds of any such issuance of Stock are contributed to a Loan Party.

“Purchase Money Indebtedness” means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 90 days after, the acquisition, construction or improvement of any capital asset or fixed asset for the purpose of financing all or any part of the acquisition cost thereof.

“Qualified Cash” means, as of any date of determination, the amount of unrestricted cash and Cash Equivalents of the Loan Parties that is in Deposit Accounts or in Securities Accounts, or any combination thereof, and which such Deposit Account or Securities Account is the subject of a Control Agreement and is maintained by a branch office of the bank or securities intermediary located within the United States or Canada.

“Quebec Security Documents” means, (i) a Deed of Hypothec and Issue of Bonds in favour of the U.S. Agent, as fondé de pouvoir under Article 2692 of the Civil Code of Quebec, to be executed before a notary of the Province of Quebec, (ii) a bond issued by the Canadian Borrower pursuant to such Deed of Hypothec and Issue of Bonds, and (iii) a pledge agreement to be granted by Canadian Opco in respect of any bond issued under such Deed of Hypothec and Issue of Bonds.

“Quota Transfer Date” has the meaning set forth in Section 17.15 of the Agreement.

“Real Property” means any estates or interests in real property now owned or hereafter acquired by a Loan Party or its Subsidiaries and the improvements thereto.

“Real Property Collateral” means the Real Property identified on Schedule R-1 and any Real Property hereafter acquired by a Loan Party or its Subsidiaries.

“Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

“Refinancing Indebtedness” means refinancings, renewals, modifications, replacements, refundings or extensions of Indebtedness so long as:

(a) such refinancings, renewals, modifications, replacements, refundings or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended except by an amount equal to the unpaid accrued interest and premium thereon (including interest paid in kind) plus all other reasonable amounts paid and fees and expenses incurred in connection with such refinancing, renewal, modification, replacement, refund or extension,

(b) such refinancings, renewals, modifications, replacements, refundings or extensions do not result in an increase in excess of (i) 200 basis points in the interest rate with respect to the Indebtedness (other than the Subordinated Indebtedness) so refinanced, renewed, or extended and (ii) 400 basis points in the interest rate with respect to the Subordinated Indebtedness so refinanced, renewed, or extended (so long as any such interest that is payable in cash shall not be increased by more than 300 basis points),

(c) such refinancings, renewals, modifications, replacements, refundings or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are materially more burdensome or restrictive to Borrower,

(d) if the Indebtedness that is refinanced, renewed, modified, replaced, refunded or extended was subordinated in right of payment to the Obligations (or any portion thereof), then the terms and conditions of the refinancing, renewal, modifications, replacements, refundings or extension must include subordination terms and conditions that are at least as favorable, taken as a whole, to the Lender Group as those that were applicable to the refinanced, renewed, modified, replaced, refunded or extended Indebtedness, and

(e) the Indebtedness that is refinanced, renewed, modified, replaced, refunded or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended.

“Register” has the meaning set forth in Section 13.1(h) of the Agreement.

“Registered Loan” has the meaning set forth in Section 13.1(h) of the Agreement.

“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials authorized by Environmental Laws.

“Replacement Lender” has the meaning specified therefor in Section 2.13(b) of the Agreement.

“Report” has the meaning specified therefor in Section 15.16 of the Agreement.

“Required Availability” means that the sum of (a) Excess Availability, plus (b) Qualified Cash exceeds $25,000,000.

“Required Equity” has the meaning specified therefor in subclause (z)(i) of Schedule 3.1.

“Required Equity Documents” means any instruments or agreements entered into by Connors in connection with the obtaining of the Required Equity.

“Required Lenders” means, at any time, Lenders whose aggregate Pro Rata Shares (calculated under clause (b) of the definition of Pro Rata Shares) exceed 50%; provided, however, that at any time there are 2 or more Lenders, “Required Lenders” must include at least 2 Lenders.

“Reserve Percentage” means, on any day, for any Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as “eurocurrency liabilities”) of such Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

“Revolver Priority Collateral” has the meaning specified therefor in the Intercreditor Agreement (as in effect on the date hereof).

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in or determined to be resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC.

“Sanctioned Person” means a person named on the list of Specially Designated Nationals maintained by OFAC.

“SEC” means the United States Securities and Exchange Commission and any successor thereto. “Securities Account” means a securities account (as that term is defined in the Code).

“Securities Act” means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time. “Security Agreement” means a security agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by Borrower and each of the Guarantors to Agent.

“Senior Leverage Ratio” means, as of any date of determination, the ratio of (a) the sum of the outstanding principal balance of the Term Loan plus the Senior Revolver Usage as of such date to (b) TTM EBITDA as of such date.

“Senior Revolver Usage” means the sum of the “Canadian Revolver Usage” and “U.S. Revolver Usage” as each such term is defined in the Senior Revolving Credit Agreement (as in effect on the Closing Date).

“Senior Revolving Agent” means the “U.S. Agent” as such term is defined in the Senior Revolving Credit Agreement and any Person acting in a similar capacity under any amendment, restatement, supplement, replacement or refinancing thereof.

“Senior Revolving Credit Agreement” means that certain Senior Revolving Credit Agreement, dated as of even date herewith, by and among Borrower, 3231021, each Senior Revolving Agent, and the Senior Revolving Lenders, as such is amended, modified, supplemented, restated, replaced or refinanced from time to time in accordance with the terms of the Intercreditor Agreement.

“Senior Revolving Indebtedness” means the Indebtedness incurred by Borrower and Canadian Opco under the Senior Revolving Loan Documents in an aggregate amount not to exceed the Revolver Cap (as defined in the Intercreditor Agreement).

“Senior Revolving Lenders” means the lenders from time to time party to the Senior Revolving Credit Agreement.

“Senior Revolving Loan Documents” means the “Loan Documents” as such term is defined in the Senior Revolving Credit Agreement and any documents, instruments and agreements entered into in connection with any amendment, supplement, restatement, replacement or refinancing thereof, as amended, modified, supplemented or restated from time to time in accordance with the terms of the Agreement and the Intercreditor Agreement.

“Senior Subordinated Note” means a “Senior Subordinated Note” as such term is defined in the Subordinated Note Agreement.

“Solvent” means, with respect to any Person on a particular date, that, at fair valuations, the sum of such Person’s assets is greater than all of such Person’s debts.

“S&P” has the meaning specified therefor in the definition of Cash Equivalents.

“Specified Lender” means any Person (a) that is primarily engaged in investing in (i) Indebtedness of companies that are either in default, under bankruptcy protection or in distressed financial condition or (ii) high-yield bonds that are in default or equities that are in bankruptcy, (b) that Borrower has designated as a “Specified Lender” pursuant to written notice delivered to Agent prior to the Closing Date, and (c) as to which Agent has consented in writing to such designation (which consent shall be in Agent’s sole but reasonable discretion but shall not be unreasonably conditioned or delayed); provided, that (x) if any Person previously designated by Borrower as a “Specified Lender” (as to which Agent has consented to such designation) ceases to exist or is in the process of liquidating all or substantially all of its assets, then Borrower may designate another Person (other than any Lender) in substitution thereof as a “Specified Lender” pursuant to written notice delivered to Agent, which designation shall be subject to the prior written consent of Agent (which consent shall be in Agent’s sole but reasonable discretion but shall not be unreasonably conditioned or delayed), and (y) in no event shall there be more than 5 Persons that have been designated by Borrower as “Specified Lenders” at any time.

“Specified Representations” means the representations and warranties set forth in the Agreement relating to existence, power and authority, due authorization, execution, delivery, enforceability and non-contravention of the Loan Documents, receipt of material governmental approvals in connection with the Loan Documents, Federal Reserve Bank margin regulations, the Investment Company Act, solvency and the requirements of the Patriot Act, the perfection of the security interests granted in the Collateral as of the Closing Date and the representation and warranty that the Projections have been or will be prepared in good faith based upon assumptions believed by Borrower and Canadian Opco to be reasonable at the time made.

“Stinson” means Stinson Seafood (2001), Inc., a Delaware corporation.

“Stock” means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“Subordinated Agent” means the “Agent” as such term is defined in the Subordinated Note Agreement and any Person acting in a similar capacity under any amendment, restatement, supplement, replacement or refinancing thereof.

“Subordinated Canadian Holdco Note” means that certain promissory note to be issued on the Closing Date by Canadian Holdco as maker and Clover Leaf Seafood 2 B.V. as payee, for C$109,697,325,

which shall provide for all interest and principal (other than payments of principal required to be made in respect of Canadian withholding taxes) to be payable on a maturity date that is the ninth anniversary of the Closing Date, and which shall be subordinated in all respects to any payments due under any Loan Document.

“Subordinated CBCL Note” means that certain promissory note to be issued on the Closing Date by Canadian Opco as maker to Clover Leaf Seafood 2 B.V., as payee and Canadian Holdco as its assignee, for C$109,697,325, which shall provide for all interest and principal (other than payments of principal required to be made in respect of Canadian withholding taxes) to be payable on a maturity date that is the ninth anniversary of the Closing Date, and which shall be subordinated in all respects to any payments due under any Loan Document.

“Subordinated Indebtedness” means the Indebtedness incurred by Borrower and Canadian Opco under the Subordinated Loan Documents in an aggregate principal amount not to exceed the amount permitted by the Subordination Agreement.

“Subordinated Note Agreement” means that certain Senior Subordinated Loan Agreement, dated as of even date herewith, by and among Borrower, Canadian Opco, the Subordinated Agent, and the Subordinated Lenders, as such is amended, modified, supplemented, restated, replaced or refinanced from time to time in accordance with the terms of the Subordination Agreement.

“Subordinated Lenders” means the note purchasers from time to time party to the Subordinated Note Agreement.

“Subordinated Loan Documents” means the “Loan Documents” as such term is defined in the Subordinated Note Agreement and any documents, instruments and agreements entered into in connection with any amendment, supplement, restatement, replacement or refinancing thereof, as amended, modified, supplemented or restated from time to time in accordance with the terms of the Subordinated Note Agreement and the Subordination Agreement.

“Subordination Agreement” means a Subordination Agreement, substantially in the form of Exhibit S-1, by and among Agent, each Senior Revolving Agent, and the Subordinated Agent.

“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity. “Syndication Letter” means that certain letter agreement between Agent and Borrower which is in form and substance reasonably satisfactory to Agent.

“Taxes” shall mean, any taxes, levies, imposts, duties, fees, assessments, withholdings or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to any payment made pursuant to the Loan Documents and all interest, penalties, additions to or similar liabilities with respect thereto; provided that Taxes shall exclude (i) any tax imposed on the net income or net profits of Agent, any Lender or any Participant (including any branch profits taxes), in each case imposed (A) by the jurisdiction (or by any political subdivision or taxing authority thereof) in which Agent, such Lender or such Participant is resident, (B) the jurisdiction (or by any political subdivision or taxing authority thereof) in which Agent such Lender, or such Participant is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (C) the jurisdiction (or by any political subdivision or taxing authority thereof) as a result of a present or former connection between Agent, such Lender or such Participant and the jurisdiction or taxing authority imposing the tax (other than any such connection arising solely from Agent, such Lender or such Participant having executed, delivered or performed its obligations or received payment under, or enforced its rights or remedies under the Agreement or any other Loan Document); (ii) any taxes resulting from (A) a Lender’s or a Participant’s failure to comply with the requirements of Section 16(c) or (d) of the Agreement, or (B) any non-foreign Lender’s failure to provide a fully completed W-9 establishing an exemption from backup withholding, and (iii) any United States federal withholding taxes that would be imposed on amounts payable to a Foreign Lender based upon the applicable withholding rate in effect at the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), except that Taxes shall include (A) any amount that such Foreign Lender (or its assignor, if any) was previously entitled to receive pursuant to Section 16(a) of the Agreement, if any, with respect to such withholding tax at the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), and (B) additional United States federal withholding taxes that may be imposed after the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), as a result of a change in law, rule, regulation, order or other decision with respect to any of the foregoing by any Governmental Authority.

“Tendered Currency” has the meaning set forth in Section 17.12 of the Agreement.

“Term Loan” has the meaning specified therefor in Section 2.2 of the Agreement.

“Term Loan Amount” means $133,000,000.

“Term Loan Commitment” means, with respect to each Lender, its Term Loan Commitment, and, with respect to all Lenders, their Term Loan Commitments, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of the Agreement.

“Termination Event” means (a) a “Reportable Event” described in Section 4043 of ERISA for which the notice requirement has not been waived by the PBGC, (b) the withdrawal of any U.S. Loan Party or any ERISA Affiliate from a Pension Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, if the plan assets are not sufficient to pay all plan liabilities, (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (f) the imposition of a Lien pursuant to Section 412 or 430 of the IRC or Section 302 or 4068 of ERISA, (g) the partial or complete withdrawal of any U.S. Loan Party or any ERISA Affiliate from a Multiemployer Plan (other than any complete withdrawal that would not constitute an Event of Default under Section 8.12), (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate or to appoint a trustee to administer a Multiemployer Plan under Section 4042 of ERISA, (j) any Pension Plan being in “at risk status” within the meaning of IRC Section 430(i), (k) any Multiemployer Plan being in “endangered status” or “critical status” within the meaning of IRC Section 432(b), (l) with respect to any Pension Plan, any U.S. Loan Party or any ERISA Affiliate incurring a substantial cessation of operations within the meaning of ERISA Section 4062(e); or (m) any event that causes any U.S. Loan Party or any of their ERISA Affiliates to incur liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the IRC.

“Test Period” means, for any determination under this Agreement, the four consecutive fiscal quarters of the Loan Parties most recently ended as of such date of determination.

“Trademark Security Agreement” has the meaning specified therefor in the Security Agreement.

“Transactions” means the transactions contemplated by the Acquisition Agreement, the Senior Revolving Credit Agreement, this Agreement and the Subordinated Note Agreement.

“TTM EBITDA” means, as of any date of determination, EBITDA of the Company for the 12 fiscal month period most recently ended.

“United States” or “U.S.” means the United States of America.

“U.S. Loan Parties” include Borrower and each U.S. Guarantor.

“U.S. Guarantors” means Stinson, each Subsidiary of Stinson and each other Loan Party (if any) that is organized under the laws of any state of the United States or the District of Columbia.

“Voidable Transfer” has the meaning specified therefor in Section 17.8 of the Agreement.

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association.

“WFF” means Wells Fargo Foothill, LLC, a Delaware limited liability company.

Schedule 3.1

Conditions Precedent

(a) the Closing Date shall occur on or before December 31, 2008;

(b) Since September 25, 2008, there has not occurred any Material Adverse Effect (as such term is defined in the Acquisition Agreement);

(c) The Acquisition Agreement Representations and the Specified Representations shall be true and correct on and as of the Closing Date as though made on and as of such date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date);

(d) No Default or Event of Default shall have occurred and be continuing on the Closing Date or would result from the making of the initial extensions of credit under this Agreement (other than a Default or Event of Default resulting from a breach of any representation or warranty that is not an Acquisition Agreement Representation or a Specified Representation);

(e) Agent shall have received a letter duly executed by Borrower and each Guarantor authorizing Agent to file appropriate UCC financing statements and PPSA financing statements (and the Quebec equivalents thereof) in such office or offices as may be necessary or, in the reasonable opinion of Agent, desirable to perfect the security interests and hypothecs to be created by the Loan Documents;

(f) Agent shall have received evidence that appropriate UCC financing statements and PPSA financing statements (and the Quebec equivalents thereof) have been duly filed in such office or offices as may be necessary or, in the reasonable opinion of Agent, desirable to perfect Agent’s Liens in and to the Collateral;

(g) Agent shall have received each of the following documents, in form and substance reasonably satisfactory to Agent, duly executed and delivered:

(i) the Control Agreements,

(ii) the Copyright Security Agreement,

(iii) the Fee Letter,

(iv) a Funds Flow Agreement,

(v) the Security Agreement, together with all certificates representing the shares of Stock pledged thereunder, as well as Stock powers with respect thereto endorsed in blank,

(vi) the Guaranty,

(vii) the Intercompany Note Subordination Agreement,

(viii) the Intercompany Subordination Agreement,

(ix) the Intercreditor Agreement,

(x) the Mortgages,

(xi) the Patent Security Agreement

(xii) a letter, in form and substance satisfactory to Agent, from Existing Lender to Agent respecting the amount necessary to repay in full all of the obligations of Loan Parties and their respective Subsidiaries owing to Existing Lender (and the syndicate of lenders that it represents) under that certain Amended and Restated Credit Agreement, dated September 27, 2007, by and among the Existing Lender, the lenders party thereto and certain of the Loan Parties (the “Existing Credit Agreement”) and obtain a release of all of the Liens existing in favor of Existing Lender in and to the assets of the Loan Parties and their respective Subsidiaries, together with termination statements and other documentation evidencing the termination by Existing Lender of its Liens in and to the properties and assets of the Loan Parties and their respective Subsidiaries,

(xiii) the Subordination Agreement,

(xiv) the Trademark Security Agreement,

(xv) the Canadian Security Documents, and

(xvi) Agent shall have received all estoppel letters required by Agent for Liens not being released on or prior to the Closing Date;

(h) Agent shall have received a certificate from the Secretary or other officer of Borrower (i) attesting to the resolutions of Borrower’s Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower is a party, (ii) authorizing specific officers of Borrower to execute the same, and (iii) attesting to the incumbency and signatures of such specific officers of Borrower;

(i) Agent shall have received copies of Borrower’s Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary or other officer of Borrower;

(j) Agent shall have received a certificate of status (or equivalent) with respect to Borrower, dated within 20 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such jurisdiction;

(k) Agent shall have received certificates of status (or equivalent) with respect to Borrower, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of Borrower) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Borrower is in good standing in such jurisdictions;

(l) Agent shall have received a certificate from the Secretary or other officer of each Guarantor (i) attesting to the resolutions of such Guarantor’s Board of Directors authorizing its execution, delivery, and performance of the Loan Documents to which such Guarantor is a party, (ii) authorizing specific officers of such Guarantor to execute the same, and (iii) attesting to the incumbency and signatures of such specific officers of Guarantor;

(m) Agent shall have received copies of each Guarantor’s Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary or other officer of such Guarantor;

(n) Agent shall have received a certificate of status (or equivalent) with respect to each Guarantor, dated within 20 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Guarantor, which certificate shall indicate that such Guarantor is in good standing in such jurisdiction;

(o) Agent shall have received certificates of status (or equivalent) with respect to each Guarantor, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Guarantor) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Guarantor is in good standing in such jurisdictions;

(p) Agent shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 5.8, the form and substance of which shall be reasonably satisfactory to Agent;

(q) Borrower shall have used commercially reasonable efforts to obtain Collateral Access Agreements with respect to the following leased Real Property:

(i) 13100 Arctic Circle, Santa Fe Springs, CA 90670,

(ii) 121 Ridge Road, Dayton, NJ 08810,

(iii) 22727 54th Avenue South, Kent, WA 98032,

(iv) 12400 Philadelphia Street, Mira Loma, CA 91752,

(v) 2840 Mokumo Street, Honolulu, HI 96819,

(vi) 1101 Taylor Road, Romeoville, IL 60446,

(vii) 197 King Mill Road, McDonough, GA 30253,

(viii) 1420 Greenwood Road, McDonough, GA 30253,

(ix) 1515 Hayes Street, Augusta, GA 30901,

(x) 15th Street, Augusta, GA 30901,

(xi) 2300 Chemin Monterey, Chomedy, Laval, Quebec,

(xii) 1560 Brandon Crescent, Lachine, Quebec,

(xiii) 2165 Williams Parkway, Brampton, Ontario,

(xiv) 107 Walker Drive, Brampton, Ontario,

(xv) 3231 N. 6 Road, Richmond, British Columbia,

(xvi) 5600-76th Street, Calgary, Alberta,

(xvii) 6403-48th Street SE, Calgary, Alberta,

(xviii) 1555 Chevirer Blvd., Winnipeg, Manitoba,

(xix) 180 Brunswick Street, Blacks Harbour, New Brunswick,

(xx) 10 Connors Lane, Bayside, New Brunswick, and

(xxi) 96 Brunswick Street, Blacks Harbour, New Brunswick.

(r) Agent shall have received an opinion of (i) Loan Parties’ counsel (in each applicable jurisdiction) in form and substance reasonably satisfactory to Agent and (ii) Nova Scotia counsel, in form and substance reasonably satisfactory to Agent;

(s) Borrower shall have the Required Availability after giving effect to the initial extensions of credit hereunder and the payment of all fees and expenses required to be paid by Borrower on the Closing Date under this Agreement or the other Loan Documents;

(t) Borrower shall have paid all documented out-of-pocket Lender Group Expenses incurred in connection with the transactions evidenced by this Agreement;

(u) Agent shall have received copies of (i) the Management Agreement, and (iii) the Subordinated Loan Documents, certified as true and correct copies thereof by an Authorized Person of Borrower;

(v) Agent shall have received mortgagee title insurance policies (or marked commitments to issue the same) for the Real Property Collateral issued by a title insurance company reasonably satisfactory to Agent (each a “Mortgage Policy” and, collectively, the “Mortgage Policies”) and in amounts reasonably satisfactory to Agent assuring Agent that the Mortgages on such Real Property Collateral are valid and enforceable first priority mortgage Liens on such Real Property Collateral free and clear of all defects and encumbrances except Permitted Liens, and the Mortgage Policies otherwise shall be in form and substance reasonably satisfactory to Agent, provided, that Borrower shall be under no obligation to provide exception documents with respect to any Mortgage Policy for which such exception documents are unavailable in the public records due to force majeure;

(w) Agents shall have received up-to-date surveys with respect to the Real Property Collateral located in the United States, prepared by duly qualified surveyors, in form and substance reasonably satisfactory to the Agents;

(x) Agent shall have received evidence in form and substance satisfactory to the Agent that none of the Real Property Collateral located in Canada is within a flood plain regulated by a Governmental Authority provided that such evidence shall not be required where such evidence is unavailable in the public record and/or not customarily obtained for real estate transactions in such jurisdiction;

(y) Borrower shall have supplied Agent with evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to whether (i) any Real Property Collateral is located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (each, a “Flood Hazard Property”) and (ii) the community in which any such Flood Hazard Property is located is participating in the National Flood Insurance Program, (iii) if there are any such Flood Hazard Properties, such Loan Party’s written acknowledgement of receipt of written notification from Agent (A) as to the existence of each such Flood Hazard Property and (B) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (iv) in the event any such Flood Hazard Property is located in a community that participates in the National Flood Insurance Program, evidence that Borrower have obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System;

(z) Prior to or simultaneously with the extensions of credit by any Lender to Borrower on the Closing Date, Agent shall have received evidence satisfactory to the Agent (i) of receipt by Borrower or Canadian Opco of proceeds of equity and subordinated debt in an aggregate amount of at least $367,000,000, which amount shall include (A) cash equity contributions in an amount not less than $200,000,000 (of which at least $75,000,000 of such proceeds shall be contributed by Equity Sponsor or its Affiliates) (the amount of the proceeds required to be received by Borrower or Canadian Opco pursuant to this subsection (y)(i), the “Required Equity”), and (B) proceeds from the issuance of the Senior Subordinated Notes in an amount not more than $135,000,000, and (ii) that Borrower or Canadian Opco shall have used 100% of the Required Equity proceeds and 100% of the proceeds from the issuance of the Senior Subordinated Notes in connection with the consummation of the Acquisition.

(aa) Agent shall have received (i) a certificate of the Secretaries or other officers of Borrower and Acquirors certifying that all conditions precedent to the consummation of the Acquisition have been satisfied (other than the payment of the purchase consideration) without any waiver, modification or consent under the Acquisition Documents that is materially adverse to Agent unless approved by Agent and the Lenders and (ii) evidence reasonably satisfactory to them that the Acquisition shall be consummated concurrently with the initial funding of the Term Loan in accordance with all applicable requirements of law (except to the extent that the failure to comply with such law could not reasonably be expected to be materially adverse to Agent) and the terms and conditions of the Acquisition Agreement (other than the conditions covered in clause (i)) and without any waiver or modification of such terms and conditions unless approved by Agent;

(bb) Agent shall have received copies of the Acquisition Documents, together with a certificate of the Secretaries or other officers of Borrower and Acquirors certifying such document as being a true, correct, and complete copy thereof as of the Closing Date and certifying that it has not been amended, restated, supplemented or otherwise modified in a manner materially adverse to any Lender or the Loan Parties;

(cc) Agent have been given access to perform their confirmatory takeover collateral audit with respect to the Loan Parties at a time no later than 10 Business Days prior to Closing Date (which collateral audit shall be conducted upon reasonable prior notice and during normal business hours);

(dd) The Loan Parties shall have received all material approvals (including, but not limited to, shareholder approvals, Hart-Scott-Rodino clearance, if applicable) of any Governmental Authorities or any third party necessary in connection with the execution and delivery by the Loan Parties of the Loan Documents or with the transactions contemplated thereby that are required by law to be held or received; and such approvals shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority of appropriate jurisdiction which would restrain, prevent or otherwise impose material adverse conditions on the transactions contemplated by the Loan Documents; and

(ee) Completion of (i) Patriot Act and OFAC/PEP searches for (A) the Canadian Holdco and (B) in the event that the name of any Loan Party is changed prior to the Closing Date, the new names of such Loan Party and (ii) OFAC/PEP searches and customary individual background checks regarding any current trustee of the Fund (other than any current trustee who is an executive officer as of September 25, 2008 of the Fund or any of its subsidiaries), to the extent that any such trustee continues to serve in such capacity for any Loan Party, and in the case of each of (i) and (ii), the results of which are reasonably satisfactory to Agent.

Schedule 4.1(b)

Capitalization of Borrowers

Entity	Authorized Capital	Issued and Outstanding Capital	Share/Unit Holder(s)

3231021 Nova Scotia Company	Unlimited common shares	100 shares	Prior to the Amalgamation CP V CB GP, LLC; following the Amalgamation, Connors Bros. Clover Leaf Seafoods Company

Bumble Bee Foods, LLC (Delaware LLC)	N/A	Membership interests	Bumble Bee Holdings, Inc.

Schedule 4.1(c)

Capitalization of Loan Parties’ Subsidiaries

Entity	Authorized Capital	Issued and Outstanding Capital	Share/Unit Holder(s)

BB Acquisition (PR), L.P. (Delaware Limited Partnership)	N/A	limited partnership interests general partnership interests	Bumble Bee Foods, LLC (100% of LP interests) Bumble Bee International (PR), Inc. (100% of GP Interests)

Bumble Bee International (PR), Inc. (Cayman Corp.)	5 million ordinary shares	100 ordinary shares	Bumble Bee Foods, LLC (100%)

K.C.R. Fisheries Ltd. (New Brunswick Unlimited Liability Company)	Unlimited common shares	18 common shares	Prior to the Amalgamation, Connors Bros./Clover Leaf Seafoods Company. Following the Amalgamation, and, from and after the Amalgamation, the amalgamated company resulting therefrom. (100%)

6162410 Canada Limited (Canadian federal corporation)	Unlimited common shares	100 common shares	Prior to the Amalgamation, Connors Bros./Clover Leaf Seafoods Company, and, from and after the Amalgamation, the amalgamated company resulting therefrom. (100%)

BPM Servicios, S.A. de C.V. (Mexico Corp.)	Unlimited common shares	100 common shares

Prior to the Amalgamation:

Clover Leaf Seafoods, L.P. (99 shares)

6162410 Canada Limited (1 share)

From and after the Amalgamation:

Connors Bros./Clover Leaf Seafoods Company (49,999 shares)

6162410 Canada Limited (1 share)

Brunswick Pescados Y Mariscos, S.A. de C.V. (Mexico Corp.)	Unlimited common shares	100 common shares

Prior to the Amalgamation:

Clover Leaf Seafoods, L.P. (99 shares)

6162410 Canada Limited (1 share)

From and after the Amalgamation:

Connors Bros./Clover Leaf Seafoods Company (99 shares)

6162410 Canada Limited (1 share)

Schedule 4.1(d)

Subscriptions, Options, Warrants, or Calls

None

Schedule 4.6(a)

Jurisdiction of Organization

Entity	Jurisdiction of Organization

3231021 Nova Scotia Company	Nova Scotia, Canada

Bumble Bee Foods, LLC	Delaware

BB Acquisition (PR), L.P.	Delaware

Clover Leaf Holdings Company	Nova Scotia, Canada

Connors Bros. Clover Leaf Seafoods Company	Nova Scotia, Canada

Bumble Bee International (PR), Inc.	Cayman Corp.

Bumble Bee Holdings, Inc.	Georgia

Stinson Seafood (2001) Inc.	Delaware

K.C.R. Fisheries Ltd.	New Brunswick

6162410 Canada Limited	Canadian Federal

BPM Servicios, S.A. de C.V.	Mexico

Brunswick Pescados Y Mariscos, S.A. de C.V.	Mexico

Schedule 4.6(b)

Chief Executive Offices

Bumble Bee Foods, LLC

Corporate Address - 9655 Granite Ridge Drive, Suite 100, San Diego CA 92123

3231021 Nova Scotia Company

Corporate Address - Suite 900, 1959 Upper Water Street, Halifax, Nova Scotia, B3J 3N2

Connors Bros. Clover Leaf Seafoods Company

Corporate Address - 80 Tiverton Court Suite 600 Markham , ON L3R 0G4

Clover Leaf Holdings Company

Corporate Address - 80 Tiverton Court Suite 600 Markham , ON L3R 0G4

Stinson Seafoods Inc.

Corporate Address - 200 Main Street, P.O. Box 69, Prospect Harbor, ME 04669

Bumble Bee Holdings, Inc. (fka Castleberry Food Company)

Corporate Address - 9655 Granite Ridge Drive, Suite 100, San Diego, CA 92123

BB Acquisition (PR), L.P.

Corporate Address - 3075 Carr 64, 00682-6031, Mayaguez, Puerto Rico

Bumble Bee International (PR), Inc.

Corporate Address (Registered Office) - Post Office Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman Island

K.C.R. Fisheries Ltd.

Corporate Address - 669 Main Street, Blacks Harbour, NB E2H 1K1.

6162410 Canada Limited

Corporate Address - 669 Main Street, Blacks Harbour, NB E2H 1K1

BPM Servicios, S.A. de C.V.

Corporate Address - Florencia No. 57, Piso 5-515, Colonia Juárez, Delegación Cuauhtemoc C.P. 06600, México, D.F.

Brunswick Pescados Y Mariscos, S.A. de C.V.

Corporate Address - Florencia No. 57, Piso 5-515, Colonia Juárez, Delegación Cuauhtemoc C.P. 06600, México, D.F.

Schedule 4.6(c)

Tax and Organizational Identification Numbers

Bumble Bee Foods LLC

TIN - 45-0510146

3231021 Nova Scotia Company

TIN - The Incorporation number is 3231021; The Federal Business number is 841452626

Connors Bros. Clover Leaf Seafoods Company

TIN - 3232337

Clover Leaf Holdings Company

TIN - 3232573

Stinson Seafoods Inc.

TIN - 04-3625659

Bumble Bee Holdings, Inc.

TIN - 58-1931051

BB Acquisition (PR), L.P.

TIN - 83-0359228

Bumble Bee International (PR), Inc.

TIN - Listed as US Identifying Number as a foreign disregarded entity: 20-0100321

K.C.R. Fisheries Ltd.

TIN - 89088 7482 RC0001

6162410 Canada Limited

TIN - 87060 4303 RC0001

BPM Servicios, S.A. de C.V.

TIN - Not registered

Brunswick Pescados Y Mariscos, S.A. de C.V.

TIN - Not registered

Schedule 4.6(d)

Commercial Tort Claims

None

Schedule 4.7

Litigation

Proposition 65:

People v. Tri-Union Seafoods, LLC et al., Court of Appeal of the State of California, First Appellate District, case No. A116792. On June 21, 2004, the Attorney General of California filed a lawsuit against, among other defendants, Bumble Bee Foods under California’s Safe Drinking Water and Toxic Enforcement Act of 1986 (“Proposition 65”) alleging that the defendants failed to warn consumers that albacore and light meat tuna contain methylmercury. On May 11, 2006, a California Superior Court judge ruled in favor of the tuna industry on all counts and ordered that all causes of action against the defendants be dismissed. On January 18, 2007, the attorney general filed a notice of appeal of such ruling. The attorney general’s opening brief was filed on May 22, 2007 and the respondent’s opening brief was filed on September 19, 2007. Oral arguments have not been scheduled. This matter would not be covered by insurance

Customs and Border Protection Action:

In October 2006, US Customs and Border Control informed Bumble Bee that certain imports of tuna loins were subject to duties at higher rates than claimed by Bumble Bee. Bumble Bee has filed administrative protests locally and a request for additional review at customs headquarters. This matter would not be covered by insurance

Product Liability Claims relating to Recall

Ohio

David Scarlett A complaint was filed on July 16, 2008 by counsel representing Mr. Scarlett in Ohio who alleges to have contracted botulism from a Castleberry’s product. Bumble Bee filed an answer on August 29, 2008. Bumble Bee expects that this matter will be mediated. This matter is expected to be covered by insurance.

Indiana

Charles and Sandra Trammel Bumble Bee has been contacted by counsel representing Mr. and mr.s Trammel in Indiana who allege to have contracted botulism from a Castleberry product. No complaint has been filed. Medical records have been provided and are being reviewed. Bumble Bee expects this matter will be mediated. This is matter is expected to be covered by insurance.

California

Justin Hazzard and Cynthia Writer A complaint was served on Bumble Bee on February 1, 2008 by counsel representing two individuals in California who allege to have contracted botulism from a Castleberry product. Bumble Bee filed an answer on May 7, 2008. This matter is expected to be covered by insurance.

New Mexico

Estate of Christopher Caffrey A complaint was served on Bumble Bee on July 7, 2008 and on Castleberry’s Food Company on June 30, 2008 by counsel representing the sister of a deceased individual in New Mexico. An answer was filed on behalf of both Bumble Bee and Castleberry’s on July 30, 2008. Mediation is scheduled for December 8, 2008. It is expected that this matter would be covered by insurance.

USDA Notice of Violation

In late March 2008, the USDA’s Food Safety and Inspection Service (“FSIS”) sent Notices of Alleged Violation to Bumble Bee/Castleberry relating to alleged conduct that occurred prior to the July 2007 recall. The Notice alleged violation of the Federal Meat Inspection Act and indicate that FSIS is considering referring Bumble Bee/Castleberry’s to a US Attorney for criminal prosecution. On May 2, 2007, Bumble Bee/Castleberry filed a written response to FSIS demonstrating why no such referral should be made. Bumble Bee/Castleberry has had no further communication with FSIS on this matter. This matter would not be covered by insurance.

Environmental

Please refer to Schedule 4.12

Schedule 4.11(a)

U.S. Employee Benefits:

4.11(a) Benefit Plans

•

Amended and Restated Castleberry Food Company’s Salaried Retirement Plan (Plan 001). Plan 001 has been frozen and only funded in accordance with expected liability for vested plan members (Effective Date, November 1, 2002, as previously Effective June 30, 1970, Amended and Restated November 1, 1989, and Amended October 19, 2007)

•

Amended and Restated Castleberry Food Company’s Hourly Retirement Plan (Plan 002), Plan 002 has been frozen and only funded in accordance with expected liability for vested plan members (Effective Date, November 1, 2002, as previously Effective January 1, 1976, Amended and Restated November 1, 1989, and Amended October 19, 2007)

•	Bumble Bee International, Inc. Employee Retirement Plan, Fully Funded Defined Benefit Plan (Effective June 8, 1985, Amended as of January 1, 1989, and Further Amended January 1, 2002)

•	Puerto Rico Deferred Compensation Retirement Plan

Schedule 4.11(b)

Canadian Employee Benefits4

4.11(b)(i) Overtime pay, vacation pay, etc.

Salaried Severance Packages

1) 1.5 months remaining: approx liability = $ 0.00 (Already Paid)

2) 1.5 months remaining: approx liability = $ 0.00 (Already Paid)

3) 21 months remaining: approx liability = $176,040 (includes 2 yrs incentive &15% benefits)

4) 15 months remaining: approx liability = $ 71,594 (includes 15% benefits)

4.11(b)(ii) List of Canadian Pension Plans and Canadian Employee Plans

•	Pension Plan for Hourly employees of Clover Leaf Seafood LP

•	Pension Plan for Salaried Employees of Clover Leaf Seafood LP

•	Clover Leaf Seafoods LP Retirement Savings Plan

•	Manulife Financial Benefits Plan for Domestic Sales Teams, Policy #961614

•	Great West Life Benefits Plan for Executives, Management, Salaried, Boatmen and Retired Salaried Employees, Policy #161473

•	Great West Life Benefits Plan for Hourly and Piecework Employees, Policy #332212 and #56142 (ASO contract for drugs)

•	Long term Incentive Plan

•	Management and sales incentive plan

•	Connors Bros. Income Fund, Clover Leaf Seafoods, L.P. and Bumble Bee Seafoods, LLC Unit Purchase Plan

•	ACE INA Life Insurance for employees in Domestic Sales, providing life Insurance for death while travelling on Company business Policy # AB 10323601

•	AXA Assurances Inc. policy # 5171210 – Brokered from Fairway Insurances Services Inc. # 9223779 for Insurance benefits relating to Accidents & Critical Illness for “Boatmen”

[4]	Note that all plans presently held, sponsored or operated through Clover Leaf Seafoods, L.P. will be transferred to Connors Bros./Clover Leaf Seafoods Company at Closing.

4.11(b) (iii) Improvements to Canadian Pension Plans and Canadian Employee Plans

None.

4.11(b)(iv) Benefits to Retired Canadian Employees

•	Great West Life Benefits Plan for Executives, Management, Salaried, Boatmen and Retired Salaried Employees, Policy #140800

•	Certain other post-retirement life insurance, dependent life insurance and health benefits (between retirement and age 65) provided to certain salaried retirees

4.11(b)(v) Funded and Tax-Exempt Status of Canadian Pension Plans

•	Pension Plan for Hourly Employees of Clover Leaf Seafoods L.P.: As of the date of the last actuarial valuation (as at June 30, 2007), there was a deficiency on a wind up basis of $1,674,700

•	Pension Plan for Salaried Employees of Clover Leaf Seafoods L.P.: As of the date of the last actuarial valuation (as at June 30, 2007), there was a deficiency on a wind up basis of $827,700

•	Great West Life Policy #56142 (ASO contract for drugs)

•	Great West Life Benefits Plan for Executives, Management, Salaried, Boatmen and Retired Salaried Employees, Policy #140800

•	Certain other post-retirement life insurance, dependent life insurance and health benefits (between retirement and age 65) provided to certain salaried retirees

4.11(b)(vii) Collective Agreements

4.11(b)(vii)(A) List of Collective Agreements

Collective Agreement between Clover Leaf Seafood LP and Charlotte Seafood Employees Association (New Brunswick), effective as per memorandum of agreement dated July 14, 2008.

4.11(b)(vii)(B) Complaints/Grievances and Arbitration

1) Grievance arising from the termination of certain truck drivers in 2006.

4.11(b)(vii)(C) Unfair Labour Practices

None

4.11(b)(vii)(D) Strike, Labour Dispute, Work Slow Down or Stoppage

None

4.11(b)(viii) Contributions, Fees, assessments, taxes, premiums, etc. for Canadian employees

None

4.11(b)(ix) Requirements of Canadian Employment Legislation

None.

Schedule 4.12

Environmental Matters

1. Blacks Harbour, New Brunswick. The Fund received a “Warning Respecting an Alleged Violation,” dated April 28, 2008, from the federal Ministry of the Environment (“Environment Canada”) following an inspection of the canning plant in Blacks Harbour, New Brunswick on October 22, 2007. This warning, which was issued pursuant to the federal Fisheries Act, advises that: “information gathered during an inspection of your facility . . . gives me reasonable grounds to believe that Connors Bros. and its responsible officials are in violation of . . . the Fisheries Act.” It is alleged that effluent discharged through the sewer outfall from the plant was deleterious to fish. On August 14, 2008 the Fund and certain staff members received an Inspector’s Direction issued under the Fisheries Act (the “Inspector’s Direction”). The Inspector’s Direction relates to the same alleged facts which are set out in the warning, and states that the samples collected were found to be “deleterious to fish,” and “an impairment of the local environmental quality.” The Inspector’s Direction directs the Fund and named staff member to take measures which include the preparation and submission to Environment Canada of a detailed action plan within 4 weeks of receiving the Inspector’s Direction (drafts of which are listed below). Detailed progress reports and a final “completion” report must also be prepared and submitted in accordance with a schedule. The final completion report, which demonstrates that the measures required have been completed must be submitted to Environment Canada by June 30, 2009. For purposes of this disclosure, Borrower hereby refers to the following documents:

•

Letter from Connors Bros., A Division of Clover Leaf Seafoods, L.P. to N.B. Department of Environment and Local Government dated November 23, 2007 relating to Water Quality Approval I-5953 - Annual Environmental Report.

•	Warning letter dated April 28, 2008 from Environment Canada to Connors Bros. in respect of an alleged violation at Blacks Harbour facilities.

•	Letter from Connors Bros. to Environment Canada dated May 2, 2008 relating to the warning letter received from Environment Canada in respect of an alleged violation at Blacks Harbour facilities.

•	Inspector’s Direction from Environment Canada related to the Blacks Harbour facilities dated August 14, 2008, issued pursuant to the Fisheries Act Subsection 38(6).

2.

Cape May, New Jersey. In August 2008, material appearing to be hydrocarbon based was seen in the areas of the warehouse loading dock. This area is below grade and has a sump system to remove accumulated rainwater and other fluids. A cooling water line under the main building, and in the general area of the loading dock, was found to be leaking. When this system was shut-down, the oil-like material receded. At the time of this Assessment, the actual source of the material had not been ascertained. A consultant has been contracted to prepare an investigation of the incident. It is likely that the investigation will take several months to delineate the issue. The facility is also required to install secondary containment under fuel oil tanks and tanker unloading areas. According to E.Vironment’s July 2008 conference calls with management and facility personnel and their August 2008 site visit (as set forth in E.Vironment’s September 2008 report, there was a recent water rupture in the loading dock area which contained evidence of a potential petroleum release. The Company received a proposal from a consultant to investigate the issue. For purposes of this disclosure, Borrower hereby refers to the following documents:

•	Draft Baseline Ecological Evaluation Snow’s/Doxee Shellfish Packaging Facility dated October, 2008, prepared by O’Brien & Genere Engineers Inc.

3.	People v. Tri-Union Seafoods, LLC et al., Court of Appeal of the State of California, First Appellate District, case No. A116792 regarding claims under California’s Safe Drinking Water and Toxic Enforcement Act of 1986 (Proposition 65) requirements.

Schedule 4.13

Intellectual Property

A.	PATENT APPLICATIONS

Invention	Inventor(s)	Owner	Country	Application Number	Filing Date
Meat Concentrate Process	Christopher C. Riley Heather Hudson	Bumble Bee Foods, LLC	U.S.	60/889,918	February 14, 2007

Composition Derived From a Meat Source and Processes for Making and Using Composition	Heather Hudson and Derek Ray Bader	Bumble Bee Foods, LLC	U.S.	Utility Patent Application (number to be assigned)	November 14, 2008

B.	TRADEMARKS

Mark Name	Jurisdiction	Registration Number	Status	Registration Date
Trademarks owned by Bumble Bee Foods, LLC

FIGARO	Aruba	17711	Registered	February 6, 1996

SNOW’s and Design	Benelux	310807	Registered	April 4, 1972

BUMBLE BEE	Bolivia	68727-A	Registered	March, 28 1996

FIGARO	Bolivia	60847	Registered	March 28, 1996

BUMBLE BEE	Brazil	817425713	Registered	July 8, 1997

BUMBLE BEE and One Bee Design	Brazil	6994261	Registered	September 25, 1979

DELMONICO	Brazil	7053150	Registered	January 10, 1980

FIGARO	Brazil	817425730	Registered	April 18, 1995

Bee & Design	Canada	TMA140375	Registered	May 21, 1965

BUMBLE BEE	Canada	TMA130895	Registered	May 3, 1963

DOXSEE	Canada	489806	Registered	February 12, 1998

SNOW’s and Ship Design	Canada	461185	Registered	August 16, 1996

BUMBLE BEE	China P.R.	279565	Registered	February 28, 1987

SWEET SUE	China P.R.	746287	Registered	May 21, 1995

BUMBLE BEE	Colombia	152582	Registered	February 23, 1994

BUMBLE BEE BRAND and Design	Colombia	120739	Registered	August 28, 1989

Mark Name	Jurisdiction	Registration Number	Status	Registration Date
CLOVER LEAF	Colombia	271349	Registered	July 2, 2003

FIGARO	Colombia	185770	Registered	December 29, 1995

TUXEDO	Colombia	152586	Registered	February 23, 1994

SNOW’s	Community Trademark	809574	Registered	September 20, 1999

SNOW’s and Design	Community Trademark	838433	Registered	November 23, 1999

BUMBLE BEE	Germany	645343	Registered	April 22, 1986

SWEET SUE	Guatemala	81622	Registered	December 22, 1996

BUMBLE BEE	Guyana	18,289A	Registered	October 13, 2000

BUMBLE BEE	Hong Kong	301047375	Filed	February 4, 2008

BUMBLE BEE and One Bee Design	Israel	72835	Registered	June 23, 1989

BUMBLE BEE	Norway	90642	Registered	March 29, 1974

PICNIC	Philippines	107108	Filed	March 29, 1996

BUMBLE BEE BRAND (Stylized)	Portugal	183258	Registered	November 17, 1980

BUMBLE BEE	Serbia- Montenegro	21971	Registered	December 16, 1976

BUMBLE BEE	South Korea	743694	Registered	April 14, 2008

BUMBLE BEE and One Bee Design	Surinam	9774	Registered	April 24, 1978

BUMBLE BEE	Ukraine	UA 32990	Registered	July 15, 2003

Bee Design	United States	581074	Registered	October 13, 1953

Bee in Chef’s Hat Design	United States	77/521988	Filed	July 14, 2008

BEEWELL MILES	United States	77/384292	Filed	January 30, 2008

BUMBLE BEE	United States	2896903	Registered	October 26, 2004

BUMBLE BEE	United States	3110474	Registered	June 27, 2006

BUMBLE BEE and Single Bee Design	United States	1010513	Registered	May 13, 1975

Mark Name	Jurisdiction	Registration Number	Status	Registration Date
Bumble Bee in Port Hole Design	United States	2924759	Registered	February 8, 2005

BUMBLE BEE SENSATIONS	United States	3167917	Registered	November 7, 2006

BUMBLE BEE YUM	United States	77/519142	Filed	July 10, 2008

CASTLEBERRY’S MEAT TALK[1]	United States	3025904	Registered	December 13, 2005

Cat and Fiddle Design	United States	1576676	Registered	January 9, 1990

CLAMEMO[1]	United States	3026013	Registered	December 13, 2005

CORAL	United States	77/493409	Filed	June 6, 2008

CORAL (Stylized)	United States	557331	Registered	April 8, 1952

DE JEAN’S	United States	2810381	Registered	February 3, 2004

DOXSEE	United States	961638	Registered	June 19, 1973

FIGARO	United States	717277	Registered	June 20, 1961

FROM THE KITCHENS OF SWEET SUE	United States	2847741	Registered	June 1, 2004

GULF BELLE	United States	1162943	Registered	July 28, 1981

GULF BELLE and Design[1]	United States	686247	Registered	October 6, 1959

HOPE FARM	United States	1000317	Registered	December 24, 1974

LIFE IS FULL OF FLAVOR, EAT IT UP	United States	77/519137	Filed	July 10, 2008

MAKE-IT-FRESH[1]	United States	1011631	Registered	May 27, 1975

MARVELOUS (Stylized)	United States	538007	Registered	February 20, 1951

OCEAN’S HARVEST	United States	1629296	Registered	December 25, 1990

Mark Name	Jurisdiction	Registration Number	Status	Registration Date
ORLEANS	United States	2262099	Registered	July 20, 1999

ORLEANS and Design	United States	667858	Registered	September 30, 1958

PENNANT[1]	United States	2616921	Registered	September 10, 2002

PICNIC	United States	1895207	Registered	May 23, 1995

POSS’ and Design[1]	United States	1107445	Registered	November 28, 1978

PRAIRIE BELT	United States	2338271	Registered	April 4, 2000

PRAIRIE BELT and Boy Design	United States	2357185	Registered	June 13, 2000

PRIME FILLET	United States	2835584	Registered	April 20, 2004

PRIME FILLET	United States	3203187	Registered	January 23, 2007

PRIME FILLET	United States	3505145	Registered	September 23, 2008

READY GRAVY	United States	3019080	Registered	November 29, 2005

ROYAL REEF[1]	United States	1553895	Registered	August 29, 1989

SAVOY	United States	78/860421	Filed	April 12, 2006

SNOW’S	United States	1528450	Registered	March 7, 1989

SNOW’S	United States	2502482	Registered	October 30, 2001

SNOW’S	United States	740724	Registered	November 13, 1962

SNOW’S and Ship Design	United States	1146250	Registered	January 20, 1981

SNOW’S and Ship Design	United States	1532202	Registered	March 28, 1989

SNOW’S THE CHOWDER PEOPLE	United States	2502490	Registered	October 30, 2001

Mark Name	Jurisdiction	Registration Number	Status	Registration Date
SWEET SUE	United States	1033998	Registered	February 17, 1976

SWEET SUE	United States	3194038	Registered	January 2, 2007

SWEET SUE and Girl Design	United States	2338247	Registered	April 4, 2000

TOUCH OF LEMON	United States	2856581	Registered	June 22, 2004

TUXEDO (Stylized)	United States	555078	Registered	February 19, 1952

WILD SELECTIONS	United States	77/150475	Filed	April 6, 2007

Trademarks owned by Bumble Bee Seafoods, Inc.[2]

BUMBLE BEE and Two Bee Design	Aruba	15752	Registered	July 15, 1992

BUMBLE BEE	Barbados	81/12770	Registered	December 20, 2001

BUMBLE BEE	Brazil	817425713	Registered	July 8, 1997

BUMBLE BEE and One Bee Design	Brazil	6994261	Registered	September 25, 1979

DELMONICO	Brazil	7053150	Registered	January 10, 1980

SWIFT WATER Design	Canada	264745	Registered	December 4, 1981

BUMBLE BEE	Chile	415478	Registered	October 28, 1993

BUMBLE BEE and One Bee Design	Chile	xxx111	Registered	January 21, 1983

FIGARO	Chile	711741	Registered	December 16, 2004

BUMBLE BEE	Community Trademark	2355667	Registered	August 28, 2001

BUMBLE BEE	Costa Rica	85435	Registered	January 10, 1994

BUMBLE BEE and Two Bee Design	Costa Rica	85432	Registered	January 10, 1994

FIGARO	Costa Rica	85431	Registered	January 10, 1994

TUXEDO	Costa Rica	85436	Registered	January 10, 1994

BUMBLE BEE	Dominican Republic	58838	Registered	August 15, 1993

FIGARO	Dominican Republic	58835	Registered	August, 15 1993

Mark Name	Jurisdiction	Registration Number	Status	Registration Date
TUXEDO	Dominican Republic	58837	Registered	August 15, 1993

BUMBLE BEE	Egypt	67319	Registered	May 3, 1986

BUMBLE BEE and One Bee Design	Egypt	74693	Registered	June 19, 1989

BUMBLE BEE	El Salvador	216	Registered	October 17, 2001

PARAMOUNT	Fiji Islands	151/2001	Registered	April 27, 2001

BUMBLE BEE	Finland	67834	Registered	September 5, 1978

BUMBLE BEE	Greece	51306	Registered	March 19, 1975

BUMBLE BEE	Guatemala	104572	Registered	May 23, 2000

BUMBLE BEE and One Bee Design	Hungary	134594	Registered	November 25, 1991

BUMBLE BEE	Italy	1041610	Registered	July 13, 1973

FIGARO	Italy	1041613	Registered	July 13, 1973

BUMBLE BEE	Macedonia	1172	Registered	December 15, 1986

FIGARO	Macedonia	1171	Registered	November 20, 1978

BUMBLE BEE	Mexico	476121	Registered	October 5, 1994

BUMBLE BEE and One Bee Design	Netherlands Antilles	6873	Registered	September 20, 1978

BUMBLE BEE and One Bee Design	Paraguay	241861	Registered	March 9, 1982

FIGARO	Paraguay	166394	Registered	December 2, 1993

TUXEDO	Paraguay	166395	Registered	December 2, 1993

BUMBLE BEE	Peru	2421	Registered	November 9, 1993

BUMBLE BEE and One Bee Design	Peru	70124	Registered	August 28, 1987

FIGARO	Peru	2422	Registered	November 9, 1993

TUXEDO	Peru	1651	Registered	November 6, 1993

BUMBLE BEE and One Bee Design	Puerto Rico	21534	Registered	August 1, 1978

FIGARO	Puerto Rico	21539	Registered	August 1, 1978

Bee Design	Saudi Arabia	504/43	Filed	July 18, 1998

BUMBLE BEE	Saudi Arabia	498/33	Registered	June 10, 1999

Mark Name	Jurisdiction	Registration Number	Status	Registration Date
BUMBLE BEE and One Bee Design	South Africa	80/1395	Registered	March 12, 1980

BUMBLE BEE	Surinam	17376	Registered	August 11, 2000

BUMBLE BEE	Uruguay	324665	Registered	January 10, 2002

BUMBLE BEE and One Bee Design	Uruguay	354501	Registered	May 23, 1994

Trademarks owned by Bumble Bee Seafoods, LLC[2]

BUMBLE BEE	Argentina	1491357	Registered	December 15, 1983

BUMBLE BEE	Australia	A191862	Registered	December 16, 1964

FIGARO	Australia	A195451	Registered	April 20, 1967

FIGARO	Australia	A204603	Registered	March 1, 1968

BUMBLE BEE	Austria	146563	Registered	March 31, 1993

BUMBLE BEE	Benelux	460108	Registered	May 8, 1989

FIGARO	Benelux	460107	Registered	May 11, 1992

FIGARO	Benelux	513318	Registered	May 8, 1989

BUMBLE BEE and Two Bee Design	Bermuda	21805	Registered	August 13, 1992

FIGARO	Bermuda	21801	Registered	January 27, 1993

BUMBLE BEE	Denmark	VR198703104	Registered	September 25, 1987

BUMBLE BEE	Ecuador	1408/94	Registered	July 13, 1994

BUMBLE BEE and One Bee Design	Ecuador	589/90	Registered	January 29, 1985

FIGARO	Ecuador	402/79	Registered	May 3, 1979

BUMBLE BEE	Finland	67834	Registered	September 5, 1978

FIGARO	Finland	71050	Registered	December 5, 1979

BUMBLE BEE	France	1239913	Registered	July 19, 1973

FIGARO	France	1239914	Registered	July 19, 1973

BUMBLE BEE	Germany	921040	Registered	August 1, 1974

FIGARO	Germany	2903658	Registered	August 1, 1974

FIGARO	Germany	921041	Registered	March 23, 1995

BUMBLE BEE and Design	Honduras	62,221	Registered	August 28, 1995

Bee Design	Japan	1503600	Registered	February 26, 1982

BUMBLE BEE	Japan	2184519	Registered	October 31, 1989

Mark Name	Jurisdiction	Registration Number	Status	Registration Date
FIGARO	Japan	3086864	Registered	October 31, 1995

BUMBLE BEE	Nicaragua	25318	Registered	March 14, 1994

BUMBLE BEE and Two Bee Design	Nicaragua	27193	Registered	November 14, 1994

FIGARO	Nicaragua	25959	Registered	June 8, 1994

TUXEDO	Nicaragua	25967	Registered	June 8, 1994

BUMBLE BEE	Panama	65041	Registered	August 18, 1974

BUMBLE BEE	Philippines	4199496141	Registered	August 28, 2000

BUMBLE BEE and One Bee Design	Poland	75826	Registered	January 20, 1994

BUMBLE BEE and One Bee Design	Russian Federation	107121	Registered	August 10, 1992

BUMBLE BEE	Slovenia	Z7380485	Registered	August 30, 1973

FIGARO	Slovenia	Z7380486	Registered	August 30, 1973

BUMBLE BEE	Spain	721018	Registered	July 21, 1976

BUMBLE BEE and Two Bee Design	Spain	1917558	Registered	March 5, 1995

BUMBLE BEE	Sweden	149739	Registered	December 20, 1974

BUMBLE BEE	Switzerland	P266635	Registered	July 24, 1973

FIGARO	Thailand	TM25849	Registered	February 27, 1985

BUMBLE BEE	Thailand	TM41992	Registered	May 7, 1986

BUMBLE BEE	Venezuela	112829	Registered	July 15, 1985

Trademarks owned by Connor Bros. Clover Leaf Seafoods Company[3]

BRUNSWICK	Aruba	17461	Registered	June 22, 1995

RED ROSE & DESIGN	Aruba	12858	Registered	March 6, 1989

CLOVER LEAF DESIGN	Australia	A65859	Registered	April 26, 1935

CLOVER LEAF	Australia	A56916	Registered	October 17, 1930

CLOVER LEAF & DESIGN	Australia	654588	Registered	March 1, 1995

CLOVER DESIGN	Australia	641863	Registered	September 29, 1994

BRUNSWICK	Barbados	819700	Registered	October, 11 1999

CLOVER LEAF & Design	Barbados	81/5337	Registered	September 3, 1951

RED ROSE & Design	Barbados	81/2531	Registered	April 29, 1955

BRUNSWICK	Belize	8269	Registered	June 28, 1999

BRUNSWICK	Benelux	532817	Registered	October 8, 2001

BRUNSWICK & BOAT DESIGN	Cambodia	KH11208	Registered	December 16, 1998

BANQUET BRAND	Canada	TMDA035670	Registered	May 27, 1924

BEACH CLIFF	Canada	TMA655023	Registered	December 14, 2005

BLUE PACIFIC	Canada	UCA 011564	Registered	January 25, 1939

SEAL BOAT & DESIGN	Canada	TMA411293	Registered	April 16, 1993

BOAT DESIGN	Canada	TMA411271	Registered	April 16, 1993

BRUNSWICK	Canada	TMA408223	Registered	February 12, 1993

BRUNSWICK BRAND	Canada	TMDA12489	Registered	December 26, 1907

BRUNSWICK CONNAISSEUR & Design	Canada	TMA241315	Registered	March 14, 1980

“cb” Design	Canada	TMA 201803	Registered	September 13, 1974

CLOVER LEAF	Canada	UCA 010040	Registered	April 19, 1938

CLOVER LEAF & DESIGN	Canada	TMDA 051955	Registered	April 16, 1931

CLOVER LEAF & DESIGN	Canada	TMA 185996	Registered	October 13, 1972

CLOVER LEAF & DESIGN	Canada	TMA 339931	Registered	May 6, 1988

CLOVER LEAF DESIGN	Canada	TMDA 050882	Registered	November 5, 1930

CLOVER LEAF CRAB DELECTABLES & DESIGN	Canada	TMA 685130	Registered	March 30, 2007

CLOVER LEAF GARNIT-TOUT and Design	Canada	TMA 409510	Registered	March 12, 1993

CLOVER LEAF INSPIRATIONS	Canada	N/A	Allowed	N/A

CLOVER LEAF INSPIRATIONS & Design	Canada	N/A	Allowed	N/A

CLOVER LEAF LOBSTER DELECTABLES and Design	Canada	TMA 655091	Registered	December 14, 2005

CLOVER LEAF TOPPERS and Design	Canada	TMA 409206	Registered	March 5, 1993

CONNORS	Canada	TMDA 037482	Registered	March 28, 1925

CONNORS BROS. INCOME FUND & DESIGN	Canada	TMA 713962	Registered	May 8, 2008

CONNORS FAMOUS SEA FOOD	Canada	TMDA037532	Registered	April 16, 1993

FAIRHAVEN	Canada	TMA344329	Registered	September 2, 1988

FIGARO	Canada	TMA 177977	Registered	August 27, 1971

GOLD ANCHOR	Canada	TMA 253341	Registered	November 28, 1980

JUTLAND	Canada	TMA216481	Registered	October 8, 1976

JUTLAND & Design	Canada	TMDA035603	Registered	May 15, 1924

KILTIE BRAND AND SALMON DESIGN	Canada	TMDA 021200	Registered	October 29, 1915

LAGUNA	Canada	UCA 011085	Registered	February 1, 1939

MAPLE LEAF	Canada	TMA 330834	Registered	August 7, 1987

MAPLE LEAF BRAND & DESIGN	Canada	TMDA 5392	Registered	July 30, 1895

MINI-FILET	Canada	TMA 176228	Registered	May 21, 1971

NAVY	Canada	TMA 324227	Registered	February 27, 1987

NUTRITION…“NATURALLY”	Canada	TMA197419	Registered	February 8, 1974

NUTRITION…“NATURELLEMENT”	Canada	TMA197420	Registered	February 8, 1974

ORLEANS	Canada	TMA 528688	Registered	May 31, 2000

PARAMOUNT	Canada	UCA 004043	Registered	August 28, 1934

PET	Canada	UCA 005772	Registered	December 3, 1935

PREMIUM & DESIGN	Canada	TMA 412283	Registered	May 14, 1993

PREMIUM CHOICE SOCKEYE SALMON AND LABEL DESIGN	Canada	TMDA 29052	Registered	August 18, 1921

PREMIUM FROZEN FISH & DESIGN	Canada	TMDA 046513	Registered	June 7, 1929

RED CLOVER	Canada	TMA 298449	Registered	December 21, 1984

RED ROSE BRAND	Canada	UCA 002125	Registered	November 29, 1933

RICHELIEU	Canada	TMA361784	Registered	March 11, 1989

ROBIN RED DESIGN	Canada	TMA 166988	Registered	December 24, 1969

ROSE MARIE	Canada	UCA 012429	Registered	September 20, 1939

SURF	Canada	UCA 032539	Registered	May 10, 1949

SURFSIDE	Canada	TMA361956	Registered	November 3, 1989

THUNDERBIRD	Canada	UCA 039184	Registered	July 30, 1951

THUNDERBIRD THE MARK OF QUALITY & DESIGN	Canada	TMA 361076	Registered	October 27, 1989

TUXEDO	Canada	TMA 295633	Registered	September 28, 1984

UNIVERSAL BRAND, RED SOCKEYE SALMON DESIGN	Canada	TMDA 54669	Registered	June 30, 1932

BRUNSWICK	Chile	514681	Registered	June 15, 1998

BRUNSWICK	China	N/A	Pending	N/A

BRUNSWICK & BOAT DESIGN	China	1364136	Registered	February 14, 2000

CLOVER LEAF & DESIGN	China	1174888	Registered	May 14, 1998

BRUNSWICK	Columbia	205472	Registered	January 30, 1998

BRUNSWICK	Costa Rica	94735	Registered	February 9, 1996

BRUNSWICK	Cuba	125770	Registered	October 8, 1996

BRUNSWICK	Czech Republic	195832	Registered	November 27, 1996

CLOVER LEAF & DESIGN	Denmark	VR 1962 01336	Registered	July 21, 1962

BRUNSWICK & BOAT DESIGN	European Union	004443396	Registered	May 9, 2005

CLOVER LEAF & DESIGN	European Union	356956	Registered	May 3, 1999

CLOVER LEAF	France	1494559	Registered	October 18, 1988

RED ROSE LA ROSE ROUGE	France	1499228	Registered	November 21, 1988

UNIVERSAL	France	1515074	Registered	February 17, 1989

CLOVER LEAF & DESIGN	Germany	2025024	Registered	November 23, 1992

BRUNSWICK	Guatemala	148869	Registered	April 24, 2007

BRUNSWICK SELECTA	Guatemala	N/A	Pending	N/A

BRUNSWICK	Guyana	14889A	Registered	September 22, 2004

FAIRHAVEN	Guyana	15906A	Registered	N/A

BRUNSWICK & BOAT DESIGN	Hungary	171138	Registered	July 3, 2002

BRUNSWICK	Israel	108425	Registered	May 4, 1998

CLOVER LEAF & DESIGN	Israel	72042	Registered	March 29, 1989

BEACH CLIFF	Jamaica		Pending

BRUNSWICK	Jamaica	3029	Registered	September 15, 1994

BRUNSWICK BRAND	Jamaica	3029	Registered	April 30, 1934

BRUNSWICK SARDINES & DESIGN	Jamaica	1967	Registered	March 3, 1925

RED ROSE & DESIGN	Jamaica	6572	Registered	March 25, 1955

CLOVER LEAF	Mauritius	A/12 No. 268	Registered	May 16, 1966

CLOVER LEAF & DESIGN	Mauritius	A/13 No. 64	Registered	April 19, 1967

RED ROSE & DESIGN	Mauritius	A/13 No. 66	Registered	April 19, 1967

BRUNSWICK (Stylized)	Mexico	442780	Registered	September 27, 1993

BRUNSWICK SELECTA	Mexico	987702	Registered	June 8, 2007

BRUNSWICK & Design	Mexico	442779	Registered	September 27, 1993

BRUNSWICK	Montserrat	1908	Registered	October 23, 1995

RED ROSE & DESIGN	Netherlands Antilles	342405505	Registered	June 3, 1997

BRITISH COLUMBIA SALMON MAPLE LEAF BRAND	New Zealand	5627/4395	Registered	November 7, 2003

CLOVER LEAF	New Zealand	29639	Registered	October 17, 1930

CLOVER LEAF & DESIGN	New Zealand	33862	Registered	October 12, 1936

ROBIN RED	New Zealand	B128586	Registered	November 30, 1982

UNIVERSAL	New Zealand	B129202	Registered	February 15, 1985

BRUNSWICK	Panama	87256	Registered	April 30, 1998

BRUNSWICK	Paraguay	208214	Registered	November 3, 1998

BRUNSWICK	Peru	19306	Registered	September 8, 1995

BRUNSWICK	Philippines	41996116460	Registered	May 12, 2005

BRUNSWICK & BOAT DESIGN	Saudi Arabia	826/78	Registered	February 26, 2006

BRUNSWICK & BOAT DESIGN	Singapore	T98/074331	Registered	January 15, 1999

BRUNSWICK & BOAT DESIGN	Slovak Republic	186804	Registered	August 16, 1999

CLOVER LEAF SALMON & DESIGN	South Africa	1940/00907	Registered	April 17, 1941

MAPLE LEAF	South Africa	1970/03764	Registered	September 7, 1971

PORT CLYDE & Design	South Africa	1999/15458	Registered	July 11, 2003

CLOVER LEAF & DESIGN	Spain	1207992	Registered	November 6, 1989

BRUNSWICK BOAT DESIGN	Sri Lanka	N/A	Pending	N/A

BRUNSWICK	St. Vincent (Grenadines)	2031724A	Registered	December 2, 1998

BRUNSWICK	St. Vincent (Grenadines)	160/98	Registered	N/A

CLOVER LEAF & DESIGN	Sweden	105471	Registered	March 8, 1963

CLOVER LEAF & DESIGN	Switzerland	313658	Registered	February 11, 1982

BEE design	Trinidad & Tobago	35985	Registered	September 29, 2005

BUMBLE BEE	Trinidad & Tobago	35984	Registered	September 1, 2005

BRUNSWICK & BOAT DESIGN	Turkey	2005 25317	Registered	September 23, 2003

BRUNSWICK	Turks & Caicos	11405	Registered	December 16, 1996

BRUNSWICK & BOAT DESIGN	Ukraine	24231	Registered	April 15, 2002

FAIRHAVEN	Ukraine	24232	Registered	April 15, 2002

CLOVER LEAF & DESIGN	United Kingdom	746463	Registered	September 28, 1955

CLOVER LEAF BRAND	United Kingdom	721157	Registered	August 24, 1953

CLOVER LEAF BRAND & DESIGN	United Kingdom	721158	Registered	August 24, 1953

RED ROSE BRAND & DESIGN	United Kingdom	791567	Registered	June 2, 1959

ACADIA	United States	1135224	Registered	May 13, 1980

BEACH CLIFF	United States	770058	Registered	May 19, 1964

BIG TASTE IN A SMALL CAN	United States	2988026	Registered	August 23, 2005

BRUNSWICK	United States	1423060	Registered	December 30, 1986

BRUNSWICK	United States	1758533	Registered	March 16, 1993

CLOVER LEAF	United States	2520386	Registered	December 18, 2001

Design (Boat Logo)	United States	1745942	Registered	January 12, 1993

Design (BOAT/SEAL)	United States	1791765	Registered	September 7, 1993

GENERAL	United States	2315015	Registered	February 1, 2000

HOLMES	United States	1297861	Registered	September 25, 1984

MOOSEABEC	United States	1538316	Registered	May 9, 1989

Trademarks owned by Connor Bros. Clover Leaf Seafoods Company[4]

BANQUET	Antigua & Barbuda	5349	Registered	N/A

BRUNSWICK	Antigua & Barbuda	3821	Registered	March 21, 1996

FAIRHAVEN	Antigua & Barbuda	5352	Registered	April 21, 1998

BRUNSWICK	Argentina	2,624,877	Registered	October 3, 1997

BANQUET	Bahamas	19670	Registered	June 9, 1997

BRUNSWICK	Bahamas	17040	Registered	January 4, 1995

FAIRHAVEN	Bahamas	19669	Registered	June 9, 1997

BRUNSWICK	Bolivia	819676276	Registered	August 3, 1999

BRUNSWICK	Brazil	819676276	Registered	August 3, 1999

BRUNSWICK	Curacao	18650	Registered	June 22, 1995

BEACH CLIFF	Dominican Republic	84781	Registered	July 15, 1996

BEACH CLIFF	Dominican Republic	84777	Registered	July 15, 1996

BRUNSWICK	Dominican Republic	81668	Registered	January 15, 1996

BRUNSWICK	Dominican Republic	1781-322A	Registered	N/A

BRUNSWICK	Fiji	250/98	Registered	May 7, 1998

BRUNSWICK & BOAT DESIGN	France	98758 254	Registered	April 16, 1999

BRUNSWICK & BOAT DESIGN	Hong Kong	2001B00903	Registered	July 28, 1998

BRUNSWICK & BOAT DESIGN	Indonesia	446966	Registered	N/A

BRUNSWICK & BOAT DESIGN	Malaysia	98012257	Pending	N/A

BRUNSWICK & BOAT DESIGN	Myanmar	4/5166/1998	Registered	March 26, 1999

BRUNSWICK	Netherlands Antilles	03488	Registered	June 22, 1995

BRUNSWICK	Poland	120158	Registered	April 18, 2000

FAIRHAVEN	Poland	Z193484	Registered	November 19, 2001

BRUNSWICK	Puerto Rico	37157	Registered	September 25, 1995

BRUNSWICK & BOAT DESIGN	Romania	35886	Registered	N/A

BRUNSWICK	Saint Kitts & Nevis	4322	Registered	June 22, 1995

BANQUET	Saint Lucia	100/1997	Registered	N/A

BRUNSWICK	Saint Lucia	183/1995	Registered	N/A

FAIRHAVEN	Saint Lucia	101/1997	Registered	N/A

BRUNSWICK	South Africa	96/15658	Registered	November 4, 1996

JUTLAND	South Africa	96/15659	Registered	November 4, 1996

BRUNSWICK & BOAT DESIGN	South Korea	197970449727	Registered	June 22, 1999

BRUNSWICK	Suriname	15.261	Registered	November 18, 1996

BANQUET	Trinidad & Tobago	27072	Registered	August 27, 1925

BRUNSWICK	Trinidad & Tobago	35 of 1925	Registered	August 27, 1925

FAIRHAVEN	Trinidad & Tobago	27216	Registered	July 20, 1997

BRUNSWICK & BOAT DESIGN	Turks & Caicos	N/A	Proposed	N/A

BRUNSWICK	United Kingdom	2031724A	Registered	August 29, 1997

BRUNSWICK & BOAT DESIGN	United Kingdom	2031724B	Registered	September 26. 1997

BRUNSWICK	Uruguay	296219	Registered	March 23, 1998

BRUNSWICK	Venezuela	P-214045	Registered	September 10, 1999

BRUNSWICK & BOAT DESIGN	Vietnam	33336	Registered	October 29, 1998

C.	COPYRIGHT

Copyright Registrations with the U.S. Copyright Office	Owner	Year of Registration
“Facts on Salmon” for text	Bumble Bee Seafoods, Inc.	1980
“Bumble Bee Telecommunications software” for a computer file	Bumble Bee Seafoods, Inc.	1989
“Figaro tuna cat food” for visual material	Bumble Bee Seafoods Inc.	1969
“The tuna tune; jingle” for recorded document/musical score	Bumble Bee Seafoods Inc.	1972

D.	DOMAIN NAMES

Domain	Registrar	Holder	Registration Date
bumblebee.com	Markmonitor.com	Bumble Bee Foods, LLC	August 24, 1995
bumblebeefoods.org	Alldomains.com	Bumble Bee Foods, LLC	June 20, 2005
bumblebeefoods.biz	Alldomains.com	Bumble Bee Foods, LLC	June 20, 2005
bumblebeefoods.com	Alldomains.com	Bumble Bee Foods, LLC	June 20, 2005
bumblebeefoods.net	Alldomains.com	Bumble Bee Foods, LLC	June 20, 2005
bumblebeefoods.us	Alldomains.com	Bumble Bee Foods, LLC	June 20, 2005
cloverleafsalmon.com	Markmonitor.com	Bumble Bee Foods, LLC	March 21, 2000
clover-leaf.ca	Arvic Search Services Inc.	Bumble Bee Seafoods, Inc.	December 1, 2000
Cloverleaffish.ca	Arvic Search Services Inc.	Bumble Bee Seafoods, Inc.	December 1, 2000
cloverleafsalmon.ca	Arvic Search Services Inc.	Bumble Bee Seafoods, Inc.	December 1, 2000
Cloverleafseafoods.ca	Arvic Search Services Inc.	Bumble Bee Seafoods, Inc.	December 1, 2000
Cloverleaftuna.ca	Arvic Search Services Inc.	Bumble Bee Seafoods, Inc.	December 1, 2000
clover-leaf.com	Markmonitor.com	Bumble Bee Foods, LLC	March 21, 2000
Cloverleaffish.com	Markmonitor.com	Bumble Bee Foods, LLC	March 21, 2000
Cloverleafseafoods.com	Markmonitor.com	Bumble Bee Foods, LLC	March 21, 2000
Cloverleaftuna.com	Markmonitor.com	Bumble Bee Seafoods, Inc.	March 21, 2000
snows.com	NetworkSolutions.com	Castleberry’s Food Company	April 21, 1996

E.	TRADEMARK LICENSES

Licensee	Licensor	IP Licensed	Date
Bumble Bee Foods, LLC as successor by merger to Sweet Sue Acquisition LLC,	Sara Lee Foods, Inc

License for the following trademarks:

Bryan & Shadow Design (Guatemala, Reg. no. 78496)

Bryan & Shadow Design (Honduras, Reg. no. 59160)

Bryan & Shadow Design (Nicaragua, Reg. no. 26604)

Bryan Logo (Panama, Reg. no. 59936)

Bryan (U.S., Reg. no. 2216333)

January 14, 2005

Bryan the Flavor of the South & Design (U.S., Reg. no. 2453802)
Bryan & Shadow Design (U.S., Reg. no. 1902897)

Leiner Health Products, LLC	Bumble Bee Seafoods, LLC	License for the following trademarks:	December 7, 2004
Bumble Bee Seafoods
Bumble Bee Brand
Bumble Bee brand logo
Bumble Bee chef character

Norwegian Jake’s	Bumble Bee Foods, LLC	License for Bumble Bee’s name and federally registered trademark (Reg. no. 2924759, 2896903)	February 19, 2006

Seafman, C.A. – Sociedad ecuatoriana de Alimentos Y Frigorificos Manta	Bumble Bee Foods, LLC	License to use following trademarks:	February 19, 2006
In Columbia: “Bumble Bee” (Reg. no. 152582) and Bumble Bee Brand and Design (Reg. no. 120739)
In Uruguay: “Bumble Bee” (Reg. no. 324665) and Bumble Bee and One Bee Design (Reg. no. 354501)
In Venezuela: “Bumble Bee” (Reg. no. 112829)

Atunec S.A.*	Bumble Bee Foods, LLC	License to use following trademarks in Columbia: “Bumble Bee” (Reg. no. 152582) and Bumble Bee Brand and Design (Reg. no. 120739	Unexecuted, draft dated July 2008

Oakfield Farms	Bumble Bee Foods, LLC	License to use the following trademarks: “Bumble Bee” (Reg. no. 2896903) and Bumble Bee and One Bee Design (Reg. no. 2924759)	July 17, 2008

King Oscar, Inc.	Bumble Bee Foods, LLC (f/k/a, Bumble Bee Seafoods, Inc.)	License to use the Trademarks and Trade Name: The “Brunswick” brand name, and the Brunswick fishing boat logo.	November 25, 2004, as amended January 10, 2006

Bumble Bee Foods, LLC (f/k/a, Bumble Bee Seafoods, Inc.)	Conopco Inc. d/b/a Unilever Bestfoods	License to use the Trademark: HELLMANN’S	Unexecuted, draft dated March 2002

Bumble Bee Foods, LLC (f/k/a, Bumble Bee Seafoods, Inc.)	King Oscar, Inc.	License to use the Trademarks: KING OSCAR, SPIRIT OF NORWAY and TINY TOTS	July 24, 2002, assigned to Bumble Bee Seafoods Inc. on May 19, 2003

Bumble Bee Foods, LLC	Costco Wholesale Corporation	License to use the Trademarks: KIRKLAND SIGNATURE logo, KIRKLAND SIGNATURE guarantee	May 13, 2003

Bumble Bee Foods, LLC	American Heart Association	License to use the Trademark: AHA heart- check certification mark	September 7, 2006

Bumble Bee Foods, LLC	Good Housekeeping	License to use the Trademark: Good Housekeeping seal	April 1, 2007

Bumble Bee Foods, LLC	Y-ME National Breast Cancer Organization	License to use the Trademarks: Y-ME National Breast Cancer Organization name and pink ribbon logo	February 4, 2008

Bumble Bee Foods, LLC	American Culinary ChefsBest	License to use the Trademarks: CASTLEBERRY and AUSTEX “American Originals” beef stew	October 15, 2007

Bumble Bee Asia Limited	Bumble Bee Foods, LLC	License to use BUMBLE BEE trade name	No written agreement in place

*	Not yet executed by Atunec

F.	PATENT LICENSE

Master License Agreement dated September 21, 2005, as amended December 18, 2006, between Bumble Bee Foods, LLC and Muscle Protein Foods, Inc.

[1]

Bumble Bee Foods LLC no longer uses the trademarks CASTLEBERRY’S MEAT TALK, CLAMEMO, GULF BELLE and Design, MAKE-IT-FRESH, PENNANT, POSS’ and Design, and ROYAL REEF, and has no intention of maintaining or renewing these registrations. However, the registrations are included on this schedule because they have not yet been cancelled by the USPTO.

[2]	These registrations and applications are in the process of being transferred to Bumble Bee Foods, LLC.

[3]	These registrations and applications are to be assigned to Connor Bros. Clover Leaf Seafoods Company by Clover Leaf Seafoods, L.P. on November 17, 2008.

[4]	These registrations are to be assigned to Connor Bros. Clover Leaf Seafoods Company by Connor Bros., Limited on November 17, 2008.

Schedule 4.15

Deposit Accounts and Securities Accounts

Type	Address	Entity

USD	Banco Popular	BB Acquisition (PR), L.P.
	Mayaguez Playa Branch,	General Operating Account
	P.O. Box 362708	Account No. 139110925
San Juan, Puerto Rico 00936-2708
Attn: Sara Rios
USD	Bar Harbor Savings & Trust	Stinson Seafood (2001), Inc.
	P.O. Box 400	Impress Account
	Bar Harbor, ME 04609	Account No. 0084502510
Attn: Linda Elliott
USD	Whitney National Bank	Bumble Bee Seafoods, Inc.
	228 St. Charles Avenue	General Operating
	New Orleans, LA 70130	Account No. 710-540-043
Attn: Charles Barnes
USD	Wachovia Bank	Castleberry’s Food Company
	3602 Walton Way Extension	Petty Cash Account
	Augusta, GA 30909	Account No. 2000680766513
Attn: Kerry Rhein
USD	Bank of America – Connecticut	Bumble Bee Foods, LLC
	Global Client Services-Concord	Blocked Acct
	1655 Grant Street	Lock Box 90335 AR Account
	Concord, CA 94520	Account No. 9429224382
Attn: Ramjot Sidhu
USD	Bank of America – Connecticut	Bumble Bee Foods, LLC Master
	Global Client Services-Concord	Master Operating Account
	1655 Grant Street	Account No. 9429224497
Concord, CA 94520
Attn: Ramjot Sidhu
USD	Bank of America – Connecticut	Bumble Bee Foods, LLC Payroll
	Global Client Services-Concord	Account
	1655 Grant Street	Payroll
	Concord, CA 94520	Account No. 9429224606
Attn: Ramjot Sidhu
USD	Bank of America – Maine	BB Acquisition (PR), L.P.
	Global Client Services-Concord	Disbursement Account
	1655 Grant Street	Account No. 80238907
Concord, CA 94520
Attn: Ramjot Sidhu
USD	Bank of America – Maine	Bumble Bee Foods Accounts
	Global Client Services-Concord	Payable
	1655 Grant Street	Disbursement Account
	Concord, CA 94520	Account No. 2220012037
Attn: Ramjot Sidhu

USD	Bank of America – Maine	Castleberry Foods-Recall
	Global Client Services-Concord	Disbursement Account
	1655 Grant Street	Account No. 2220000111
Concord, CA 94520
Attn: Ramjot Sidhu
USD	Bank of America – New Jersey	Snows Doxsee Inc.
	Global Client Services-Concord	Petty Cash Account
	1655 Grant Street	Account No. 2552003945
Concord, CA 94520
Attn: Ramjot Sidhu
CAD	CIBC	Clover Leaf LP Payroll
	199 Bay Street, 3rd Floor	Payroll Account
	Commerce Court West	Account No. 016424015517
Toronto, ON M5L 1A2
Attn: Denise Breslin
CAD	CIBC	Clover Leaf LP Disbursement
	199 Bay Street, 3rd Floor	Account
	Commerce Court West	Account No. 016424015312
Toronto, ON M5L 1A2
Attn: Denise Breslin
CAD	CIBC	Clover Leaf LP General
	199 Bay Street, 3rd Floor	Operating Account
	Commerce Court West	Account No. 016424015215
Toronto, ON M5L 1A2
Attn: Denise Breslin
USD	CIBC	Clover Leaf LP General
	199 Bay Street, 3rd Floor	Operating US$
	Commerce Court West	Account No. 016420450812
Toronto, ON M5L 1A2
Attn: Denise Breslin

Schedule 4.17

Material Contracts

1.	Management Agreement dated as of November 17, 2008, by and between and Clover Leaf Dutch Holdings, LLC, Clover Leaf Seafood Cooperatief U.A., Clover Leaf Seafoods B.V., an entity formed under the laws of the Netherlands Clover Leaf Holdings Company, an entity formed under the laws of Nova Scotia, Canada Connors Bros./Clover Leaf Seafoods Company, an entity formed under the laws of Nova Scotia, Canada, K.C.R. Fisheries Ltd., an entity formed in Canada, 6162410 Canada Limited, an entity formed in Canada, Brunswick Pescados Y Mariscos S.A. de C.V., an entity formed in Mexico BPM Servicios S.A. de C.V., an entity formed in Mexico, Stinson Seafood (2001), Inc., a Delaware corporation, Bumble Bee Foods, LLC, a Delaware limited liability company, Bumble Bee Holdings, Inc., a Georgia corporation, Bumble Bee International (PR), Inc., an entity formed in Cayman, BB Acquisition (PR), L.P., a Delaware limited partnership, Connors Bros., L.P., a Delaware limited partnership and Centre Partners Management LLC, a Delaware limited liability company Centre Capital Investors V, L.P.

2.	Business Acquisition Agreement dated September 25, 2008, among Connors Bros. Income Fund, Connors Commercial Trust, Connors Bros., Limited, Clover Leaf Seafoods, L.P., Connors CL GP Limited., CL GP Bumble Bee Inc. and BBCL Holdings L.P. and 3231021 Nova Scotia Company, as amended October 15, 2008

3.	Asset Purchase Agreement dated as of September 16, 2008 between Bumble Bee Foods, LLC and Aunt Kitty’s Foods, Inc., as amended September 18, 2008

4.	Indemnification Agreements, dated June 20, 2007 and amended on September 25, 2008, between the Fund, and CL LP and each of C. Lischewski, D. Hines, C. Hughes, J. Irvin, K. McNeil, D. Pounds, R. Schindler

5.	Engagement letter between the Fund and Genuity Capital Markets, dated July 15, 2008 as clarified by a side letter dated August 25, 2008.

6.	Operating Agreement dated September 25, 2008 between Bumble Bee Foods, LLC and Atlantic Food Resources, LLC

7.	Employment Agreements with Christopher Lischewski, James Douglas Hines and Kent McNeil to be entered into in connection with the Acquisition

8.	Software License Agreement dated as of December 28, 2006, between SAP America Inc. and Bumble Bee Foods, LLC, as amended on February 7, 2007

9.	Software License and Services Agreement dated December 28, 2006, between CAS Systems of America, Inc. and Bumble Bee Foods, LLC

10.	Master License Agreement dated as of September 21, 2005, between MPF, Inc. and Bumble Bee Foods, LLC

11.	Master License Agreement between AC Nielsen Inc. and Bumble Bee Foods, LLC dated August 5, 2003; Local Service Agreement between same dated April 20, 2007 as amended by Amendment #1 dated December 1, 2007

12.	Co-Pack Agreement dated September 17, 2008, between Bumble Bee Foods, LLC and Crider Inc.

13.	Co-Pack Agreement dated as of April 19, 2006, between Bumble Bee Foods, LLC and Pataya Food Industries

14.	Manufacturing Agreement dated November 1, 2008, between Bumble Bee Foods, LLC and The Suter Company, Inc.

15.	Second Amended and Restated Container Supply Agreement dated as of September 1, 2006, between Impress Packaging Puerto Rico, Inc. and Bumble Bee (PR) L.P.

16.	Tri-Marine Loin Supply Agreement dated as of October 9, 2003, between Tri-Marine International, Inc. and Bumble Bee Foods, LLC

17.	Amended and Restated Packing Agreement dated January 12, 2005, between Bumble Bee Foods, LLC (successor by merger to Snow’s/Doxsee, Inc.) and Surfside Products, Inc., as amended by the First Amendment to Amended and Restated Packing Agreement dated July 6, 2006.

18.	Co-Pack Agreement dated as of December 2006, among Bumble Bee Foods, LLC, Sea Value Company Limited, I.S.A. Value Co., Ltd. and Unicord Plc.

19.	Tuna Supply Agreement dated as of June 17, 2003, between FCF Fishery Co. Ltd., a Taiwanese Company and Bumble Bee Seafoods, LLC

20.	Supply Agreement dated as of May 8, 2006, between Thon Des Mascareignes Ltee, a Mauritius company, and Bumble Bee Foods, LLC

21.	Amended Supply Agreement dated March 28, 2002, between Pacific Fishing Company, a Fiji corporation, and Bumble Bee Foods, LLC, amended May 19, 2008.

22.	Co-packing and Processing Agreement dated as of June 13, 2006, between Bumble Bee Foods, LLC and Sopakco, Inc., as amended by the Addendum and Amendment to the Agreement, dated as of June 11, 2008

23.	Letter Agreement dated as of August 2, 2005, between Castleberry and Sopakco, Inc.

24.	Agreement for Right of First Refusal for Tuna Supply dated as of April 2007, between FCF Fishery Company Ltd. and Bumble Bee Foods, LLC and Tri-Union Seafoods, LLC

25.	Container Supply Agreement dated as of May 25, 2005 between Impress Canada, Inc., Bumble Bee Foods, LLC and Clover Leaf Seafoods, L.P.

26.	Container Supply Agreement dated as of June 12, 2003, between Impress USA, Inc. and Bumble Bee Foods, LLC

27.	Amended and Restated Shellstock Supply Agreement dated January 12, 2005, among Bumble Bee Foods, LLC (as successor by merger to Snow’s/Doxsee, Inc.), PMD Enterprises, Inc. and Ocean Quahog Corp.

28.	Supply Agreement dated as of September 1, 2005, between Crown, Cork & Seal USA, Inc. and Bumble Bee Foods, LLC

29.	Letter Agreement dated December 29, 2005, between Impress USA, Inc. and Castleberry/Snow’s

30.	Purchasing Agreement dated June 1, 2007 between General Mills Operations, LLC and Bumble Bee Foods, LLC

31.	Distributor Agreement dated August 23, 1993, between Bumble Bee Seafoods, Inc. and Méndez & Co.

32.	Second Amended Supply Agreement dated October 2004 between King Oscar, Inc. and Bumble Bee Foods, LLC as amended by the First Amendment thereto dated as of May 8, 2006

33.	Amended Distributorship Agreement, dated as of December 20, 2001, between King Oscar, Inc. and Bumble Bee Foods, LLC, further amended by the First Amendment to the Amended Distributorship Agreement, entered into on July 24, 2002, and further amended the Second Amendment to the Distributorship Agreement entered into on July 24, 2002

34.	Tuna Loin Processing Agreement, dated June 29, 2001, between Barana Seafood Processors Ltd. and Bumble Bee Seafoods, Inc.

35.	Costco Wholesale Private Label Agreement: Dual Brand United States 2001 dated as of May 13, 2003, between Costco Wholesale Corporation and Bumble Bee Foods, LLC

36.	CROSSROADS Agreement dated November 27, 2007, between C&S Wholesale Grocers, Inc. and Bumble Bee Foods, LLC, as amended July 30, 2008

37.	Master Lease Agreement dated May 22, 2006, between General Electric Capital Corporation and Bumble Bee Foods, LLC

38.	Master Installment Payment Agreement dated April 2, 2007 between Wells Fargo Equipment Finance, Inc. and Bumble Bee Foods, LLC, as supplemented by Supplemental Agreement number 185184-700; and Guarantee dated April 27, 2007 between Wells Fargo Equipment Finance, Inc. and CL LP, in support of BUMBLE BEE FOODS, LLC’s payment obligations with respect to Supplement Agreement No. 185184-700

39.	Master Warehouse Agreement, dated December 1, 2007, between Bumble Bee Foods, LLC and DSC Logistics, Inc.

40.	Master Warehouse Agreement, dated October 1, 2006, between Bumble Bee Foods, LLC and Ozburn Hessey Logistics (“OHL”) LLC.

41.	Master Warehouse Agreement, dated December 31, 2007 between Bumble Bee Foods, LLC and PSS Distribution Services.

42.	Kent Warehouse and Labeling Joint Venture Agreement dated as of May 31, 2000 between Howard B. Klein and Deborah A. Klein, Trustees of Klein Family Trust, Ronal I. Shaw, William Terhar, Mike Selby and Bumble Bee Seafoods, Inc.

43.	Atlantic Natural Foods, LLC Limited Liability Company Operating Agreement dated September 2008, between Bumble Bee Foods, LLC and American Food Resources, LLC

44.	Shareholders Agreement dated September 12, 2007 by and among Mr. Jean Marc Bonhoure, Mr. Anchern Thangsombat and Bumble Bee Foods, LLC.

Schedule 4.19

Permitted Indebtedness

Outstanding Indebtedness

Bumble Bee Foods, LLC and Clover Leaf Seafoods, LP Debt

11/17/2008

Lender	Amount Owed		Interest Rate	Borrower	Maturity	Type of Loan

Capital Leases and Equipment Financing****

Bank of America	USD	56,786.93	8.27%	Bumble Bee Foods	7/2009	Capital Lease

Marlin Leasing	USD	17,082.35	6.00%	Bumble Bee Foods	9/2011	Capital Lease

GECC	USD	739,751.45	6.56%	Bumble Bee Foods	12/2013	Capital Lease

GECC	USD	982,701.77	8.24%	Bumble Bee Foods	5/2013	Capital Lease

GECC	USD	1,645,524.29	7.50%	Bumble Bee Foods	7/2013	Capital Lease

GECC	USD	402,517.43	6.83%	Bumble Bee Foods	10/2013	Capital Lease

GECC	USD	719,597.76	6.74%	Bumble Bee Foods	9/2014	Capital Lease

GECC	USD	318,787.45	6.84%	Bumble Bee Foods	5/2013	Capital Lease

Wells Fargo	USD	1,648,610.77	7.30%	Bumble Bee Foods	4/2011	Demand Note
Wells Fargo	USD	823,874.86	7.62%	Bumble Bee Foods	3/2011	Demand Note
Wells Fargo	USD	1,223,739.73	7.25%	Bumble Bee Foods	3/2011	Demand Note
Wells Fargo	USD	1,225,524.02	7.25%	Bumble Bee Foods	12/2011	Demand Note
Wells Fargo	USD	620,660.58	7.25%	Bumble Bee Foods	12/2011	Demand Note

Notes and Funded Insurance Premiums

AFCO *	USD	1,641,732.57	3.515%	Connors Bros.	5/15/2009	Financed Premium

AIG Credit**	USD	242,125.68	4.50%	Connors Bros.	4/15/2009	Financed Premium

AIG Credit***	CDN	457,961.95	4.75%	Connors Bros.	4/15/2009	Financed Premium

*	AFCO Coverage Financed: Primary General Liability, All Excess General Liability, International General Liability, Workers’ Compensation, Property, Stockthroughput (Cargo), Brokerage Fee.
**	AIG Credit Coverage Financed (USD): US Automobile, Portions of Property, Excess Property, Umbrella GL
***	AIG Credit Coverage Financed (CDN): Canadian Automobile, P&I, Pollution, Hull & Machinery, Directors & Officers, Employment Practices, Fiduciary, Crime, Canadian Broker Fee.
****	This disclosure of the capital leases on this Schedule is solely for the purposes of Section 4.19 of the Agreement. Notwithstanding anything to the contrary contained in the Agreement or the other Loan Documents, to the extent that any of the Indebtedness set forth in this Schedule is contemplated by the definition of “Permitted Purchase Money Indebtedness”, the listing of such Permitted Purchase Money Indebtedness on this Schedule shall be only for the purposes of compliance with Section 4.19 of the Agreement and for informational purposes, and shall not in any way imply that such Indebtedness constitutes Permitted Indebtedness other that Permitted Purchase Money Indebtedness.

General Indebtedness

Description of Indebtedness

Guarantee of certain debt of Atlantic Natural Foods, LLC of up to $1,000,000 Guarantee of certain debt of Kent Warehouse & Labeling, LLC of debt in the aggregate principal amount of up to $200,000

Trip Loans of up to $200,000 in the aggregate.

Loan from Her Majesty the Queen in the right of New Brunswick to Connors CL GP Limited, as General Partner of Clover Leaf Seafoods LP for the construction of Brunswick Provider with an outstanding principal balance of $300,000

Schedule 4.20

Existing Tax Liabilities

Payment of Taxes

United States

•	US customs duties– There is a current dispute with U.S. Customs over the appropriate classification of, and proper customs duty rates charged, on March through November 2006 tuna imports.

•	Puerto Rican income tax – P.R. income tax on equipment leases has not been withheld. No audit is currently being conducted.

•	Columbian income tax – Columbian income tax on royalties received under the Seafman license agreement in Columbia has not been withheld. No audit is currently being conducted.

•

Sales taxes –Registration and filing of sales tax returns may not have been done in all required states, and all necessary exemption certificates may not have been maintained. No audit is currently being conducted.

•

Transfer pricing – Loan Parties may not have complied in all respects with applicable transfer pricing rules. No audit is currently being conducted. Potential exposure estimated (based on reasonable assumptions) at up to $4M (plus interest and penalties).

•

Recharacterization of debt as equity – Intercompany debts could be challenged as equity by the IRS. However, a tax opinion was obtained that the instruments are debt for US income tax purposes. No audit is currently being conducted.

•	Internal Revenue Code Section 988 transaction – settlement of intercompany notes in 2006.

•	City of Seattle has concluded that Bumble Bee Foods, LLC is subject to the Seattle B&O tax. The exposure has been estimated to be up to $40k. The Company intends to contest the conclusion.

Canada

•

GST audit – Target potentially did not comply with certain GST rules. An audit is currently being conducted. Taxes, interest and penalties for these issues could be up to C$4M, or potentially negotiated down to a lesser amount. Any assessment could be offset by a potential refund of approximately C$2M and an L/C for approximately C$2M to protect against collection.

•	Transfer pricing – Loan Parties may not have complied in all respects with applicable transfer pricing rules. [A Canadian audit is currently being conducted, but no issues have been raised.]

•

NOLs of CBL – A significant portion of the NOLs of CBL may not have survived a past acquisition of control, if CRA were to determine that an acquisition of control occurred. A Canadian audit is currently being conducted, but no issues have been raised.

•

Income Tax – An audit is currently pending. Adjustments have been proposed by CRA in respect of (A) the deductibility of certain 2004 – 2005 transaction costs, (B) the amount of 2005 business income, (C) the amount of the 2005 capital gain inome, (D) the adjusted cost basis of CBL’s partnership interest in Clover Leaf Seafoods, L.P., and (E) the amount of the 2004 depreciation and amortization expense. It is currently expected that there will be no immediate tax liability resulting from the adjustments due to the availability of tax attributes.

•

LTIPs – There is uncertainty whether there has always been withholding of Canadian taxes by Connors Bros. Income Fund on distributions paid in respect of the LTIP (and EUPP) units allocated to US people, and a liability (including interest and penalties) could apply if such withholding did not occur. No audit is currently being conducted.

Although certain tax items described above are not tax items of a Loan Party, it is possible that the Loan Parties could be responsible for such items pursuant to certain indemnity provisions.

Schedule 4.24

BB Holdings

BB Holdings owns the following properties in Georgia, and is subject to any of the liabilities arising with respect thereto:

1.	Spuds Factory

1697 Olive Road

Augusta, Georgia

USA 30904-4984

2.	Castleberry Facility

1621 / 1577 / 1565 / 1600 / 1570 15th Street

Augusta, Georgia

30901-6999

USA

Schedule 4.29

Locations of Inventory and Equipment

I. Owned Eligible Inventory Locations

All locations listed on Schedule R-1.

II. Non-Owned Eligible Inventory Locations

International Locations

Address	Type
Barana Seafood Processors Limited	Factory
National Fisheries Compound,
10B Production Avenue,
Sea Lots, P.O. Box 1334,
Wrightson Road, Post Office,
Port of Spain, Trinidad

Pacific Fishing Company Ltd.	Factory
P.O. Box 41
Beach Street
Levuka, Fiji

Thon Des Mascareignes, Ltee	Factory
Marine Road,
Port Louis
Mauritius

U.S. Locations

Address	Type
Harbour 91 Limited Partnership, Sinder,	Plant
Marheine Brown & Horowitz
13100 Arctic Circle,
Santa Fe Springs, CA 90670.
PSS Warehousing & Transportation Co.	Distribution Center – Finished Goods
121 Ridge Road
Dayton, NJ 08810
Kent Warehouse & Labeling, LLC	Distribution Center – Finished Goods
22727 54th Avenue South
Kent, WA 98032
DSC Logistics	Distribution Center – Finished Goods
12400 Philadelphia Street
Mira Loma, CA 91752

Advantage Webco	Distribution Center – Finished Goods
2840 Mokumo Street
Honolulu, Hawaii 96819
OHL-Romeoville	Distribution Center – Finished Goods
1101 Taylor Road
Romeoville, IL 60446
OHL-McDonough	Distribution Center – Finished Goods
197 King Mill Road
McDonough, GA 30253
Bumble Bee Foods, LLC	Raw Materials
1621 15th Street
Augusta, GA 30901
EZ Pak	Co-pack location
303B Ridge Road, Dayton, NJ 08810

The Suter Company Sycamore Farms	Co-pack location
258 May Street Sycamore, IL 60178
Astoria Warehouse	Co-pack location
70 W. Marine Dr. Astoria, OR 97103
Labeling Services Inc.	Co-pack location
20844 72nd Avenue South
Kent, WA 98032

Salmon Terminals Warehouse	Co-pack location
4510 Frontage Rd NW # 101
Auburn, WA 98001

Canadian Locations

Address	Type
Laval Dry – VWR	Distribution Center – Finished Goods
2300 Chemin Monterey, Chomedy
Laval, Quebec
Versacold Lachine	Distribution Center – Finished Goods
1560 Brandon Crescent
Lachine, Quebec
Brampton Dry – VWR	Distribution Center – Finished Goods
2165 Williams Parkway
Brampton, Ontario
Versacold Brampton	Distribution Center – Finished Goods
107 Walker Drive
Brampton, Ontario
Versacold Corpak	Distribution Center – Finished Goods
3231 N. 6 Road
Richmond, British Columbia
Versacold Calgary	Distribution Center – Finished Goods
5600-76th Street
Calgary, Alberta
Westco Calgary	Distribution Center – Finished Goods
6403-48th Street SE

Calgary, Alberta
Westco Winnipeg	Distribution Center – Finished Goods
1555 Chevrier Blvd.
Winnipeg, Manitoba

Schedule 5.1

Financial Statements, Reports, Certificates

Deliver to Agent each of the financial statements, reports, or other items set forth set forth below at the following times in form reasonably satisfactory to Agent:

as soon as available, but in any event within (i) for the first six months following the Closing Date, 45 days after the end of each month and (ii) thereafter, 30 days (45 days in the case of a month that is the end of one of Borrower’s fiscal quarters) after the end of each month during each of Borrower’s fiscal years,

(ff) an unaudited consolidated and consolidating balance sheet, income statement, and statement of cash flow of the Company and Borrower’s operations during such period,

(gg)a calculation of Borrower’s Average Excess Availability during the immediately preceding month, and

(hh)a Compliance Certificate.

as soon as available, but in any event within 45 days after the end of each of Borrower’s fiscal quarters,	(ii) a management discussion and analysis that includes a comparison to budget for such fiscal quarter and a comparison of performance for such fiscal quarter to the corresponding period in the prior fiscal year.

as soon as available from and after the seventh month following the Closing Date, but in any event within 30 days after the end of each of Borrower’s fiscal quarters after the seventh month following the Closing Date,	(jj) a preliminary flash unaudited consolidated and consolidating income statement of the Company and Borrower’s operations during such period.

as soon as available, but in any event within 90 days after the end of each of	(kk)(i) unaudited consolidating financial statements of Connors and its Subsidiaries (including Borrower) for each such fiscal year and (ii) audited consolidated financial statements of Connors for each such fiscal year,

Borrower’s fiscal years (other than the fiscal year ending December 31, 2008, which shall be within 120 days after December 31, 2008),

audited by independent certified public accountants of nationally recognized standing or otherwise reasonably acceptable to Agent and certified by such accountants to have been prepared in accordance with GAAP, without any qualifications (including any (A) “going concern” or like qualification or exception, (B) qualification or exception as to the scope of such audit, or (C) qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 7 of the Agreement), by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants’ letter to management), and

(ll) a Compliance Certificate.

as soon as available, but in any event within 30 days prior to the start of each of Borrower’s fiscal years,	(mm) copies of Borrower’s Projections, in form and substance (including as to scope and underlying assumptions) reasonably satisfactory to Agent, in its Permitted Discretion, for the forthcoming 3 years, year by year, and for the forthcoming fiscal year, month by month, certified by the chief financial officer of Borrower as being such officer’s good faith estimate of the financial performance of Borrower during the period covered thereby.

if and when filed by Borrower,

(nn) Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports,

(oo) any other filings made by Borrower with the SEC, and

(pp) any other information that is provided by Borrower to its shareholders or members generally (other than any tax information).

promptly, but in any event within 5 days after Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default,	(qq) notice of such event or condition and a statement of the curative action that Borrower proposes to take with respect thereto.

promptly, but in any event within 5 days after execution, receipt or delivery thereof,	(rr) copies of any material notices, statements, reports or other written communications that any Loan Party or any of its Subsidiaries executes, receives or delivers in connection with any Senior Revolving Loan Document, to the extent not otherwise provided and other than any notices, statements, reports or schedules specified on Schedule 5.1 of the Senior Revolving Credit Agreement, or any Subordinated Loan Document, to the extent not otherwise provided and other than any notices, statements, reports or schedules specified on Schedule 5.1 of the Subordinated Note Agreement.

promptly after the commencement thereof, but in any event within 5 days after the service of process with respect thereto on any Loan Party or any of its Subsidiaries,	(ss) notice of all actions, suits, or proceedings brought by or against any Loan Party or any of its Subsidiaries before any Governmental Authority which, if determined adversely, reasonably could be expected to result in a Material Adverse Change.

upon the request of Agent,	(tt) any other information reasonably requested relating to the financial condition of the Loan Parties or their respective Subsidiaries.

Schedule 5.2

Collateral Reporting

Provide Agent with each of the documents set forth below at the following times in form reasonably satisfactory to Agent:

Monthly (no later than the 10th day of each month)

(uu) a reasonably detailed aging, by total, of each Loan Party whose Accounts or Inventory are included in the U.S. Borrowing Base or the Canadian Borrowing Base (as each such term is defined in the Senior Revolving Credit Agreement), together with a reconciliation and supporting documentation for any reconciling items noted (delivered electronically in a format reasonably acceptable to Agent, if such Loan Parties have implemented electronic reporting),

(vv) a summary aging, by vendor, of the Loan Parties’ and their respective Subsidiaries’ accounts payable and any book overdraft (delivered electronically in a format reasonably acceptable to Agent, if the Loan Parties have implemented electronic reporting) and an aging, by vendor, of any held checks, and

(ww) a reasonably detailed report regarding the Loan Parties’ and their respective Subsidiaries’ cash and Cash Equivalents, including an indication of which amounts constitute Qualified Cash.

Monthly (no later than the 30th day after the end of each month)

(xx) a U.S. Borrowing Base Certificate (as such term is defined in the Senior Revolving Credit Agreement),

(yy) a Canadian Borrowing Base Certificate (as such term is defined in the Senior Revolving Credit Agreement),

(zz) a summary-level report summarizing Canadian Opco’s employee wages (including a breakdown between regular wages, accrued vacation pay and accrued overtime pay) for the prior month, which will include a report stating whether all contributions pursuant to the Canadian Pension Plans and the Canadian Employee Plans (including, without limitation, current employer and employee service contributions) as required by applicable law have been made for the applicable reporting period under each Canadian Pension Plan and Canadian Employee Plan.

Reasonably promptly upon request by Agent	(aaa) such other reports as to the Collateral or the financial condition of the Loan Parties and their respective Subsidiaries, as Agent may reasonably request.

Schedule 5.5

Taxes

Currently not withholding Puerto Rican tax on equipment lease payments by non-Puerto Rican companies. See KPMG Report for further detail.

Currently no withholding of Columbian tax on royalty payments received under the existing Seafman license agreement in Columbia. The Company believes that the amount of this potential withholding is immaterial.

Schedule 5.15

Locations of Inventory and Equipment not Subject to Collateral Access Agreements

I. International Locations

Address	Type
Barana Seafood Processors Limited	Factory
National Fisheries Compound,
10B Production Avenue,
Sea Lots, P.O. Box 1334,
Wrightson Road, Post Office,
Port of Spain, Trinidad

Pacific Fishing Company Ltd.	Factory
P.O. Box 41
Beach Street
Levuka, Fiji

Thon Des Mascareignes, Ltee	Factory
Marine Road,
Port Louis
Mauritius

II. Canadian Locations

Property	Landlords/ Sublandlords	Tenant/ Subtenant
Sales office	582276 Alberta Inc.	Clover Leaf Seafoods, L.P.
259 Midpark Way,
Suite 226B
Calgary, Alberta
T2X-1M2

Sales office	Industrial Alliance Insurance	Clover Leaf Seafoods, L.P.
Place Val des Arbes	and Financial Services Inc.
1600 Saint Martin Blvd. East, Suite 722
Laval, Québec
H7G-4R8

Interior Storage Space	Industrial Alliance Life	Clover Leaf Seafoods, L.P.
Place Val des Arbes	Insurance Company
1600 Saint Martin Blvd. East, Suite 9
Laval, Québec
H7G-4R8

Quality Assurance Office 7530 and 7550 Hopcott Road Delta, British Columbia V4G-1Jl (sub-lease)	1233312 Ontario Inc. (Landlord) Vancouver Organizing Committee for the 2010 Olympic and Paralympic Games (Sublandlord)	Connors Bros. Clover Leaf Seafoods Company

Clover Leaf Seafoods Headquarters	Wembley Developments Inc.	Connors Bros. Clover Leaf

Property	Landlords/ Sublandlords	Tenant/ Subtenant
80 Tiverton Court, Suite 600 and 800		Seafoods Company
Markham, Ontario
L3R-OG4

Sales office	582276 Alberta Inc.	Connors Bros. Clover Leaf
259 Midpark Way,		Seafoods Company
Suite 226B
Calgary, Alberta
T2X-1M2

Centrebeam Place West, Civic No. 2	Commercial Properties	Connors Bros. Clover Leaf
2 King Street,	Limited	Seafoods Company
St. John, New Brunswick
Canada

III. U.S. Locations

Property	Landlords/ Sublandlords	Tenant/ Subtenant

Sales office 1847 Dock Street New Orleans, Harahan, Louisiana 70123	Cypress Bend Office Building, Inc.	Bumble Bee Holdings LP (as previously held by Bumble Bee Seafoods, Inc.)

Bumble Bee Foods Headquarters Stonecrest Building 9655 Granite Ridge Drive Suites 100, 120, 200, 245, 250, 260 and 310 San Diego, California USA 92123	TCAM Core Properties Fund Operating LP (successor-in-interest to Pacific Oceanside Holdings, L.P. a CA limited partnership).	Bumble Bee Foods, LLC (f/k/a Congra Foods)

Tuna Canning Plant 13100 Arctic Circle Santa Fe Springs, California USA 90670	Harbor 91 Limited Partnership, Donna M. Snider, Debbie A. Marheine, Joseph G. Brown, and Leona Horowitz, collectively as Landlord	Bumble Bee Foods, LLC (f/k/a, Bumble Bee Seafoods, LLC)

Warehouse #4 13006 Arctic Circle Santa Fe Springs, California USA	ACPR1, LLC	Bumble Bee Seafoods, LLC, formerly ConAgra Grocery Products Company Inc.

1414 Hayes Street Augusta, Georgia USA	Enterprising Warehouse LLC	Castleberry’s Food Company

Fish Storage Space Expansion portion of 30,000 square feet of project no. S-1535-0-02 and parcel of land number 1, 2 and 3 of L-093-0-57 Mayaguez, Puerto Rico.	Puerto Rico Industrial Development Company (PRIDCO)	BB Acquisition (PR), L.P.

Mayaguez Waterfront Lease, lot of land located in the Mayaguez bay with an area of f4,774 meters Segregated from parcel #14892	Puerto Rico Industrial Development Company (PRIDCO)	BB Acquisition (PR), L.P.

Schedule 6.6

Nature of Business

The Loan Parties are engaged in the business of distributing, producing and marketing shelf stable and refrigerated protein products, nutritional products, and other seafood-derived or related products including, without limitation, canned tuna, salmon, sardines, clams, poultry, pet food, snack products, refrigerated seafood products, fish oil and fish meal products and other specialty products.

Schedule 6.12

Affiliated Party Transactions

1.	All distributions permitted in accordance with (i) the Memorandum of Association of Bumble Bee Asia, Limited, dated May 25, 2007; and (ii) that certain Shareholder’s Agreement dated as of September 12, 2008 among the shareholders of Bumble Bee Asia;

2.	All transactions contemplated by that certain Services Agreement, dated September 25, 2008, between Atlantic Natural Foods, LLC, and American Food Resources, LLC (owned by J. Douglas Hines, COO of U.S. Borrower);

3.	All transactions with Besford Limited and its Affiliates, so long as such transactions (i) are upon fair and reasonable terms and (iii) are no less favorable, taken as a whole, to the Loan Parties or their respective Subsidiaries, as applicable, than would be obtained in a comparable arm’s length transaction with a non-Affiliate;

4.	All transactions with Kent Warehouse LLC, including to provide storage, labeling, shipping and related services for seafood products (including canned salmon products); and to provide storage and related services for other products in accordance with (i) that certain limited liability company operating agreement dated May 31, 2001, between Bumble Bee Foods, LLC and Kent Warehouse and Labeling LLC; and (ii) that certain Kent Warehouse and Labeling Joint Venture Agreement dated August 6, 2004 by and between Howard B. Klien and Deborah A. Klien, Trustees of the Klein Family Trust, Ronald I. Shaw, William Terhar, Elmdale Industries Limited and Bumble Bee Seafoods, Inc.

5.	Pursuant to the Guaranty Agreement, dated as of the date hereof, by and among Christopher Lischewski, J. Douglas Hines, Kent McNeil, Maurice Callaghan (collectively, each a “U.S. Management Loan Guarantor”) and Connors Bros., L.P., each U.S. Management Loan Guarantor is required to direct Connors Bros, L.P. or any of its affiliates, as applicable, to withhold 35% of the gross amount of any cash bonus paid to such U.S. Management Loan Guarantor by Connors Bros., L.P. or any of its affiliates, as applicable, on or after January 1, 2010 and to use such amounts to prepay the Secured Promissory Note, dated as of the date hereof, in the aggregate principal amount of [$2,881,250], issued by BB Management Invest, L.P. to Connors Bros. L.P. due in 2017.